As filed with the Securities and Exchange Commission on May 15, 2013

Registration No. 333-187970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CC Holdings GS V LLC

(Exact name of registrant as specified in its charter)

Delaware	4899	20-4300339
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(713) 570-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Crown Castle GS III Corp.

(Exact name of registrant as specified in its charter)

Delaware	4899	26-4774752
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(See Table of Registrant Guarantors for information regarding additional Registrants)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(713) 570-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay A. Brown

Chief Financial Officer

CC Holdings GS V LLC

1220 Augusta Drive, Suite 500

Houston, TX 77057

(713) 570-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen L. Burns, Esq. Johnny G. Skumpija, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	E. Blake Hawk, Esq. General Counsel CC Holdings GS V LLC 1220 Augusta Drive, Suite 500 Houston, Texas 77057 (713) 570-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
2.381% Senior Secured Notes due 2017	$500,000,000	100%	$500,000,000	$68,200(3)
Guarantees of the 2.381% Senior Secured Notes due 2017	—	—	—	— (2)
3.849% Senior Secured Notes due 2023	$1,000,000,000	100%	$1,000,000,000	$136,400(3)
Guarantees of the 3.849% Senior Secured Notes due 2023	—	—	—	— (2)
Total	$1,500,000,000	N/A	$1,500,000,000	$204,600(3)

(1)	Estimated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.
(3)	The registration fee has been previously paid.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
AirComm of Avon, L.L.C.	Connecticut	4899	06-1444698
Coverage Plus Antenna Systems LLC	Delaware	4899	20-0997850
Global Signal Acquisitions LLC	Delaware	4899	20-2106068
Global Signal Acquisitions II LLC	Delaware	4899	20-2511960
High Point Management Co. LLC	Delaware	4899	20-0997573
ICB Towers, LLC	Georgia	4899	58-2331871
Interstate Tower Communications LLC	Delaware	4899	20-0997925
Intracoastal City Towers LLC	Delaware	4899	20-0997362
Pinnacle Towers LLC	Delaware	4899	65-0574118
Pinnacle Towers III LLC	Delaware	4899	20-0997428
Pinnacle Towers V Inc.	Florida	4899	91-2114519
Radio Station WGLD LLC	Delaware	4899	20-0997657
Shaffer & Associates, Inc.	Illinois	4899	36-3305612
Sierra Towers, Inc.	Texas	4899	75-1651789
Tower Systems LLC	Delaware	4899	20-0997987
Tower Technology Company of Jacksonville LLC	Delaware	4899	20-0997489

Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is c/o CC Holdings GS V LLC, 1220 Augusta Drive, Suite 500, Houston, TX 77057, (713) 570-3000.

Name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Agent for Service is Jay A. Brown, Chief Financial Officer, 1220 Augusta Drive, Suite 500, Houston, TX 77057, (713) 570-3000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 15, 2013

PROSPECTUS

CC Holdings GS V LLC

Crown Castle GS III Corp.

Offer to Exchange up to $500,000,000 Aggregate Principal Amount of their outstanding, unregistered 2.381% Senior Secured Notes due 2017 and the guarantees thereof for a Like Principal Amount of 2.381% Senior Secured Notes due 2017 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2017 Notes Exchange Offer”)

and

Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of their outstanding, unregistered 3.849% Senior Secured Notes due 2023 and the guarantees thereof for a Like Principal Amount of 3.849% Senior Secured Notes due 2023 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2023 Notes Exchange Offer” and, together with the 2017 Notes Exchange Offer, the “Exchange Offers” and each an “Exchange Offer”)

CC Holdings GS V LLC (“CCL” or the “Issuer”) and Crown Castle GS III Corp. (the “Co-issuer” and, together with the Issuer, the “Issuers”) are offering to exchange (i) up to $500,000,000 aggregate principal amount of their outstanding, unregistered 2.381% Senior Secured Notes due 2017 (the “2017 Original Notes”) for a like principal amount of registered 2.381% Senior Secured Notes due 2017 (the “2017 Exchange Notes”) and (ii) up to $1,000,000,000 aggregate principal amount of their outstanding, unregistered 3.849% Senior Secured Notes due 2023 (the “2023 Original Notes” and, together with the 2017 Original Notes, the “Original Notes”) for a like principal amount of registered 3.849% Senior Secured Notes due 2023 (the “2023 Exchange Notes” and, together with the 2017 Exchange Notes, the “Exchange Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes”. All references to the Notes include references to the related guarantees. We refer to the 2017 Original Notes and the 2017 Exchange Notes together as the “2017 Notes” and the 2023 Original Notes and the 2023 Exchange Notes together as the “2023 Notes”. The 2017 Notes and the 2023 Notes will constitute separate series of notes. The terms of the Exchange Notes are identical to the terms of the applicable series of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related additional interest provisions applicable to such Original Notes do not apply to the applicable Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. Each Exchange Offer is subject to certain customary conditions and will expire at 5:00 p.m., New York City time, on             , 2013, unless the Issuers extend such expiration date with respect to an Exchange Offer. The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

The Original Notes are, and the Exchange Notes will be, guaranteed by (i) Global Signal Acquisitions LLC, (ii) Global Signal Acquisitions II LLC and (iii) Pinnacle Towers LLC and its subsidiaries (each, an “Asset Entity” and, collectively, the “Asset Entities” or “Guarantors”), which, together with the Co-issuer, include all of the direct and indirect subsidiaries of the Issuer. The Original Notes are, and the Exchange Notes will be, secured on a first priority basis by a pledge of the equity interests of each of the Asset Entities. The Original Notes are not, and the Exchange Notes will not be, guaranteed by, and the Original Notes do not, and the Exchange Notes will not, constitute obligations of Crown Castle International Corp. (“CCIC”) or any subsidiaries thereof, other than the Issuers and the Asset Entities.

For a more detailed description of the Exchange Notes, see “Description of the Notes”.

Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the applicable series of Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers and the Guarantors have agreed that they will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with such resales. See “Plan of Distribution”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of certain factors you should consider in connection with an Exchange Offer. You should carefully review the risks and uncertainties described under “Risk Factors”.

We are not asking for a proxy and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction or under any circumstances in which such offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Except as otherwise indicated, this prospectus speaks as of the date of this prospectus. Neither the delivery of the prospectus nor any sale of any Notes shall, under any circumstances, create any implication that there have been no changes in our affairs after the date of this prospectus.

The Issuer is a Delaware limited liability company named CC Holdings GS V LLC (“CCL”). Its principal executive offices are located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057, and our telephone number is (713) 570-3000.

Crown Castle GS III Corp. is a Delaware corporation and wholly owned subsidiary of CC Holdings GS V LLC, formed solely to act as a corporate co-issuer for notes issued by CC Holdings GS V LLC. Crown Castle GS III Corp. has nominal assets and conducts no operations. Prospective investors should therefore not expect Crown Castle GS III Corp. to have an independent ability to service the interest and principal obligations under the Notes.

i

Unless expressly stated otherwise, the term “Issuer” refers to CC Holdings GS V LLC, the term “Co-issuer” refers to Crown Castle GS III Corp., the term “Issuers” refers to both the Issuer and Co-issuer, and the terms “we,” “our,” “our company,” “the Company” and “us” refer to the Issuer and its subsidiaries on a consolidated basis, including the Co-issuer. The use of these terms is not intended to imply that the Issuer and its subsidiaries are not separate and distinct legal entities.

This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that the information from other sources is accurate or complete. In making an investment decision, you must rely on your own examination of us and the terms of the offering and the Notes, including the merits and risks involved. You should contact us or the initial purchasers with any questions about this offering or for additional information to verify the information contained in this prospectus.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

You must comply with all applicable laws and regulations in effect in any applicable jurisdiction, and you must obtain, at your sole cost and expense, any consent, approval or permission required by you for the purchase, offer or sale of the Notes under the laws and regulations in effect in the jurisdiction to which you are subject or in which you make such purchase, offer or sale, and we will not have any responsibility therefor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to these Exchange Offers. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described below.

We will be subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder after the registration statement described above is declared effective by the SEC and, as a result, we will be required to file annual, quarterly and current reports and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available through the investor relations section of CCIC’s website at http://investor.crowncastle.com. We make our website content available for informational purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus include certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. These forward-looking statements, including those relating to future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predict” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors set forth in this prospectus should not be considered a complete statement of all potential risks and uncertainties. Readers should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our projections. We undertake no obligation to update any forward-looking statements as a result of future events or developments.

iii

ORGANIZATIONAL STRUCTURE

The Original Notes are not, and the Exchange Notes will not be, guaranteed by, and the Original Notes do not, and the Exchange Notes will not, constitute obligations of, CCIC or any of its subsidiaries, other than the Issuers and the Asset Entities. CCIC has other direct and indirect subsidiaries (both in the United States and in other countries). In particular, none of the Crown Castle Secured Notes Subsidiaries, the Other Unsecured Tower Subsidiaries and the GS Holdings III Secured Tower Subsidiaries will participate in this transaction in any manner. Crown Castle USA Inc. will manage the tower sites of the Asset Entities, but is not a guarantor of the Original Notes and will not be a guarantor of the Exchange Notes.

(1)	CC Holdings GS V LLC and Crown Castle GS III Corp. were co-issuers of the Original Notes and will be co-issuers of the Exchange Notes. CC Holdings GS V LLC has no operations or assets other than its equity interests in Crown Castle GS III Corp. and the Asset Entities and distributions received therefrom. Crown Castle GS III Corp. is a wholly owned subsidiary of CC Holdings GS V LLC and was formed for the sole purpose of serving as a corporate co-issuer of notes issued by CC Holdings GS V LLC. Crown Castle GS III Corp. has nominal assets, does not have any operations and does not generate any revenues.
(2)	Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC and its subsidiaries compose the Asset Entities. Each Asset Entity is a guarantor of the Original Notes and will be a guarantor of the Exchange Notes.

SUMMARY

This summary highlights information contained in this prospectus and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus, including the financial data and related notes, before making a decision to participate in an Exchange Offer. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether participating in an Exchange Offer is appropriate for you.

The Business

General

We are indirect, wholly owned subsidiaries of Crown Castle International Corp. (“CCIC” or “Crown Castle”), a Delaware corporation. CCIC is one of the largest owners and operators in the United States of shared wireless infrastructure, such as (1) towers and other structures, such as rooftops (collectively, “towers”), and to a lesser extent, (2) distributed antenna systems (“DAS”), a type of small cell network, and (3) interests in land under third party towers in various forms (“third party land interests” and, together with DAS and towers, “wireless infrastructure”). As of March 31, 2013, CCIC and its subsidiaries collectively owned, leased or managed approximately 31,600 towers. The Original Notes are not, and the Exchange Notes will not be, guaranteed by, and the Original Notes do not, and the Exchange Notes will not, constitute obligations of, CCIC or any subsidiaries thereof, other than the Issuers and the Asset Entities.

The Issuer, CC Holdings GS V LLC (“CCL”), is a Delaware limited liability company, which owns all of the equity interests of the Asset Entities. The Co-issuer, Crown Castle GS III Corp., is a Delaware corporation and wholly owned subsidiary of CCL, formed solely to serve as a corporate co-issuer of notes issued by CCL. The other subsidiaries of the Issuer are (1) Global Signal Acquisitions LLC, a Delaware limited liability company (“Global Signal Acquisitions”), (2) Global Signal Acquisitions II LLC, a Delaware limited liability company (“Global Signal Acquisitions II”) and (3) Pinnacle Towers LLC, a Delaware limited liability company (“Pinnacle Towers”). Pinnacle Towers has 13 direct and indirect subsidiaries (together with Pinnacle Towers, the “Pinnacle Towers Entities”). The Asset Entities were organized specifically to own, lease and manage certain shared wireless infrastructure sites (“sites”).

Our core business is providing access to our sites to wireless communications companies and other users (“lessees”) via long-term contracts in various forms, including license, sublease and lease agreements (collectively, “contracts” or “tenant leases”). Our sites can accommodate multiple customers for antennas and other equipment necessary for the transmission of signals for wireless communication devices. We seek to maximize the site rental cash flows derived from our sites by adding more tenants on our sites. Due to the relatively fixed nature of the costs to operate our sites, we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows.

Information concerning our sites as of and for the three months ended March 31, 2013 is as follows:

•	We owned, leased or managed approximately 7,800 sites.

•	These sites are located in all 50 states and the District of Columbia and approximately 62% and 78% of our sites were located in the 50 and 100 largest basic trading areas, respectively.

•

Our customers include many of the world’s major wireless communications companies. Our four largest customers (Sprint Nextel (“Sprint”), AT&T, T-Mobile and Verizon Wireless) accounted for approximately 77% of our site rental revenues.

•

Our revenues typically result from long-term tenant leases with (1) initial terms of five to 15 years, (2) multiple renewal periods at the option of the tenant of five to ten years each, (3) limited termination rights for our customers, and (4) contractual escalations of the rental price.

•

Global Signal Acquisitions II owns, leases or operates 5,266 sites (the “Sprint Sites”) pursuant to 32-year master leases (expiring in May 2037) (the “Sprint Master Leases”) with subsidiaries of Sprint. Global Signal Acquisitions II leases 4,685 of the Sprint Sites under the Sprint Master Leases and operates 581 of the Sprint Sites under an exclusive operating arrangement provided under the Sprint Master Leases. See “Business—Sprint Master Lease and Collocation Agreements”.

•	Our sites had an aggregate of approximately 1,457 lessees pursuant to an aggregate of approximately 22,112 tenant leases (1,066 of the lessees are leasing only one site).

•

The weighted average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of the tenant leases (including the sites leased by Sprint under the Sprint Master Leases) was 8.0 years (exclusive of renewals at the customers’ option), representing approximately $5.0 billion of expected future cash inflows.

•

The leases for land interests under our towers had an average remaining life (calculated by weighting the remaining term for each lease by its percentage of our total site rental gross margin) of approximately 27 years.

The following are certain highlights of our business fundamentals:

•	Potential growth resulting from wireless network expansion and new entrants.

•	Relatively fixed site operating costs.

•	Minimal sustaining capital expenditure requirements.

•	Significant cash flows from operations.

The Management Agreement

We do not have any employees. Prior to the issuance of the Original Notes, we were party to a management agreement with an affiliate of CCIC pursuant to which such affiliate managed our sites. Following the issuance of the Original Notes, Crown Castle USA Inc. (“CCUSA”), an indirect wholly owned subsidiary of CCIC (the “Manager”), continues to act as manager for us pursuant to a new management agreement among the Manager, the Issuer and the Asset Entities (the “Management Agreement”), which is substantially similar to the agreement that was in existence immediately prior to the Original Notes offering, other than as to certain provisions relating to our 7.750% Senior Secured Notes due 2017 (the “7.75% Secured Notes”) that were refinanced with the proceeds of the Original Notes offering, including those provisions specific to the collateral arrangements. Pursuant to the Management Agreement, the Manager continues to perform, on our behalf, those functions reasonably necessary to maintain, market, operate, manage and administer the sites. Crown Castle USA Inc. currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. See “Business—The Management Agreement”.

Summary of the Terms of the Exchange Offers

Background	On December 24, 2012, we completed a private placement of $1,500,000,000 aggregate principal amount of the Original Notes. In connection with the private placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed, among other things, to complete the Exchange Offers.

The Exchange Offers	We are offering to exchange:

•	the outstanding, unregistered 2017 Original Notes for a like principal amount of 2017 Exchange Notes, which have been registered under the Securities Act; and

•	the outstanding, unregistered 2023 Original Notes for a like principal amount of 2023 Exchange Notes, which have been registered under the Securities Act.

Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers”.

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that Exchange Notes issued pursuant to the Exchange Offers in exchange for the applicable series of Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in an Exchange Offer; and

•	you are not an “affiliate” of ours as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of either series of the Exchange Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of an Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market.

By tendering your Original Notes as described in “The Exchange Offers—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the applicable Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC will make a similar decision about these Exchange Offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for the applicable series of Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which such broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution”.

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in an Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

After an Exchange Offer is closed, we will no longer have an obligation to register the applicable Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in an Exchange Offer, the trading market for any remaining Original Notes of such series will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

Expiration Date	Each Exchange Offer will expire at 5:00 p.m., New York City time, on , 2013, unless we extend such Expiration Date with respect to an Exchange Offer. See “The Exchange Offers—Expiration Date; Extensions; Amendments”.

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes of the applicable series tendered and accepted in an Exchange Offer promptly following the applicable Expiration Date (unless amended as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers”.

Certain Conditions to the Exchange Offers	Each Exchange Offer is subject to certain customary conditions, which we may amend or waive. Neither Exchange Offer is conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers”.

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in an Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in an Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your applicable Original Notes, either arrange to have such Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering”.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the applicable Exchange Offer expires. See “The Exchange Offers—Withdrawal of Tenders”.

Regulatory Requirements	We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with either Exchange Offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the Exchange Offers are being made.

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. The expenses of the Exchange Offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles (“GAAP”). See “The Exchange Offers—Accounting Treatment”.

U.S. Federal Income Tax Considerations	The exchange pursuant to the Exchange Offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations”.

Use of Proceeds	We will not receive any cash proceeds from the exchange or the issuance of Exchange Notes in connection with either Exchange Offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with both Exchange Offers. The address and telephone number of the exchange agent are set forth under “The Exchange Offers—Exchange Agent”. The Bank of New York Mellon Trust Company, N.A., is also the trustee and collateral agent under the indenture governing the Notes.

Summary of the Terms of the Exchange Notes

Unless specifically indicated, the following summary contains basic information about the Notes (including the Exchange Notes). This summary is not intended to be complete. For a more complete understanding of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus. Other than the restrictions on transfer and registration rights and additional interest provisions, the Exchange Notes will have the same financial terms and covenants as the applicable series of Original Notes, which are summarized as follows:

Issuers	CC Holdings GS V LLC, as Issuer, and Crown Castle GS III Corp., as Co-issuer.

Securities Offered	$500,000,000 aggregate principal amount of 2.381% Senior Secured Notes due 2017.

$1,000,000,000 aggregate principal amount of 3.849% Senior Secured Notes due 2023.

Maturity	2017 Notes will mature on December 15, 2017.

2023 Notes will mature on April 15, 2023.

Interest Rate and Payment Dates	The Notes will bear interest payable at an annual rate of 2.381% (in the case of the 2017 Notes) and at an annual rate of 3.849% (in the case of the 2023 Notes). Interest on the 2017 Notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. Interest on the 2023 Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year.

Interest on the Exchange Notes will accrue from the most recent date to which interest on the Original Notes of the applicable series has been paid or, if no interest has been paid on such Original Notes, from December 24, 2012.

Guarantees	The Original Notes are, and the Exchange Notes will be, guaranteed by the Asset Entities, jointly and severally, on a senior basis.

Collateral	The Original Notes are, and the Exchange Notes will be, secured by perfected, first priority pledges of the equity interests of each of the Asset Entities.

Optional Redemption	We may redeem some or all of either series of the Notes at any time at 100% of their principal amount, together with accrued and unpaid interest, if any, plus a specified “make-whole” premium described under “Description of the Notes—Optional Redemption”.

Ranking	The Original Notes and the related guarantees rank and the Exchange Notes and the related guarantees will rank:

•	equally in right of payment with any future senior secured debt of the Issuers and the applicable Guarantor, to the extent secured by the same collateral; and

•	senior in right of payment to the extent of the value of the collateral with any future senior unsecured debt of the Issuers and the applicable Guarantors.

With respect to the collateral, the indebtedness and obligations under the Notes are intended to have first priority liens, subject only to permitted liens. As of March 31, 2013, after giving effect to the use of proceeds from the offering of the Original Notes, the Issuers and the Guarantors had approximately $1.5 billion of outstanding indebtedness, consisting entirely of the Original Notes.

Certain Covenants	The Original Notes were, and the Exchange Notes will be, issued pursuant to an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The trustee is also acting as collateral agent with respect to the collateral. The indenture contains covenants restricting our ability and the ability of our subsidiaries, among other things, to:

•	incur indebtedness;

•	incur liens;

•	enter into certain merger or certain change of control transactions; and

•	enter into related party transactions.

The covenants are subject to a number of exceptions and qualifications. For more details, see “Description of the Notes—Certain Covenants”.

Subject to certain covenants, we may issue additional 2017 Notes and additional 2023 Notes under the indenture, which additional notes would be secured equally and ratably in the collateral with the Notes of such series.

No Public Trading Market	The Notes will not be listed on any national securities exchange or any automated dealer quotation system and there is currently no market for either series of the Exchange Notes. Accordingly, there can be no assurances that an active market for a series of the Exchange Notes will develop upon the completion of an Exchange Offer or, if developed, that such market will be sustained, or as to the liquidity of any such market.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. See “Use of Proceeds”.

Trustee, Collateral Agent, Registrar and Transfer Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors

See “Risk Factors” beginning on page 9 of this prospectus for a discussion of factors to which you should refer and carefully consider prior to participating in an Exchange Offer.

RISK FACTORS

Investing in the Notes involves risks. Before participating in an Exchange Offer, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our annual, quarterly and other reports and documents we will file with the SEC. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the Notes.

Risks Relating to the Exchange Offers

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the applicable Exchange Offer, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for the applicable series of Original Notes pursuant to the applicable Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Procedures for Tendering”. These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company (“DTC”)).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes of either series remaining after the completion of the Exchange Offer relating to such series will be substantially limited. Any Original Notes tendered and exchanged in the applicable Exchange Offer will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. In addition, following the applicable Exchange Offer, if you do not tender your Original Notes of the applicable series, you generally will not have any further registration rights, and your Original Notes of such series will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired Original Notes of either series for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the applicable series of Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

Each series of Exchange Notes is a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes of either series on any national securities exchange or automated quotation system. Accordingly, there can be no assurances that an active market for a series of the Notes will develop upon the completion of an Exchange Offer or, if developed, that such market will be sustained, or as to the liquidity of any such market. If an active market does not develop or is not sustained, the market price and the liquidity of a series of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for a series of the Exchange Notes, if it develops, and the market price quoted for such Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks Relating to Our Business

Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions).

Demand for our wireless infrastructure depends on the demand for antenna space from our customers, which, in turn, depends on the demand for wireless voice and data services by their customers. The willingness of our customers to utilize our wireless infrastructure, or renew or extend existing contracts on our wireless infrastructure, is affected by numerous factors, including:

•	consumer demand for wireless services;

•	availability and capacity of our wireless infrastructure and associated land interests;

•	location of our wireless infrastructure;

•	financial condition of our customers, including their availability and cost of capital;

•	willingness of our customers to maintain or increase their capital expenditures;

•	increased use of network sharing, roaming, joint development or resale agreements by our customers;

•	mergers or consolidations among our customers;

•	changes in, or success of, our customers’ business models;

•	governmental regulations, including local and state restrictions on the proliferation of wireless infrastructure;

•	cost of constructing wireless infrastructure;

•

technological changes including those affecting (1) the number or type of wireless infrastructure or other communications sites needed to provide wireless communications services to a given geographic area and (2) the obsolescence of certain existing wireless networks; and

•	our ability to efficiently satisfy our customers’ service requirements.

A slowdown in demand for wireless communications or our wireless infrastructure may negatively impact our growth or otherwise have a material adverse effect on us. If our customers or potential customers are unable to raise adequate capital to fund their business plans, as a result of disruptions in the financial and credit markets or otherwise, they may reduce their spending, which could adversely affect our anticipated growth and the demand for our wireless infrastructure.

Historically, the amount of our customers’ network investment is cyclical and has varied based upon the various matters described in these risk factors. Changes in carrier network investment typically impact the demand for our wireless infrastructure. As a result, changes in carrier plans such as delays in the implementation of new systems, new technologies, including with respect to the use of small cells, or plans to expand coverage or capacity may reduce demand for our wireless infrastructure. Furthermore, the wireless communication industry could experience a slowdown or slowing growth rates as a result of numerous factors, including a reduction in consumer demand for wireless services and general economic conditions. There can be no assurances that weakness and uncertainty in the economic environment will not adversely impact the wireless communications industry, which may materially and adversely affect our business, including by reducing demand for our wireless infrastructure. In addition, a slowdown may increase competition for site rental customers. A wireless communications industry slowdown or a reduction in carrier network investment may materially and adversely affect our business.

As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

Our growth is dependent on entering into new tenant leases as well as renewing or renegotiating tenant leases when existing tenant leases terminate. We face competition for site rental customers from various sources, including:

•	other independent wireless infrastructure owners or operators, including towers, rooftops, water towers, DAS, broadcast towers and utility poles;

•	wireless carriers that own and operate their own wireless infrastructure and lease antenna space to other wireless communication companies; and

•	new alternative deployment methods in the wireless communication industry.

Certain wireless carriers that own and operate their own wireless infrastructure portfolios are generally larger than we are and have greater financial resources than we do. Competition in our industry may make it more difficult for us to attract new customers, maintain or increase our gross margins or maintain or increase our market share.

A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues and reduce demand for our wireless infrastructure.

For the three months ended March 31, 2013, approximately 77% of our site rental revenues were derived from Sprint, AT&T, T-Mobile and Verizon Wireless, which represented 38%, 16%, 14% and 9%, respectively, of our site rental revenues. The loss of any one of our large customers as a result of bankruptcy, insolvency, consolidation, network sharing, roaming, joint development, resale agreements by our customers, merger with other customers of ours or otherwise may result in (1) a material decrease in our revenues, (2) uncollectible account receivables, (3) an impairment of our deferred site rental receivables, wireless infrastructure assets, site rental contracts and customer relationships intangible assets and (4) other adverse effects to our business. We cannot guarantee that contracts with our major customers will not be terminated or that these customers will renew their contracts with us. In addition to our four largest customers in the U.S., we also derive a portion of our revenues, and anticipate that a portion of our future growth will be derived, from customers offering or contemplating offering emerging wireless services; however, such customers are smaller and have less financial resources than our four largest customers, have business models which may not be successful, and may require additional capital.

Consolidation among our customers will likely result in duplicate or overlapping parts of networks, for example where they are co-residents on a tower, which may result in a reduction of wireless infrastructure and impact revenues from our wireless infrastructure. In addition, consolidation may result in a reduction in such customers’ future capital expenditures in the aggregate because their expansion plans may be similar. Wireless carrier consolidation could decrease the demand for our wireless infrastructure, which in turn may result in a reduction in our revenues and cash flows.

In April 2013, T-Mobile acquired Metro PCS. For the three months ended March 31, 2013, T-Mobile and Metro PCS accounted for 14% and 3%, respectively, of our site rental revenues. As of March 31, 2013, T-Mobile and Metro PCS were co-residents on approximately 360 of our towers. In December 2012, Sprint entered into a definitive agreement to acquire the portion of Clearwire it does not already own (the “Sprint-Clearwire Transaction”), subject to regulatory approvals and other closing conditions. For the three months ended March 31, 2013, Sprint and Clearwire accounted for 38% and 4%, respectively, of our site rental revenues. As of March 31, 2013, Sprint and Clearwire were co-residents on approximately 1,300 of our towers. In October 2012, SoftBank made an offer to acquire Sprint. In April 2013, Dish Network also made an offer to acquire Sprint. For the three months ended March 31, 2013, SoftBank, Sprint and Dish Network accounted for 0%, 38% and 0%, respectively, of our site rental revenues. As of March 31, 2013, SoftBank was not a resident on any of our towers, and Sprint and Dish Network were co-residents on four of our towers.

If consummated, in whole or in part, these potential consolidations, acquisitions and investments could result in decreased revenues and reduced or delayed demand for our wireless infrastructure, including as a result of any anticipated integration of networks and businesses or a consolidation of duplicate or overlapping parts of networks. We expect that any termination of customer contracts as a result of these potential transactions would be spread over multiple years as existing contracts expire. In addition, Clearwire has publicly disclosed that if the Sprint-Clearwire Transaction is not completed, without another source of significant funding, it may be unable to meet its obligations to its creditors and may be forced to explore all available alternatives, including financial restructuring, which may include seeking bankruptcy protection.

In addition, Sprint merged with Nextel in August 2005, resulting in the combined company’s use of two separate wireless technologies. During 2010, Sprint announced Network Vision, a multi-year network enhancement project to improve network speed, quality and efficiency and consolidate their multiple network technologies, including the elimination of their narrow-band push-to-talk network, referred to as iDEN. Sprint expects the Network Vision deployment to reach 250 million people by the end of 2013.

While we do not expect that any of our customers’ network enhancement deployments and any related non-renewal of customer contracts anticipated in 2014 and 2015, including Sprint’s Network Vision and any corresponding non-renewal iDEN leases, will have a material adverse effect on our operations and cash flows for 2013 and subsequent periods, there can be no assurances that additional or similar actions by our customers would not adversely affect our operations and cash flows in the future.

New technologies may significantly reduce demand for our sites and negatively impact our revenues.

Improvements in the efficiency of wireless networks could reduce the demand for our sites. For example, signal combining technologies that permit one antenna to service multiple frequencies and, thereby, multiple customers, may reduce the need for our wireless infrastructure. In addition, other technologies, such as DAS, femtocells, other small cells and satellite transmission systems (such as low earth orbiting) may, in the future, serve as substitutes for or alternatives to leasing that might otherwise be anticipated or expected on our wireless infrastructure had such technologies not existed. Any significant reduction in wireless infrastructure leasing demand resulting from the previously mentioned technologies or other technologies may negatively impact our revenues or otherwise have a material adverse effect on us.

New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

There can be no assurances that new wireless services and technologies will be introduced or deployed as rapidly or in the manner projected by the wireless or broadcast industries. In addition, demand and customer adoption rates for such new technologies may be lower or slower than anticipated for numerous reasons. As a result, growth opportunities and demand for our wireless infrastructure as a result of such technologies may not be realized at the times or to the extent anticipated.

If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

A variety of federal, state, local and foreign laws and regulations apply to our business. Failure to comply with applicable requirements may lead to civil penalties or require us to assume indemnification obligations or breach contractual provisions. We cannot guarantee that existing or future laws or regulations, including state and local tax laws, will not adversely affect our business, increase delays or result in additional costs. These factors may have a material adverse effect on us.

The sites are subject to risks associated with natural disasters, such as ice and wind storms, fire, tornadoes, floods, hurricanes and earthquakes, as well as other unforeseen events.

The sites and any lessees’ equipment are vulnerable to damage from human error, physical or electronic security breaches, power loss, other facility failures, sabotage, vandalism and similar events. In the event of casualty, it is possible that any lessee sustaining damage may assert a claim against us for such damages. If reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulation may be applicable and may raise the cost or impair our ability to effect such reconstruction, major repair or improvement. Likewise, in such a situation, zoning regulations may have changed or certain zoning permits may be restricted or denied in such a manner that may restrict or prohibit the reconstruction or improvement at issue. If any site becomes a “non-conforming use,” we are required to obtain law or ordinance coverage to compensate for the cost of demolition and the increased cost of construction, if available. In addition, we own, lease and license a large number of towers in geographic areas, such as California, Florida, North Carolina, Texas, Alabama, Louisiana and South Carolina, that have historically been subject to natural disasters, such as high winds, hurricanes, floods, earthquakes and severe weather. Although the sites are required to be insured against certain risks, there is a possibility of casualty loss with respect to one or more of the sites for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. There can be no assurance that we will be able to comply with requirements to maintain adequate insurance with respect to the sites in the future, and any uninsured loss could have a material adverse impact on our ability to make payments on the Notes.

There can be no assurance that the amount of insurance required or obtained will be sufficient to cover damages caused by any casualty, or that such insurance will be available at commercially reasonable rates in the future. We are not required by the indenture to maintain insurance against property damage and business interruption resulting from acts of terrorism and we generally have not maintained such coverage.

Furthermore, any of the events or other unanticipated problems described above at one or more of the sites could interrupt a lessee’s ability to provide services from the sites. This could damage our reputation, making it difficult to attract new lessees and causing existing lessees to terminate their tenant leases, which in turn would reduce our revenues.

If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. We cannot guarantee that claims relating to radio frequency emissions will not arise in the future or that the results of such studies will not be adverse to us.

Public perception of possible health risks associated with cellular and other wireless communications may slow or diminish the growth of wireless companies, which may in turn slow or diminish our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks may slow or diminish the market acceptance of wireless communications services. If a connection between radio frequency emissions and possible negative health effects were established, our operations, costs and revenues may be materially and adversely affected. We currently do not maintain any significant insurance with respect to these matters.

Risks Relating to Our Assets

If we fail to retain rights to our sites, including the land interests under our towers, our business may be adversely affected.

Our real property interests in the sites (other than the sites sub-leased under the Sprint Transaction, which are described under “Business—Sprint Master Lease and Collocation Agreements”) primarily consist of leaseholds and exclusive easements, as well as permits granted by governmental entities. A loss of these interests for any reason, including losses arising from the bankruptcies of a significant number of our lessors, from the default by a significant number of our lessors under their mortgage financings or from a legal challenge to our interest in the real property, would interfere with our ability to conduct our business and generate revenues. If a material number of the grantors of these rights elect not to renew their terms, our ability to conduct business and generate revenues could be adversely affected. Further, we may not be able to renew ground leases on commercially viable terms. Our ability to retain rights to the land interests on which our towers reside depends on our ability to purchase such land or to renegotiate and extend the terms of the leases relating to such land. In some cases, other subsidiaries of CCIC have acquired certain third party land interests under certain of our sites as a result of negotiated transactions and we have entered into leases with such affiliates. As of March 31, 2013, we had 135 ground lease sites and Sprint Sites located on leased land with a remaining term of less than 25 months, which represented approximately 2% of the sites as of March 31, 2013. If we are unable to retain rights to the land interests on which our towers reside, our business may be adversely affected.

We control 5,266 Sprint Sites, leased or operated for an initial period of 32 years (through May 2037) under master leases and subleases with Sprint. CCIC, through its subsidiaries (including us), has the option to purchase in 2037 all (but not less than all) of the Sprint Sites (as well as other Sprint sites leased or operated by other subsidiaries of CCIC) from Sprint for approximately $2.3 billion. CCIC may not have the required available capital to exercise such right to purchase these towers at the time this option is required to be exercised. Even if CCIC does have available capital, it may choose not to exercise its right to purchase such sites for business or other reasons. In the event that CCIC does not exercise these purchase rights, or is otherwise unable to acquire an interest that would allow us to continue to operate these towers after the applicable period, we will lose the cash flows derived from such towers, which may have a material adverse effect on our business. In the event that CCIC decides to exercise these purchase rights, the benefits of the acquisition of the applicable sites may not exceed the costs, which could adversely affect our business.

Failure on our part to cause the performance of our obligations as landlords under tenant leases could lead to abatement of rent or termination of tenant leases.

The vast majority of our tenant leases are not net leases. Accordingly, each Asset Entity as landlord is responsible for ensuring the maintenance and repair of its sites and for other obligations and liabilities associated with its sites, such as the payment of real estate taxes related to the tower, ground lease rents, the maintenance of insurance and environmental compliance and remediation. The failure of an Asset Entity to cause the performance of the landlord’s obligations under a tenant lease could entitle the related lessee to an abatement of rent or, in some circumstances, could result in a termination of the tenant lease. Because we have no employees of our own, the Manager is responsible for carrying out the landlord’s responsibilities under the tenant leases. See “—We have no employees of our own and hence are dependent on the Manager for the conduct of our operations. Any failure of the Manager to continue to perform in its role as manager of the sites could have a material adverse impact on our business”. An unscheduled reduction or cessation of payments due under a tenant lease may result in a reduction of the amounts available to make payments on the Notes. Similarly, if the expenses of maintaining and operating one or more sites exceeds amounts budgeted therefor, and if lease revenues from other sites are not available to cover the shortfall, amounts that would otherwise be used to make payments on the Notes may be required to pay the shortfall.

Lessees may choose not to renew their tenant leases, which could have an adverse impact on cash flows.

No assurance can be given that our existing lessees will not terminate their tenant leases at the expiration of those tenant leases. Furthermore, no assurance can be given that we will be successful in negotiating favorable terms with those lessees that renew their tenant leases. Failure to obtain renewals of existing tenant leases or the failure to successfully negotiate favorable terms for such renewals would result in a reduction in our revenues and, accordingly, in our ability to make payments on the Notes. Our tenant leases had a remaining weighted average term (calculated by weighting the remaining term for each license by the related site rental revenue for the three months ended March 31, 2013) of approximately 8.0 years, as of March 31, 2013. As discussed above, Sprint’s Network Vision plan will likely result in Sprint not renewing certain contracts with us. See “—A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues and reduce demand for our wireless infrastructure”.

We may have unforeseen liabilities, which could have a material adverse impact on cash flow and the ability to make payments on the Notes.

We may be subject to material litigation in the future. Other subsidiaries of CCIC, who have longer operating histories, have historically been subject to a variety of litigation. The largest component of historical litigation has involved contract disputes, and most of those involved the termination of a contract rather than recovery of damages. Other subsidiaries of CCIC have also been subject to a small number of tort claims (which have generally been covered by insurance), miscellaneous lien removal suits, eminent domain and zoning disputes and other litigation incidental to their business.

We continue to conduct our operations through the Manager generally in the same manner as we did prior to the Original Notes offering. While we do not currently expect that the type of liabilities to which we may become subject will deviate materially from that which we and our affiliates have historically faced, no assurance can be given that we will not become subject to material unanticipated liabilities due to our past or future operations. If these liabilities are not adequately covered by insurance, they could have a material adverse impact on our ability to make payments on the Notes and on the cash flow available to us to fund our operations.

Bankruptcy proceedings involving either the Asset Entities or their lessors under the ground leases could adversely affect our ability to enforce the Asset Entities’ rights under the ground leases or remain in possession of the leased property.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity generally has the right to assume or reject the ground lease. Pursuant to Section 365(h) of the United States Bankruptcy Code (the “Bankruptcy Code”), a ground lessee (i.e., an Asset Entity) whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Asset Entity, the ground lease could be terminated.

Similarly, upon the bankruptcy of an Asset Entity or a third-party owner of a managed site, the debtor entity would have the right to assume or reject any related site management agreement. Because the arrangements under which we derive revenue from the managed sites would not likely constitute leases of real property for purposes of Section 365(h) of the Bankruptcy Code, the applicable Asset Entity may not have the right to remain in possession of the premises or otherwise retain the benefit of the site management agreement if the site management agreement is rejected by a debtor third-party owner.

The bankruptcy of certain subsidiaries of Sprint which are sublessors to one of our Asset Entities could result in our Asset Entity’s sublease interests being rejected by the bankruptcy court.

Substantially all of the towers relating to the Leased Sprint Sites (as defined below) are located on land leased from third parties under ground leases. Under the terms of the Sprint Master Leases, Global Signal Acquisitions II, an Asset Entity, subleases these sites from bankruptcy remote subsidiaries of Sprint. If one of these Sprint subsidiaries nevertheless becomes a debtor in a bankruptcy proceeding and is permitted to reject the underlying ground lease, Global Signal Acquisitions II could lose its interest in the applicable sites. If Global Signal Acquisitions II were to lose its interest in the applicable sites or if the applicable ground leases were to be terminated, we would lose the cash flow derived from the towers on those sites, which may have a material adverse effect on our business. We have similar bankruptcy risks with respect to sites that we operate under management agreements.

The failure of Global Signal Acquisitions II to comply with its covenants in Sprint Master Leases executed in the Sprint Transaction, including its obligation to timely pay ground lease rent, could result in an event of default under the applicable Sprint Master Leases, which would adversely impact our business.

Subject to certain cure, arbitration and other provisions, in the event of an uncured default under a Sprint Master Lease, the Sprint Transaction lessors may terminate the Sprint Master Lease as to the applicable sites. If Global Signal Acquisitions II defaults under the Sprint Master Leases with respect to more than 20% of the Sprint Sites within any rolling five-year period, the affiliate of Sprint to which the Sprint entities that originally owned the towers on the Sprint Sites were in most cases required to transfer their interests therein (including their interest in the underlying ground lease) (a “Sprint Lessor”), will have the right to terminate the Sprint Master Leases with respect to all Sprint Sites. If the Sprint Transaction lessors terminate the Sprint Master Lease with respect to all of or a significant number of sites, Global Signal Acquisitions II would lose all of its interests in those sites (which collectively represent approximately 68% of the sites as of March 31, 2013) and our ability to make payments on the Notes would therefore be seriously impaired. See “Business—Sprint Master Lease and Collocation Agreements”.

We have no employees of our own and hence are dependent on the Manager for the conduct of our operations. Any failure of the Manager to continue to perform in its role as manager of the sites could have a material adverse impact on our business.

As described herein, all of the sites continue to be managed by the Manager, which is Crown Castle USA Inc. The Manager continues to be responsible for causing maintenance to be carried out in a timely fashion, carrying out the landlord’s responsibilities under the tenant leases and marketing the site spaces. Management errors may adversely affect the revenue generated by the sites. In addition, the Manager’s performance continues to depend to a significant degree upon the continued contributions of key management, engineering, sales and marketing, customer support, legal and finance personnel, some of whom may be difficult to replace. The Manager does not have employment agreements with any of its employees and, no assurance can be given that the services of such personnel will continue to be available to the Manager. Furthermore, the Manager does not maintain key man life insurance policies on its executives that would adequately compensate it for any loss of services of such executives. The loss of the services of one or more of these executives could have a material adverse effect on the Manager’s ability to manage our operations.

The management of the sites requires special skills and particularized knowledge. If the Management Agreement is terminated or the Manager is for any reason unable to continue to manage the sites on our behalf, there may be substantial delays in engaging a replacement manager with the requisite skills and experience to manage the sites. There can be no assurance that a qualified replacement manager can be located or engaged in a timely fashion or on economical terms. If an insolvency proceeding were commenced with respect to the Manager, the Manager as debtor or its bankruptcy trustee might have the power to prevent us from replacing it with a new manager for the sites.

The Manager may experience conflicts of interest in the management of the sites and in the management of sites of affiliates carried out pursuant to other management agreements.

In addition to managing our operations, the Manager is currently party to, and may in the future enter into, separate management agreements with its other affiliates that own, lease and manage towers and other wireless communications sites. These other affiliates may be engaged in the construction, acquisition and leasing of wireless communication sites in proximity to the sites owned by us. As a result, the Manager may engage in business activities that are in competition with our business in respect of the sites, and the Manager may experience conflicts of interest in the management of the sites and such other sites. Pursuant to the Management Agreement, the Manager continues to be prohibited from soliciting lessees to transfer their tenant leases from sites owned, leased or managed by us (whether as of the date of the issuance of the Original Notes or as a result of a substitution) to sites owned, leased or managed by our affiliates. However, there can be no assurance that the persons that control us, the Manager and those other affiliates will allocate their management efforts in such a way as to maximize the returns with respect to our sites, as opposed to maximizing the returns with respect to other sites. Most of the lessees under the land sites are our affiliates. As a result, we and the Manager may experience conflicts of interest in the management of the land sites. Pursuant to the Management Agreement, the Manager agreed to manage the land sites in the same manner as if the lessees thereunder were not affiliates.

Our affiliates may also engage in the acquisition of wireless communications sites. In addition, we may, subject to certain restrictions on affiliate transactions in the indenture, enter into arms-length transactions with our affiliates to acquire land under our sites. There can be no assurance that the persons that control us will allocate potential opportunities in such a way as to maximize the returns with respect to our sites, as opposed to maximizing the returns for our affiliates.

Risks Relating to the Notes and the Collateral

The Original Notes are, and the Exchange Notes will be, obligations of the Issuers and the Asset Entities only. In a default situation, the holders of the Notes will not have recourse to CCIC or any other affiliate of CCIC.

The Original Notes are, and Exchange Notes will be, direct obligations whereby, in the event of a default, recourse may be had only against the Issuers and the Asset Entities and the collateral that has been pledged to secure the Notes. The Issuer is a holding company that does not directly conduct any business operations or hold any material assets other than the capital stock of its subsidiaries. Furthermore, the Co-issuer has no operations, revenues or material assets of any kind. The Original Notes are, and the Exchange Notes will be, payable solely from the distributions made by the Asset Entities and the assets and cash flows of the Asset Entities, and do not represent obligations of any of the Manager, CCIC or any of their respective affiliates (other than the Issuers and the Asset Entities) or any other person. The Original Notes are not, and the Exchange Notes will not be, otherwise insured or guaranteed by any governmental entity or by any private insurer.

The Issuer is a holding company, and therefore its ability to repay the Notes is dependent on cash flow generated by its subsidiaries and their ability to make distributions to the Issuer.

The Issuer is a holding company with no significant operations or material assets other than the direct and indirect equity interests it holds in the Co-issuer and the Asset Entities. The Issuer conducts all of its business operations through the Asset Entities. As a result, its ability to pay principal and interest on the Notes is dependent on the generation of cash flow by the Asset Entities and their ability to make such cash available to the Issuer by dividend, debt repayment or otherwise. The Asset Entities earnings will depend on their financial and operating performance, which will be affected by general economic, industry, financial, competitive, operating, legislative, regulatory and other factors beyond our control. Any payments of dividends, distributions, loans or advances to the Issuer by the Asset Entities could also be subject to restrictions on dividends under applicable local law in the jurisdictions in which the Asset Entities operate.

In the event that the Issuer does not receive distributions from the Asset Entities, or to the extent that the earnings from, or other available assets of, the Asset Entities are insufficient, the Issuer may be unable to make payments on the Notes. Furthermore, the Co-issuer will have no material assets and will conduct no operations. Prospective investors should therefore not expect the Co-issuer to have an independent ability to service the interest and principal obligations under the Notes.

Because the Original Notes are not, and the Exchange Notes will not be, secured by mortgage liens on the sites, the holders of the Notes will not be able to foreclose directly on the sites in the event of a default by us.

The Original Notes are, and the Exchange Notes will be, secured only by pledges of the equity interests of the Asset Entities. In particular, the Original Notes are not, and the Exchange Notes will not be, secured by mortgage liens on our interests (e.g., fee, leasehold or easement) in any of the sites, and therefore no mortgages will be executed and no fixture filings will be made with respect to the sites. Accordingly, the Original Notes are not, and the Exchange Notes will not be, secured by a perfected security interest in Global Signal Acquisition II’s rights under the Sprint Master Leases with respect to the towers related to the Sprint Sites, which we leased from the Sprint Lessors (as defined below). The holders of the Original Notes also do not, and the holders of the Exchange Notes will not, have a lien on any of our personal property (other than the equity interests of the Asset Entities) or on our rights under our tenant leases and therefore will not be able to realize upon any such assets. The holders of the Original Notes do not, and the holders of the Exchange Notes will not, have a lien on any real property interests associated with the sites and, in the event of a default, the holders of the Notes will be unable to foreclose directly on the real property, fixtures and related interests located on the sites, but instead may need to rely on their ability to realize on our direct and indirect equity interests pledged as security for the Notes. The Co-issuer is not granting any security interests and the equity of the Co-issuer is not being pledged.

The Original Notes are, and the Exchange Notes will be, secured by first priority pledges of the equity interests of each of the Asset Entities and proceeds thereof. Such security interests have been perfected solely by (a) the filing of financing statements under the Uniform Commercial Code (“UCC”) in the jurisdictions where the Issuer and the Asset Entities pledging such equity interests are incorporated or organized and (b) the possession of certificates evidencing the certificated equity interests. Unless a principal payment event of default or a bankruptcy event of default has occurred and is continuing or any other event has occurred that resulted in the acceleration of the Notes, the pledgors of such equity interests will receive any dividends and distributions on such pledged equity interests free and clear of the lien securing the Notes.

The filings and other actions described above are expected to provide the holders of the Notes with a perfected security interest in the pledged collateral. By virtue of such perfection, the security interest in favor of the Notes would, under the UCC, have priority over certain subsequent claims. A negative pledge in the indenture will generally prohibit us from permitting any Asset Entity from encumbering any of the sites, subject to permitted encumbrances set forth therein.

The security interest granted by us to secure our obligations under the Notes and the guarantees made by the Asset Entities could be challenged as fraudulent conveyances and any such determination by a court could impair our ability to repay the Notes.

The Issuer and certain Asset Entities have pledged the equity interests in the Asset Entities which they own and each Asset Entity has guaranteed payment of the Original Notes and will guarantee payment of the Exchange Notes. Our pledge of equity interests as security for the entire amount of indebtedness under the Notes or the Asset Entities’ guarantees could be challenged as fraudulent conveyances, and the lien granted by us to secure payment of the Notes and the guarantees could be avoided if a court were to determine that (1) we were (a) insolvent at the time of granting the lien or guarantee, (b) rendered insolvent by the granting of the lien or guarantee, (c) left with inadequate capital, or (d) not able to pay our debts as they matured and (2) we did not, when we pledged such equity interests to secure repayment of the entire indebtedness under the Notes or when the Asset Entities made their guarantees, receive fair consideration or reasonably equivalent value in exchange therefor.

Foreclosure on the collateral under the terms of the indenture may be difficult to accomplish and may subject the secured party to additional delays and expenses.

Generally, a secured party would have a right, following default by the debtor, to sue on the debt secured or foreclose on a security interest. As a practical matter, however, it may be difficult to accomplish without resorting to court proceedings. Such proceedings will generally be subject to the time delays and additional expenses characteristic of other lawsuits. Moreover, a foreclosure on our equity interests or the equity interests of any Asset Entity could violate provisions of certain site management agreements in respect of the sites and could result in the early termination of such site management agreements.

In a situation in which any of the Issuer, Co-issuer or Asset Entities becomes subject to bankruptcy, operation of the Bankruptcy Code may interfere with or affect the ability of an obligee to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and its consequences caused by the automatic stay can be significant.

The proceeds from the sale of the collateral may not be sufficient to repay the Notes.

Because the collateral consists of equity interests, its value is subject to fluctuations based on factors that include, among other things, general economic conditions and the ability to realize on the collateral as part of a going concern and in an orderly fashion to available and willing buyers and not under distressed circumstances. Likewise, there can be no assurances that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation or that a foreclosure or other exercise of remedies after an event of default will result in proceeds of collateral that are sufficient to repay the Notes or that the amount of such proceeds so available would not be substantially less than amounts owing under the Notes. Accordingly, the proceeds from the sale of any of the collateral may not be sufficient to repay all amounts due on the Notes, in which case the holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors.

Our ability to repay the principal under the Notes on or prior to the maturity date will be subject to a number of factors outside our control.

The indenture requires us to repay the principal under each series of the Notes by the date such Notes mature. We currently expect to distribute a substantial portion of our cash flow to our parent as dividends. Therefore, our ability to repay the principal under the Notes on or prior to the date the Notes mature depends upon our ability either to refinance the indebtedness under the Notes or to sell our interests in the sites for an amount that is sufficient to repay the Notes in full with interest. Our ability to achieve either of these goals will be affected by a number of factors, including the availability of credit for wireless communications sites, the fair market value of the sites, our equity in the sites, our financial condition, the operating history of the sites, tax laws and general economic conditions. Since the current term of the tenant leases as of the date of this prospectus will have substantially expired by the date the Notes mature, our ability to sell or refinance at such date will also be affected by the degree of our success in extending existing tenant leases and obtaining new tenant leases as those remaining terms expire. In addition, neither the trustee, nor any of its respective affiliates or any other person is obligated to provide the funds to refinance the indebtedness under the Notes.

USE OF PROCEEDS

These Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers.

In consideration for issuing each series of Exchange Notes as contemplated by this prospectus, we will receive Original Notes of the applicable series in like principal amount. The Original Notes surrendered and exchanged for the applicable Exchange Notes will be retired and canceled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the (deficiency) excess of our earnings to cover fixed charges for the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
		(dollars in thousands)
Ratio of Earnings to Fixed Charges	1.4	1.1	1.2	—	—	—
(Deficiency) Excess of Earnings to Cover Fixed Charges	$11,753	$16,681	$29,190	$(2,202)	$(142,458)	$(45,944)

For purposes of computing the ratios of earnings to fixed charges, earnings represent income (loss) operations before income taxes and fixed charges. Fixed charges consist of interest expense, the interest component of operating lease expense and amortization of deferred financing costs.

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of CCL and its subsidiaries contained herein. The consolidated selected financial data as of December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012 and for the fiscal years then ended were derived from the audited consolidated financial statements and notes thereto of CCL. The condensed consolidated selected financial data as of March 31, 2012 and March 31, 2013 and the fiscal quarters then ended were derived from the unaudited condensed consolidated financial statements of CCL, which contain all normal recurring adjustments necessary, in the opinion of management, to summarize the financial position and results for the periods presented. You should not regard the results of operations for the fiscal quarter ended March 31, 2013 to be indicative of the results that may be expected for the full fiscal year.

	Three Months ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(dollars in thousands)
Operating Data:
Site rental revenues	$150,460	$148,258	$594,903	$540,052	$500,690	$460,981	$442,362
Site rental cost of operations—total(a)(b)	43,665	42,997	175,508	172,534	168,388	167,269	169,667
Site rental gross margin(a)(c)	106,795	105,261	419,395	367,518	332,302	293,712	272,695
Management fee	9,945	9,646	38,693	36,606	34,918	32,938	31,910
Asset write-down charges	982	861	3,459	11,715	7,366	8,585	5,749
Depreciation, amortization and accretion	47,463	47,284	189,238	191,032	193,578	191,656	191,542
Operating income (loss)	48,405	47,470	188,005	128,165	96,440	60,533	43,494
Interest expense, and amortization of deferred financing costs(d)	(18,633)	(24,817)	(104,198)	(98,955)	(98,498)	(95,381)	(89,333)
Gain (losses) on retirement of long-term obligations(e)	(18,059)	—	(67,210)	—	—	(107,718)	—
Other income (expense)	40	3	84	(20)	(144)	108	(105)
Benefit (provision) for income taxes	(5,286)	(9,332)	(9,536)	(10,926)	(2,338)	58,588	15,620
Net (loss) income	6,467	13,324	7,145	18,264	(4,540)	(83,870)	(30,324)
Cash Flow Data:
Capital expenditures	$19,179	$9,890	$52,442	$33,641	$36,875	$55,741	$55,956
Balance Sheet Data (at period end):
Cash and cash equivalents(f)	$40,763	$—	$—	$—	$—	$—	$—
Total assets	4,330,728	4,428,707	4,703,736	4,440,857	4,545,405	4,661,909	4,939,815
Total debt and other obligations	1,500,139	1,175,271	1,791,589	1,174,302	1,170,618	1,167,225	1,548,351
Total member’s equity	2,269,618	2,692,906	2,363,565	2,709,926	2,795,845	2,908,044	2,780,758
Statement of Changes in Member’s Equity:
Equity contribution—income taxes	$6,910	$10,126	$8,858	$22,904	$19,541	$(10,373)	$15,360
Equity contribution—7.75% Secured Notes from affiliate	—	—	235,081	—	—	—	—
Equity (distribution) contribution	(107,324)	(40,472)	(597,445)	(127,087)	(127,200)	226,716	—

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.
(b)	Inclusive of site rental costs of operations paid to an affiliate of ours which acquired certain third party land interests under certain of our sites as a result of negotiated transactions.

(c)	Including the impact of straight-line recognition of revenues and expenses in accordance with GAAP.
(d)	Inclusive of interest expense in respect of the 7.75% Secured Notes held by CCIC. On December 7, 2012, the 7.75% Secured Notes held by CCIC were retired ($235,081,000 in aggregate principal amount).
(e)	Inclusive of the loss on debt repayment associated with the refinancing of certain of our indebtedness in 2009 and the repurchase and redemption of the 7.75% Secured Notes in December 2012 and January 2013.
(f)	Historically, excess cash is distributed on a periodic basis to our member and ultimately other subsidiaries of CCIC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) of the consolidated financial condition and results of operations of CCL and its consolidated wholly owned subsidiaries is provided to understand our financial condition, changes in financial condition and results of operations. We are indirect, wholly owned subsidiaries of CCIC. The following should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended March 31, 2013 and 2012 (“condensed consolidated financial statements”) and our audited consolidated financial statements for the years ended December 31, 2012, 2011 and 2010 (“2012 consolidated financial statements”) included elsewhere in this prospectus. Unless indicated otherwise, reference to our consolidated financial statements in this MD&A refers to the 2012 consolidated financial statements.

General Overview

Information concerning our towers as of March 31, 2013 is as follows:

•	We owned, leased or managed approximately 7,800 towers located across the United States.

•

Our customers include many of the world’s major wireless communications companies. For the three months ended March 31, 2013, Sprint, AT&T, T-Mobile and Verizon Wireless accounted for approximately 77% of our revenues.

•	The average number of tenants per tower was approximately 2.8.

The following are certain highlights of our business fundamentals as of and for the three months ended March 31, 2013:

•	Potential growth resulting from wireless network expansion and new entrants

•	We expect wireless carriers will continue their focus on improving network quality and expanding capacity by adding additional antennas and other equipment on our wireless infrastructure.

•

We expect existing and potential new wireless carrier demand for our towers will result from (1) next generation technologies, (2) continued development of mobile internet applications, (3) adoption of other emerging and embedded wireless devices, (4) increasing smartphone penetration, (5) wireless carrier focus on expanding data coverage and (6) the availability of additional spectrum.

•	Substantially all of our towers can accommodate another tenant, either as currently constructed or with appropriate modifications to the structure.

•	U.S. wireless carriers are expected to continue to invest in their networks.

•

Our site rental revenues grew approximately $2.2 million, or 1%, from the three months ended March 31, 2012 to the three months ended March 31, 2013. Our site rental revenue growth during the three months ended March 31, 2013 was impacted by the fact that we have effectively pre-sold via a firm contractual commitment a significant portion of the modification of the existing installations relating to certain 4G upgrades. We have done so by increasing the future contracted revenue, including a higher than typical escalation over a period of time, typically a three to four year period (as evidenced by a weighted average escalation (weighted on revenues) of approximately 4%). As a result, for any given period, the increase in cash rental receipts may not translate into a corresponding increase in reported revenues from the application of straight-line revenue recognition. See note 2 to our 2012 consolidated financial statements.

•

We do not expect any of our customers’ network enhancement deployments and any related non-renewal of customer contracts anticipated in 2014 and 2015, including Sprint’s Network Vision and corresponding non-renewal of iDEN leases, will have a material adverse effect on our operations and cash flows for 2013 and subsequent periods.

•	Organizational Structure

•

CCL is an indirect wholly owned subsidiary of CCIC and is a limited liability company that is treated as a disregarded entity for income tax return filing purposes. The impact of income taxes, including with respect to the income tax provision recorded and the use of federal net operating loss carryforwards (“NOLs”) by (from) other members in the CCIC federal consolidated group is discussed in notes 2 and 7 to our 2012 consolidated financial statements and “—Liquidity and Capital Resources—Overview” and “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates”.

•

The subsidiaries of CCL (other than Crown Castle GS III Corp.) were organized specifically to own, lease and manage certain shared wireless infrastructure, such as towers and other structures, and have no employees. Management services, including those functions reasonably necessary to maintain, market, operate, manage and administer the towers, are performed by Crown Castle USA Inc. pursuant to the Management Agreement. The management fee is equal to 7.5% of our Operating Revenues, as defined in the Management Agreement, which are based on our reported revenues adjusted to exclude certain items including revenues related to the accounting for leases with fixed escalators (the “Management Agreement Operating Revenues”). See exhibit 10.8 to this registration statement.

•	Site rental revenues under long-term customer contracts with contractual escalations

•

Initial terms of five to 15 years with multiple renewal periods at the option of the tenant of five to ten years each. Weighted-average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of approximately eight years, exclusive of renewals at the customers’ options representing approximately $5.0 billion of expected future cash inflows.

•	Majority of land interests under our wireless infrastructure under long-term control

•

Approximately 88% and 51% of our site rental gross margin is derived from towers that we own or control for greater than 10 and 20 years, respectively. The aforementioned percentages include towers that reside on land interests that are owned in fee or where we have perpetual or long-term easements, which represent approximately 13% of our site rental gross margin.

•

The leases for land interest under our towers had an average remaining life (calculated by weighting the remaining term for each lease by its percentage of our total site rental gross margin) of approximately 27 years, weighted based on site rental gross margin.

•

Approximately 16% of our site rental cost of operations represents ground lease payments to an affiliate of ours on approximately 1,700 of our towers. Such affiliate acquired the rights to such land interests as a result of negotiated transactions with third parties in connection with a program established by CCIC to extend the rights to the land under its portfolio of towers.

•	Relatively fixed tower operating costs

•	Our cash operating expenses tend to escalate at approximately the rate of inflation and are not typically influenced by new tenant additions.

•	Minimal sustaining capital expenditure requirements

•	Sustaining capital expenditures were $1.2 million, which represented approximately 1% of net revenues.

•	Debt with a long-dated maturity and a fixed rate

•

Our debt consists of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2023 (collectively, the “2012 Secured Notes”).

•

In January 2013, we completed the redemption of the then outstanding 7.75% Secured Notes (the “January 2013 Redemption”), utilizing $316.6 million of restricted cash which resulted in a loss of $18.1 million.

•

We used the net proceeds from the issuance of the 2012 Secured Notes to (1) repurchase and redeem a portion of the then outstanding 7.75% Secured Notes and (2) distribute cash to CCIC to fund their repurchase and redemption of a portion of CCIC’s senior notes. See notes 5, 6 and 13 to our 2012 consolidated financial statements.

•	Significant cash flows from operations

•	Net cash provided by operating activities was $91.3 million.

•	We believe our business can be characterized as a stable cash flow stream, which we expect to grow as a result of future demand on our wireless infrastructure.

Results of Operations

The following discussion of our results of operations should be read in conjunction with our condensed consolidated financial statements and our 2012 consolidated financial statements. The following discussion of our results of operations is based on our condensed consolidated financial statements and our 2012 consolidated financial statements prepared in accordance with GAAP, which requires us to make estimates and judgments that affect the reported amounts. See “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” herein, note 2 to our condensed consolidated financial statements and note 2 to our 2012 consolidated financial statements.

Comparison of Consolidated Results

The following information is derived from our historical consolidated statements of operations for the periods indicated:

	Three Months Ended March 31,		Percent Change(b)	Years Ended December 31,			Percent Change(b)
	2013	2012	Q1 2013 vs. Q1 2012	2012	2011	2010	2012 vs. 2011	2011 vs. 2010
	(Dollars in thousands)			(Dollars in thousands)
Site rental revenues	$150,460	$148,258	1%	$594,903	$540,052	$500,690	10%	8%
Operating expenses:
Costs of operations(a)(b):	43,665	42,997	2%	175,508	172,534	168,388	2%	2%
Management fee(b)	9,945	9,646	3%	38,693	36,606	34,918	6%	5%
Asset write-down charges	982	861	14%	3,459	11,715	7,366	*	*
Depreciation, amortization and accretion	47,463	47,284	*	189,238	191,032	193,578	(1)%	(1)%

Total operating expenses	102,055	100,788	1%	406,898	411,887	404,250	(1)%	2%

Operating income (loss)	48,405	47,470	2%	188,005	128,165	96,440	47%	33%

Interest expense and amortization of deferred financing costs(b)	(18,633)	(24,817)	(10)%	(104,198)	(98,955)	(98,498)	5%	*
Gains (losses) on retirement of long-term obligations	(18,059)	—		(67,210)	—	—
Other income (expense)	40	3		84	(20)	(144)

Income (loss) before income taxes	11,753	22,656		16,681	29,190	(2,202)
Benefit (provision) for income taxes	(5,286)	(9,332)		(9,536)	(10,926)	(2,338)

Net income (loss)	$6,467	$13,324		$7,145	$18,264	$(4,540)

*	Percentage is not meaningful.
(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.
(b)	Inclusive of related parties transactions.

First Quarter 2013 and 2012

Site rental revenues for the three months ended March 31, 2013 increased by $2.2 million, or 1%. This increase in site rental revenues was impacted by the following items, inclusive of straight-line accounting, in no particular order: new tenant additions across our entire portfolio, renewal of customer contracts, escalations and cancellations of customer contracts. Site rental gross margins for the first three months of 2013 increased by $1.5 million, or 1%, from the first three months of 2012. The increase in the site rental gross margins was related to the previously mentioned 1% increase in site rental revenues. See “—General Overview” herein for further discussion of the impact of pre-sold customer contracts.

The management fee for the three months ended March 31, 2013 increased by $0.3 million, or 3%, from the three months ended March 31, 2012, but remained 7% of total net revenues. The management fee is equal to 7.5% of our Management Agreement Operating Revenues.

Depreciation, amortization and accretion for the first three months of 2013 increased by $0.2 million, or less than 1%, from 2012. This increase is consistent with the immaterial movement in our fixed assets and intangible assets between the first quarter of 2012 and the first quarter of 2013.

Interest expense decreased as a result of the refinancing of the 7.75% Secured Notes with the 2012 Secured Notes including the impact of (1) the lower interest rate, (2) the increase of $300.0 million in principal and (3) the timing of the January 2013 Redemption and the issuance of the 2012 Secured Notes occurred in December 2012.

In January 2013, the Company completed the January 2013 Redemption, utilizing $316.6 million of restricted cash which resulted in a loss of $18.1 million.

Benefit (provision) for income taxes for the three months ended March 31, 2013 was a provision of $5.3 million compared to a provision of $9.3 million for the three months ended March 31, 2012. The effective tax rate for the three months ended March 31, 2013 and 2012 differs from the federal statutory rate predominately due to state tax expense. See note 5 to our condensed consolidated financial statements.

Net income for the three months ended March 31, 2013 was $6.5 million, compared to income of $13.3 million for the three months ended March 31, 2012, which was predominantly due to a loss on retirement of debt, partially offset by a decrease in interest expense.

Years Ended December 31, 2012 and 2011

Site rental revenues for the year ended December 31, 2012 increased by $54.9 million, or 10%. This increase in site rental revenues was impacted by the following items, inclusive of straight-line accounting, in no particular order: new tenant additions across our entire portfolio, renewal of customer contracts, escalations and cancellations of customer contracts. Tenant additions were influenced by the growth in the wireless communications industry.

Site rental gross margins for 2012 increased by $51.9 million, or 14%, from 2011. The increase in the site rental gross margins was related to the previously mentioned 10% increase in site rental revenues. Site rental gross margins for 2012 increased primarily as a result of the high incremental margins associated with tenant additions given the relatively fixed costs to operate a tower. The $51.9 million incremental margin represents 95% of the related increase in site rental revenues.

The management fee for the year ended December 31, 2012 increased by $2.1 million, or 6%, from the year ended December 31, 2011, but remained 7% of total net revenues. The management fee is equal to 7.5% of our Management Agreement Operating Revenues.

Depreciation, amortization and accretion for 2012 decreased by $1.8 million, or 1%, from 2011. This decrease is consistent with the immaterial movement in our fixed assets and intangible assets between 2011 and 2012.

Interest expense increased as a result of the timing of the refinancing of the 7.75% Secured Notes, as the redemption of the 7.75% Secured Notes with a face value of $294.4 million did not occur until January 2013 using proceeds from the 2012 Secured Notes issued in December 2012.

During 2012, we purchased a portion of the 7.75% Secured Notes with proceeds from the 2012 Secured Notes, which resulted in a loss of $67.2 million.

Benefit (provision) for income taxes for the year ended December 31, 2012 was a provision of $9.5 million compared to a provision of $10.9 million for the year ended December 31, 2011. The effective tax rate for the year ended December 31, 2012 differs from the federal statutory rate predominately due to state tax expense. See note 7 to our 2012 consolidated financial statements.

Net income for the year ended December 31, 2012 was $7.1 million, a decrease of $11.2 million from income of $18.3 million for the year ended December 31, 2011, which was predominantly due to a loss on retirement of debt, partially offset by growth in our business.

Years Ended December 31, 2011 and 2010

Site rental revenues for the year ended December 31, 2011 increased by $39.4 million, or 8%. This increase in site rental revenues was impacted by the following in no particular order: new tenant additions across our entire portfolio, renewal of customer contracts, escalations and cancellations of customer contracts. Tenant additions were influenced by the previously mentioned growth in the wireless communications industry.

Site rental gross margins for 2011 increased by $35.2 million, or 11%, from 2010. The increase in the site rental gross margins was related to the previously mentioned 8% increase in site rental revenues. Site rental gross margins for 2011 increased primarily as a result of the high incremental margins associated with tenant additions given the relatively fixed costs to operate a tower. The $35.2 million incremental margin represents 89% of the related increase in site rental revenues.

The management fee for the year ended December 31, 2011 increased by $1.7 million, or 5%, from the year ended December 31, 2010 but remained 7% of total net revenues. The management fee is equal to 7.5% of our Management Agreement Operating Revenues.

Depreciation, amortization and accretion for 2011 decreased by $2.5 million, or 1%, from 2010. This decrease is consistent with the insignificant movement in our fixed assets and intangible assets, which did not materially change between 2010 and 2011.

Benefit (provision) for income taxes for the year ended December 31, 2011 was a provision of $10.9 million compared to a provision of $2.3 million for the year ended December 31, 2010. The effective tax rate for the year ended December 31, 2011 differs from the federal statutory rate predominately due to state tax expense. See note 7 to our 2012 consolidated financial statements.

Net income for the year ended December 31, 2011 was $18.3 million, an improvement of $22.8 million from a loss of $4.5 million for the year ended December 31, 2010. The change from net loss to net income was predominantly due to growth in our business.

Liquidity and Capital Resources

Overview

General. We believe our business can be characterized as a stable cash flow stream, which is generated by revenues under long-term contracts. Historically, our net cash provided by operating activities (net of cash interest payments) has exceeded our capital expenditures. For the foreseeable future, we expect to continue to generate net cash provided by operating activities (exclusive of movements in working capital) if we realize expected growth in our business. We seek to allocate the net cash provided by our operating activities in a manner that we believe drives value for our members and ultimately CCIC, including (1) activities to enhance operating results, such as capital expenditures to accommodate additional tenants, and (2) distributing all of our excess cash to our member and ultimately other subsidiaries of CCIC. CCIC typically invests the distributed cash into activities such as (in no particular order) purchasing its common stock, acquiring or constructing wireless infrastructure, acquiring land interests under towers, improving and structurally enhancing its existing wireless infrastructure and purchasing, repaying or redeeming its debt.

Current Events. In December 2012, we extended the maturity of our debt while reducing our interest rates by issuing $500 million aggregate principal amount of 2.381% senior secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% senior secured notes due 2023, for an aggregate principal amount of $1.5 billion with a blended interest rate of 3.36%. The proceeds of the 2012 Secured Notes were used to repurchase and redeem the 7.75% Secured Notes and distribute cash to CCIC. In December 2012, in anticipation of the repurchase and redemption of the 7.75% Secured Notes, the 7.75% Secured Notes held by CCIC with a face value of $235.1 million were contributed to us. Following this non-cash equity contribution, we retired such notes. In January 2013, the Company completed the redemption of all of the then outstanding 7.75% Secured Notes, utilizing $316.6 million of restricted cash which resulted in a loss of $18.0 million. See notes 5 and 13 to our 2012 consolidated financial statements.

Over the next 12 months:

•	We expect that our net cash provided by operating activities (net of cash interest payments) should be sufficient to cover our expected capital expenditures.

•	We have no debt maturities.

Liquidity Position. The following is a summary of our capitalization and liquidity position for the periods presented:

	March 31, 2013	December 31, 2012(a)
	(In thousands of dollars)
Cash and cash equivalents	$40,763	$83,879	(b)
Restricted cash	—	—
Debt and other long-term obligations	1,500,164	1,500,195
Total equity	2,269,618	2,345,527

(a)	Amounts are presented after giving effect to the January 2013 Redemption.
(b)	The amount is exclusive of the impact from the $75.0 million distributed to an affiliate during February 2013. See note 12 to our 2012 consolidated financial statements.

Long-term Strategy. We may increase our debt in nominal dollars, subject to the provisions of the 2012 Secured Notes outstanding and various other factors, such as the state of the capital markets and CCIC’s targeted capital structure including with respect to leverage ratios. From a cash management perspective, we currently distribute cash on hand above amounts required pursuant to the management agreement to our member and ultimately other subsidiaries of CCIC. If any future event would occur that would leave us with a deficiency in our operating cash flow, while not required, our member may contribute cash back to us.

We are a limited liability company that is an indirect wholly owned subsidiary of CCIC and are treated as a disregarded entity for income tax filing purposes. CCIC has substantial NOLs which are available to offset future taxable income. These NOLs expire starting in 2022 and ending in 2030. Because of the NOLs, CCIC and its subsidiaries, including us, currently pay minimal taxes despite a recent historical trend of consolidated taxable income and anticipated future consolidated taxable income for CCIC and us. CCIC expects to utilize its federal NOLs between now and 2017 based on current taxable income projections. Once CCIC exhausts its federal NOLs, we will be responsible for paying our share of CCIC’s cash tax liability. See note 5 to our condensed consolidated financial statements and notes 2 and 7 to our 2012 consolidated financial statements and the “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” for further discussion of our income taxes.

See note 3 to our condensed consolidated financial statements and note 5 to our 2012 consolidated financial statements for additional information regarding our debt.

Summary Cash Flows Information

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010
	(In thousands of dollars)
Net cash provided by (used for):
Operating activities	$91,296	$54,664	$192,363	$165,850	$177,402
Investing activities	(19,179)	(9,883)	(52,435)	(35,966)	(35,886)
Financing activities	(31,354)	(44,781)	(139,928)	(129,884)	(141,516)

Net increase (decrease) in cash and cash equivalents	$40,763	$—	$—	$—	$—

Operating Activities

The increase in net cash provided by operating activities for the first three months of 2013 of $36.6 million, or 67%, from the first three months of 2012 was due primarily to lower cash interest payments and a decrease in restricted cash. The increase in net cash provided by operating activities for the year ended December 31, 2012 of $26.5 million from 2011 was due primarily to growth in our business. The change from 2010 to 2011 was due primarily to growth in our site rental business partially offset by changes in working capital. Changes in working capital and particularly changes in deferred site rental receivables, deferred rental revenues, accrued interest and prepaid ground leases can have a significant impact on our net cash from operating activities, largely due to the timing of prepayments and receipts. We expect net cash provided by operating activities for the full year ended December 31, 2013 will be sufficient to cover the next 12 months of our expected debt service obligations and capital expenditures. We expect to grow our net cash provided by operating activities in the future (exclusive of the impact of working capital) if we realize expected growth in our business.

Investing Activities

Capital Expenditures. We categorize our capital expenditures as sustaining or discretionary. Sustaining capital expenditures primarily include capitalized costs related to maintenance activities on our towers which are generally related to replacements and upgrades that extend the life of the asset. Discretionary capital expenditures, which we also commonly refer to as “revenue-generating capital expenditures,” typically include (1) tower improvements and structural enhancements in order to support additional site rentals and (2) the construction of towers. Other than sustaining capital expenditures, our capital expenditures are discretionary and are made with respect to activities we believe exhibit sufficient potential to improve our long-term results of operation. Such decisions are influenced by the availability and cost of capital and expected returns on alternative investments.

A summary of our capital expenditures is as follows:

	Three Months Ended March 31,		For Years Ended December 31,
	2013	2012	2012	2011	2010
	(In thousands of dollars)
Discretionary:
Purchases of land interests	$2,312	$80	$1,603	$—	$442
Construction of towers	494	567	2,864	4,170	3,761
Tower improvements and other(a)	15,140	8,247	42,889	24,884	26,821
Sustaining	1,233	996	6,689	4,587	6,293

Total	$19,179	$9,890	$52,442	$33,641	$36,875

(a)	Capital expenditures for tower improvements vary based on (1) the type of work performed on the wireless infrastructure, with the installation of a new antenna typically requiring greater capital expenditures than a modification to an existing installation, (2) the existing capacity of the wireless structure prior to installation and (3) changes in structural engineering regulations and our internal structural standards.

Financing Activities

The net cash flows used for financing activities in the first three months ended March 31, 2013 are related to the January 2013 Redemption, which resulted in a loss on the retirement of debt of approximately $18.1 million. In addition, the net cash flows used for financing activities in the first three months ended March 31, 2013 and March 31, 2012 included the impact from our continued practice of distributing excess cash to our member and ultimately other subsidiaries of CCIC. See note 5 of our condensed consolidated financial statements for disclosure of the equity contributions and distributions related to net operating losses from related members outside of our consolidated subsidiaries and distributions of excess cash to our member and ultimately other subsidiaries of CCIC.

The net cash flows used for financing activities in the year ended December 31, 2012 are related to the issuance of $1.5 billion of the 2012 Secured Notes and the repurchase of the 7.75% Secured Notes. See notes 5 and 13 to our 2012 consolidated financial statements for a discussion of the January 2013 Redemption, which will result in a loss on the retirement of debt in our first quarter of 2013 of approximately $18.0 million. The net cash flows used for financing activities in the years ended December 31, 2011 and 2010 predominately consisted of the continued practice of distributing all excess cash to subsidiaries of Crown Castle. See note 6 of our 2012 consolidated financial statements for disclosure of the equity contributions and distributions related to net operating losses from related members outside of our consolidated subsidiaries and distributions of excess cash to our member and ultimately other subsidiaries of CCIC.

Restricted Cash. Pursuant to the indenture governing our previously outstanding 7.75% Secured Notes, all rental cash receipts were restricted and held by an indenture trustee. The restricted cash in excess of required balances was subsequently released to us in accordance with the terms of the indenture governing the 7.75% Secured Notes. As of December 31, 2012 restricted cash included $316.6 million of cash held by the trustee in connection with the January 2013 Redemption. Following the January 2013 Redemption, the remaining restricted cash was released to the Company. In February 2013, $75.0 million of restricted cash was distributed to our member and ultimately other subsidiaries of CCIC, and was recorded as an equity distribution in 2013.

See also notes 2, 5 and 13 to our 2012 consolidated financial statements.

Contractual Cash Obligations

The following table summarizes our contractual cash obligations as of December 31, 2012, after giving effect to the January 2013 Redemption. These contractual cash obligations relate primarily to our 2012 Secured Notes and lease obligations for land interests under our towers.

	Years Ending December 31,
Contractual Obligations(a)	2013	2014	2015	2016	2017	Thereafter	Totals
	(In thousands of dollars)
Debt	$34	$19	$19	$19	$500,020	$1,000,084	$1,500,195
Interest payments on debt	45,109	50,400	50,399	50,399	50,398	210,097	456,802
Lease obligations(b)	124,391	124,065	125,341	126,698	127,962	1,597,547	2,226,004

Total contractual obligations	$169,534	$174,484	$175,759	$177,116	$678,380	$2,807,728	$4,183,001

(a)	The following items are in addition to the obligations disclosed in the above table:

•

We have a legal obligation to perform certain asset retirement activities, including requirements upon lease and easement terminations to remove wireless infrastructure or remediate the land upon which our wireless infrastructure resides. The cash obligations disclosed in the above table, as of December 31, 2012, are exclusive of estimated undiscounted future cash outlays for asset retirement obligations of approximately $126.0 million. As of December 31, 2012, the net present value of these asset retirement obligations was approximately $21.5 million.

•	We are contractually obligated to pay or reimburse others for property taxes related to our wireless infrastructure. See note 8 to our 2012 consolidated financial statements.

(b)	Amounts relate primarily to lease obligations for the land interests on which our wireless infrastructure resides. See note 9 to our 2012 consolidated financial statements.

Debt Restrictions

The 2012 Secured Notes do not contain financial maintenance covenants but they do contain restrictive covenants, subject to certain exceptions, related to our ability to incur indebtedness, incur liens, enter into certain mergers or change of control transactions, sell or issue equity interests and enter into related party transactions. With respect to the restriction regarding the issuance of debt, we may not issue debt other than (1) certain permitted refinancings of the 2012 Secured Notes, (2) unsecured trade payables in the ordinary course of business and financing of equipment, land or other property up to an aggregate of $100.0 million, and (3) unsecured debt or additional notes under the 2012 Secured Notes indenture; provided that the Debt to Adjusted Consolidated Cash Flow Ratio (as defined in the 2012 Secured Notes indenture) at the time of incurrence, and after giving effect to such incurrence, would have been no greater than 3.5 to 1. As of March 31, 2013, our Debt to Adjusted Consolidated Cash Flow Ratio was 3.9 to 1, which we would expect would currently restrict our ability to incur unsecured debt or issue additional notes. We expect to grow our cash flow from operations if we realize anticipated growth in our business, which we expect would lower our Debt to Adjusted Consolidated Cash Flow Ratio, and could permit us to incur additional indebtedness. We are not restricted in our ability to distribute cash to affiliates or issue dividends to our parent.

Disclosures About Market Risk

Our primary exposures to market risks are related to changes in interest rates, which may adversely affect our results of operations and financial position. We seek to manage exposure to changes in interest rates where economically prudent to do so by utilizing fixed rate debt. See contractual cash obligation table and note 5 of our 2012 consolidated financial statements for a discussion of our debt maturities.

Our interest rate risk relates primarily to the impact of interest rate movements on the following:

•	the potential refinancing of our existing fixed rate debt ($1.5 billion), and

•	potential future borrowings of incremental debt.

Over the next 12 months we have no debt maturities. As of March 31, 2013, we have no interest rate swaps hedging any refinancings. We typically do not hedge our exposure to interest rates on potential future borrowings of incremental debt for a substantial period prior to issuance. See “—Liquidity and Capital Resources” regarding our liquidity strategy.

Accounting and Reporting Matters

Critical Accounting Policies and Estimates

The following is a discussion of the accounting policies and estimates that we believe (1) are most important to the portrayal of our financial condition and results of operations and (2) require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies and estimates are not intended to be a comprehensive list of our accounting policies and estimates. See note 2 to our 2012 consolidated financial statements for a summary of our significant accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP, with no need for management’s judgment. In other cases, management is required to exercise judgment in the application of accounting principles with respect to particular transactions.

Revenue Recognition. Our revenues consists solely of site rental revenues, which are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. If the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases) or rent free periods, the effect is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. When calculating our straight-line rental revenues, we consider all fixed elements of tenant contractual escalation provisions, even if such escalation provisions contain a variable element (such as an escalator tied to an inflation-based index) in addition to a fixed minimum. Since we recognize revenue on a straight-line basis, a portion of the site rental revenues in a given period represents cash collected or contractually collectible in other periods. We record a deferred site rental receivable for the difference between the straight-lined amount and the rent billed. We record an allowance for uncollectible deferred site rental revenues for which increases or reversals of this allowance impact our site rental revenues. See note 2 to our 2012 consolidated financial statements.

Accounting for Long-Lived Assets—Valuation. As of March 31, 2013, our largest assets were our site rental contracts and customer relationships, net and goodwill (approximately $1.4 billion and $1.3 billion in net book value, respectively, resulting predominately from the merger of Global Signal with and into a subsidiary of CCIC in 2007), followed by our $1.1 billion in net book value of property and equipment, which predominately consists of towers. Nearly all of our identifiable intangibles relate to the site rental contracts and customer relationships intangible assets. See note 2 to our 2012 consolidated financial statements for further information regarding the nature and composition of the site rental contracts and customer relationships intangible assets.

For our business combinations, we allocate the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. Any purchase price in excess of the net fair value of the assets acquired and liabilities assumed is allocated to goodwill. The fair value of the vast majority of our assets and liabilities is determined by using either:

(1)	estimates of replacement costs (for tangible fixed assets such as towers), or

(2)	discounted cash flow valuation methods (for estimating identifiable intangibles such as site rental contracts and customer relationships and above-market and below-market leases).

The purchase price allocation requires subjective estimates that, if incorrectly estimated, could be material to our consolidated financial statements, including the amount of depreciation, amortization and accretion expense. The most important estimates for measurement of tangible fixed assets are (1) the cost to replace the asset with a new asset and (2) the economic useful life after giving effect to age, quality and condition. The most important estimates for measurement of intangible assets are (1) discount rates and (2) timing, length and amount of cash flows including estimates regarding customer renewals and cancellations.

We record the fair value of obligations to perform certain asset retirement activities, including requirements, pursuant to our ground leases and easements, to remove wireless infrastructure or remediate the land upon which our wireless infrastructure resides. In determining the fair value of these asset retirement obligations we must make several subjective and highly judgmental estimates such as those related to: (1) timing of cash flows, (2) future costs, (3) discount rates and (4) the probability of enforcement to remove the wireless infrastructure or remediate the land. See note 2 to our 2012 consolidated financial statements.

Accounting for Long-Lived Assets—Useful Lives. We are required to make subjective assessments as to the useful lives of our tangible and intangible assets for purposes of determining depreciation, amortization and accretion expense that, if incorrectly estimated, could be material to our consolidated financial statements. Depreciation expense for our property and equipment is computed using the straight-line method over the estimated useful lives of our various classes of tangible assets. The substantial portion of our property and equipment represents the cost of our wireless infrastructure which is depreciated with an estimated useful life equal to the shorter of (1) 20 years or (2) the term of the lease (including optional renewals) for the land interests under the wireless infrastructure.

The useful life of our intangible assets are estimated based on the period over which the intangible asset is expected to benefit us and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible assets is limited by the maximum depreciable life of the wireless infrastructure (20 years), as a result of the interdependency of the wireless infrastructure and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value of the site rental contracts and customer relationships which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

Accounting for Long-Lived Assets—Impairment Evaluation—Intangibles. We review the carrying values of property and equipment, intangible assets and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We utilize the following dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships:

(1)	we pool site rental contracts and customer relationships intangible assets and property and equipment into portfolio groups, and

(2)	we separately pool site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate.

We first pool site rental contracts and customer relationships intangible assets and property and equipment into portfolio groups for purposes of determining the unit of account for impairment testing, because we view wireless infrastructure as portfolios and wireless infrastructure in a given portfolio and its related customer contracts are not largely independent of the other wireless infrastructure in the portfolio. We re-evaluate the appropriateness of the pooled groups at least annually. This use of grouping is based in part on (1) our limitations regarding disposal of wireless infrastructure, (2) the interdependencies of wireless infrastructure portfolios and (3) the manner in which wireless infrastructure is traded in the marketplace. The vast majority of our site rental contracts and customer relationships intangible assets and property and equipment are pooled into the U.S. owned wireless infrastructure group. Secondly, and separately, we pool site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate, for purposes of determining the unit of account for impairment testing because we associate the value ascribed to site rental contracts and customer relationships intangible assets to the underlying contracts and related customer relationships acquired.

Our determination that an adverse event or change in circumstance has occurred that indicates that the carrying amounts may not be recoverable will generally involve (1) a deterioration in an asset’s financial performance compared to historical results, (2) a shortfall in an asset’s financial performance compared to forecasted results, or (3) changes affecting the utility and estimated future demands for the asset. When considering the utility of our assets, we consider events that would meaningfully impact (1) our wireless infrastructure or (2) our customer relationships. For example, consideration would be given to events that impact (1) the structural integrity and longevity of our wireless infrastructure or (2) our ability to derive benefit from our existing customer relationships, including events such as bankruptcy or insolvency or loss of a significant customer. During the periods presented, there were no events or circumstances that caused us to review the carrying value of our intangible assets and property and equipment due in part to our assets performing consistently with or better than our expectations.

If the sum of the estimated future cash flows (undiscounted) from an asset, or portfolio group, significant customer or customer group (for individually insignificant customers), as applicable, is less than its carrying amount, an impairment loss may be recognized. If the carrying value were to exceed the undiscounted cash flows, measurement of an impairment loss would be based on the fair value of the asset, which is based on an estimate of discounted future cash flows. The most important estimates for such calculations of undiscounted cash flows are (1) the expected additions of new tenants and equipment on our wireless infrastructure and (2) estimates regarding customer cancellations and renewals of contracts. We could record impairments in the future if changes in long-term market conditions, expected future operating results or the utility of the assets results in changes for our impairment test calculations which negatively impact the fair value of our property and equipment and intangible assets, or if we changed our unit of account in the future.

When grouping assets into pools for purposes of impairment evaluation, we also consider individual sites within a grouping for which we currently have no tenants. Approximately 3% of our total towers currently have no tenants. We continue to pay operating expenses on these towers in anticipation of obtaining tenants on these towers in the future, primarily because of the individual tower site demographics. We estimate, based on current visibility, potential tenants on over half of these towers. To the extent we do not believe there are long-term prospects of obtaining tenants on an individual sites and all other possible avenues for recovering the carrying value has been exhausted, including sale of the asset, we appropriately reduce the carrying value of such assets.

Accounting for Long-Lived Assets—Impairment Evaluation—Goodwill. We test goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. We then perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. Otherwise the two-step goodwill impairment test is not required. We have one reporting unit for goodwill impairment testing. We performed our annual goodwill impairment test as of October 1, 2012, which resulted in no impairments.

Deferred Income Taxes. We record deferred income tax assets and liabilities on our consolidated balance sheet related to events that impact our financial statements and tax returns in different periods. In order to compute these deferred tax balances, we first analyze the differences between the book basis and tax basis of our assets and liabilities (referred to as “temporary differences”). These temporary differences are then multiplied by current tax rates to arrive at the balances for the deferred income tax assets and liabilities. A valuation allowance is provided on deferred tax assets that do not meet the “more likely than not” realization threshold. We recognize a tax position if it is more likely than not it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. If our expectations about the future tax consequences of past events should prove to be inaccurate, the balances of our deferred income tax assets and liabilities could require significant adjustments in future periods. Such adjustments could cause a material effect on our results of operations for the period of the adjustment. We are currently in a net deferred tax liability position and have no valuation allowance on our deferred tax assets.

We are a limited liability company (“LLC”). Under the federal and state income tax laws, regulations and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. We are included in the consolidated CCIC U.S. federal tax return. The tax provision is recorded using a policy materially consistent with the separate return approach.

The use of net operating losses by (from) the Company by (from) other members of its consolidated group results in noncash equity distributions (contributions).

Impact of Accounting Standards Issued But Not Yet Adopted and Those Adopted in 2013

No accounting pronouncements adopted during the three months ended March 31, 2013 had a material impact on our condensed consolidated financial statements. No new accounting pronouncements issued during the three months ended March 31, 2013 but not yet adopted are expected to have a material impact on our condensed consolidated financial statements.

BUSINESS

General

The Issuer is CC Holdings GS V LLC, a Delaware limited liability company, which owns all of the equity interests of the Asset Entities. The Co-issuer is Crown Castle GS III Corp., a Delaware corporation and wholly owned subsidiary of CCL, which serves as a corporate co-issuer of the Notes.

The Asset Entities, each of which is a direct or indirect subsidiary of CCL, consist of (1) Global Signal Acquisitions, (2) Global Signal Acquisitions II and (3) the Pinnacle Towers Entities.

Global Signal Acquisitions owns, leases or manages 364 sites, all of which were acquired since April 2005.

Global Signal Acquisitions II owns, leases or manages 5,275 sites, 5,266 of which were acquired as part of the Sprint Transaction.

The Pinnacle Towers Entities collectively own, lease or manage 2,131 sites, all of which were acquired in various transactions prior to February 2004.

Ownership of the Issuers and the Asset Entities

We are indirect, wholly owned subsidiaries of CCIC. CCIC owns, operates, and leases shared wireless infrastructure, including: (1) towers, and to a lesser extent, (2) DAS and (3) third party land interests. CCIC’s core business is providing access, including space or capacity, to towers, and to a lesser extent, to small cells and third party land interests via long-term contracts in various forms. As of March 31, 2013, CCIC and its subsidiaries owned, leased or managed approximately 31,600 towers, with approximately 29,800 of such towers in the United States, including Puerto Rico, and approximately 1,700 towers in Australia. As a public company, CCIC files reports and other information with the SEC under File Number 001-16441. Copies of such SEC filings are available from the SEC’s internet website at http://www.sec.gov. This website is not part of or incorporated by reference into this prospectus.

The Issuers and the Asset Entities are owned by an operating partnership, Global Signal Operating Partnership, L.P. (“Global Signal OP”). CCL is a wholly owned subsidiary of Global Signal OP. CCGS Holdings Corp., which is an indirect subsidiary of CCIC, holds a 99% limited partnership interest and another indirectly wholly owned subsidiary of CCIC, Global Signal GP LLC, holds a 1% general partnership interest in Global Signal OP. A wholly owned subsidiary of CCIC, Crown Castle Operating Company, owns 100% of CCGS Holdings Corp. To facilitate the offering of the Notes, Crown Castle GS III Corp. serves as a corporate co-issuer of the Notes. Crown Castle GS III Corp. has no material assets and no operations.

The Original Notes are not, and the Exchange Notes will not be, guaranteed by, and the Original Notes do not, and the Exchange Notes will not, constitute obligations of CCIC or any direct or indirect subsidiaries thereof, other than the Issuers and the Asset Entities.

Our Business

Our core business is providing access to our sites to wireless communications companies and other users via long-term contracts in various forms, including license, sublease and lease agreements. Our sites can accommodate multiple customers for antennas and other equipment necessary for the transmission of signals for wireless communication devices. We seek to maximize the site rental cash flows derived from our sites by adding more tenants on our sites. Due to the relatively fixed nature of the costs to operate our sites, we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows.

Information concerning our sites as of and for the three months ended March 31, 2013 is as follows:

•	We owned, leased or managed approximately 7,800 sites.

•	These sites are located in all 50 states and the District of Columbia and approximately 62% and 78% of our sites were located in the 50 and 100 largest basic trading areas, respectively.

•

Our customers include many of the world’s major wireless communications companies. Our four largest customers (Sprint, AT&T, T-Mobile and Verizon Wireless) accounted for approximately 77% of our site rental revenues.

•	The average number of tenants per site was approximately 2.8.

•

Global Signal Acquisitions II owns, leases or operates 5,266 Sprint Sites. Global Signal Acquisitions II leases 4,685 of the Sprint Sites under the Sprint Master Leases and operates 581 of the Sprint Sites under an exclusive operating arrangement provided under the Sprint Master Leases. See “—Sprint Master Lease and Collocation Agreements”.

•

Our revenues typically result from long-term tenant leases with (1) initial terms of five to 15 years, (2) multiple renewal periods at the option of the tenant of five to ten years each, (3) limited termination rights for our customers and (4) contractual escalations of the rental price.

•

The weighted average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of the tenant leases (including the sites leased by Sprint under the Sprint Master Leases) was 8.0 years (exclusive of renewals at the customers’ option), representing approximately $5.0 billion of expected future cash inflows.

•	Our sites had an aggregate of approximately 1,457 lessees pursuant to an aggregate of approximately 22,112 tenant leases (1,066 of the lessees are leasing only one site).

The following are certain highlights of our business fundamentals as of and for the three months ended March 31, 2013:

•	Potential growth resulting from wireless network expansion and new entrants.

•	We expect wireless carriers will continue their focus on improving network quality and expanding capacity by adding additional antennas and other equipment on our wireless infrastructure.

•

We expect existing and potential new wireless carrier demand for our wireless infrastructure will result from (1) next generation technologies, (2) continued development of mobile internet applications, (3) adoption of other emerging and embedded wireless devices, (4) increasing smartphone penetration, (5) wireless carrier focus on expanding coverage and capacity and (6) the availability of additional spectrum.

•	Substantially all of our wireless infrastructure can accommodate another tenant, either as currently constructed or with appropriate modifications to the structure.

•	U.S. wireless carriers are expected to continue to invest in their networks.

•	Majority of land interests under our towers under long-term control.

•

Approximately 88% and 51% of our site rental gross margin was derived from towers that we own or control for greater than 10 and 20 years, respectively. The aforementioned percentages include towers that reside on land interests that are owned in fee or where we have perpetual or long-term easements, which represented approximately 13% of our site rental gross margin.

•

Approximately 16% of our site rental cost of operations represents ground lease payments to an affiliate of ours on approximately 1,700 of our sites. Such affiliate acquired the rights to such land interests as a result of negotiated transactions with third parties in connection with a program established by CCIC to extend the rights to the land under its portfolio of towers.

•

The leases for land interests under our towers had an average remaining life (calculated by weighting the remaining term for each lease by its percentage of our total site rental gross margin) of approximately 27 years.

•	Relatively fixed site operating costs.

•

The operating expenditures associated with operating the sites consist predominantly of ground lease expense and the remainder includes property taxes, repairs and maintenance and utilities. Our cash operating expenses tend to escalate at approximately the rate of inflation. As a result of the relatively fixed nature of these expenditures, the collocation of additional tenants is achieved at a low incremental operating cost resulting in high incremental operating cash flows.

•

We pay a management fee each month to the Manager, who is an affiliate of ours, in an amount equal to 7.5% of our monthly Management Agreement Operating Revenues for the services the Manager provides to us in the due course of managing and operating our sites. See “—The Management Agreement”.

•	Minimal sustaining capital expenditure requirements.

•	Sustaining capital expenditures were $1.2 million, which represented approximately 1% of net revenues.

•	Significant cash flows from operations.

•	Net cash provided by operating activities was $91.3 million.

Wireless Infrastructure

Towers are vertical steel structures generally ranging in height from 50 to 500 feet. In addition, wireless communications equipment may also be placed on building rooftops and other structures. Our towers are located on tracts of land with an average size of approximately 20,000 square feet. These tracts of land support the towers, equipment shelters and, where applicable, guyed wires to stabilize the structure.

Market Demand

Our long-term strategy is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless voice and data services by consumers. We believe that additional demand for wireless infrastructure will create future growth opportunities for us. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure and will create other growth opportunities for us, such as demand for new wireless infrastructure.

During 2012, consumer demand for wireless data services continued to grow. As consumer demand for wireless devices such as smartphones, tablets and laptops increased, demand for voice services remained relatively constant. This growth in wireless data services is driven by increased mobile video, mobile internet usage and machine-to-machine applications. We expect that consumers’ growing demands for network speed and quality will likely result in wireless carriers continuing their focus on improving network quality and expanding capacity by adding additional antennas and other equipment for the transmission of their services to wireless infrastructure or to their existing wireless networks in an effort to improve customer retention and satisfaction. Our customers have introduced, and we believe they plan to continue to deploy, next generation wireless technologies, including 3G and 4G, in response to consumer demand for high speed networks. We expect these next generation technologies and others, including long-term evolution, to translate into additional demand for wireless infrastructure, although the timing and rate of this growth is difficult to predict.

Competition

We compete with: (1) other independent tower owners which also provide site rental; (2) wireless carriers which build, own and operate their own tower networks and lease space to other wireless communication companies; and (3) owners of alternative facilities including rooftops, water towers, broadcast towers, DAS and other small cells and utility poles. Some of the larger independent tower companies with which we compete include American Tower Corporation and SBA Communications Corporation. Wireless carriers that own and operate their own tower networks generally are substantially larger and have greater financial resources than we have. We believe that tower location and capacity, deployment speed, quality of service and price have been and will continue to be the most significant competitive factors affecting the leasing of a tower.

The Tenant Leases

General

The following sections herein under “The Tenant Leases” summarize certain provisions typically found in the tenant leases (excluding the Sprint Collocation Agreements, which are described below under “—Sprint Master Lease and Collocation Agreements”). Each tenant lease is negotiated with the relevant lessee, and many of the tenant leases existed when the Asset Entity acquired the relevant site. As a result, there are many variations in the terms of tenant leases. In addition, the summary set forth below does not reflect the terms of the ground leases that exist with respect to the land sites. The tenant leases include both single site leases and “master” leases that cover multiple sites.

Tenant Lease Payments

The tenant lease specifies the amount of annual rent for the first lease year and generally also specifies certain fixed escalation classes (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to a consumer price index). Generally, each lessee is responsible for all charges related to its equipment on the site space (including transmitters and antennas). In general, the tenant leases require that rent be paid monthly in advance. The vast majority of our tenant leases are not net leases. Accordingly, each Asset Entity as lessor or licensor is responsible for the maintenance and repair of its sites and for other obligations and liabilities associated with its sites, such as the payment of real estate taxes, ground lease rents and the maintenance of insurance.

Default

Generally, upon the occurrence of a lessee default, the related Asset Entity is entitled under the tenant lease to, among other things and subject to certain cure provisions, terminate the subject tenant lease.

Casualty

In general, if the related site is destroyed or damaged such that the lessee is unable to conduct normal operations at the site, and we are unable or elect not to repair or restore the site (often within a specified time period), either party may terminate the tenant lease, or it may terminate automatically. In addition, if we elect to restore or repair the site, each affected lessee may be entitled to a rent abatement for the time during which it was unable to conduct normal operations at the site.

Termination

Certain tenant leases may be terminated prior to their scheduled maturity dates upon the occurrence of certain specified events. These events may include (1) a determination by the lessee that the site space is not appropriate for its operations for technological reasons, such as signal interference, (2) any governmental approval necessary for the installation or operation of the lessee’s equipment at the site space is not obtained or is terminated, (3) the lessee is unable to continue its use of the site space due to governmental action or (4) default on the part of the applicable Asset Entity. In general, the tenant lease will automatically renew at the end of its term, unless the lessee provides prior notice of its intent not to renew.

Environmental Liabilities

In general, tenant leases prohibit the lessee from using or storing any hazardous substance on the site in violation of environmental law, and require the lessee to indemnify the applicable Asset Entity for certain environmental conditions caused by the lessee. The applicable Asset Entity may represent and warrant to the lessee that there are no existing violations of environmental laws and regulations of which the Asset Entity is aware and may agree to indemnify the lessee for any environmental condition caused by such Asset Entity.

Sprint Master Lease and Collocation Agreements

General

On May 26, 2005, Global Signal Acquisitions II entered into six Sprint Master Lease and Subleases (each, as amended, a “Sprint Master Lease” and collectively, the “Sprint Master Leases”), one with each of five Delaware limited liability companies, and one with a Delaware statutory trust (collectively, the “Sprint Lessors”), and certain subsidiaries of Sprint that are a part of its wireless division (the “Sprint Collocators”). The Sprint Lessors and the Sprint Collocators are all subsidiaries of Sprint. Pursuant to the transactions contemplated by the Sprint Master Leases (the “Sprint Transaction”), Global Signal Acquisitions II leases from the Sprint Lessors (or in certain cases, operates) 5,266 sites. Each of the six Sprint Master Leases has substantially the same terms.

Each Sprint entity that leased the land and owned and operated towers at the Sprint Sites prior to the Sprint Transaction (each, a “Sprint Contributor”) contributed its interests in the Sprint Sites (other than those that could not be transferred due to the absence of necessary consents) to one or more Sprint Lessors. For those Sprint Sites that could not be so contributed (the “Non-Contributed Sites”), each Sprint Contributor entered into one or more property use agreements with one or more of the Sprint Lessors, pursuant to which the Sprint Lessors were granted the exclusive right to operate the Non-Contributed Sites and to receive all of the revenue generated thereby (and the Sprint Lessors, in turn, granted a similar exclusive right to Global Signal Acquisitions II as described below). The term of each property use agreement is the same as the term of the Sprint Master Lease.

Pursuant to the Sprint Master Leases, Global Signal Acquisitions II has subleased 4,685 of the Sprint Sites from the Sprint Lessors (the “Leased Sprint Sites”). The Leased Sprint Sites represented approximately 90% of the tower gross margin for the three months ending March 31, 2013, for all the Sprint Sites. For the balance of the Sprint Sites (consisting principally of the Non-Contributed Sites and other managed Sprint Sites where it was not feasible for Global Signal Acquisitions II to lease the site due to the absence of necessary consents), Global Signal Acquisitions II has the exclusive right to operate the site and to receive all of the revenue generated thereby.

Term and Purchase Option

The Sprint Master Leases expire in 2037 and there are no contractual renewal options. During the year prior to the expiration of the Sprint Master Leases, CCIC, through its subsidiaries (including us) has the option to purchase all (but not less than all) of the Sprint Sites (as well as other Sprint sites leased or operated by other subsidiaries of CCIC) then leased for approximately $2.3 billion, an amount that was based on an appraisal of the Sprint Sites performed prior to closing of the Sprint Transaction and is subject to certain adjustments. To the extent a Sprint Lessor rejects the Sprint Master Leases in a bankruptcy proceeding, following such rejection, under current bankruptcy law, Global Signal Acquisitions II would not likely be permitted to exercise this purchase right.

Prepaid Rent

Upon the signing of the Sprint Master Leases, Global Signal Acquisitions II prepaid all of the base rent due to the Sprint Lessors and is not required to make any further payments of base rent during the term of the Sprint Master Leases. The amount of the prepaid rent (excluding the portion attributable to sites that have been severed from the Sprint Master Leases as described below) was approximately $1.2 billion.

Ground Lease and Operating Expenses

The land under substantially all of the Sprint Sites is leased from third-party owners by a Sprint Lessor or, in the case of a Non-Contributed Site, by another Sprint entity pursuant to Ground Leases (as defined below). Pursuant to the Sprint Master Lease, Global Signal Acquisitions II assumed all of the lessee obligations arising under these Ground Leases following the closing, and must pay all costs of operating the Sprint Sites as well as an agreed-upon amount for real and personal property taxes attributable to the Sprint Sites.

Tower Revenue

Global Signal Acquisitions II is entitled to all revenues from the Sprint Sites during the term of the Sprint Master Leases. Pursuant to the Sprint Master Leases, the Sprint Collocators agreed (the “Sprint Collocation Agreement”) to collocate or otherwise occupy collocation space (the “Sprint Collocation Space”) at the Sprint Sites. Sprint does not guarantee the obligations of the Sprint Collocators on the Sprint Sites under the Sprint Collocation Agreement.

Sprint Lessor Defaults

The Sprint Master Leases are cross-defaulted with one another. The following constitute Sprint Lessor defaults under the Sprint Master Leases: (1) the Sprint Lessor fails to perform any obligation under any Ground Lease (other than any obligation assumed by Global Signal Acquisitions II); (2) the Sprint Lessor breaches a material term of a Sprint Master Lease with respect to any Sprint Site and does not cure such breach within 30 days after Global Signal Acquisitions II delivers written notice thereof; (3) the Sprint Lessor’s breach of a material non-monetary term of a Sprint Master Lease with respect to any Sprint Site can be cured, but not within 30 days, and the Sprint Lessor does not commence to cure such breach within 30 days after receiving notice thereof, and use due diligence to complete such cure thereafter; (4) the Sprint Lessor becomes insolvent, makes an assignment for the benefit of creditors, commences a voluntary proceeding under the Bankruptcy Code, or brings an action to dissolve or liquidate its assets or appoint a trustee, receiver or other custodian of its property; (5) an action is brought against the Sprint Lessor seeking to dissolve or liquidate the Sprint Lessor, or to appoint a trustee, receiver or other custodian of the Sprint Lessor’s property; or (6) if the lease or pre-lease of any Sprint Site is rejected under Section 365 of the Bankruptcy Code.

Sprint Collocator Defaults

The following constitute Sprint Collocator defaults under the Sprint Master Leases: (1) the Sprint Collocator fails to timely pay any portion of the Sprint collocation charge or any other payment due under the Sprint Master Leases and such failure continues for 10 days after Global Signal Acquisitions II delivers written notice thereof; (2) the Sprint Collocator breaches a material term of a Sprint Master Lease with respect to any Sprint Site and does not cure such breach within 30 days after Global Signal Acquisitions II delivers written notice thereof; (3) the Sprint Collocator’s breach of a material non-monetary term of a Sprint Master Lease with respect to any Sprint Site can be cured, but not within 30 days, and the Sprint Collocator does not commence to cure such breach within 30 days after receiving notice thereof, and use due diligence to complete such cure thereafter; (4) the Sprint Collocator becomes insolvent, makes an assignment for the benefit of creditors, commences a voluntary proceeding under the Bankruptcy Code, or brings an action to dissolve or liquidate its assets or appoint a trustee, receiver or other custodian of its property; (5) an action is brought against the Sprint Collocator seeking to dissolve or liquidate the Sprint Collocator, or to appoint a trustee, receiver or other custodian of the Sprint Collocator’s property; or (6) the Sprint Collocator rejects its rights to sublease or right to use any site under Section 365 of the Bankruptcy Code.

Global Signal Acquisitions II’s Remedies

If a Sprint Lessor or a Sprint Collocator defaults under a Sprint Master Lease with respect to any Sprint Site, then (subject to certain cure, arbitration and other provisions) Global Signal Acquisitions II may terminate the Sprint Collocator’s rights with respect to the Sprint Collocation Space at such Sprint Site upon 30 days’ notice to the Sprint Collocator.

If a Sprint Lessor or Sprint Collocator defaults under the Sprint Master Leases with respect to more than 20% of the Sprint Sites (in the aggregate) over any consecutive five year period, and if such default (i) results in material harm to Global Signal Acquisitions II’s business and operations as a collective whole, and (ii) is not the result of any default of Global Signal Acquisitions II under the Sprint Master Leases or the occurrence of one or more force majeure events, then (subject to certain cure, arbitration and other provisions) Global Signal Acquisitions II may purchase all of the Sprint Sites for an aggregate purchase price of $100. To the extent a Sprint Lessor rejects the Sprint Master Leases in a bankruptcy proceeding, following such rejection, under current bankruptcy law, Global Signal Acquisitions II would not likely be permitted to exercise this purchase right.

Global Signal Acquisitions II Default

The following constitute defaults on the part of Global Signal Acquisitions II under the Sprint Master Leases: (1) Global Signal Acquisitions II fails to pay the rent owing to a third-party under a Ground Lease within 10 days after such rent being due, or if the cure period applicable under the Ground Lease is greater or less than 10 days, such greater or lesser period; (2) Global Signal Acquisitions II otherwise fails to perform any obligation assumed under a Ground Lease beyond any applicable cure period under the Ground Lease; (3) Global Signal Acquisitions II breaches a material term of a Sprint Master Lease with respect to any Sprint Site and does not cure such breach within 30 days after Sprint Lessor or a Sprint Collocator delivers written notice thereof; (4) Global Signal Acquisitions II’s breach of a material non-monetary term of a Sprint Master Lease with respect to any Sprint Site can be cured, but not within 30 days, and Global Signal Acquisitions II does not commence to cure such breach within 30 days after receiving a notice thereof, and use due diligence to complete such cure thereafter; (5) Global Signal Acquisitions II becomes insolvent, makes an assignment for the benefit of creditors, commences a voluntary proceeding under the Bankruptcy Code, or brings an action to dissolve or liquidate its assets or appoint a trustee, receiver or other custodian of its property; (6) an action is brought against Global Signal Acquisitions II seeking to dissolve or liquidate Global Signal Acquisitions II, or to appoint a trustee, receiver or other custodian of Global Signal Acquisitions II’s property; or (7) if the Sprint Collocation Agreement is rejected by Global Signal Acquisitions II as to any Sprint Collocation Space under Section 365 of the Bankruptcy Code.

Sprint Lessor’s Remedies

If Global Signal Acquisitions II defaults under a Sprint Master Lease with respect to any Sprint Site, then (subject to certain cure, arbitration and other provisions) the Sprint Lessor may terminate that Sprint Master Lease with respect to such Sprint Site by giving Global Signal Acquisitions II written notice thereof.

If Global Signal Acquisitions II defaults under the Sprint Master Leases with respect to more than 20% of the Sprint Sites (in the aggregate) over any consecutive five year period, and if CCGS Holdings Corp. breaches its duties as a guarantor under the Sprint Master Leases, then (subject to certain cure, arbitration and other provisions) the Sprint Lessors may terminate the Sprint Master Leases with respect to all Sprint Sites.

Certain Legal Aspects of Tenant Leases

The following discussion contains general summaries of certain legal aspects of the tenant leases. Because such legal aspects are governed by applicable state laws (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which sites are situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Business—The Tenant Leases”.

General

The sites consist almost exclusively of sites on which site space is either leased or licensed to lessees pursuant to tenant leases for placement of the lessees’ wireless communication equipment. For a description of the tenant leases, see “—The Tenant Leases”.

Eviction Proceedings and Other Remedies with Respect to Tenant Leases Generally

A landlord may be entitled to certain remedies and damages under a lease if any one or more of the following occurs: (1) the tenant defaults in the payment of rent or additional rent due under the applicable lease; (2) any execution or attachment is issued against the tenant or any of the tenant’s property whereupon the premises may be taken or occupied or attempted to be taken or occupied by someone other than the tenant; (3) the tenant fails to move into or take possession of the premises within a certain number of days after the lease commencement date; (4) the lease term expires and is not renewed and the tenant does not vacate the premises; or (5) the tenant uses the premises for purposes other than those authorized in the lease.

In most states, the remedies available to landlords for lease defaults are (1) terminating the lease and taking possession of the leased premises, (2) taking possession of the premises without terminating the lease and re-letting for the tenant’s account or (3) filing suit for recovery of rents and other damages, either as such amounts become due or at the end of the lease term. Generally, the tenant remains liable to the landlord for damages in an amount equal to the rent and other sums that would have been owed by the tenant under the lease for the balance of the term if the lease had not been terminated, less the net proceeds, if any, of any re-letting of the premises by the landlord subsequent to the termination. Also, the landlord may have the option to accelerate the rent under the lease or to pursue other state specific legal remedies.

The landlord’s choice of remedy depends on the law of the state where the premises are located. Remedies available under the laws of the state where the premises are located may restrict the enforcement of remedies provided in the corresponding tenant lease. Many states have laws that are favorable to tenants. For example, state law may provide that a landlord may evict the tenant only by commencing summary proceedings. In other states that are less protective of tenants, an eviction may be achieved by force or dispossession of the tenant from the premises and by removal of any and all of the property from the premises. If state law requires an order of eviction pursuant to legal proceedings, delays may result. In addition, if the landlord files suit for recovery of rents and other damages, the damages awarded, if any, may not fully cover the landlord’s losses from the tenant’s default.

Tenant Bankruptcy

Our ability to make payment on the Notes is dependent on our receipt of payments under the tenant leases. Lessee payments may be interrupted by the commencement of a bankruptcy proceeding for the lessee, though the Bankruptcy Code generally requires the debtor to pay actual, necessary costs and expenses of preserving the debtor’s estate after the filing date. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third-party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Any assurances provided to the lessor do not, in fact, prevent the tenant from failing to perform in the future. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code would also, if a tenant lease is determined to be a lease of real property rather than a license of personal property, limit a lessor’s damages for lease rejection to (a) the rent reserved under the lease (without regard to acceleration) for the longer of (1) one year, or (2) 15% of the remaining term of the lease (not to exceed three years) plus (b) unpaid rent as of the earlier of surrender of the property or the lessee’s bankruptcy filing.

Management

CCL is an indirect wholly owned subsidiary of CCIC. The board of directors of each Issuer and each Guarantor consists of the following executive officers of CCIC: Jay A. Brown, E. Blake Hawk and W. Benjamin Moreland (who is also a director of CCIC). The executive officers of each Issuer and each Guarantor consist of the following executive officers of CCIC: W. Benjamin Moreland, Jay A. Brown, E. Blake Hawk, James D. Young and Patrick Slowey. Philip M. Kelley, who is an executive officer of CCIC, is also an executive officer of each Guarantor, other than Pinnacle Towers V Inc. We have no employees and are dependent on the Manager for the conduct of our operations. See “—The Management Agreement”. The senior management of CCIC and of the Manager includes individuals who have substantial experience in the wireless communications industry. See “Management” for a brief biographical description of each of these individuals.

The Management Agreement

General

We do not have any employees. Prior to the issuance of the Original Notes, we were party to a management agreement with an affiliate of CCIC pursuant to which such affiliate managed our sites. Following the issuance of the Original Notes, Crown Castle USA Inc., an indirect wholly owned subsidiary of CCIC, continues to act as manager for us pursuant to a new management agreement among the Manager, the Issuer and the Asset Entities, which is substantially similar to the agreement that was in existence immediately prior to the Original Notes offering, other than as to certain provisions relating to the 7.75% Secured Notes that were refinanced with the proceeds from the Original Notes offering, including those provisions specific to the collateral arrangements. Pursuant to the Management Agreement, the Manager continues to perform, on our behalf, those functions reasonably necessary to maintain, market, operate, manage and administer the sites. Crown Castle USA Inc. currently acts as the manager of the majority of the towers held by subsidiaries of CCIC.

The Manager is our affiliate. The Manager’s role is to enter into (and perform services under) management agreements with us and other of its affiliates for the provision or procurement of those services necessary to the ownership and operation of their respective sites, including acting as leasing agent for the sites.

The following sections summarize certain provisions of the Management Agreement. A copy of such agreement has been filed as an exhibit to this registration statement. The summaries are general in nature, and are qualified in their entirety by reference to the complete Management Agreement.

Services

Site Management Services. Pursuant to the Management Agreement, the Manager performs, on our behalf, those functions reasonably necessary to maintain, market, operate, manage and administer the sites. The Manager’s duties include (1) marketing of site space, including locating potential lessees and negotiating and executing tenant leases on our behalf, (2) monitoring and managing the sites, including managing each Asset Entity’s property rights associated with the sites, making periodic inspections, maintaining insurance on the sites, keeping the sites in compliance with applicable laws and regulations, providing for necessary maintenance and arranging for utilities, services, equipment and supplies and (3) administering tenant leases, including maintaining a database of tenant leases, invoicing rent, managing delinquencies and defaults and performing services required to be performed by us under the terms of the tenant leases and the site management agreements.

Administrative Services. The Manager also performs administrative and support services for us, including services relating to taxes, accounting, litigation management, finance, the maintenance of books and records and the preparation of all financial statements, reports, notices and other documents required to be delivered by us under the terms of the indenture.

Operations Standards. The Manager is required to perform the services under the Management Agreement in accordance with the objective of maximizing revenue and minimizing expenses. The services performed in relation to the sites are required to be of a scope and quality not less than those generally performed by first class, professional managers of properties similar in type and quality to the sites and located in the same market areas as the sites.

Scope of Authority. The Manager acts as our exclusive agent with regard to the services described in the Management Agreement. In such capacity, the Manager has the authority to negotiate, execute, implement or terminate, as circumstances dictate, for and on our behalf, all tenant leases, ground leases, site management agreements, easements, contracts, permits, licenses, registrations, approvals, amendments and other instruments, documents and agreements as the Manager deems necessary or advisable. In addition, the Manager has full discretion in determining whether to commence litigation on our behalf, and has full authority to act on our behalf in any litigation proceedings or settlement discussions commenced by or against us.

Operating Expenses and Capital Expenditures. The Manager arranges for the payment of all operating expenses and the funding of all capital expenditures out of funds maintained on our behalf. We are responsible for funding our operating accounts or reimbursing the Manager for any expenses it advances on our behalf, and the Manager has no obligation to incur or authorize any operating expense or capital expenditure that cannot or will not be paid out of funds we generate.

Compensation

For each calendar month, the Manager is entitled to receive a management fee equal to 7.5% of our Management Agreement Operating Revenues during such month.

Term; Termination

The Management Agreement has successive terms of 30 days, and renews automatically for an additional 30 days at the end of any 30-day period unless terminated by us by written notice to the Manager. We intend to renew the Management Agreement unless otherwise directed by a majority of the holders of the Notes upon the earliest to occur of any one or more of the following events: (1) an event of default has occurred and is then continuing; (2) 30 days after notice from the trustee to the Issuer if the Manager has engaged in fraud, gross negligence or willful misconduct arising from, or in connection with, its performance under the Management Agreement which is reasonably likely to result in certain materially adverse effects; or (3) the Manager defaults under the Management Agreement, such default is reasonably likely to result in certain materially adverse effects, and such default remains unremedied for 30 days following written notice to the Manager. If we elect not to terminate the Management Agreement, the Manager will be obligated to continue to serve in such capacity unless it becomes unlawful for it to do so or otherwise until all obligations due and owing under the indenture governing the Notes have been satisfied. In addition, the Management Agreement will terminate automatically upon the occurrence of certain bankruptcy or insolvency events relating to us.

Indemnification

We are obligated to indemnify the Manager from and against any and all suits, liabilities, damages or claims for damages (including reasonable attorneys’ fees and other reasonable costs and expenses), in any way relating to the sites, the Manager’s performance of the services under the Management Agreement, or the exercise by the Manager of the authority granted to it, except for those relating to (1) any acts or omissions of the Manager or its agents, officers or employees in the performance of the services thereunder constituting misfeasance, bad faith or negligence or (2) any material breach of any representation or warranty made by the Manager thereunder.

Replacement of Manager

So long as no event of default exists, any replacement for the Manager will be an entity selected by us that is reasonably acceptable to us. If an event of default has occurred and is continuing, then the replacement will be selected by the trustee for the Notes. In either case, the terms and conditions on which the replacement Manager performs its services (including its management fee) may vary from those set forth in the Management Agreement.

LEGAL PROCEEDINGS

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s consolidated financial position or results of operations.

MANAGEMENT

CCL is an indirect wholly owned subsidiary of CCIC. The board of directors of each Issuer and each Guarantor consists of the following executive officers of CCIC: Jay A. Brown, E. Blake Hawk and W. Benjamin Moreland (who is also a director of CCIC). The executive officers of each Issuer and each Guarantor consist of the following executive officers of CCIC: W. Benjamin Moreland, Jay A. Brown, E. Blake Hawk, James D. Young and Patrick Slowey. Philip M. Kelley, who is an executive officer of CCIC, is also an executive officer of each Guarantor, other than Pinnacle Towers V Inc. CCL has no employees and depends on the Manager for the conduct of its operations. See “Business —The Management Agreement”. The senior management of CCIC, the Manager and our company, as applicable, includes individuals who have substantial experience in the wireless communications industry. Set forth below is a brief biographical description of each of these individuals.

W. Benjamin Moreland, age 49, was appointed as CCIC’s, the Manager’s and our President and Chief Executive Officer (“CEO”) effective July 2008. Prior to his appointment as President and CEO, Mr. Moreland served as Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) of CCIC, the Manager and us from February 2004, February 2005 and January 2007, respectively, in each case until July 2008. Mr. Moreland was appointed CFO and Treasurer of CCIC and the Manager in April 2000. Prior to being appointed CFO, he had served as CCIC’s and the Manager’s Senior Vice President (“SVP”) and Treasurer, including with respect to CCIC’s domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer, and PCIA-the Wireless Infrastructure Association. Mr. Moreland is also a director of CCIC.

Jay A. Brown, age 40, was appointed as CCIC’s, the Manager’s and our SVP, CFO and Treasurer effective July 2008. Mr. Brown served as CCIC’s, the Manager’s and our Treasurer from May 2004, February 2005 and January 2007, respectively, in each case until July 2008. Mr. Brown served as CCIC’s and the Manager’s Vice President of Finance from August 2001 and February 2005, respectively, until his appointment as CFO. Prior to that time and since joining CCIC in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

James D. Young, age 51, was appointed as CCIC’s, the Manager’s and our SVP and Chief Operating Officer (“COO”) in February 2009. Mr. Young served as CCIC’s and the Manager’s President—Tower Operations from October 2005 until February 2009 (Mr. Young served as our President—Tower Operations from August 2007 until February 2009). Prior to joining CCIC and the Manager and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

E. Blake Hawk, age 63, has been CCIC’s EVP and General Counsel since February 1999. Mr. Hawk has been EVP of the Manager and us since March 2000 and January 2007, respectively. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. In 1976, Mr. Hawk became licensed in Texas as an attorney and a certified public accountant.

Philip M. Kelley, age 40, was appointed as CCIC’s, the Manager’s and each Guarantor’s, other than Pinnacle Towers V Inc., SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), CCIC’s 77.6% owned subsidiary that operates CCIC’s Australia tower portfolio. From April 1997 until April 2004, Mr. Kelley served in a number of positions with CCIC and its subsidiaries in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.

Patrick Slowey, age 56, was appointed SVP and Chief Commercial Officer (“CCO”) of CCIC, the Manager and us in February 2012, having previously served as SVP—Sales & Customer Relations of CCIC, the Manager and us since January 2005, February 2005 and January 2007, respectively. Prior to 2005, Mr. Slowey served as CCIC’s and the Manager’s Vice President—National Sales. Mr. Slowey joined CCIC in 2000 as Vice President—Business Development. Prior to joining CCIC, Mr. Slowey served in various positions in sales and operations at Nextel Communications (now part of Sprint Nextel Corporation) and AT&T Wireless.

CORPORATE GOVERNANCE

The following discussion of corporate governance relates to our public parent company, CCIC, a New York Stock Exchange (“NYSE”) listed company. CCL is an indirect wholly owned subsidiary of CCIC, and, as a result, it does not have common interests listed on a national exchange. Because certain of CCIC’s operations are conducted by CCL and its subsidiaries, we have included the following discussion of the corporate governance of CCIC.

Crown Castle International Corp.’s Board Independence

CCIC’s board (the “CCIC Board”) is comprised of the following individuals: W. Benjamin Moreland, J. Landis Martin, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Dale N. Hatfield, Lee W. Hogan, Edward C. Hutcheson, Jr., John P. Kelly and Robert F. McKenzie.

The CCIC Board has affirmatively determined that each member of the CCIC Board, except Mr. Kelly (CCIC’s former President and CEO and Executive Vice Chairman) and Mr. Moreland (CCIC’s current President and CEO), has no material relationship with CCIC and is an independent director, as defined under NYSE listing standards.

To assist in its determination of director independence, the CCIC Board has adopted certain categorical standards. The CCIC Board determined the independence of the aforementioned independent directors taking into account such standards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

CCL is an indirect wholly owned subsidiary of CCIC. Because certain of CCIC’s operations are conducted by CCL and its subsidiaries, we have included the following discussion regarding CCIC’s compensation committee interlocks and insider participation.

CCIC maintains a compensation committee. The members of CCIC’s compensation committee are Lee W. Hogan, Ari Q. Fitzgerald and Robert E. Garrison II. There are no compensation committee interlocks between CCIC and any other entity involving CCIC’s or such other entity’s executive officers or board members.

None of the members of CCIC’s compensation committee during fiscal 2012 is or has been one of CCIC’s officers or employees. In addition, during 2012, none of CCIC’s executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our compensation committee or the CCIC Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of CC Holdings GS V LLC

The Issuers and the Asset Entities are owned by an operating partnership, Global Signal OP. CCL is a wholly owned subsidiary of Global Signal OP. CCGS Holdings Corp., which is an indirect subsidiary of CCIC, holds a 99% limited partnership interest and another indirectly wholly owned subsidiary of CCIC, Global Signal GP LLC, holds a 1% general partnership interest in Global Signal OP. A wholly owned subsidiary of CCIC, Crown Castle Operating Company, owns 100% of CCGS Holdings Corp. To facilitate the offering of the Notes, Crown Castle GS III Corp. serves as a corporate co-issuer of the Notes. Crown Castle GS III Corp. has no material assets and no operations. As a result, CCIC indirectly owns all of CCL’s outstanding membership interests as of the date of this prospectus. The address for CCIC is 1220 Augusta Drive, Suite 500, Houston, TX 77057. None of our directors or named executive officers beneficially own any membership interests in CCL.

Because CCIC indirectly owns all of CCL’s outstanding membership interests, we have included the following discussion regarding CCIC’s security ownership of certain beneficial owners and management. References to “CCIC Common Stock” refer to CCIC’s common stock which trades on the NYSE.

Management Ownership of Crown Castle International Corp.

The table below shows the beneficial ownership as of March 25, 2013 of CCIC Common Stock held by each of the directors, nominees for director, executive officers named in the “Executive Compensation – Summary Compensation Table” below and all current directors and executive officers of CCIC as a group. This table also gives effect to shares of CCIC Common Stock that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 25, 2013.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
Jay A. Brown	263,578	(d)	*	%
Cindy Christy	16,495		*
Ari Q. Fitzgerald	22,320	(e)	*
Robert E. Garrison II	32,241	(f)	*
Dale N. Hatfield	21,628		*
E. Blake Hawk	403,420	(g)	*
Lee W. Hogan	41,520		*
Edward C. Hutcheson, Jr.	55,153		*
John P. Kelly	802,734	(h)	*
J. Landis Martin	52,941		*
Robert F. McKenzie	25,175		*
W. Benjamin Moreland	788,537	(i)	*
Patrick Slowey	96,226	(j)	*
James D. Young	309,836	(k)	*
Current directors and executive officers as a group (15 persons total)	3,095,076	(l)	1.054%

*	Less than 1%.
(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.
(b)	As used in this section the following defined terms have the meanings set forth below:
•

Each of “2012 Time Vested RSAs”, “2012 Performance RSAs”, “Time Vested RSAs”, “Performance RSAs” and “Annual RSAs” has the meaning as described below in “Executive Compensation-Compensation Discussion and Analysis-Elements of Executive Compensation and Benefits-RSAs”.

•

“2010 Time Vested RSAs”, “2011 Time Vested RSAs”, and “2013 Time Vested RSAs” refer to certain Time Vested RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2010, 2011 and 2013, respectively. “2010 Performance RSAs”, “2011 Performance RSAs”, and “2013 Performance RSAs” refer to certain Performance RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2010, 2011 and 2013, respectively.

(c)	Pursuant to SEC rules, CCIC Common Stock percentages are based on the number of outstanding shares of CCIC Common Stock as of March 25, 2013.
(d)	Includes (1) 2011 Time Vested RSAs for 3,572 shares, (2) 2011 Performance RSAs for 32,800 shares, (3) 2012 Time Vested RSAs for 6,910 shares, (4) 2012 Performance RSAs for 37,745 shares, (5) 2013 time Vested RSAs for 10,093 shares, (6) 2013 Performance RSAs for 43,938 shares, (7) 7,965 shares of CCIC Common Stock held in a 401(k) account and (8) 2,000 shares of CCIC Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.
(e)	Represents 22,320 shares of CCIC Common Stock held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.
(f)	Includes 2,000 shares of CCIC Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power. Mr. Garrison’s shares are held in a margin account (together with other securities).
(g)	Includes (1) 2011 Time Vested RSAs for 2,264 shares, (2) 2011 Performance RSAs for 20,788 shares, (3) 2012 Time Vested RSAs for 4,252 shares, (4) 2012 Performance RSAs for 23,223 shares, (5) 2013 Time Vested RSAs for 6,785 shares, (6) 2013 Performance RSAs for 29,535 shares and (7) 365 shares of CCIC Common Stock held in a 401(k) account.
(h)	Includes 405 shares of CCIC Common Stock held in a 401(k) account.
(i)	Includes (1) 2011 Time Vested RSAs for 9,452 shares, (2) 2011 Performance RSAs for 86,806 shares, (3) 2012 Time Vested RSAs for 16,982 shares, (4) 2012 Performance RSAs for 92,758 shares, (5) 2013 Time Vested RSAs for 25,156 shares, (6) 2013 Performance RSAs for 109,510 shares and (7) 368,946 shares of CCIC Common Stock held in a margin account (together with other securities) with no extension of credit outstanding as of March 25, 2013.
(j)	Includes (1) 2011 Time Vested RSAs for 2,223 shares, (2) 2011 Performance RSAs for 20,416 shares, (3) 2012 Time Vested RSAs for 3,994 shares, (4) 2012 Performance RSAs for 21,816 shares, (5) 2013 Time Vested RSAs for 4,977 shares, (6) 2013 Performance RSAs for 21,666 shares and (7) 328 shares held by Mr. Slowey’s daughter. Mr. Slowey disclaims beneficial ownership of the shares held by his daughter.
(k)	Includes (1) 2011 Time Vested RSAs for 3,553 shares, (2) 2011 Performance RSAs for 32,624 shares, (3) 2012 Time Vested RSAs for 6,874 shares, (4) 2012 Performance RSAs for 37,543 shares, (5) 2013 Time Vested RSAs for 10,042 shares and (6) 2013 Performance RSAs for 43,715 shares.
(l)	Includes (1) 2011 Time Vested RSAs for 22,919 shares, (2) 2011 Performance RSAs for 210,469 shares, (3) 2012 Time Vested RSAs for 42,269 shares, (4) 2012 Performance RSAs for 230,875 shares, (5) 2013 Time Vested RSAs for 60,902 shares, (6) 2013 Performance RSAs for 265,118 shares and (7) 8,977 shares of CCIC Common Stock held in 401(k) accounts.

Other Security Ownership of Crown Castle International Corp.

The following is a tabulation as of March 25, 2013 of CCIC’s stockholders who own beneficially in excess of 5% of CCIC Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
T. Rowe Price Associates, Inc.(a)	30,982,618	10.546%
100 E. Pratt Street Baltimore, MD 21202
Capital Research Global Investors(b)	23,425,828	7.974%
333 South Hope Street Los Angeles, CA 90071
Janus Capital Management LLC(c)	19,368,474	6.593%
151 Detroit Street Denver, CO 80206
The Growth Fund of America, Inc.(d)	18,637,630	6.344%
333 South Hope Street Los Angeles, CA 90071
BlackRock, Inc.(e)	16,646,630	5.667%
40 East 52nd Street New York, NY 10022

(a)	Based on an amendment to Schedule 13G filed with the SEC on February 8, 2013, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 9,282,359 of such shares and sole dispositive power over 30,982,618 of such shares of CCIC Common Stock. Price Associates has advised CCIC that these securities are owned by various individual and institutional investors with respect to which Price Associates serves as investment adviser with power to direct investments or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(b)	Based on an amendment to Schedule 13G filed with the SEC on February 12, 2013, Capital Research Global Investors (“CapRe”) has sole voting power and sole dispositive power over all 23,425,828 of such shares of CCIC Common Stock. The Schedule 13G notes that CapRe is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company (“CRMC”) acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CapRe has advised CCIC that CRMC manages equity assets for various investment companies through two divisions, CapRe and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.
(c)

Based on an amendment to Schedule 13G filed with the SEC on February 14, 2013, Janus Capital Management LLC (“Janus Capital”) reports (i) sole voting power and sole dispositive power with respect to 14,336,581 of such shares and (ii) shared voting and shared dispositive power with respect to 5,031,893 of such shares. The Schedule 13G amendment states that Janus Capital has a direct 95.67% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to such ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 14,336,581 shares of CCIC Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 5,031,893 of the shares of CCIC Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.
(d)	Based on a Schedule 13G filed with the SEC on February 13, 2013, the Growth Fund of America, Inc. (“Growth Fund”) reports (i) sole voting and sole dispositive power with respect to none of such shares and (ii) shared voting power and shared dispositive power with respect to none of such shares. The Schedule 13G states that, under certain circumstances, Growth Fund may vote the shares of the fund and that these shares may also be reflected in a filing made by CapRe or Capital World Investors. The Schedule 13G also states that Growth Fund, which is an investment company registered under the Investment Company Act of 1940 and which is advised by CRMC, is the beneficial owner of 18,637,630 shares of CCIC Common Stock. CRMC manages equity assets for various investment companies through two divisions, CapRe and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.
(e)	Based on a Schedule 13G filed with the SEC on January 30, 2013, BlackRock, Inc. reports sole voting power and sole dispositive power with respect to all 16,646,630 of such shares.

EXECUTIVE COMPENSATION

Our executive officers are comprised of executive officers of our public parent company, CCIC. Consequently, our named executive officers are the same as CCIC’s named executive officers. None of our executive officers receives additional compensation for serving as our executive officer. All compensation matters relating to the executive officers, including compensation philosophy, are administered by CCIC, as discussed below. As a result, set forth below is executive compensation disclosure related to CCIC for the year ended December 31, 2012. Unless the context otherwise requires, references in this “Executive Compensation” section to “we,” “us,” “our,” or “our company” refer to CCIC, together with its subsidiaries.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Throughout this “Executive Compensation” section, the individuals who served as our CEO and CFO during 2012, as well as the other named executive officers included in the table below at “—Summary Compensation Table” are referred to as “NEOs”.

2012 Executive Summary

Rewarding improvements in our operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the framework for our executive compensation program. In order to align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation elements that provide “pay-for-performance,” rewarding our executives for improvements in our results of operations and growth in the value of CCIC Common Stock.

To emphasize the importance of “pay-for-performance” in our executive compensation philosophy and our culture, our incentive compensation elements are linked directly to specific performance measures.

The short-term incentive element of our executive compensation program rewards our executives, generally pursuant to annual incentive awards (“AIs”), for improvements in one or more financial performance measures and key individual performance objectives specific to each executive. For 2012, as a result of generally exceeding the financial performance measures and individual performance objectives, the AIs awarded pursuant to our 2012 Executive Management Team Annual Incentive Plan resulted in AI compensation above target. Details regarding AI compensation for our executives as short-term incentives are provided at “—Elements of Executive Compensation and Benefits—Short-Term Incentives” in this CD&A.

In recent years, including 2012, pursuant to the long-term incentive element of our executive compensation program, our executives have been granted restricted stock awards (“RSAs”), 35% of which have terms pursuant to which the transfer and forfeiture restrictions terminate (i.e., “vest”) based on the passage of time over a three-year period and the remaining 65% percent of which may performance vest based upon the attainment of CCIC Common Stock price appreciation hurdles over a three-year period. For the 2012 long-term incentive grant, the performance vesting component of the RSAs may vest at different levels based upon the attainment of CCIC Common Stock price appreciation hurdles along a per share price range continuum ranging from $60.21 to $79.10. Details regarding RSAs awarded to our executives as long-term incentives are provided at “—Elements of Executive Compensation and Benefits—Long-Term Incentives” in this CD&A.

We have adopted stock ownership guidelines which require our executives to own a certain number of shares of CCIC Common Stock, which may include shares of CCIC Common Stock resulting from the vesting of RSAs previously granted to the executive. See “—Other Matters—Stock Ownership Guidelines” in this CD&A for additional details regarding the stock ownership guidelines.

Other notable highlights of our executive compensation program include:

•	The compensation committee (for purposes of this CD&A, “Committee”) consists of independent directors and regularly meets in executive session without management present.

•	The Committee has engaged an independent Compensation Consultant (as defined below) and annually assesses the Compensation Consultant’s performance.

•	The Committee reviews each executive’s annual and historical compensation prior to making compensation decisions.

•	We mitigate potential risk associated with compensation through the use of caps on potential incentive payments, stock ownership guidelines, and multiple performance metrics.

•	We offer no employment agreements with executives.

•

We offer severance agreements with executives which, in the case of a change in control, require both a qualified change in control and termination of the executive for severance and other benefits to be paid.

•	We offer no perquisites or health and welfare benefits to executives other than those that are offered to all of our employees.

•	We target total direct compensation levels for executives at approximately the 50th percentile of market.

At the 2012 annual meeting of stockholders held May 24, 2012 (“2012 Annual Meeting”), we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with 98.29% voting in favor of the proposal (based upon the voting power represented by shares of CCIC Common Stock present at the 2012 Annual Meeting and entitled to vote on such matter). The Committee has interpreted this vote to mean that our stockholders are supportive of our executive compensation philosophy and program and thus did not approve any significant changes to the 2013 executive compensation program in response to this vote.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:

•	base salary

•	short-term incentives

•	long-term incentives

•	Health and welfare benefits:

•	401(k) plan

•	medical, dental and vision benefits

•	life insurance benefits

•	vacation

•	Learning and development:

•	training

•	succession planning

•	performance management

•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it has been our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of CCIC Common Stock, in order to align our executives’ interests with those of our stockholders.

The Committee is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based and other compensatory plans. The Board of Directors of CCIC (“CCIC Board”) further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers. Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the CCIC Board has approved or taken any action required of it with respect to such matter.

In performing its duties, the Committee obtains input, as it deems necessary, from an independent compensation consultant (“Compensation Consultant”), which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.

Executive Compensation Program Objectives

General

The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Market Analysis

The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging in a competitive market analysis with respect to each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•

Peer Group Data. Each year the Committee considers public companies in the wireless infrastructure and telecommunications industries and selects 10 to 20 of such companies to comprise a peer group (“Peer Group”) with respect to which compensation data is obtained and reviewed by the Committee. While some of the companies within the Peer Group may change from year to year, for consistency, the same Peer Group is used in our Competitive Market Analysis for all elements of compensation in a given year. The Peer Group companies used in the Competitive Market Analysis for gauging the executives’ 2012 compensation were:

• American Tower Corporation	• NetApp, Inc.

• Ciena Corporation	• NII Holdings, Inc.

• Clearwire Corporation	• Polycom, Inc.

• Frontier Communications Corporation	• SBA Communications Corporation

• Juniper Networks, Inc.	• Tellabs, Inc.

• Lamar Advertising Company	• tw telecom inc.

• Leap Wireless International, Inc.	• Windstream Corporation

• MetroPCS Communications, Inc.

•

General Industry Market Data. A sample of general industry market data from third-party proprietary compensation surveys, primarily from Towers Watson, as analyzed by the Compensation Consultant (including regression analysis), is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications industry (e.g., a financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, the applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

Total Compensation Review

Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;

•	short-term incentive compensation;

•	long-term incentive compensation;

•	severance benefits; and

•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders. The following table shows the approximate allocation of actual base salary, AIs and RSAs for 2012 (as shown in “—Summary Compensation Table”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Year	Fixed (Base Salary)	Short-Term Variable (AI’s)	Long-Term Variable (RSAs)
W. Benjamin Moreland	President & CEO	2012	12%	21%	67%
Jay A. Brown	SVP, CFO & Treasurer	2012	18%	21%	61%
James D. Young	SVP & COO	2012	18%	21%	61%
E. Blake Hawk	EVP & General Counsel	2012	23%	24%	53%
Patrick Slowey	SVP & CCO	2012	21%	26%	53%

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSAs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

As noted above, in lieu of targeting each compensation element at a specified percentile of market, the Committee seeks to target total direct compensation for our executives at approximately the 50th percentile of market (“50th Percentile Target Total Direct Compensation Philosophy”), while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile of market should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to align each position’s base salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;

•	the annual cost of labor adjustment as provided in various proprietary surveys; and

•	the executive’s existing base salary as compared to the Competitive Market Analysis.

The Committee reviews proposals made by the CEO with regard to base salary adjustments for executives other than himself, and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and determines and approves an appropriate base salary. For 2012, Messrs. Moreland, Brown, Young, Hawk and Slowey each received an annual increase to base salary of 3.0%.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are generally directly linked to specific short-term financial, operational and individual performance objectives.

Our short-term incentives are generally “at risk,” meaning they are earned based upon meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:

•	be performance-based;

•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;

•	be competitive with the market;

•	motivate executives by providing the appropriate rewards for individual and corporate performance based on our goals and objectives;

•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;

•	link the financial measures with stockholder expectations; and

•	link the financial and non-financial measures with the individual performance of the executives.

AI Awards

To achieve the foregoing objectives, our short-term incentives for executives are generally comprised of performance-based AI’s paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent reasonable growth over both prior year goals and prior year actual results. The performance period covered by the AI Plan is from January 1 to December 31 (“AI Plan Year End”) of the applicable calendar year.

AI Plan Award Opportunity. Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of such executive’s target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of such executive’s target opportunity. To mitigate excessive risk, AI awards are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These percentages were selected by the Committee at the time the plan was designed after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The following table lists the 2012 AI award opportunities and actual awards as a percentage of base salary for each of the NEOs.

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
W. Benjamin Moreland	President & CEO	0.0%	50.0%	100.0%	175.00%	162.5%
Jay A. Brown	SVP, CFO & Treasurer	0.0%	37.5%	75.0%	131.25%	121.0%
James D. Young	SVP, COO	0.0%	37.5%	75.0%	131.25%	121.0%
E. Blake Hawk	EVP & General Counsel	0.0%	37.5%	75.0%	112.5%	105.2%
Patrick Slowey	SVP & CCO	0.0%	37.5%	75.0%	131.25%	125.2%

AI Performance Goals. For 2012, as in other recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2012 corporate/business unit performance goals for our executive officers included the following:

•	Corporate Adjusted EBITDA[1]

•	Corporate Adjusted Funds From Operations[2] (“AFFO”) per Share

•	Business Unit Net New Sales

[1]	We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
[2]	We define Adjusted Funds From Operations as Funds From Operations (defined below) before straight-line revenue, straight-line expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts, and interest rate swaps, other (income) and expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, asset write-down charges and less capital improvement capital expenditures and corporate capital expenditures. We define Funds From Operations as net income plus adjusted tax provision plus real estate depreciation, amortization and accretion.

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weightings may be used within this category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. For 2012, as in other recent years, the type and level of corporate/business unit performance goals are primarily based on the CCIC Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the CCIC Board approved budget amounts.

The following table lists the 2012 corporate/business unit performance goals used in connection with determining the NEOs’ 2012 AI awards (with respect to the position held by the NEO as of December 31, 2012).

	Annual Incentive Financial Performance Zone				Actual Multiple of Target
Corporate/Business Unit Performance Goals	Threshold	Target	Maximum	Actual	Operating Executive	Functional Executive
Corporate Adjusted EBITDA	$1,331,325,000	$1,372,500,000	$1,509,750,000	$1,543,802,352	1.75	1.50
Corporate AFFO per Share	$2.612	$2.779	$3.335	$3.071	1.39	1.26
Business Unit Net New Sales	$29,447,641	$32,719,601	$35,991,561	$73,961,418	1.75	—

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals approved by the Committee for the CEO and by the CEO for other executive officers, pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations

•	Meets Plus Expectations

•	Meets Expectations

•	Meets Most Expectations

•	Does Not Meet Expectations

The performance goals weightings for each NEO for 2012 (with respect to the position held by the NEO as of December 31 of each such year) were as follows:

		2012 Performance Goal Weightings
Name	Title	Corporate Adjusted EBITDA	Corporate AFFO per Share	Business Unit Net New Sales	Individual	Total
W. Benjamin Moreland	President & CEO	40%	35%	—	25%[3]	100%
Jay Brown	SVP, CFO & Treasurer	40%	35%	—	25%[4]	100%
James D. Young	SVP & COO	40%	35%	—	25%[5]	100%
E. Blake Hawk	EVP & General Counsel	30%	20%	—	50%[6]	100%
Patrick Slowey	SVP & CCO	20%	20%	40%	20%[7]	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

[3]	For Mr. Moreland, the 2012 individual performance goals include (1) ensure balance sheet flexibility is maintained, while optimizing financial outcome for stockholders; (2) maintain succession plans; (3) assess strategic opportunities and communicate and make recommendations to the CCIC Board as appropriate; (4) transition executive target total direct compensation levels toward market median; and (5) ensure NextG acquisition is properly integrated and staffed. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Moreland’s 2012 individual performance goals.
[4]	For Mr. Brown, the 2012 individual performance goals include (1) ensure timely and accurate compliance with respect to SEC financial reporting and debt reporting requirements; (2) ensure appropriate long-term flexibility of the balance sheet is maintained while optimizing financial outcomes for stockholders; (3) provide internal financial acumen training and development and quarterly reviews of financial results; (4) maintain succession plans; (5) ensure effective management of investor relations; and (6) seek to maximize outcomes regarding DAS and discretionary capital allocations. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Brown’s 2012 individual performance goals.
[5]	For Mr. Young, the 2012 individual performance goals include (1) meet or exceed 2012 business plan budget; (2) properly manage integration of NextG regarding DAS objectives; (3) lead effective cross-functional operational relationships to continue to drive consistency and efficiencies; and (4) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Young’s 2012 individual performance goals.
[6]	For Mr. Hawk, the 2012 individual performance goals include (1) continue to ensure timely and accurate compliance with respect to taxes, corporate maintenance and governance, litigation, securitization, employment and regulatory reporting requirements; (2) continue mitigating tax, legal and regulatory exposure through enhanced planning; (3) provide timely and accurate tax, legal and regulatory support to internal customers; (4) maintain legal team structure with respect to NextG integration, DAS and other services; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Hawk’s 2012 individual performance goals.
[7]	For Mr. Slowey, the 2012 individual performance goals include (1) identify and maximize tower leasing opportunities; (2) enhance internal relationships to identify and execute installation services, new tower builds, new DAS builds and rooftop opportunities; (3) develop and maintain strong customer relationships; (4) continue to refine and improve proprietary leasing demand forecasting model; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Slowey’s 2012 individual performance goals.

Following AI Plan Year End, an individual performance rating is (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations: A corporate and business unit operating executive may earn an individual performance payout multiple of 131% to 175%, and a functional executive may earn a payout multiple of 131% to 150%.

•	Meets Plus Expectations: An executive may earn an individual performance payout multiple of 111% to 130%.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.

•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.

•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to such executive’s AI calculation.

There are also two additional performance requirements for an AI Plan award:

•	A minimum financial performance level of 95% of budgeted Corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

For 2012, the NEOs received an AI award based on the following total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
W. Benjamin Moreland	President & CEO	158%	175%	163%
Jay A. Brown	SVP, CFO & Treasurer	158%	170%	161%
James D. Young	SVP & COO	158%	170%	161%
E. Blake Hawk	EVP & General Counsel	140%	140%	140%
Patrick Slowey	SVP & CCO	166%	170%	167%

Additional details regarding the AI Plan awards for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2012”.

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation to growth in stockholder value;

•	provide a means for our executives to accumulate shares of CCIC Common Stock in order to foster an “ownership culture”; and

•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. With respect to the long-term incentives for recent years, including 2012, the Committee, with the assistance of our Compensation Consultant, assessed the economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to meet our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;

•	promote a long-term perspective among executives to complement the short-term perspective promoted by the AI awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of CCIC Common Stock;

•	support the growth in stockholder value;

•	be efficient from a tax and stockholder dilution perspective;

•	serve as a retention device;

•	be cash efficient by emphasizing the use of CCIC Common Stock; and

•	provide stability to our overall compensation program.

Although our 2004 Plan (approved by our stockholders on May 26, 2004) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent vesting and time vesting RSAs best meets the objectives outlined above. The Committee utilizes RSAs in various forms to meet these objectives.

RSAs

There are three general categories of RSAs which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:

•

Annual RSAs (“Annual RSAs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSAs granted to executives have been comprised of a combination of (1) RSAs that vest upon the satisfaction of certain CCIC Common Stock performance criteria for a certain period of time (“Performance Criteria”) along with potentially a time vesting component (“Performance RSAs”) and (2) RSAs vesting solely pursuant to a time-based vesting criteria (“Time Vested RSAs”). Annual RSAs granted to non-executive employees are typically Time Vested RSAs.

•	New hire RSAs (“New Hire RSAs”) are Time Vested RSAs[8] awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSAs (“Promotion RSAs”) are Performance RSAs or Time Vested RSAs[8] awarded to certain executives in recognition of a promotion to a new position or role.

Annual RSAs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSA program summary, which summarizes the parameters of the Annual RSAs, New Hire RSAs and Promotion RSAs for grant to executives in the current fiscal year pursuant to our 2004 Plan. No New Hire RSAs have been granted to any NEO since 2005, and no Promotion RSAs have been granted to any NEO since 2008.

[8]	New Hire RSAs and Promotion RSAs with time vesting typically vest equally over three years.

In addition to the foregoing, other RSAs (“Other RSAs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. No Other RSAs have been granted to the NEOs since 2007.

2012 Annual RSAs.  To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, in the first quarter of 2012, the Committee authorized, as 2012 Annual RSAs, the grant to the NEOs and certain other key employees of a combination of (1) Time Vested RSAs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2013, 2014 and 2015 (“2012 Time Vested RSAs”) and (2) Performance RSAs which may performance vest pursuant to a time and Performance Criteria over a three year performance period as further described below (“2012 Performance RSAs”). With respect to the 2012 Annual RSAs granted to the NEOs, the grant value mix between 2012 Time Vested RSAs and 2012 Performance RSAs is approximately 35% and 65%9, respectively, of the combined total grant value for each NEO (“Grant

Value”). In connection with the 2012 Annual RSAs, the Committee authorized the grant of 2012 Time Vested RSAs for approximately 385,477 shares to 491 employees and 2012 Performance RSAs for 449,665 shares10 to 26 employees, including 2012 Time Vested RSAs for 58,516 shares to the NEOs and 2012 Performance RSAs for 213,085 shares10 to the NEOs.

As to the time and Performance Criteria for the 2012 Performance RSAs, a percentage of the 2012 Performance RSAs (from 50% to 150% of the Target Shares (defined below)) may cliff vest on February 19, 2015 (“2012 Performance Period Date”) based upon the highest average closing price per share of CCIC Common Stock for 20 consecutive trading days during the last 180 days of the performance period (“Highest Average Price”) achieving a price appreciation hurdle along a per share price range continuum consisting of a Minimum Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is equal to the applicable Target Level divided by $39.7911. The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 150% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a compound annual growth rate of 5%, 10% and 15% to the Base Price as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price[12] ($52.01) x 1.05^3	$60.21
Target	Base Price ($52.01) x 1.10^3	$69.23
Maximum	Base Price ($52.01) x 1.15^3	$79.10

[9]	With respect to the 2012 Performance RSAs, the 65% of Grant Value represents the target level of such award for each NEO (“Target Level”).
[10]	The number of shares subject to 2012 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.
[11]	Calculated as the Base Price (defined below) of $52.01 per share, adjusted for an ASC 718 valuation ratio provided by the Compensation Consultant.
[12]	The “Base Price” is equal to the closing CCIC Common Stock price per share on February 23, 2012, the date of grant.

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the 2012 Performance Period Date is 50%, 100% or 150% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$60.21	50%
Minimum Price to Target Price	Between $60.21 and $69.23	Between 50% and 100% (an additional increase of approximately 5.54% for each $1.00 increase in the Highest Average Price above $60.21)
Target Price	$69.23	100%
Target Price to Maximum Price	Between $69.23 and $79.10	Between 100% and 150% (an additional increase of approximately 5.07% for each $1.00 increase in the Highest Average Price above $69.23)
Maximum Price or higher	$79.10 and above	150%

In addition, if the closing share price of the CCIC Common Stock is at or above the Minimum Price of $60.21 on the 2012 Performance Period Date and none of the vesting criteria described above has yet been satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the CCIC Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the 2012 Performance Period Date.

The levels at which the CCIC Common Stock price vesting targets are established for a given year’s Performance RSA grant are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical CCIC Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources, which includes consideration of market and industry trends.

Additional information regarding the Performance RSAs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2012”.

RSA Valuations and Grant Levels. In determining RSA valuations and grant levels with respect to Annual RSAs, as with the other components of executive compensation, the Committee utilizes a 50th Percentile Target Total Direct Compensation Philosophy. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish ranges of RSA multiples of base salary for each executive. An RSA multiple of base salary, generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role, is then (1) determined and approved by the Committee for the CEO and

(2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives. The fair value of the RSAs as shares to be granted to each executive, typically based on the per share closing price of the CCIC Common Stock on the date of grant.13

In addition to considering the valuation of each RSA grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSAs to be granted. Each year, the Committee reviews and recommends to the CCIC Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSAs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSAs as compared to independent surveys from third party sources, which may include Towers Watson and others. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Our stockholder dilution was approximately 2.4%, and our burn rate was approximately 0.3%, for the year ended December 31, 2012. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies based upon the independent surveys identified above.

Stock Options

Neither the Committee nor the CCIC Board has granted stock options to purchase shares of CCIC Common Stock to employees since 2003, and neither has granted stock options to any executive officers, including the NEOs, since October 2001. Neither the Committee nor the CCIC Board currently anticipates granting stock options to executives or other employees for the foreseeable future.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

[13]

The valuation methodology used to value the 2012 Performance RSAs and 2012 Time Vested RSAs considers the fair value of RSAs with and without market conditions. We estimate the fair value of RSAs without market conditions based on the number of shares granted and the quoted price of our stock at the date of grant. We estimate the fair value of RSAs with market conditions using a Monte Carlo simulation. Our determination of the fair value of RSAs with market conditions on the date of grant is affected by its stock price as well as assumptions regarding a number of highly complex and subjective variables. The determination of fair value using a Monte Carlo simulation requires the input of subjective assumptions, and other reasonable assumptions could provide differing results. The following table summarizes the assumptions used in the Monte Carlo simulation to determine the grant-date fair value for the awards granted during the years ended December 31, 2012, 2011 and 2010, respectively, with market conditions.

	Years Ended December 31,
	2012	2011	2010
Risk-free rate	0.4%	1.4%	1.5%
Expected volatility	31%	48%	49%
Expected dividend rate	—	—	—

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively, a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include Towers Watson and others. Subsequent Severance Agreements may be different as a result of such reviews.

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment”.

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us (which is subject to the Committee’s discretion) equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”) and (2) a discretionary annual matching contribution from us (which is also subject to the Committee’s discretion) equal to 100% of the next 3% of the executive’s compensation contributed, subject to IRS limitations (“Discretionary Match”). The value of our Base Match and Discretionary Match contributions for each NEO for the 2012, 2011 and 2010 401(k) Plan years are found in the table below “—Summary Compensation Table”.

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2012, 2011 and 2010 are found in the tables provided below “—Summary Compensation Table” and “—All Other Compensation Table”.

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2012.

Other Matters

Stock Ownership Guidelines

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership guidelines designed to support a culture of ownership among the NEOs and certain other senior officers. The Committee believes the maintenance of CCIC Common Stock ownership guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure the executives have a meaningful economic stake in the CCIC Common Stock, while satisfying the executives’ need for portfolio diversification.

Our stock ownership guidelines provide that our NEOs should acquire the following specified number of shares of CCIC Common Stock, which number does not include unvested performance-based RSAs and unexercised stock options:

Executive	Title	Number of Shares
W. Benjamin Moreland	President & CEO	100,000
Jay A. Brown	SVP, CFO & Treasurer	45,000
James D. Young	SVP & COO	45,000
E. Blake Hawk	EVP & General Counsel	45,000
Patrick Slowey[14]	SVP & CCO	10,000

Current officers have until May 20, 2014 to acquire the applicable number of shares specified by the guidelines. As of March 25, 2013 (“Record Date”), each of the NEOs serving at that time held in excess of the number of shares of CCIC Common Stock specified by the stock ownership guidelines.

In addition, any new executive officer appointed who reports directly to the CEO shall be subject to stock ownership guidelines relating to 45,000 shares of CCIC Common Stock, with such officer having five years from the effective date of his or her appointment to acquire the applicable number of shares.

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation and of valuation methodology see “—Elements of Executive Compensation and Benefits—RSA Valuation and Grant Levels”.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

[14]	Mr. Slowey’s CCIC Common Stock ownership retention levels are set forth in his Severance Agreement.

All compensation attributable to the vesting of Performance RSAs during 2012 satisfied the requirements for deductibility under Section 162(m). For 2012, the portion of combined base salary, AI award, and vesting of Time Vested RSAs in excess of $1 million for Messrs. Moreland, Brown, Young, Hawk and Slowey does not qualify as performance-based compensation under Section 162(m) and is not deductible by us.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2012, 2011 and 2010. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Bonus (b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
W. Benjamin Moreland	2012	$716,962	$—	$3,782,010	$1,171,763	$29,850	$5,700,585
President & CEO	2011	680,769	—	3,681,206	962,790	28,946	5,353,711
	2010	578,702	—	3,603,928	1,012,500	27,797	5,222,927

Jay A. Brown	2012	437,617	—	1,538,949	532,287	29,783	2,538,636
SVP, CFO & Treasurer	2011	421,137	—	1,390,984	428,732	28,862	2,269,715
	2010	385,719	—	1,840,626	467,069	27,657	2,721,071

James D. Young	2012	435,277	—	1,530,737	529,441	29,781	2,525,236
SVP & COO	2011	422,600	—	1,383,498	410,503	28,864	2,245,465
	2010	410,291	—	1,838,086	444,006	27,674	2,720,057

E. Blake Hawk	2012	409,726	—	946,845	433,394	24,837	1,814,802
EVP & General Counsel	2011	398,252	—	881,581	362,487	19,888	1,662,208
	2010	388,583	—	1,369,200	395,657	19,468	2,172,908

Patrick Slowey	2012	354,105	—	889,498	445,663	29,693	1,718,959
SVP & CCO	2011	339,124	178,000	865,783	341,673	28,774	1,753,354
	2010	300,306	—	966,368	321,350	27,579	1,615,603

(a)	Represents the dollar value of base salary earned by the NEO during the applicable fiscal year. In the first quarter 2012, the NEOs received annual increases to their base salaries of 3%. In the first quarter 2011, the NEOs received annual increases to their base salaries ranging from 2.4% to 16.7%. In the first quarter of 2010, the NEOs received annual increases to their base salaries ranging from 3.0% to 22.7%.
(b)	Represents a special discretionary bonus awarded to Mr. Slowey for significantly exceeding the Business Unit Net New Sales financial performance goal in 2011. No other NEO received a discretionary bonus.
(c)	Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with U.S. GAAP. A description of the vesting parameters that are generally applicable to the RSAs granted in 2012 is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” and below at “–Grants of Plan-Based Awards in 2012” and “–Outstanding Equity Awards at 2012 Fiscal Year-End”.
(d)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AI Plan. These AI awards are paid in cash. Additional details regarding the range of the NEOs’ 2012 AI award opportunities are disclosed above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” and below in the table and related footnotes at “–Grants of Plan-Based Awards in 2012”.
(e)	Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto.

All Other Compensation Table

The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)
W. Benjamin Moreland	2012	$15,000	$14,850	$29,850
	2011	14,700	14,246	28,946
	2010	14,700	13,097	27,797

Jay A. Brown	2012	15,000	14,783	29,783
	2011	14,700	14,162	28,862
	2010	14,700	12,957	27,657

James D. Young	2012	15,000	14,781	29,781
	2011	14,700	14,164	28,864
	2010	14,700	12,974	27,674

E. Blake Hawk	2012	15,000	9,837	24,837
	2011	14,700	5,188	19,888
	2010	14,700	4,768	19,468

Patrick Slowey	2012	15,000	14,693	29,693
	2011	14,700	14,074	28,774
	2010	14,700	12,879	27,579

(a)	Represents our Base Match and Discretionary Match contributions made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.
(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:
•	Medical and vision insurance
•	Dental insurance
•	Basic life insurance
•	Short-term disability insurance
•	Long-term disability insurance
(c)	Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table”.

Grants of Plan-Based Awards in 2012

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2012:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards($)(d)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Benjamin Moreland	—	$360,500	$721,000	$1,261,750	—	—	—	—	$—
	2/23/12	—	—	—	—	—	—	25,473	1,324,851
	2/23/12	—	—	—	30,919	61,839	92,758	—	2,457,159

Jay A. Brown	—	165,031	330,062	577,608	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	10,365	539,084
	2/23/12	—	—	—	12,582	25,163	37,745	—	999,865

James D. Young	—	164,148	328,297	574,519	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	10,310	536,223
	2/23/12	—	—	—	12,514	25,029	37,543	—	994,514

E. Blake Hawk	—	154,513	309,026	463,538	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	6,377	331,668
	2/23/12	—	—	—	7,741	15,482	23,223	—	615,177

Patrick Slowey	—	133,538	267,075	467,381	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	5,991	311,592
	2/23/12	—	—	—	7,272	14,544	21,816	—	577,906

(a)	Represents the estimated payouts that the NEOs could earn under the 2012 AI Plan as described in the CD&A above. The AI opportunities for each NEO, calculated as a percentage of the NEO’s base salary, are provided above in “—CD&A–Elements of Executive Compensation and Benefits—Short Term Incentives—AI Plan Award Opportunity”. The actual AI awards paid to each NEO under the AI Plan are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “—Summary Compensation Table”.
(b)	The grant listed for each NEO represents the 2012 Performance RSAs granted in the first quarter of 2012. Such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “—CD&A—Elements of Executive Compensation and Benefits–Long-Term Incentives—RSAs”. The aggregate compensation cost calculated in accordance with GAAP for 2012 for the 2012 Performance RSAs granted to the NEOs is included above in the Stock Awards column of the table at “—Summary Compensation Table”.
(c)	The grant listed for each NEO represents the 2012 Time Vested RSAs granted in the first quarter of 2012. All such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSAs”. The aggregate compensation cost calculated in accordance with GAAP for 2012 for the 2012 Time Vested RSAs granted to the NEOs is included above in the Stock Awards column of the table at “—Summary Compensation Table”.
(d)	Represents the grant date fair value of the 2012 Performance RSAs and 2012 Time Vested RSAs granted to the NEOs in 2012 calculated in accordance with GAAP, the aggregate of which is included above in the Stock Awards column of the table at “Summary Compensation Table”. Generally, the grant date fair value is the amount we would expense in our financial statements over the RSA’s vesting schedule. For information on the valuation assumptions, see “—Elements of Executive Compensation and Benefits—RSA Valuation and Grant Levels”. A description of the vesting parameters that are generally applicable to the 2012 Performance RSAs and 2012 Time Vested RSAs granted to the NEOs as a component of long-term equity-based compensation is provided above at “—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSAs”.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2012 for each NEO. As of December 31, 2012, none of the NEOs had any outstanding exercisable or unexercisable stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
W. Benjamin Moreland	10,912	$787,410	—	$—
	—	—	103,393	7,460,839
	18,904	1,364,113	—	—
	—	—	86,806	6,263,921
	25,473	1,838,132	—	—
	—	—	92,758	6,693,417

Jay A. Brown	5,573	402,148	—	—
	—	—	52,806	3,810,481
	7,144	515,511	—	—
	—	—	32,800	2,366,848
	10,365	747,938	—	—
	—	—	37,745	2,723,679

James D. Young	5,566	401,643	—	—
	—	—	52,733	3,805,213
	7,105	512,697	—	—
	—	—	32,624	2,354,148
	10,310	743,970	—	—
	—	—	37,543	2,709,103

E. Blake Hawk	4,146	299,175	—	—
	—	—	39,281	2,834,517
	4,528	326,740	—	—
	—	—	20,788	1,500,062
	6,377	460,164	—	—
	—	—	23,223	1,675,772

Patrick Slowey	2,926	211,140	—	—
	—	—	27,724	2,000,564
	4,446	320,823	—	—
	—		20,416	1,473,219
	5,991	432,311	—	—
	—	—	21,816	1,574,243

(a)	Represents the outstanding and unvested portion of certain Time Vested RSA grants. The three grants listed for each NEO represent the 2010 Time Vested RSAs, 2011 Time Vested RSAs and 2012 Time Vested RSAs, respectively.
(b)	Represents the market value of the outstanding RSAs described in footnote (a) above that have not yet vested, based on the closing CCIC Common Stock price as of December 31, 2012 of $72.16 per share.
(c)

Represents outstanding and unvested portion of certain Performance RSAs. The three grants listed for each NEO represent the maximum number of shares that may be earned under the 2010 Performance RSAs, 2011

Performance RSAs and 2012 Performance RSAs, respectively, if the Highest Average Price achieved is $66.51 or above for the 2010 Performance RSAs, $68.99 or above for the 2011 Performance RSAs, and $79.10 or above for the 2012 Performance RSAs. With regard to the 2010 Performance RSAs, the Highest Average Price achieved exceeded the maximum price of $66.51 per share, and as a result the maximum number of shares under the 2010 Performance RSAs vested on February 19, 2013. Details of the vesting parameters that are generally applicable to the 2012 Performance RSAs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs”.
(d)	Represents the market value of the outstanding Performance RSAs described in footnote (c) above that have not yet vested, based on the closing CCIC Common Stock price as of December 31, 2012 of $72.16 per share.

Option Exercises and Stock Vested in 2012

The following table provides the amount realized during 2012 by each NEO upon the exercise of options and upon the vesting of RSAs. No options were exercised by any of the NEOs in 2012.

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Benjamin Moreland	267,570	$13,745,071
Jay A. Brown	147,167	7,559,969
James D. Young	177,789	9,133,021
E. Blake Hawk	198,106	10,176,705
Patrick Slowey	95,977	4,930,338

(a)	For Messrs. Moreland, Brown, Young, Hawk and Slowey, the amounts shown include (1) 100% of the 2009 Performance RSA grant, which vested during 2012 for achieving the maximum per share price performance hurdle of $39.06 for 20 consecutive trading days (230,082 shares, 128,462 shares, 156,988 shares, 178,418 shares, and 84,536 shares, respectively), (2) 33% of the 2009 Time Vested RSA grant, which vested during 2012 (17,124 shares, 9,561 shares, 11,684 shares, 13,279 shares, and 6,292 shares, respectively), (3) 33% of the 2010 Time Vested RSA grant, which vested during 2012 (10,912 shares, 5,573 shares, 5,565 shares, 4,146 shares, and 2,926 shares, respectively), and (4) 33% of the 2011 Time Vest RSA grant, which vested during 2012 (9,452 shares, 3,571 shares, 3,552 shares, 2,263 shares, and 2,223 shares, respectively).

Potential Payments Upon Termination of Employment

We have entered into Severance Agreements containing non-compete and non-solicitation provisions with each NEO.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Moreland and Hawk) or one (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Moreland and Hawk) or one year (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Moreland and Hawk)[15] or (2) continued vesting for two years after termination (for all other NEOs covered by a Severance Agreement).

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Moreland and Hawk) or two (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Moreland and Hawk) or two years (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•	immediate vesting of any outstanding RSAs[16] and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. The following table and footnotes thereto

[15]	In lieu of immediate vesting, the 2010, 2011 and 2012 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs.
[16]	The 2010, 2011 and 2012 Performance RSAs vest immediately with respect to the Target Shares and continue to vest pursuant to the performance criteria with respect to the remaining shares.

summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2012.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of Restricted Stock($)(c)	Other($)(d)	Estimated Tax Gross Up($)(e)	Alternative Total Employment Termination Benefits($)(f)
W. Benjamin Moreland	Qualifying Upon Change in Control	$3,785,250	$20,088,762	$589,393	$—	$24,463,405
	Qualifying	2,523,500	11,450,493	575,679	—	14,549,672
	Non-Qualifying	—	—	—	—	—

Jay A. Brown	Qualifying Upon Change in Control	1,452,271	8,869,780	320,982	—	10,643,033
	Qualifying	726,135	5,476,078	307,268	—	6,509,481
	Non-Qualifying	—	—	—	—	—

James D. Young	Qualifying Upon Change in Control	1,356,960	8,839,040	275,680	—	10,471,680
	Qualifying	678,480	5,463,522	261,965	—	6,403,967
	Non-Qualifying	—	—	—	—	—

E. Blake Hawk	Qualifying Upon Change in Control	2,163,179	6,037,830	342,921	—	8,543,930
	Qualifying	1,442,119	3,920,597	334,122	—	5,696,838
	Non-Qualifying	—	—	—	—	—

Patrick Slowey	Qualifying Upon Change in Control	1,103,910	4,996,489	230,784	—	6,331,183
	Qualifying	551,955	2,964,838	217,069	—	3,733,862
	Non-Qualifying	—	—	—	—	—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:
•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.
•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).
(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Moreland and Hawk, and two and one for Messrs. Brown, Young and Slowey for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary.
(c)

Represents the value of accelerating the vesting of the outstanding unvested RSAs as of December 31, 2012 (calculated as the number of accelerated RSAs multiplied by $72.16, the closing price per share of CCIC Common Stock on December 31, 2012). In connection with a Qualifying Termination Upon Change in Control, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest, provided that the 2010 Performance RSAs, 2011 Performance RSAs and 2012 Performance RSAs vest immediately with respect to the Target Shares held by the NEOs and continue to vest pursuant to the performance criteria with respect to the remaining 2010 Performance RSA shares, 2011 Performance RSA shares and 2012 Performance RSAs shares. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Moreland and Hawk, provided that the 2010 Performance RSAs, 2011 Performance RSAs and 2012 Performance RSAs

continue to vest pursuant to the performance criteria for such RSAs or (2) continue to vest for two years after termination for Messrs. Brown, Young and Slowey.
(d)	Other termination benefits represent the following items:
•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2012, and any prior year actual annual incentives relating to 2011 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.
•

An estimate of our 401(k) Plan matching contributions for continued participation in the 401(k) Plan for 2012, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2012, this amount includes our Discretionary Match contribution for 2012, which is $7,500 since each of the NEOs achieved the level of contribution necessary for 2012 to be eligible for the 3% Discretionary Match.

(e)	In accordance with the NEOs’ Severance Agreements, we will provide a tax assistance payment to cover any excise tax imposed under Code Section 4999. There should be no excise tax imposed on any of the NEOs as the parachute amount is less than the IRC Section 280G parameters of three times the base amount.
(f)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CC Holdings GS V LLC’s Related Party Transactions

As discussed in note 5 to our 2012 consolidated financial statements, included herein, we entered into a management agreement with CCUSA, which replaced a previous management agreement among the same parties. Pursuant to these management agreements, CCUSA has agreed to employ, supervise, and pay at all times a sufficient number of capable employees as may be necessary to perform services in accordance with the operation standards defined in the Management Agreement. CCUSA currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. The management fee is equal to 7.5% of our Management Agreement Operating Revenues. The fee is compensation for those functions reasonably necessary to maintain, market, operate, manage and administer the towers, other than the operating expenses, which includes but is not limited to real estate and personal property taxes, ground lease and easement payments, and insurance premiums. The management fee charged by CCUSA to the Company pursuant to the Management Agreement for the three months ended March 31, 2013 and 2012 totaled $9.9 million and $9.6 million, respectively. The management fee charged by CCUSA for the years ended December 31, 2012, 2011 and 2010 totaled $38.7 million, $36.6 million and $34.9 million, respectively. See note 5 to our 2012 consolidated financial statements.

In addition, CCUSA may perform the installation services on our towers, for which we are not a party to any such agreements and for which no operating results are reflected herein.

As part of the CCIC strategy to obtain long-term control of the land under its towers, affiliates of ours have acquired rights to land interests under our towers. These affiliates then lease the land to us. Under such circumstances, our obligation typically continues with the same or similar economic terms as the lease agreement for the land that existed prior to the purchase of such land by the affiliate. As of March 31, 2013, there were approximately 1,700 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $6.8 million and $5.7 million for the three months ended March 31, 2013 and 2012, respectively. As of December 31, 2012, there were approximately 1,600 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $24.4 million, $18.3 million and $15.8 million for the years ended December 31, 2012, 2011 and 2010, respectively. Also, we receive rent revenue from affiliates for land owned by us that affiliates have towers on and pay ground rent expense to affiliates for land owned by affiliates that we have towers on. For the three months ended March 31, 2013 and 2012, rent revenue from affiliates totaled $0.1 million and $0.2 million, respectively. For the years ended December 31, 2012, 2011 and 2010, rent revenue from affiliates totaled $0.6 million, $0.3 million and $0.3 million, respectively.

In 2010 and 2012, CCIC acquired through market purchases $199.6 million and $35.5 million, respectively, of principal amount of the 7.75% Secured Notes. In December 2012, the 7.75% Secured Notes held by CCIC were contributed to us with a face value of $235.1 million. Prior to this non cash contribution of the 7.75% Secured Notes in December 2012, the 7.75% Secured Notes acquired by CCIC remained outstanding on our consolidated balance sheet. For the three months ended March 31, 2012, the Company recorded interest expense and amortization of deferred financing costs of approximately $4.2 million with respect to the portion of the 7.75% Secured Notes previously outstanding with CCIC. For the years ended December 31, 2012, 2011 and 2010, we recorded interest expense and amortization of deferred financing costs of approximately $17.2 million, $15.9 million and $14.8 million, respectively, on the amount previously due to CCIC.

The Company recorded net equity distributions of $100.4 million and $30.3 million for the three months ended March 31, 2013 and 2012, respectively, reflecting net distributions to its member and ultimately other subsidiaries of CCIC. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to the Company’s member and ultimately other subsidiaries of CCIC. See note 5 of our 2012 condensed consolidated financial statements for a discussion of the equity contribution related to income taxes.

The Company recorded net equity distributions of $353.5 million, $104.2 million and $107.7 million for the years ended December 31, 2012, 2011, and 2010, respectively, reflecting net distributions to its member and ultimately other subsidiaries of CCIC, including the contribution of the 7.75% Secured Notes held by CCIC and the distribution of excess cash from the refinancing of the 7.75% Secured Notes. Cash on-hand above the amount that is required by the Management Agreement has been, and is expected to continue to be, distributed to the Company’s member and ultimately other subsidiaries of CCIC. See note 7 of our 2012 consolidated financial statements for a discussion of the equity contribution related to income taxes.

Crown Castle International Corp.’s Review, Approval or Ratification of Related Party Transactions

CCIC’s Board, has adopted a related-party transaction approval policy, which also applies to CCL and the Asset Entities. CCL is an indirect wholly owned subsidiary of CCIC. Because certain of CCIC’s operations are conducted by CCL and its subsidiaries, we have included this discussion of CCIC’s policies in respect of its review, approval or ratification of related party transactions. Unless the context otherwise requires, references in this section to “we,” “us,” “our,” or “our company” refer to CCIC, together with its subsidiaries.

From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The CCIC Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the CCIC Board considers various aspects of the transaction it deems appropriate, which may include:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	whether such transaction might affect the independent status of a director under NYSE independence standards;

•	the importance of the transaction to the related person and to us; and

•	whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our company.

Any member of the CCIC Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

DESCRIPTION OF THE NOTES

General

CC Holdings GS V LLC and Crown Castle GS III Corp. issued $500,000,000 aggregate principal amount of unregistered 2.381% Senior Secured Notes due 2017 (the “2017 Original Notes”) and $1,000,000,000 aggregate principal amount of unregistered 3.849% Senior Secured Notes due 2023 (the “2023 Original Notes”) and will issue up to $500,000,000 aggregate principal amount of registered 2.381% Senior Secured Notes due 2017 (the “2017 Exchange Notes”) and up to $1,000,000,000 aggregate principal amount of registered 3.849% Senior Secured Notes due 2023 (the “2023 Exchange Notes”) in exchange for a like principal amount of the 2017 Original Notes and 2023 Original Notes, as applicable, under an indenture dated as of December 24, 2012, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to the 2017 Original Notes and the 2017 Exchange Notes together as the “2017 notes” and the 2023 Original Notes and the 2023 Exchange Notes together as the “2023 notes”. The 2017 notes and the 2023 notes constitute separate series of notes under the indenture. Unless the context otherwise requires, references to “Original Notes” in this “Description of the Notes” include both the 2017 Original Notes and the 2023 Original Notes, and references to “Exchange Notes” in this “Description of the Notes” include both the 2017 Exchange Notes and the 2023 Exchange Notes.

You can find the definitions of certain terms used in the following summary under “—Certain Definitions”. In this summary (1) “CCL” or “Issuer” refers only to CC Holdings GS V LLC (which is the direct or indirect parent of the Guarantors) and not to any of its Subsidiaries, (2) “GS III” or “Co-issuer” refers to Crown Castle GS III Corp., a subsidiary of CCL with nominal assets that was formed to act as a co-issuer of notes issued by CCL and which conducts no operations, (3) the “Issuers” refers collectively to CCL and GS III, as co-issuers of the notes, and (4) “Parent” refers to Crown Castle International Corp. and not to any of its Subsidiaries.

Unless the context otherwise requires, references to “notes” in this “Description of the Notes” include the Original Notes, which were not registered under the Securities Act, and the Exchange Notes offered hereby, which have been registered under the Securities Act. Any Original Notes of a series that remain outstanding after completion of the applicable Exchange Offer, together with the Exchange Notes of such series issued in such Exchange Offer, will be treated as part of the same class and series as the applicable Original Notes under the indenture. The terms of the Exchange Notes are identical to the terms of the applicable series of Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to such Original Notes do not apply to the applicable Exchange Notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as Holders of the notes. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus. A copy of the indenture will be available upon request to CCL.

The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

Brief Description of the Notes and the Note Guarantees

The notes:

•	are the joint and several general obligations of the Issuers;

•	are secured by the Equity Interests of the Guarantors as described below;

•	rank equally in right of payment with any future senior secured debt of the Issuers secured by the same Collateral (including any additional notes issued by CCL), if any, under the indenture;

•	rank senior in right of payment to the extent of the value of the Collateral with all existing and future senior unsecured debt of the Issuers;

•

are guaranteed by each direct and indirect Subsidiary of CCL (other than the Co-issuer), and each such Subsidiary has pledged all Equity Interests of the Guarantors held by it to secure such guarantee;

•

in the case of the 2017 notes, accrue interest from December 24, 2012 at a rate of 2.381% per annum, which is payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 2013, to Holders of record on the immediately preceding June 1 and December 1; and

•

in the case of the 2023 notes, accrue interest from December 24, 2012 at a rate of 3.849% per annum, which is payable semi-annually in cash in arrears on April 15 and October 15 of each year to Holders of record on the immediately preceding April 1 and October 1.

The indenture also contains covenants with respect to the following:

•	incurrence of Indebtedness;

•	Liens;

•	merger, consolidation or sale of assets and changes of control;

•	sales or issuances of Equity Interests of Subsidiaries;

•	transactions with Affiliates;

•	additional Guarantees;

•	reports; and

•	Management Agreement.

Each Note Guarantee:

•

is a senior obligation of the relevant Subsidiary and, to the extent such Subsidiary is required to pledge any Equity Interests pursuant to the Pledge Agreement, is a senior secured obligation of such Subsidiary;

•	is secured by the Equity Interests of any Guarantors held by such Subsidiary to the extent such Equity Interests are required to be pledged pursuant to the Pledge Agreement; and

•

ranks equally in right of payment with other future senior debt of such Subsidiary, if any, and, to the extent the applicable Subsidiary is required to pledge any Equity Interests pursuant to the Pledge Agreement, ranks equally in right of payment with other future senior secured debt of such Subsidiary, if any, secured by the same Collateral.

Principal, Maturity and Interest

The 2017 notes initially were limited in aggregate principal amount to $500,000,000 and will mature on December 15, 2017. The 2023 notes initially were limited in aggregate principal amount to $1,000,000,000 and will mature on April 15, 2023. The indenture governing the notes allows the Issuers to issue additional 2017 notes and additional 2023 notes (collectively, “additional notes”), subject to the limitations set forth under “—Certain Covenants—Incurrence of Indebtedness”. Such additional notes may be issued in one or more series and with the same or different CUSIP number than the 2017 notes or the 2023 notes, as applicable; provided, however, that the same CUSIP number may be issued only if the additional notes issued are fungible with the original notes of the series for U.S. federal income tax purposes. Any such additional 2017 notes and additional

2023 notes will be treated as part of the same series as the 2017 notes and the 2023 notes, respectively, for purposes of voting under the indenture. Holders of additional notes will share equally and ratably in the Collateral with the Holders of the Original Notes and Exchange Notes. Unless the context requires otherwise, for all purposes of the indenture and this “Description of the Notes,” (i) references to the 2017 notes include any additional 2017 notes actually issued, (ii) references to the 2023 notes include any additional 2023 notes actually issued and (iii) references to the notes include any notes and additional notes actually issued. The Issuers will issue the notes in denominations of $2,000 and integral multiples of $1,000 thereafter.

Interest on the 2017 notes will accrue at the rate of 2.381% per annum and will be payable semi-annually in U.S. Dollars on June 15 and December 15 of each year, commencing June 15, 2013, to Holders of record on the immediately preceding June 1 and December 1. Interest on the 2023 notes will accrue at the rate of 3.849% per annum and will be payable semi-annually in U.S. Dollars on April 15 and October 15 of each year to Holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal, premium and interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar for the notes within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee under the indenture will initially act as the paying agent and registrar for the notes. The Issuers may change the paying agent or registrar under the indenture without prior notice to the Holders, and CCL or any of its Subsidiaries may act as paying agent or registrar under the indenture.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any notes selected for redemption. Also, the Issuers are not required to transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed.

Collateral Arrangements

Collateral Description

The Original Notes and the related Note Guarantees are, and the Exchange Notes and the related Note Guarantees will be, secured by perfected, first priority (subject to certain exceptions described under “—Certain Covenants—Liens”) pledges of the Equity Interests of each of the Guarantors and proceeds thereof.

The Original Notes are not, and the Exchange Notes will not be, secured by any other assets, including any mortgage liens on the Properties or an assignment of Global Signal II’s rights under the Sprint Master Leases with respect to the towers or other personal property related to the Sprint Sites.

Release of Collateral

The Issuers and the Guarantors will be entitled to the release of the Collateral from the Liens securing the notes under one or more of the following circumstances:

(1)	to enable CCL or any Subsidiary to consummate the disposition of such Collateral as described under the caption “—Asset Sales; Asset Exchanges”;

(2)	as described under the caption “—Amendments, Supplement and Waiver” below; or

(3)	as otherwise provided in the Pledge Agreement.

Upon the release of any Subsidiary from its Guarantee, if any, in accordance with the terms of the indenture, the Lien on any Collateral held by such Guarantor and the Lien on any pledged Equity Interests issued by such Guarantor will automatically terminate.

In addition, upon the occurrence of (i) payment in full of the principal of accrued and unpaid interest on, and premium if any, on the notes and any other obligations under the indenture, the Guarantees and the Pledge Agreement that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a discharge of the indenture as described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge,” the Liens on all Collateral created under the Pledge Agreement for the benefit of the Holders of the notes will terminate.

To the extent applicable, CCL will cause TIA §314(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of CCL, except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent person, which person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, CCL will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA §314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, whether or not issued to CCL by the SEC, or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Optional Redemption

At CCL’s option, we may redeem the notes of either series at any time in whole or in part. If we elect to redeem the notes of a series, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date:

•	100% of the aggregate principal amount of the notes of such series of notes to be redeemed or

•	the sum of the present values of the Remaining Scheduled Payments of such series of notes.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to (1) in the case of the 2017 notes, the Treasury Rate plus 25 basis points and (2) in the case of the 2023 notes, the Treasury Rate plus 35 basis points.

The following terms are relevant to the determination of the redemption price.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC or their respective successors as may be appointed from time to time by us.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee is given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC or two other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by us; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Selection and Notice

If less than all of the notes of a series are to be redeemed at any time, the trustee under the indenture will select notes of the series to be redeemed on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $2,000 of principal amount at maturity or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption, subject to any condition included in the applicable notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Guarantees

The obligations of the Issuers pursuant to the Original Notes are, and the obligations of the Issuers pursuant to the Exchange Notes will be, unconditionally guaranteed (each, a “Note Guarantee”), jointly and severally, by all existing and future direct and indirect Subsidiaries (other than the Co-issuer) of CCL (collectively, the “Guarantors”), and the Equity Interests of each such Subsidiary have been pledged to secure the notes and such Note Guarantee. To the extent any Guarantor has pledged Equity Interests of any other Guarantor, its Note Guarantee will rank equally with other future senior secured debt of such Subsidiary, if any, to the extent secured by the same Collateral. If CCL or any of its Subsidiaries acquires or creates a Subsidiary after the Issue Date, such new Subsidiary must provide a Note Guarantee. GS III has no Subsidiaries.

Each Note Guarantee is limited to the maximum amount that would not render the Subsidiary’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Subsidiary’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Subsidiary may have effectively no obligation under its Note Guarantee. See “Risk Factors—The security interest granted by us to secure our obligations under the notes and the guarantees made by the Asset Entities could be challenged as fraudulent conveyances and any such determination by a court could impair our ability to repay the notes”.

The Note Guarantee of a Subsidiary will terminate upon the defeasance or discharge of the notes, as provided in “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”.

Asset Sales; Asset Exchanges

CCL will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1)	CCL (or its Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)	fair market value is determined by the Manager;

(3)	with respect to any Asset Sale or series of related Asset Sales between CCL or its Subsidiaries, on the one hand, and an Affiliate of CCL (other than its Subsidiaries), on the other, that involves consideration in excess of $50,000,000, the aggregate fair market value of the assets or rights of CCL or its Subsidiaries included in such Asset Sale or series of related Asset Sales is determined by the Manager after receiving an opinion or appraisal as to such valuation issued by an investment banking firm, accounting firm or appraisal firm of national standing (provided such firm is not an Affiliate of the Manager);

(4)	except in the case of an Asset Exchange, 75% of the consideration received in such Asset Sale by CCL or such Subsidiary is in the form of cash or Permitted Investments; and

(5)	no Event of Default shall have occurred and be continuing and an Event of Default would not occur as a result of such Asset Sale.

For purposes of clause (4) above only, each of the following shall be deemed to be cash:

(a)	any liabilities, as shown on CCL’s or such Subsidiary’s most recent balance sheet, of CCL or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases CCL or the applicable Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by CCL or any Subsidiary from the transferee that are converted by CCL or the Subsidiary into cash within 270 days of the applicable Asset Sale, to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, CCL or such Subsidiary may apply such Net Proceeds to make capital expenditures or acquire other long-term assets (including long-term land use easements, ground leases and similar land rights) that are used or useful in the business.

Pending the final application of any Net Proceeds, CCL or such Subsidiary may apply or invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph (whether by election or the passage of time) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuers will be required to make an offer to all Holders of notes to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be payable in cash and will be equal to 100% of the principal amount of any notes, plus the accrued and unpaid interest, if any, to the date of purchase. Each Asset Sale Offer will be made in accordance with the procedures set forth in the indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of any securities laws or regulations applicable to any Asset Sale Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of the compliance.

Certain Covenants

Incurrence of Indebtedness

CCL will not, and will not permit its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(1)	the incurrence by CCL and its Subsidiaries of the Indebtedness represented by the notes and the Note Guarantees to be issued on the date of the indenture and Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (1);

(2)	(i) unsecured trade payables arising out of purchases of goods or services in the ordinary course of business that would otherwise constitute Indebtedness and (ii) Indebtedness incurred in the financing of equipment, land or other property in the ordinary course of business, provided that the aggregate amount of any such trade payables and Indebtedness relating to the financing of equipment, land or other property outstanding does not, at any time, exceed $100,000,000 in the aggregate with respect to CCL and its Subsidiaries; and

(3)	the (i) incurrence of unsecured Indebtedness and (ii) issuance of additional notes by CCL under the indenture (and the related Note Guarantees); provided that CCL’s Debt to Adjusted Consolidated Cash Flow Ratio at the time of the incurrence of such unsecured Indebtedness or issuance of such additional notes, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds from such incurrence or issuance, as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements of CCL are available, would have been no greater than 3.5 to 1.

Liens

CCL will not, and will not permit its Subsidiaries to, permit their respective interests in the Properties or any other collateral for the notes or the Note Guarantees to be encumbered by any Liens other than:

(1)	those created pursuant to the indenture and the Pledge Agreement;

(2)	Liens existing on the Issue Date; provided that such existing Liens do not secure obligations in the aggregate in excess of $10,000,000;

(3)	Liens existing on the Issue Date to the extent the Indebtedness and other obligations purportedly secured thereby have been paid in full (or sufficient cash has been deposited (and such deposit shall have become irrevocable) into an account with a trustee in respect of such Indebtedness pending repayment or redemption of such Indebtedness) and the Liens have been (or will, within 20 days of the Issue Date, be) released (other than any mortgage filing not yet terminated that does not secure an outstanding obligation); provided that (i) CCL and its Subsidiaries are diligently taking such actions necessary to terminate any such mortgage filings and (ii) CCL provides documentation on a quarterly basis to the trustee evidencing its progress in terminating any such mortgage filings;

(4)	future Liens for property taxes and assessments not then delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the indenture;

(5)	Impositions not yet due and payable or Liens arising after the Issue Date that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the indenture;

(6)	statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens that arise by operation of law after the date of the indenture are incurred in the ordinary course of business and are discharged by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith in accordance with the indenture;

(7)	Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business and permitted to be incurred pursuant to clause (2) under “—Incurrence of Indebtedness;”

(8)	all easements, rights-of-way, restrictions, licenses or restrictions on use and other similar charges or non-monetary encumbrances against real property that do not result in a Material Adverse Effect, as determined in good faith by the Manager;

(9)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(10)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(11)	judgment Liens with respect to which CCL or any of its Subsidiaries shall then be proceeding with an appeal or other proceeding for review;

(12)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(13)	leases and subleases of property in the ordinary course of business which do not materially interfere with the ordinary conduct of the business.

Merger, Consolidation or Sale of Assets; Limitation on Changes of Control

CCL may not, and CCL will not permit any Subsidiary to:

(1)	consolidate or merge with or into; or

(2)	sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its Properties or assets in one or more related transactions;

in each case, to another corporation, Person or entity unless:

(i) the resulting, surviving or transferee entity is either CCL or such Subsidiary, as the case may be, or is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of CCL’s or such Subsidiary’s, as the case may be, obligations under the indenture or Note Guarantee; and

(ii) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing.

The foregoing will not restrict a merger by CCL or any Subsidiary with or into CCL or another Subsidiary of CCL or a merger entered into solely for the purpose of reincorporating CCL or such Subsidiary in another jurisdiction.

In addition, transfers of the direct or indirect ownership of Voting Stock of CCL by Parent will not be permitted, except for any of the following:

(i) a transfer following which Parent owns, directly or indirectly, a majority of the Voting Stock of CCL;

(ii) a transfer of no more than 49% of the direct or indirect Voting Stock of CCL (in the aggregate);

(iii) a transfer or a series of transfers the result of which is the proposed transferee (together with its Affiliates) becoming the owner of a majority of the Voting Stock of CCL, so long as either (x) none of S&P, Moody’s or Fitch will issue a downgrade, withdrawal or qualification of the rating given to the notes upon consummation of such transfer or series of transfers or (y) immediately after giving effect to such proposed transfer or series of transfers, at least one of S&P, Moody’s or Fitch shall continue to rate the notes as Investment Grade; and

(iv) any transfer or issuance of Capital Stock of Parent or any merger of Parent with or into another Person or entity.

Limitation on Sale or Issuance of Equity Interests of Subsidiaries

CCL will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or issue any Equity Interests of a Subsidiary, provided, however, that a Subsidiary of CCL may issue Equity Interests so long as following any such issuance, CCL directly or indirectly continues to own 100% of the Equity Interests of such Subsidiary and, to the extent other Equity Interests of that Subsidiary constitute Collateral at the time of such issuance, such newly-issued Equity Interests would constitute Collateral.

Transactions with Affiliates

CCL will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than CCL or another Subsidiary of CCL) of CCL or any of its Subsidiaries, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of CCL and upon fair and reasonable terms that are no less favorable to CCL or any of its Subsidiaries than would reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of CCL or any its Subsidiaries (other than CCL or another Subsidiary of CCL). The Management Agreement and the performance of the parties thereunder, including the payment of the Management Fee (and any reasonably comparable management agreement and reasonably comparable management fee entered into in replacement of such Management Agreement and Management Fee) shall be permitted under this covenant.

Additional Guarantees

If CCL or any of its Subsidiaries acquires or creates another Subsidiary after the date of the indenture, then that newly acquired or created Subsidiary will guarantee the notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, CCL will furnish to the Holders or cause the trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations applicable to a registrant that is not an accelerated filer or a large accelerated filer:

(1)	annual audited consolidated financial statements and quarterly consolidated financial statements for CCL (including financial statement footnotes as would otherwise be required in financial statements for such periods filed with the SEC) and management’s discussion and analysis of the results of operations and a description of the business of CCL and its Subsidiaries as of the date of such report (but, in the case of this clause (1), only to the extent similar information is included in the offering memorandum relating to the issuance of the Original Notes); provided that such obligation to prepare management’s discussion and analysis of the results of operations will be satisfied to the extent Parent or CCL includes similar information with respect to the business of CCL and its Subsidiaries in its filings with the SEC; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) or 5.01 (Changes in Control of Registrant) if CCL were required to file such reports; provided, however, that no such current report will be required to be furnished if CCL determines in its good faith judgment that such event is not material to Holders of notes or the business, assets, operations, financial positions or prospects of CCL and its Subsidiaries, taken as a whole; provided further, however, that this clause (2) will be satisfied to the extent Parent or CCL files such current report on Form 8-K with respect to such event with the SEC.

Each annual report will include a report on CCL’s consolidated financial statements by CCL’s certified independent accountants.

No later than the date CCL is required to provide those reports to the trustee and the Holders, either (a) CCL will post the reports specified in the preceding paragraph on its website (or the website of Parent) and maintain such posting so long as any notes remain outstanding or (b) Parent or CCL will file or furnish such reports on its Form 10-K, 10-Q or 8-K, as the case may be, on EDGAR. To the extent such postings or filings are made, the reports will be deemed to be furnished to the trustee and Holders.

In addition, CCL agrees that, for so long as any notes remain outstanding, if at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the Holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything contained in this covenant to the contrary, if CCL at any time after the Issue Date is or was subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), CCL will file with the SEC (unless the SEC will not accept such a filing), and promptly after such filing furnish the trustee and the Holders (or cause the trustee to furnish to the Holders) with, such annual and other reports (but, with respect to current reports, only those current reports specified in clause (2) above) as are specified in Sections 13 and 15(d) of the Exchange Act, such reports to be so filed and furnished within the time periods specified in the first sentence of this covenant and containing all the information, audit reports and exhibits required for such reports. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, CCL will post the reports specified in the preceding sentence on its website (or the website of its Parent) within the time periods set forth in the first sentence of this covenant.

To the extent such postings or filings are made, the reports will be deemed to be provided to the trustee and the Holders.

Management Agreement

CCL will, and will cause its Subsidiaries to, cause Manager (including any replacement manager that is an Acceptable Manager) to manage the Properties in accordance with the Management Agreement in all material respects. CCL will, and will cause its Subsidiaries to, (1) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of CCL and each Subsidiary required to be performed and observed and (2) promptly notify the trustee of any notice to any of CCL or its Subsidiaries of any material default under the Management Agreement of which it is aware.

Holders of a majority in principal amount of the outstanding notes will have the right to remove the Manager and replace such Manager with a Person to be selected by CCL and reasonably acceptable to the trustee (or, if an Event of Default has occurred and is then continuing, selected by the trustee) and without payment of any termination fee, upon the earliest to occur of any one or more of the following events: (1) an Event of Default has occurred and is then continuing, (2) thirty (30) days after notice from trustee to CCL if Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement or (3) Manager defaults under the Management Agreement, such default is reasonably likely to have a Material Adverse Effect, and such default remains unremedied for thirty (30) days following written notice to Manager.

Maintenance and Repair

CCL will, and will cause its Subsidiaries to, maintain and keep the Properties, considered as a whole, in good condition, repair and working order, and CCL will, and will cause its Subsidiaries to, cause to be made such repairs, renewals, replacements, betterments and improvements thereof as, in the judgment of the Manager, CCL or such Subsidiary, may be necessary in order that the operation of the Properties, considered as a whole, may be conducted in accordance with common industry practice in all material respects; provided, however, that nothing shall prevent the Manager, CCL or such Subsidiary from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Properties; and provided, further, that nothing shall prevent the Manager, CCL or such Subsidiary from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Properties so long as any such sale, transfer or other disposition is permitted by, and conducted in accordance with, the terms of the indenture.

Hazard, Liability and Other Insurance

CCL will maintain, or cause its Subsidiaries to maintain, insurance with respect to its Properties for physical hazard, flood (for any Property located in an area of “special flood hazard”), earthquake (for any such Property located in an area prone to “geological phenomenon”) and business interruption, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by insurance companies that the Manager or CCL believe to be reputable.

Events of Default and Remedies

Each of the following constitutes an Event of Default under the indenture:

(1)	failure of the Issuers to pay interest on the notes within 30 days of being due;

(2)	failure of the Issuers to pay any principal of, or premium, if any, when the same is due on the notes;

(3)	failure by CCL to consummate an Asset Sale Offer in accordance with the provisions of the indenture applicable to the offers;

(4)	any default in the performance of or compliance with any of the obligations under the covenants described under (i) except as set forth in clause (5) below, “—Certain Covenants,” or (ii) except as set forth in clause (3) above, the caption “—Asset Sales; Asset Exchanges,” in each case of clause (i) or (ii) if such default is not fully cured within 60 days after written notice to CCL (or such longer period as may be required to effectuate such cure not to exceed 90 days);

(5)	any default in the performance of or compliance with any obligations under the covenant described under “—Certain Covenants—Reports” if such default is not fully cured within 120 days following written notice to CCL;

(6)	any default in the performance of or compliance with any other obligations imposed by the indenture and Pledge Agreement that is reasonably likely to have a Material Adverse Effect if such default is not fully cured within 30 days after written notice to CCL (or such longer period as may be required to effectuate such cure not to exceed 90 days);

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to CCL or any of its Subsidiaries;

(8)	entry of any final judgment against CCL or any Subsidiary of CCL or any of their assets that is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), which would have a Material Adverse Effect and remains undischarged or unstayed for a period of 60 days; or

(9)	except as permitted by the indenture, any Note Guarantee or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary, or any person acting on behalf of any Subsidiary, denies or disaffirms its obligation under its Note Guarantee or the Pledge Agreement in writing.

However, a default under clauses (4), (5) or (6) above will not constitute an Event of Default until the trustee under the indenture or the Holders of 25% in principal amount of the outstanding notes notify CCL of the Default and CCL does not cure such Default within the time specified after receipt of such notice.

If any Event of Default occurs and is continuing, the trustee under the indenture or the Holders of at least 25% in principal amount at maturity of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding notes will become due and payable without further action or notice. Holders of notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding notes may direct the trustee under the indenture in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount at maturity of the notes then outstanding by notice to the trustee under the indenture may on behalf of the Holders of all notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each Holder of notes notice of the Default within 90 days after it occurs. Except in the case of a

Default in the payment of principal of, or interest on, any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of notes. In addition, the Issuers are required to deliver to the trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a Default, the status thereof and what action the Issuers are taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or equity holder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to a series of notes outstanding and all obligations of the Subsidiaries discharged with respect to the applicable Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events described under “—Events of Default and Remedies,” but not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuers, will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes of the applicable series, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes of such series on the Stated Maturity or on the redemption date, as the case may be, and the Issuers must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the trustee under the indenture an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee under the indenture an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either:

(a)	on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(b)	insofar as Events of Default from bankruptcy or insolvency events with respect to the Issuers are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which the Issuers or any Subsidiary of CCL is a party or by which the Issuers or any Subsidiary of CCL is bound;

(6)	the Issuers must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	the Issuers must deliver to the trustee under the indenture an officers’ certificate stating that the deposit was not made by CCL with the intent of preferring the Holders over the other creditors of CCL or with the intent of defeating, hindering, delaying or defrauding creditors of CCL or others; and

(8)	the Issuers must deliver to the trustee under the indenture an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture and the Pledge Agreement will cease to be of further effect with respect to a series of notes and the applicable Note Guarantees when (a) CCL delivers to the trustee for cancellation all notes of the applicable series or (b) all outstanding notes of such series not delivered to the trustee for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CCL deposits with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all outstanding notes of such series.

Amendment, Supplement and Waiver

Except as described below, the Holders of a majority in principal amount at maturity of the notes outstanding can, voting together as a single class, with respect to the notes and the Note Guarantees:

(1)	consent to any amendment or supplement to the indenture or the notes or the Note Guarantees; and

(2)	waive any existing default under, or the compliance with any provisions of, the indenture or the notes or the Note Guarantees;

provided that (A) if any such amendment, supplement or waiver would by its terms disproportionately and adversely affect either series of notes under the indenture, such amendment, supplement or waiver shall also require the consent of Holders of a majority in principal amount of the then outstanding notes of such series and (B) if any such amendment, supplement or waiver would only affect the notes of one series, then only the consent of the Holders of a majority in principal amount of the then outstanding notes of such affected series (and not the consent of a majority in principal amount of all notes issued under the indenture and then outstanding) shall be required.

Consents and waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the notes shall be included for purposes of the previous sentence.

Without the consent of each Holder affected, an amendment or waiver with respect to any notes held by a non-consenting Holder may not:

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption (other than the notice period), but not any required repurchase in connection with an Asset Sale Offer, of the notes;

(3)	reduce the rate of or extend the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes, excluding a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of a payment Default that resulted from such acceleration;

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

(7)	waive a redemption payment, but not any payment upon a required repurchase in connection with an Asset Sale Offer, with respect to any note; or

(8)	make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of Holders of at least two-thirds in aggregate principal amount of the notes then outstanding, voting together as a single class, no amendment, supplement or waiver may release (i) any Guarantor from its Note Guarantee or (ii) any Collateral from the Liens pursuant to the Pledge Agreement other than, in each case, in accordance with the indenture or, in the case of the release of any Collateral, in accordance with the Pledge Agreement; provided that (A) if any such amendment, supplement or waiver would by its terms disproportionately and adversely affect either series of notes under the indenture, such amendment, supplement or waiver shall also require the consent of Holders of at least two-thirds in aggregate principal amount of the then outstanding notes of such series and (B) if any such amendment, supplement or waiver would only affect the notes of one series, then only the consent of the Holders of at least two-thirds in aggregate principal amount of the then outstanding notes of such affected series (and not the consent of two-thirds in aggregate principal amount of all notes issued under the indenture and then outstanding) shall be required.

Notwithstanding the foregoing, without the consent of any Holder of either series notes, the Issuers and the trustee may amend or supplement the indenture or the notes or the Note Guarantees or the Pledge Agreement to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for uncertificated notes in addition to or in place of certificated notes;

(3)	provide for the assumption of CCL’s or any Subsidiary’s obligations to Holders of notes and the Note Guarantees in the case of a merger or consolidation;

(4)	make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder in any material respect;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(6)	conform the text of the indenture or the notes to any provision of this “Description of the Notes;”

(7)	provide that, with respect to the issuance of additional notes otherwise permitted under the indenture, such additional notes may be issued in one or more series; or

(8)	make, complete or confirm (i) any grant of Collateral permitted or required by the indenture or the Pledge Agreement and (ii) any release of Collateral that becomes effective as set forth in the indenture or the Pledge Agreement.

With respect to any matter under the indenture requiring the approval of the Holders, any note held by the Issuer or any of its Affiliates shall not be considered outstanding and the Holder thereof shall not be eligible to vote any such note.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount at maturity of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless that Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acceptable Manager” means (i) Crown Castle USA Inc. or another wholly owned Subsidiary of Parent with experience managing properties similar to the Properties or (ii) another management company chosen by Crown Castle USA Inc. (which other management company shall be a company generally recognized as an experienced operator of communication sites) or (iii) if no manager is in place pursuant to clause (i) or (ii) of this definition, including as a result of the termination of such Manager, another management company chosen by CCL or, if applicable, the Holders of a majority in principal amount of the outstanding notes as described under “—Certain Covenants—Management Agreement”.

“Adjusted Consolidated Cash Flow” means, as of any date of determination, the sum of:

(1)	the Consolidated Cash Flow of CCL for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less CCL’s Tower Cash Flow for such four-quarter period; plus

(2)	the product of four times CCL’s Tower Cash Flow for the most recent fiscal quarter for which internal financial statements are available.

For purposes of making the computation referred to above:

(1)	acquisitions that have been made by CCL or any of its Subsidiaries, including through mergers and consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income; and

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Exchange” means any transaction in which CCL or one of its Subsidiaries exchanges assets for assets used or useful in its business, cash or Permitted Investments where the fair market value (evidenced by an officers’ certificate of the Manager delivered to the trustee) of such assets and cash or Permitted Investments received by CCL and its Subsidiaries in such exchange is at least equal to the fair market value (which determination shall be made in the good faith judgment of the Manager) of the assets disposed of in such exchange.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), including an Asset Exchange; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of CCL and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets; Limitation on Changes of Control” and not by the provisions of the Asset Sale covenant; and

(2)	the issue or sale by CCL or any of its Subsidiaries of Equity Interests of any of CCL’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than CCL or a Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a)	that have a fair market value in excess of $10,000,000; or

(b)	for net proceeds in excess of $10,000,000.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1)	a transfer of assets by CCL to a Subsidiary of CCL or by a Subsidiary of CCL to CCL or to another Subsidiary of CCL;

(2)	grants of leases or licenses in the ordinary course of business;

(3)	distributions, dividends or disposals of cash or Permitted Investments;

(4)	any disposition of property or equipment that has become damaged, worn out or obsolete or that is no longer useful in the conduct of the business of CCL and its Subsidiaries;

(5)	dispositions in connection with the foreclosure of any Lien not prohibited by the indenture;

(6)	licenses or sublicenses of intellectual property;

(7)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(8)	any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement.

“Asset Sale Offer” has the meaning set forth above under the caption “—Asset Sales; Asset Exchanges”.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“business day” means any day excluding (1) Saturday, (2) Sunday, (3) any day which is a legal holiday in the State of New York, the State of Texas or the state in which the designated corporate trust office of the trustee is located, and (4) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means the collateral described in the Pledge Agreement.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus:

(1)	provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

(2)	consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and actual net payments made (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

“Consolidated Indebtedness” means the sum, without duplication, of (1) the total amount of Indebtedness of CCL and its Subsidiaries, (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by CCL or one or more of its Subsidiaries, and (3) the aggregate liquidation value of all Disqualified Stock of CCL and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP. Consolidated Indebtedness shall be calculated on a pro forma basis to exclude any Indebtedness which is redeemable pursuant to its terms and which has been unconditionally called for redemption with a scheduled redemption date within 45 days of the date of determination.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person other than CCL that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

(2)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Covenant Defeasance” has the meaning set forth above under the caption “—Legal Defeasance and Covenant Defeasance”.

“Debt to Adjusted Consolidated Cash Flow Ratio” means, as of any date of determination, the ratio of:

(1)	the Consolidated Indebtedness of CCL as of such date to

(2)	the Adjusted Consolidated Cash Flow of CCL as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than pursuant to customary asset sale or change of control provisions), in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that any class of Capital Stock that by its terms authorizes the issuer to satisfy in full its obligations upon maturity, redemption, exchange or repurchase thereof or otherwise, by the delivery of Capital Stock that is not Disqualified Stock, will not be Disqualified Stock.

“Equity Interests” means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Proceeds” has the meaning set forth above under the caption “—Asset Sale; Asset Exchanges”.

“Fitch” means Fitch Ratings Ltd. and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such are in effect on the date of the indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for payment of which the United States pledges its full faith and credit.

“Ground Leases” means (i) each sublease with respect to the Sprint Sites, and (ii) each ground lease granted to CCL or any of its Subsidiaries with respect to the Properties; provided that “Ground Leases” shall not refer to any ground lease where CCL or any of its Subsidiaries is the landlord under such lease.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantors” has the meaning set forth above under the caption “—Guarantees”.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a note is registered.

“Impositions” means (i) all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any of the Properties or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing and (ii) all rent and other amounts payable by CCL and its Subsidiaries under each of the Ground Leases. Impositions shall not include (x) any sales or use taxes payable by CCL and its Subsidiaries, (y) taxes payable by tenants or guests occupying any portions of the Properties, or (z) taxes or other charges payable by any manager of a Property unless such taxes are being paid on behalf of CCL or its Subsidiaries.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness will be the accreted value thereof.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issue Date” means the date on which the Original Notes were originally issued under the indenture.

“Legal Defeasance” has the meaning set forth above under the caption “—Legal Defeasance and Covenant Defeasance”.

“Lien” means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Management Agreement” means the Management Agreement, as the same may be amended and supplemented, between CCL, certain of its Subsidiaries and the Manager, dated as of the date of the indenture, and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which the Manager or any subsequent Manager may hereafter manage one or more of the applicable Properties.

“Management Fee” means, with respect to any period, an amount equal to seven and one-half percent (7 1/2%) of Operating Revenues of CCL and its Subsidiaries, Operating Revenues of any particular Property or the market rate for the provision of such services as determined in the good faith judgment of CCL.

“Manager” means the manager described in the Management Agreement (which initially shall be a wholly owned subsidiary of Parent) or an Acceptable Manager as may hereafter be charged with management of one or more of the Properties in accordance with the terms and conditions hereof.

“Material Adverse Effect” means (A) a material adverse effect (which may include economic or political events) upon the business, operations or condition (financial or otherwise) of CCL and its Subsidiaries (taken as a whole), (B) the material impairment of the ability of any of CCL and its Subsidiaries (taken as a whole) to perform their obligations under the indenture or the Pledge Agreement to which they are a party (taken as a whole) or (C) the material impairment of the ability of the trustee to enforce or collect from CCL any principal, interest or premium on the notes as they become due. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

(a)	any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

(b)	the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means (1) the aggregate cash proceeds received by CCL or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or (2) in the case of an Asset Exchange constituting an Asset Sale, any cash or Permitted Investments received by CCL or any of its Subsidiaries in respect thereof, in each case net of:

(1)	the direct costs relating to such Asset Sale or Asset Exchange (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4)	the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by CCL or any Subsidiary after such Asset Sale; and

(5)	without duplication, any reserves that the Manager determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause (4) or (5) above, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

“Operating Revenues” means, without duplication, all revenues of CCL and its Subsidiaries from operations or, with respect to any particular Property, all revenues of CCL and its Subsidiaries from the operation of such Property or otherwise allocable to such Property, in each case determined in accordance with GAAP and including, without limitation, all revenues from the leasing, subleasing, licensing, concessions or other grant of the right of the possession, use or occupancy of all or any portion of the Properties or personalty located thereon, or rendering of service by CCL or any of its Subsidiaries, proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under GAAP; but excluding the impact on revenues of accounting for leases with fixed escalators as required by SFAS 13, proceeds from abatements, reductions or refunds of real estate or personal property taxes relating to the Properties, dividends on insurance policies relating to the Properties, condemnation proceeds arising from a temporary taking of all or a part of any Properties, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of the Properties or any part thereof or interest therein and other non-recurring revenues as determined by the Manager, insurance proceeds (other than proceeds from rental or business interruption insurance), other condemnation proceeds, capital contributions or loans to CCL or any of its Subsidiaries.

“Parent” means Crown Castle International Corp., a Delaware corporation, and its successors.

“Permitted Investments” means any one or more of the following obligations or securities:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and whose long-term debt securities are rated “A” or better by S&P and “A2” or better by Moody’s;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (1) through (5) of this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness of CCL or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of CCL or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has (i) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) a final maturity date later than 90 days after the scheduled final maturity of the notes; provided that, for purposes of clause (2)(i), in the case of any Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded that contains an anticipated repayment date by which such Indebtedness must be repaid in full in order to avoid dividend or other cash trap restrictions, the final maturity date of such Indebtedness (for purposes of determining the Weighted Average Life to Maturity) shall be deemed to be such anticipated repayment date; and

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Pledge Agreement” means the Pledge Agreement, dated as of the date of the indenture, among the Issuer, the Co-issuer and the other Grantors (as defined therein) from time to time party thereto and the trustee, as amended or supplemented from time to time in accordance with its terms.

“Properties” means, collectively or individually, the properties (including land and Improvements, and all leaseholds, sub-leaseholds, fee and easements) and all related facilities, owned by CCL and its Subsidiaries as of any date of determination.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors.

“SFAS 13” means Statement of Financial Accounting Standards No. 13 published by the Financial Accounting Standards Board.

“Sprint Master Lease Agreement” means, collectively, (i) the Master Lease and Sublease, dated May 26, 2005, by and among STC One LLC, Sprint Telephony PCS, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (ii) the Master Lease and Sublease, dated May 26, 2005, by and among STC Two LLC, SprintCom, Inc., Global Signal Acquisitions II, LLC and Global Signal Inc., (iii) the Master Lease and Sublease, dated May 26, 2005, by and among STC Three LLC, American PCS Communications, LLC, Global Signal Acquisitions II, LLC and Global Signal Inc., (iv) the Master Lease and Sublease, dated May 26, 2005, by and among STC Four LLC, PhillieCo, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (v) the Master Lease and Sublease, dated May 26, 2005, by and among STC Five LLC, Sprint Spectrum L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (vi) the Master Lease and Sublease, dated May 26, 2005, by and among STC Six LLC, Sprint Spectrum, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (vii) the other material agreements related to the foregoing, and (viii) any amendments, supplements, modifications, extensions, renewals, restatements or replacements of the foregoing.

“Sprint Sites” means the Properties subject to the Sprint Master Lease Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership:

(a)	the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

(b)	the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tower Cash Flow” means, for any period, the Consolidated Cash Flow of CCL and its Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by CCL, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow will not include revenue or expenses attributable to non-site rental services provided by CCL or any of its Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or equivalent thereto) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying:

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

(b)	the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the issuance of the Original Notes, we entered into a Registration Rights Agreement with the initial purchasers, for the benefit of the holders of the Original Notes, pursuant to which we agreed, among other things, to use our commercially reasonable efforts to file and to have declared effective an exchange offer registration statement under the Securities Act and to consummate the Exchange Offers.

We are making the Exchange Offers in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in an Exchange Offer generally may offer such Exchange Notes for resale, sell such Exchange Notes and otherwise transfer such Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using an Exchange Offer to participate in a distribution of Exchange Notes also cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to an Exchange Offer may be a statutory underwriter, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes and must acknowledge such delivery requirement. See “Plan of Distribution”.

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which an Exchange Offer or the acceptance of such Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offers

Upon the terms and subject to the conditions of each Exchange Offer, we will accept any and all applicable Original Notes validly tendered prior to 5:00 p.m., New York time, on the applicable Expiration Date (as defined below) for such Exchange Offer. Promptly after the applicable Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $500,000,000 of 2017 Exchange Notes and an aggregate principal amount of up to $1,000,000,000 of 2023 Exchange Notes for a like principal amount of outstanding 2017 Original Notes and 2023 Original Notes, respectively, tendered and accepted in connection with the applicable Exchange Offer. The Exchange Notes issued in connection with an Exchange Offer will be delivered promptly after the applicable Expiration Date. Holders may tender some or all of their Original Notes in connection with an Exchange Offer, but only in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes will be identical to the terms of the applicable series of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act, and the transfer restrictions and registration rights and related additional interest provisions applicable to such Original Notes do not apply to the applicable Exchange Notes. The Exchange Notes will evidence the same debt as the applicable series of the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $500,000,000 in aggregate principal amount of the 2017 Original Notes are outstanding and $1,000,000,000 in aggregate principal amount of the 2023 Original Notes are outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Book-Entry, Delivery and Form”, Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form”.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with an Exchange Offer will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failures to Properly Tender Original Notes in the Exchange Offers”.

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent (as defined below). The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the applicable Expiration Date for the applicable Exchange Offer.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with an Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See “—Fees and Expenses”.

Expiration Date; Extensions; Amendments

The “Expiration Date” for each Exchange Offer is 5:00 p.m., New York City time, on             , 2013, unless we extend such expiration date with respect to an Exchange Offer, in which case the term “Expiration Date” shall mean the latest date and time to which such Exchange Offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any Original Notes, to extend an Exchange Offer or to terminate an Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of an Exchange Offer in any manner.

If we amend an Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend such Exchange Offer for a period of five to ten business days.

If we determine to extend, amend or terminate an Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate an Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the applicable Exchange Offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

The Exchange Notes will bear interest payable at an annual rate of 2.381% (in the case of the 2017 Exchange Notes) and at an annual rate of 3.849% (in the case of the 2023 Exchange Notes). Interest on the 2017 Exchange Notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. Interest on the 2023 Exchange Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year. Interest on the Exchange Notes will accrue from the most recent date to which interest on the Original Notes of the applicable series has been paid or, if no interest has been paid on such Original Notes, from December 24, 2012.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, or any extension of an Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate an Exchange Offer or, at our option, modify, extend or otherwise amend an Exchange Offer, if any of the following conditions exist on or prior to the applicable Expiration Date in respect of such Exchange Offer:

•

no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a)	challenges the making of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer; or

(b)	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer;

•

nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offer or impair our ability to realize the anticipated benefits of the Exchange Offer;

•

there shall not have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Notes that are the subject of the Exchange Offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any catastrophic event caused by meteorological, geothermal or geophysical occurrences or other acts of God that would reasonably be expected to have a material adverse effect on us or our affiliates’ or subsidiaries’ business, operations, condition or prospects, (h) any material adverse change in the securities or financial markets in the United States generally (i) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof or (j) any other change or development, including a prospective change or development, in general economic, financial, monetary or market conditions that, in the Company’s reasonable judgment, has or may have a material adverse effect on the market price or trading of the Notes upon the value of the Notes of the Company; and

•

the trustee with respect to the indenture for the Original Notes that are the subject of the Exchange Offer and the Exchange Notes to be issued in the Exchange Offer shall not have been directed by any holders of Original Notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the applicable Expiration Date with respect to such Exchange Offer:

•	terminate the Exchange Offer and promptly return all tendered Original Notes to the respective tendering holders;

•	modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Notes until the applicable Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate an Exchange Offer for any other reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of an Exchange Offer described in this prospectus and in the letter of transmittal. The participation in an Exchange Offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Procedures for Tendering

If you wish to participate in an Exchange Offer and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in an Exchange Offer, you must either:

•

complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Notes specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt on or prior to the applicable Expiration Date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below on or prior to the applicable Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the applicable Expiration Date at its address set forth below under the caption “Exchange Agent”. Original Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offers or under this prospectus.

The method of delivery of Original Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the applicable Expiration Date. Do not send the letter of transmittal or any Original Notes to anyone other than the Exchange Agent.

If you are tendering your Original Notes in exchange for Exchange Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Original Notes to be delivered pursuant to an Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds Original Notes through Euroclear (as defined below) or Clearstream (as defined below) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender Original Notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Original Notes pursuant to an Exchange Offer; and

•	instruct your nominee to tender all Original Notes you wish to be tendered in such Exchange Offer into the Exchange Agent’s account at DTC on or prior to the applicable Expiration Date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book-entry transfer of Original Notes to be tendered in an Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of an Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders”, as the case may be, must be guaranteed by an eligible guarantor institution unless the Original Notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of Original Notes tendered thereby, the signatures must correspond with the names as written on the face of the Original Notes without any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Notes that are not tendered for exchange pursuant to an Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Original Notes listed in the letter of transmittal, those Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of each Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the Exchange Agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Notes. Holders may contact the Exchange Agent for assistance with these matters.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers”, to terminate an Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the applicable Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•

at the time of commencement of the applicable Exchange Offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for the applicable series of Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Withdrawal of Tenders

Tenders of Original Notes in an Exchange Offer may be validly withdrawn at any time prior to the applicable Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the applicable Expiration Date at its address set forth below under the caption “Exchange Agent”. The withdrawal notice must:

(1)	specify the name of the tendering holder of Original Notes;

(2)	bear a description, including the series, of the Original Notes to be withdrawn;

(3)	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the certificate numbers shown on the particular certificates evidencing those Original Notes;

(4)	specify the aggregate principal amount represented by those Original Notes;

(5)	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

(6)	be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of an Exchange Offer. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” on or prior to the applicable Expiration Date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as “Exchange Agent” in connection with each Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, c/o The Bank of New York Mellon Corporation, Corporate Trust Operations—Reorganization Unit, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Adam DeCapio. The Exchange Agent’s telephone number is (315) 414-3360 and facsimile number is (732) 667-9408.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will pay certain other expenses to be incurred in connection with each Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•

a transfer tax is imposed for any reason other than the exchange of any Original Notes in connection with an Exchange Offer; then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of an Exchange Offer. The expenses of each Exchange Offer that we pay will increase our deferred financing costs in accordance with GAAP.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under an Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of an Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of an Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event an Exchange Offer is completed, we generally will not be required to register the remaining Original Notes of the applicable series, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes of either series under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with an Exchange Offer, any trading market for remaining Original Notes of such series could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

Neither we nor our boards of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to an Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to an Exchange Offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes of each series will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear Bank S.A., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities, such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”), that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the respective trustees thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC notifies us that it (a) is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes, subject to the rules of DTC, which require the consent of each participant; or

(3)	there shall have occurred and be continuing a default or event of default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the Exchange Offers to holders of Original Notes. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for Exchange Notes pursuant to an Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with an Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of the material U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering an Exchange Offer should consult its own tax advisor regarding the tax consequences of an Exchange Offer to it, including those under U.S. state or local tax law or laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the applicable series of Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Issuers and Guarantors have agreed that they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers and Guarantors will not receive any cash proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Issuers and Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal for a period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Issuers and Guarantors have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes and guarantees offered hereby relating to: (i) New York law and Delaware law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Connecticut law will be passed upon for us by Robinson & Cole LLP, Hartford, Connecticut, (iii) Florida law will be passed upon for us by Carlton Fields, P.A., Tampa, Florida, (iv) Georgia law will be passed upon for us by Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia, (v) Illinois law will be passed upon for us by Sidley Austin, LLP, Chicago, Illinois and (vi) Texas law will be passed upon for us by Fulbright & Jaworksi L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of CC Holdings GS V LLC as of December 31, 2012 and December 31, 2011, and for each of the years then ended, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements with respect to Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC and subsidiaries as of December 31, 2012 and December 31, 2011, and for each of the years then ended, included in this prospectus, have been so included in reliance on the respective reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CC Holdings GS V LLC for the year ended December 31, 2010 and related financial statement schedule II for the year ended December 31, 2010, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements with respect to our guarantor subsidiaries, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC and subsidiaries for the year ended December 31, 2010, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

CC Holdings GS V LLC

CC Holdings GS V LLC Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

CC Holdings GS V LLC Condensed Consolidated Financial Statements

Three Months Ended March 31, 2013 and 2012

Other Financial Statements of CC Holdings GS V LLC’s Subsidiaries: Global Signal

Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC

The following financial statements for CC Holdings GS V LLC’s wholly owned subsidiaries, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC, are included pursuant to Regulation S-X, Rule 3-16, “Financial Statements of Affiliates Whose Securities Collateralize an Issue Registered or Being Registered”.

Global Signal Acquisitions LLC

Global Signal Acquisitions LLC Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Global Signal Acquisitions LLC Condensed Financial Statements

Three Months Ended March 31, 2013 and 2012

Global Signal Acquisitions II LLC

Global Signal Acquisitions II LLC Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Global Signal Acquisitions II LLC Condensed Financial Statements

Three Months Ended March 31, 2013 and 2012

Pinnacle Towers LLC

Pinnacle Towers LLC Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Pinnacle Towers LLC Condensed Consolidated Financial Statements

Three Months Ended March 31, 2013 and 2012

CC HOLDINGS GS V LLC

Financial Statements

December 31, 2012, 2011 and 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of

CC Holdings GS V LLC:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, cash flows, and changes in member’s equity present fairly, in all material respects, the financial position of CC Holdings GS V LLC and subsidiaries (the “Company”) at December 31, 2012 and December 31, 2011, and the results of their operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule on page F-28 for the years ended December 31, 2012 and December 31, 2011 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Pittsburgh, Pennsylvania

March 28, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Member of

CC Holdings GS V LLC:

We have audited the accompanying consolidated statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2010 of CC Holdings GS V LLC and subsidiaries (the Company). In connection with our audit of the consolidated financial statements, we also have audited financial statement schedule II for the year ended December 31, 2010. These consolidated financial statements and the financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of CC Holdings GS V LLC and subsidiaries for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule for the year ended December 31, 2010, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

December 10, 2012, except for Note 1 as to which the date is March 28, 2013

CC HOLDINGS GS V LLC

CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	December 31,
	2012	2011
ASSETS
Current assets:
Restricted cash	$400,493	$83,383
Receivables, net of allowance of $1,507 and $1,605, respectively	2,590	3,799
Prepaid expenses	20,752	20,443
Deferred income tax assets	15,060	13,843
Deferred site rental receivables and other current assets	8,089	4,683

Total current assets	446,984	126,151
Deferred site rental receivables	221,315	145,759
Property and equipment, net	1,146,008	1,177,259
Goodwill	1,338,730	1,338,730
Site rental contracts and customer relationships, net	1,468,493	1,575,113
Other intangible assets, net	33,211	36,367
Long-term prepaid rent, deferred financing costs and other assets, net	48,995	41,478

Total assets	$4,703,736	$4,440,857

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$10,661	$8,681
Accrued interest	4,922	15,500
Deferred revenues	13,751	20,203
Current maturities of debt and other obligations	291,428	—

Total current liabilities	320,762	44,384
Debt	1,500,161	1,174,302
Deferred income tax liabilities	397,240	396,692
Deferred ground lease payable, above-market leases and other liabilities	122,008	115,553

Total liabilities	2,340,171	1,730,931

Commitments and contingencies (note 8)
Member’s equity:
Member’s equity	2,495,641	2,849,147
Accumulated earnings (deficit)	(132,076)	(139,221)

Total member’s equity	2,363,565	2,709,926

Total liabilities and equity	$4,703,736	$4,440,857

See accompanying notes to consolidated financial statements.

CC HOLDINGS GS V LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Net revenues:
Site rental revenues	$594,903	$540,052	$500,690
Operating expenses:
Site rental cost of operations—third parties(a)	151,129	154,236	152,629
Site rental cost of operations—related parties(a)	24,379	18,298	15,759

Site rental cost of operations—total(a)	175,508	172,534	168,388
Management fee	38,693	36,606	34,918
Asset write-down charges	3,459	11,715	7,366
Depreciation, amortization and accretion	189,238	191,032	193,578

Total operating expenses	406,898	411,887	404,250

Operating income (loss)	188,005	128,165	96,440
Interest expense and amortization of deferred financing costs—third parties	(87,010)	(83,075)	(83,720)
Interest expense and amortization of deferred financing costs—related parties	(17,188)	(15,880)	(14,778)

Interest expense and amortization of deferred financing costs—total	(104,198)	(98,955)	(98,498)
Gains (losses) on retirement of long-term obligations	(67,210)	—	—
Other income (expense)	84	(20)	(144)

Income (loss) before income taxes	16,681	29,190	(2,202)
Benefit (provision) for income taxes	(9,536)	(10,926)	(2,338)

Net income (loss)	$7,145	$18,264	$(4,540)

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to consolidated financial statements.

CC HOLDINGS GS V LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$7,145	$18,264	$(4,540)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	189,238	191,032	193,578
Amortization of deferred financing costs and other non-cash interest on long-term debt	12,317	5,955	5,498
Asset write-down charges	3,459	11,715	7,366
Gains (losses) on retirement of long-term obligations	67,210	—	—
Deferred income tax benefit (provision)	8,189	9,506	2,028
Changes in assets and liabilities:
Increase (decrease) in accrued interest	(10,578)	—	—
Increase (decrease) in accounts payable	554	266	(1,411)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	1,085	(10,611)	10,114
Decrease (increase) in receivables	1,209	(764)	(871)
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(87,465)	(59,513)	(34,360)

Net cash provided by (used for) operating activities	192,363	165,850	177,402

Cash flows from investing activities:
Capital expenditures	(52,442)	(33,641)	(36,875)
Other investing activities	7	85	989
Payments for acquisitions of businesses, net of cash acquired	—	(2,410)	—

Net cash provided by (used for) investing activities	(52,435)	(35,966)	(35,886)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,500,000	—	—
Purchases of long-term debt	(713,305)	—	—
Payments for financing costs	(17,707)	—	—
Net (increase) decrease in amount due from affiliates	(597,445)	(127,087)	(139,459)
Net (increase) decrease in restricted cash	(311,471)	(2,797)	(2,057)

Net cash provided by (used for) financing activities	(139,928)	(129,884)	(141,516)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to consolidated financial statements.

CC HOLDINGS GS V LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2009	$3,060,989	$(152,945)	$2,908,044
Equity contribution—income taxes (note 7)	19,541	—	19,541
Equity distribution (note 6)	(127,200)	—	(127,200)
Net income (loss)	—	(4,540)	(4,540)

Balance at December 31, 2010	$2,953,330	$(157,485)	$2,795,845

Equity contribution—income taxes (note 7)	22,904	—	22,904
Equity distribution (note 6)	(127,087)	—	(127,087)
Net income (loss)	—	18,264	18,264

Balance at December 31, 2011	$2,849,147	$(139,221)	$2,709,926

Equity contribution—income taxes (note 7)	8,858	—	8,858
Equity contribution—7.75% Secured Notes from affiliate (note 6)	235,081	—	235,081
Equity distribution (note 6)	(597,445)	—	(597,445)
Net income (loss)	—	7,145	7,145

Balance at December 31, 2012	$2,495,641	$(132,076)	$2,363,565

See accompanying notes to consolidated financial statements.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

1. Basis of Presentation

The accompanying consolidated financial statements reflect the consolidated financial position, results of operations, and cash flows of CC Holdings GS V LLC (“CCL”) and its consolidated wholly owned subsidiaries (collectively, the “Company”). The Company is a wholly owned subsidiary of Global Signal Operating Partnership, L.P. (“GSOP”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). CCL is a Delaware limited liability company that is a holding company and an issuer of the Company’s debt. All significant inter-company accounts, transactions, and profits have been eliminated.

The Company is organized specifically to own, lease and manage approximately 7,800 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms (collectively, “towers,” “sites” or “wireless infrastructure”) to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, “contracts”). The Company’s sites are geographically dispersed across the United States.

Approximately 5,300 of the Company’s towers are leased or operated for an initial period of 32 years (through May 2037) under master lease and sublease agreements, including the master lease and sublease agreements with Sprint Nextel (“Sprint”). CCIC, through its subsidiaries (including the Company) has the option to purchase in 2037 all (but not less than all) of the Sprint towers from Sprint for approximately $2.3 billion. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under a management agreement, as the Company has no employees.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

In preparing the consolidated financial statements for the year ended December 31, 2012, the Company’s management identified an immaterial error in the previously issued consolidated financial statements related to recording an equity contribution from a transaction between the Company and a CCIC subsidiary. The Company has revised these prior periods by (1) decreasing cash flow from operations by $5.2 million and increasing cash flow from financing activities by the same amount, for the year ended December 31, 2011 and (2) decreasing members’ equity by $5.2 million as of December 31, 2010 and 2009.

2. Summary of Significant Accounting Policies

Restricted Cash

Restricted cash represents the cash held in reserve by the indenture trustees or otherwise restricted pursuant to the indenture governing certain of the 7.75% Secured Notes (as defined in note 5). The Company has classified the increases and decreases in restricted cash as (1) cash provided by financing activities for cash held by the indenture trustee based on consideration of the terms of the 7.75% Secured Notes, which is a critical feature of the 7.75% Secured Notes based on the indenture trustee’s ability to utilize the restricted cash for payment of various expenses including debt service, although the cash flows have aspects of both financing activities and operating activities and (2) cash provided by operating activities for the other remaining restricted cash. Restricted cash decreased cash flow from operating activities by $5.6 million, and $5.0 million for the years

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

ending December 31, 2012 and 2011, respectively, and increased $1.0 million for the year ending December 31, 2010. As of December 31, 2012, restricted cash included $316.6 million comprised of the cash held by the trustee to redeem all of the then outstanding 7.75% Secured Notes as discussed in note 5. See also note 13.

Receivables Allowance

An allowance for doubtful accounts is recorded as an offset to accounts receivable in order to present a net balance that the Company believes will be collected. An allowance for uncollectible amounts is recorded to offset the deferred site rental receivables that arise from site rental revenues recognized in excess of amounts currently due under the contract. The Company uses judgment in estimating these allowances and considers historical collections, current credit status and contractual provisions. Additions to the allowance for doubtful accounts are charged to “costs of operations” and deductions from the allowance are recorded when specific accounts receivable are written off as uncollectible. Additions or reversals to the allowance for uncollectible deferred site rental receivables are charged to “site rental revenues,” and deductions from the allowance are recorded as contracts terminate.

Lease Accounting

General. The Company classifies its leases at inception as either operating leases or capital leases. A lease is classified as a capital lease if at least one of the following criteria are met, subject to certain exceptions noted below: (1) the lease transfers ownership of the leased assets to the lessee, (2) there is a bargain purchase option, (3) the lease term is equal to 75% or more of the economic life of the leased assets or (4) the present value of the minimum lease payments equals or exceeds 90% of the fair value of the leased assets.

Lessee. Leases for land are evaluated for capital lease treatment if at least one of the first two criteria mentioned in the immediately preceding paragraph is present relating to the leased assets. When the Company, as lessee, classifies a lease as a capital lease, it records an asset in an amount equal to the present value of the minimum lease payments under the lease at the beginning of the lease term. Applicable operating leases are recognized on a straight-line basis as discussed under “Costs of Operations” below.

Lessor. If the Company is the lessor of leased property that is part of a larger whole (including with respect to a portion of space on a tower) and for which fair value is not objectively determinable, then such lease is accounted for as an operating lease. As applicable, operating leases are recognized on a straight-line basis as discussed under “Revenue Recognition”.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment includes land owned in fee and perpetual easements for land which have no definite life. Land owned in fee and perpetual easements for land are recorded as “property and equipment, net”. When the Company purchases fee ownership or perpetual easements for the land previously subject to ground lease, the Company reduces the value recorded as land by the amount of the deferred ground lease payable and unamortized above-market leases. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Depreciation of wireless infrastructure is generally computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Additions, renewals, and improvements are capitalized, while maintenance and repairs are expensed. Upon the sale or retirement of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying value of property and equipment will be reviewed for impairment whenever events or

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company records obligations to perform asset retirement activities, including requirements to remove wireless infrastructure or remediate the land upon which the Company’s wireless infrastructure resides. With respect to the Sprint towers, the Company does not have retirement obligations to the extent such retirement would occur beyond the period for which it has a lease term. The fair value of the liability for asset retirement obligations, which represents the net present value of the estimated expected future cash outlay, is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. Changes subsequent to initial measurement resulting from revisions to the timing or amount of the original estimate of undiscounted cash flows are recognized as an increase or decrease in the carrying amount of the liability and related carrying amount of the capitalized asset. Asset retirement obligations are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s consolidated balance sheet. The liability accretes as a result of the passage of time and the related accretion expense is included in “depreciation, amortization, and accretion” expense on the Company’s consolidated statement of operations. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and depreciated over the useful life of such asset.

Goodwill

Goodwill represents the excess of the purchase price for an acquired business over the allocated value of the related net assets. The Company tests goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. The Company then performs a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting units is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. The two-step goodwill impairment test begins with an estimation of fair value of the reporting unit using an income approach, which looks to the present value of expected future cash flows. The first step, commonly referred to as a “step-one impairment test,” is a screen for potential impairment while the second step measures the amount of any impairment if there is an indication from the first step that one exists. The Company’s measurement of the fair value for goodwill is based on an estimate of discounted future cash flows of the reporting unit. The Company performed its most recent annual goodwill impairment test as of October 1, 2012, which resulted in no impairments.

Other Intangible Assets

Intangible assets are included in “site rental contracts and customer relationship, net” and “other intangible assets, net” on the Company’s consolidated balance sheet and predominately consist of the estimated fair value of the following items recorded in conjunction with acquisitions: (1) site rental contracts and customer relationships and (2) below-market leases for land interests under the acquired wireless infrastructure classified as “other intangible assets, net”. The site rental contracts and customer relationships intangible assets are comprised of (1) current term of the existing contracts, (2) the expected exercise of the renewal provisions contained within the existing contracts, which automatically occur under contractual provisions, and (3) any

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

associated relationships that are expected to generate value following the expiration of all renewal periods under existing contracts.

The useful lives of intangible assets are estimated based on the period over which the intangible asset is expected to benefit the Company, which is calculated on an individual customer basis, considering, among other things, the contractual provisions with the customer and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible asset is limited by the maximum depreciable life of the tower (20 years), as a result of the interdependency of the tower and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value, which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts and customer relationships are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

The carrying value of other intangible assets with finite useful lives will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company has a dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships intangible assets. First, the Company pools the site rental contracts and customer relationships with the related tower assets into portfolio groups for purposes of determining the unit of account for impairment testing. Second and separately, the Company evaluates the site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of an asset is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset.

Deferred Credits

Deferred credits are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s consolidated balance sheet and consist of the estimated fair value of above-market leases for land interests under the Company’s towers. Above-market leases for land interests are amortized to costs of operations over their respective estimated remaining lease term at the acquisition date.

Deferred Financing Costs

Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing using the effective yield method. Deferred financing costs are included in “long-term prepaid rent, deferred financing costs and other assets, net” on the Company’s consolidated balance sheet.

Accrued Estimated Property Taxes

The accrual for estimated property tax obligations is based on assessments currently in effect and estimates of additional taxes. The Company recognizes the benefit of tax appeals upon ultimate resolution of the appeal. The Company’s liability for accrued property taxes is included in “accrued expenses and payables” on the Company’s consolidated balance sheet.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Revenue Recognition

Site rental revenues are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. The Company’s contracts contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the consumer price index (“CPI”)). If the payment terms call for fixed escalations or rent free periods, the effect is recognized on a straight-line basis over the fixed, non-cancelable term of the agreement. When calculating straight-line rental revenues, the Company considers all fixed elements of tenant contractual escalation provisions, even if such escalation provisions also include a variable element in addition to a fixed minimum. The Company’s assets related to straight-line site rental revenues are included in “deferred site rental receivables and other current assets” and “deferred site rental receivables,” and amounts received in advance are recorded as “deferred revenues” on the Company’s consolidated balance sheet.

Costs of Operations

Approximately three-fourths of the Company’s site rental costs of operations consist of ground lease expenses, and the remainder includes repairs and maintenance expenses, utilities, property taxes and insurance.

Generally, the ground lease agreements are specific to each site and are for an initial term of five years and are renewable for pre-determined periods. The Company also enters into term easements and ground leases in which it prepays the entire term in advance. Ground lease expense is recognized on a monthly basis, regardless of whether the lease agreement payment terms require the Company to make payments annually, quarterly, monthly or for the entire term in advance. The Company’s ground leases contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the CPI). If the payment terms include fixed escalation provisions, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line ground lease expense using a time period that equals or exceeds the remaining depreciable life of the wireless infrastructure asset. Further, when a tenant has exercisable renewal options that would compel the Company to exercise existing ground lease renewal options, the Company has straight-lined the ground lease expense over a sufficient portion of such ground lease renewals to coincide with the final termination of the tenant’s renewal options. The Company’s liability related to straight-line ground lease expense is included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s consolidated balance sheet. The Company’s asset related to prepaid ground leases is included in “prepaid expenses” and “long-term prepaid rent, deferred financing costs and other assets, net” on the Company’s consolidated balance sheet.

Management Fee

The Company is charged a management fee by CCUSA, a wholly owned indirect subsidiary of CCIC, relating to management services which include those functions reasonably necessary to maintain, market, operate, manage and administer the towers. The management fee is equal to 7.5% of the Company’s Operating Revenues, as defined in the Management Agreement discussed in notes 5 and 6 below, which are based on the Company’s reported revenues adjusted to exclude certain items including revenues related to the accounting for leases with fixed escalators (the “Management Agreement Operating Revenues”). See note 6.

Income Taxes

CCL is a limited liability company (“LLC”). Under federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return. The Company’s provision for income taxes is recorded using a method materially consistent with the separate return method.

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided on deferred tax asset if it is determined that it is more likely than not that the assets will not be realized.

The Company records a valuation allowance against deferred tax assets when it is “more likely than not that some portion or all of the deferred tax asset will not be realized”. The Company reviews the recoverability of deferred tax assets each quarter and based upon projections of future taxable income, reversing deferred tax liabilities and other known events that are expected to affect future taxable income, records a valuation allowance for assets that do not meet the “more likely than not” realization threshold. Valuation allowances may be reversed if related deferred tax assets are deemed realizable based upon changes in facts and circumstances that impact the recoverability of the asset.

The Company does not currently maintain a formal tax sharing agreement with CCIC. Net operating losses used by the Company to reduce current taxes payable have resulted in member contributions from CCIC to the extent such attributes were generated by CCIC or other members of the consolidated group. Similarly, net operating losses of the Company used by CCIC or other members of the consolidated group to reduce current taxes payable have been treated as distributions from the Company to CCIC.

The Company recognizes a tax position if it is more likely than not that it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Company records penalties and tax-related interest expense as components of the benefit (provision) for income taxes. As of December 31, 2012 the Company has not recorded any penalties or tax-related interest expenses related to income taxes.

Fair Values

The Company’s assets and liabilities recorded at fair value are categorized based upon a fair value hierarchy that ranks the quality and reliability of the information used to determine fair value. The three levels of the fair value hierarchy are (1) Level 1 - quoted prices (unadjusted) in active and accessible markets, (2) Level 2 - observable prices that are based on inputs not quoted in active markets but corroborated by market data, and (3) Level 3 - unobservable inputs and are not corroborated by market data. The Company evaluates level classifications quarterly, and transfers between levels are effective at the end of the quarterly period.

The fair value of restricted cash approximates the carrying value. The Company determines fair value of its debt securities based on indicative quotes (that is non-binding quotes) from brokers that require judgment to interpret market information including implied credit spreads for similar borrowings on recent trades or bid/ask prices or quotes from active markets if applicable. There were no changes since December 31, 2011 in the

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Company’s valuation techniques used to measure fair values. The estimated fair values of the Company’s financial instruments, along with the carrying amounts of the related assets and liabilities, are as follows:

		December 31,
	Level in Fair Value Hierarchy	2012		2011
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Restricted cash	1	$400,493	$400,493	$83,383	$83,383
Liabilities:
Debt and other obligations	2	1,791,589	1,840,352	1,174,302	1,293,000

Reporting Segments

The Company’s operations consist of one operating segment.

Recent Accounting Pronouncements

In September 2011, the FASB issued amended guidance on goodwill impairment testing. The amended guidance permits an entity to first perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is then necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The Company adopted this amended guidance during 2011. See “Goodwill” above.

3. Property and Equipment

The major classes of property and equipment are as follows:

	Estimated Useful Lives	December 31,
		2012	2011
Land owned in fee and perpetual easements	—	$75,588	$75,296
Wireless infrastructure	1-20 years	1,519,540	1,491,740
Construction in progress	—	41,519	22,711

Total gross property and equipment		1,636,647	1,589,747
Less accumulated depreciation		(490,639)	(412,488)

Total property and equipment, net		$1,146,008	$1,177,259

Depreciation expense for the years ended December 31, 2012, 2011 and 2010 was $80.7 million, $81.1 million and $82.6 million, respectively. As discussed in notes 1 and 2, the Company has certain prepaid capital leases with Sprint, which have related gross property and equipment and accumulated depreciation of $1.0 billion and $324.0 million, respectively, as of December 31, 2012.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

4. Intangible Assets and Deferred Credits

The following is a summary of the Company’s intangible assets.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Site rental contracts and customer relationships	$2,100,699	$(632,206)	$1,468,493	$2,100,699	$(525,586)	$1,575,113
Other intangible assets	57,499	(24,288)	33,211	58,615	(22,248)	36,367

Total	$2,158,198	$(656,494)	$1,501,704	$2,159,314	$(547,834)	$1,611,480

Amortization expense related to intangible assets is classified as follows on the Company’s consolidated statement of operations:

	For Years Ended December 31,
	2012	2011	2010
Depreciation, amortization and accretion	$106,791	$108,359	$109,499
Site rental costs of operations	2,242	2,823	2,835

Total amortization expense	$109,033	$111,182	$112,334

The estimated annual amortization expense related to intangible assets (inclusive of those recorded to “site rental costs of operations”) for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$108,873	$108,860	$108,833	$108,806	$108,780

See note 2 for a further discussion of deferred credits related to above-market leases for land interests under the Company’s towers recorded in connection with acquisitions. For the years ended December 31, 2012, 2011 and 2010, the Company recorded $2.2 million, $2.6 million and $3.1 million, respectively, as a decrease to “site rental cost of operations”. The following is a summary of the Company’s above-market leases.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Above-market leases	$44,675	$(15,379)	$29,296	$47,975	$(14,310)	$33,665

The estimated annual amortization expense related to above-market leases for land interests under the Company’s towers for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$2,060	$2,051	$2,037	$2,002	$1,987

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

5. Debt and Other Obligations

	Original Issue Date	Contractual Maturity Date	Outstanding Balance as of December 31, 2012		Outstanding Balance as of December 31, 2011	Stated Interest Rate as of December 31, 2012(a)
Bonds - fixed rate:
7.75% Secured Notes	Apr. 2009	May 2017	$291,394		$1,174,302	7.8	% (b)
2012 Secured Notes	Dec. 2012	2017/2023	1,500,000		—	3.4%

Total Bonds			1,791,394		1,174,302

Other:
Capital leases and other obligations			195		—

Total debt and other obligations			1,791,589		1,174,302

Less: current maturities			291,428	(c)	—

Non-current portion of long-term debt			$1,500,161		$1,174,302

(a)	Represents the weighted-average stated rate.
(b)	The effective yield is approximately 8.2%, inclusive of the discount.
(c)	Inclusive of the 7.75% Secured Notes outstanding as of December 31, 2012, the redemption of which was completed in January 2013. See note 13.

7.75% Senior Secured Notes

On April 30, 2009, CCL and Crown Castle GS III Corp. issued $1.2 billion aggregate principal amount of 7.75% senior secured notes due 2017 (“7.75% Secured Notes”), pursuant to an indenture dated as of April 30, 2009, by and among CCL and Crown Castle GS III Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. The 7.75% Secured Notes are guaranteed by the direct and indirect wholly owned subsidiaries of the Issuer Entity, other than the Crown Castle GS III Corp. The 7.75% Secured Notes are secured on a first priority basis by a pledge of the equity interests of the guarantors and by certain other assets of the guarantors.

The net proceeds of the offering were $1.15 billion, inclusive of the $34.9 million original issue discount and $18.0 million of fees. The proceeds, as well as an advance from an indirect subsidiary of CCIC, were used by the Company to repay in full a previously outstanding mortgage loan and the related prepayment considerations.

In 2010 and 2011, CCIC had acquired certain of the 7.75% Secured Notes through market purchases. In December 2012, in anticipation of the repurchase and redemption of the 7.75% Secured Notes, the 7.75% Secured Notes held by CCIC were contributed to the Company. Following this non-cash equity contribution, the Company retired these notes. See note 6.

On December 11, 2012, the Company commenced a cash tender offer for any and all of the then outstanding 7.75% Secured Notes. In accordance with the terms of the tender offer, the total consideration for the principal amount of notes validly tendered on or prior to the expiration date was $1,063.45 (plus accrued and unpaid interest up to, but not including, the settlement date). On December 26, 2012, the Company accepted for purchase approximately $670.6 million aggregate principal amount of the 7.75% Secured Notes validly tendered on or prior to the expiration date. All of the remaining then outstanding 7.75% Secured Notes (approximately $294.4 million aggregate principal amount) were redeemed on January 10, 2013. The repurchase and redemption of the 7.75% Secured Notes was funded by the issuance of the 2012 Secured Notes (as defined below). See note 13.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

2012 Secured Notes

On December 24, 2012, CCL and Crown Castle GS III Corp. (“Co-Issuer” and, together with CCL, “Issuers”) issued (1) $500.0 million aggregate principal amount of 2.381% senior secured notes due December 2017 (“2.381% Secured Notes”) and (2) $1.0 billion aggregate principal amount of 3.849% senior secured notes due April 2023 (“3.849% Secured Notes” and together with the 2.381% Secured Notes, the “2012 Secured Notes”). The 2012 Secured Notes were issued pursuant to an indenture dated as of December 24, 2012 (“Indenture”), by and among the Issuers, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”). The Issuers and the Guarantors are indirect wholly owned indirect subsidiaries of CCIC. The 2012 Secured Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company used the net proceeds from the issuance of the 2012 Secured Notes to (1) repurchase and redeem a portion of the then outstanding 7.75% Secured Notes and (2) distribute cash to CCIC to fund the repurchase and redemption of a portion of CCIC’s senior notes.

The 2.381% Secured Notes are payable semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. The 3.849% Secured Notes are payable semi-annually in cash in arrears on April 15 and October 15 of each year. CCL, at its option, may redeem the 2012 Secured Notes of either series in whole or in part at any time by paying 100% of the principal amount of such series of 2012 Secured Notes, together with accrued and unpaid interest, if any, plus a “make-whole” premium (as defined in the Indenture).

The 2012 Secured Notes are guaranteed by the direct and indirect wholly owned subsidiaries of CCL, other than the Co-Issuer (collectively, “Guarantors”). The 2012 Secured Notes will be paid solely from the cash flows generated from operation of the towers held directly and indirectly by CCL and the Guarantors.

Concurrently with the issuance of the 2012 Secured Notes, CCL and certain of its subsidiaries entered into a pledge and security agreement with the Trustee. Pursuant to the terms of such pledge and security agreement, the 2012 Secured Notes are secured on a first-priority basis by a pledge of the equity interests of the Guarantors.

The Indenture limits, among other things, the ability of CCL and its subsidiaries to incur indebtedness, incur liens, enter into certain mergers or certain change of control transactions and enter into related party transactions, in each case subject to a number of exceptions and qualifications set forth in the Indenture.

Management Agreement. On December 24, 2012, CCL and the Guarantors entered into a management agreement (“Management Agreement”) with CCUSA, an indirect wholly owned subsidiary of CCIC (“Manager”). The Management Agreement replaced the previous management agreement that existed among the parties. Pursuant to the Management Agreement, the Manager continues to perform, on behalf of CCL and the Guarantors, those functions reasonably necessary to maintain, market, operate, manage and administer their respective sites. The Management Agreement requires that the Company maintain cash sufficient to operate the business, including sufficient cash to pay expenses for the following month (including any interest payment due during the next month pursuant to the Indenture).

Registration Rights Agreement. On December 24, 2012, the Issuers entered into a registration rights agreement relating to the 2012 Secured Notes, by and among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes (“Registration Rights Agreement”). The Registration Rights Agreement requires the Issuers and the Guarantors, at their cost, to use their commercially

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

reasonable efforts to, among other things: (1) file a registration statement with respect to the 2012 Secured Notes to be used in connection with the exchange of each series of 2012 Secured Notes for publicly registered notes with identical terms in all material respects (except for the transfer restrictions relating to the 2012 Secured Notes); (2) cause the applicable registration statement to become effective under the Securities Act of 1933, as amended; and (3) upon the effectiveness of the applicable registration statement, commence an exchange offer. In addition, under certain circumstances, the Issuers may be required to file a shelf registration statement to cover resales of the 2012 Secured Notes.

If (1) the exchange offer has not been completed for each series of 2012 Secured Notes on or prior to the day that is 365 days after the date of the original issuance of the 2012 Secured Notes; (2) if applicable, a shelf registration statement covering resales of each series of 2012 Secured Notes has not been filed or declared effective within the time periods set forth in the Registration Rights Agreement; or (3) if applicable, after a shelf registration statement is filed and declared effective, such shelf registration statement thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the shelf registration period (subject to certain conditions and exceptions) (each such event referred to in clauses (1) through (2) above, a “Registration Default”), then the Issuers will be obligated to pay additional interest to each holder of the 2012 Secured Notes of a particular series that is subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default relating to such series of 2012 Secured Notes, at a rate equal to 0.25% per annum on the principal amount of the 2012 Secured Notes of such series that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period in which the Registration Default is continuing with regard to such series of 2012 Secured Notes, up to a maximum amount of additional interest for all Registration Defaults of 1.00% per annum on the principal amount of the 2012 Secured Notes of a series that are subject to transfer restrictions, until all such Registration Defaults relating to such series of 2012 Secured Notes have been cured.

Debt Restrictions. The 2012 Secured Notes do not contain financial maintenance covenants but they do contain restrictive covenants, subject to certain exceptions, related to the Company’s ability to incur indebtedness, incur liens, enter into certain mergers or change of control transactions, sell or issue equity interests and enter into related party transactions. With respect to the restriction regarding the issuance of debt, the Company may not issue debt other than (1) certain permitted refinancings of the 2012 Secured Notes, (2) unsecured trade payables in the ordinary course of business and financing of equipment, land or other property up to an aggregate of $100.0 million, and (3) unsecured debt or additional notes under the 2012 Secured Notes indenture provided that the Debt to Adjusted Consolidated Cash Flow Ratio (as defined in the 2012 Secured Notes Indenture) at the time of incurrence, and after giving effect to such incurrence, would have been no greater than 3.5 to 1. As of December 31, 2012, after giving effect to the January 2013 Redemption of all of the then outstanding 7.75% Secured Notes, our Debt to Adjusted Consolidated Cash Flow Ratio is 3.8 to 1, which the Company expects would currently restrict the Company’s ability to incur unsecured debt or additional notes. The Company is not restricted in its ability to distribute cash to affiliates or issue dividends to its parent.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Contractual Maturities

The following are the scheduled contractual maturities of the total debt and other long-term obligations outstanding at December 31, 2012.

	Years Ending December 31,								Net Unamortized Discounts	Total Debt and Other Obligations Outstanding
	2013		2014	2015	2016	2017	Thereafter	Total Cash Obligations
Scheduled contractual maturities	$294,396	(a)	$19	$19	$19	$500,020	$1,000,084	$1,794,557	(2,968)	1,791,589

(a)	Inclusive of the redemption in January 2013 of all of the then outstanding 7.75% Secured Notes. See note 13.

Debt Purchases and Contributions

The following is a summary of the purchases of debt during the year ended December 31, 2012. In addition, in December 2012, the portion of the 7.75% Secured Notes owned by CCIC with a face value of $235.1 million was contributed to the Company. See note 6.

	Year Ending December 31, 2012
	Principal Amount	Cash Paid(a)	Gains (losses)
7.75% Secured Notes	$670,557	$713,305	$(67,210	) (b)

(a)	Exclusive of accrued interest.
(b)	Inclusive of $24.5 million related to the write-off of deferred financing costs and discounts. The remainder relative to cash losses including with respect to make whole payments.

Interest Expense and Amortization of Deferred Financing Costs

The components of “interest expense and amortization of deferred financing costs” are as follows:

	2012	2011	2010
Interest expense on debt obligations	$91,881	$93,000	$93,000
Amortization of deferred financing costs	4,730	2,271	2,105
Amortization of adjustments on long-term debt	7,587	3,684	3,393

Total	$104,198	$98,955	$98,498

6. Related Party Transactions

As discussed in note 5, the Company and other subsidiaries of CCL entered into a management agreement with CCUSA, which replaced a previous management agreement among the same parties. Pursuant to these management agreements, CCUSA has agreed to employ, supervise, and pay at all times a sufficient number of capable employees as may be necessary to perform services in accordance with the operation standards defined in the Management Agreement. CCUSA currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. The management fee is equal to 7.5% of the Company’s Management Agreement Operating Revenues. The fee is compensation for those functions reasonably necessary to maintain, market, operate, manage and administer the towers, other than the operating expenses, which includes but is not limited to real estate and personal property taxes, ground lease and easement payments, and insurance premiums. The management fee charged by CCUSA for the years ended December 31, 2012, 2011 and 2010 totaled $38.7 million, $36.6 million and $34.9 million, respectively. See note 5.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As part of the CCIC strategy to obtain long-term control of the land under its towers, affiliates of the Company have acquired rights to land interests under the Company’s towers. These affiliates then lease the land to the Company. Under such circumstances, the Company’s obligation typically continues with the same or similar economic terms as the lease agreement for the land that existed prior to the purchase of such land by the affiliate. As of December 31, 2012, there are approximately 1,600 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $24.4 million, $18.3 million and $15.8 million for the years ended December 31, 2012, 2011 and 2010, respectively. Also, the Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the years ended December 31, 2012, 2011 and 2010, rent revenue from affiliates totaled $0.6 million, $0.3 million and $0.3 million, respectively.

In 2010 and 2012, CCIC acquired through market purchases $199.6 million and $35.5 million, respectively, of principal amount of the 7.75% Secured Notes. In December 2012, the 7.75% Secured Notes held by CCIC were contributed to the Company with a face value of $235.1 million. Prior to this non cash contribution of the 7.75% Secured Notes in December 2012, the 7.75% Secured Notes acquired by CCIC remained outstanding on the Company’s consolidated balance sheet. For the years ended December 31, 2012, 2011 and 2010, the Company recorded interest expense and amortization of deferred financing costs of approximately $17.2 million, $15.9 million and $14.8 million, respectively, on the amount due to CCIC.

The Company recorded net equity distributions of $353.5 million, $104.2 million and $107.7 million for the years ended December 31, 2012, 2011, and 2010, respectively, reflecting net distributions to its member and ultimately other subsidiaries of CCIC, including the contribution of the 7.75% Secured Notes held by CCIC and the distribution of excess cash from the refinancing of the 7.75% Secured Notes. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to the Company’s member and ultimately other subsidiaries of CCIC. See note 7 for a discussion of the equity contribution related to income taxes.

7. Income Taxes

CCL is an LLC. Under the federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return.

The benefit (provision) for income taxes consists of the following:

	Years Ended December 31,
	2012	2011	2010
Current:
Federal	$—	$—	$—
State	(1,347)	(1,420)	(310)
Deferred:
Federal	(3,487)	(9,704)	2,570
State	(4,702)	198	(4,598)

Total tax benefit (provision)	$(9,536)	$(10,926)	$(2,338)

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

A reconciliation between the benefit (provision) for income taxes and the amount computed by applying the federal statutory income tax rate to the loss before income taxes is as follows:

	Years Ended December 31,
	2012	2011	2010
Benefit (provision) for income taxes at statutory rate	$(5,838)	$(10,217)	$771
Nondeductible expenses and other	(4)	(3)	(4)
State tax benefit (provision), net of federal	(3,932)	(794)	(3,190)
Other	238	88	85

	$(9,536)	$(10,926)	$(2,338)

The components of the net deferred income tax assets and liabilities are as follows:

	December 31,
	2012	2011	2010
Deferred income tax liabilities:
Intangible assets	$511,649	$548,941	$586,634
Property and equipment	237,630	231,688	234,735
Deferred site rental receivables	88,351	55,575	37,648

Total deferred income tax liabilities	837,630	836,204	859,017

Deferred income tax assets:
Net operating loss carryforwards	88,665	87,664	88,312
Deferred ground lease payable	27,751	23,140	20,345
Accrued liabilities	5,881	15,203	10,827
Receivables allowance	585	600	790
Prepaid lease	332,568	326,748	346,520
Valuation allowances	—	—	(4,024)

Total deferred income tax assets, net	455,450	453,355	462,770

Net deferred income tax asset (liabilities)	$(382,180)	$(382,849)	$(396,247)

During 2012, 2011, and 2010, the Company recorded noncash equity contributions from CCIC of $8.9 million, $22.9 million and $19.5 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

Valuation allowance of $4.0 million was recognized to offset net state deferred income tax assets as of December 31, 2010. During 2011, the Company reversed this $4.0 million valuation to benefit (provision) for income taxes as it was determined that the Company is more likely than not to realize these deferred tax assets.

At December 31, 2012, the Company had U.S. federal and state net operating loss carryforwards of approximately $249.3 million and $26.3 million, respectively, which are available to offset future taxable income. The federal loss carryforwards will expire in 2022 through 2030. The state net operating loss carryforwards generally expire in 2013 through 2029. The utilization of the loss carryforwards is subject to certain limitations.

As of December 31, 2012, the total amount of unrecognized tax benefits that would impact the effective tax rate, if recognized, was $5.0 million; with respect to such amount, $1.0 million, $1.1 million and $2.9 million were recorded in 2012, 2011 and 2010, respectively.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

From time to time, the Company is subject to examinations by various tax authorities in jurisdictions in which the Company has business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. During 2011, the Internal Revenue Service completed an examination of CCIC’s U.S. federal tax return for the 2009 tax year with no material adjustments.

8. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon lease and easement termination to remove wireless infrastructure or remediate the land upon which its wireless infrastructure resides. Accretion expense related to liabilities for retirement obligations amounted to $1.7 million, $1.6 million and $1.5 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011, liabilities for retirement obligations amounted to $21.5 million and $19.6 million, respectively, representing the net present value of the estimated expected future cash outlay. As of December 31, 2012, the estimated undiscounted future cash outlay for asset retirement obligations was approximately $126.0 million. See note 2.

Property Tax Commitments

The Company is obligated to pay, or reimburse others for, property taxes related to the Company’s wireless infrastructure pursuant to operating leases with landlords and other contractual agreements. The property taxes for the year ended December 31, 2012 and future periods are contingent upon new assessments of the wireless infrastructure and the Company’s appeals of assessments.

The Company has an obligation to reimburse Sprint for property taxes Sprint pays on the Company’s behalf related to certain towers the Company leases from Sprint. The Company paid $12.8 million, $12.4 million and $11.9 million for the years ended December 31, 2012, 2011 and 2010, respectively. The amount per tower to be paid to Sprint increases by 3% each successive year through 2037, the expiration of the lease term.

Operating Lease Commitments

See note 9 for a discussion of operating lease commitments.

9. Leases

Tenant Contracts

The following table is a summary of the rental cash payments owed to the Company, as a lessor, by tenants pursuant to contractual agreements in effect as of December 31, 2012. Generally, the Company’s contracts with its tenants provide for (1) annual escalations and multiple renewal periods at the tenant’s option and (2) only

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

limited termination rights at the applicable tenant’s option through the current term. As of December 31, 2012, the weighted-average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of tenant contracts is approximately eight years, exclusive of renewals at the tenant’s option. The tenants’ rental payments included in the table below are through the current terms with a maximum current term of 20 years and do not assume exercise of tenant renewal options.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Tenant contracts	$521,590	$486,072	$496,949	$486,911	$474,236	$2,618,796	$5,084,554

Operating Leases

The following table is a summary of rental cash payments owed by the Company, as lessee, to landlords pursuant to contractual agreements in effect as of December 31, 2012. The Company is obligated under non-cancelable operating contracts for land interests under 91% of its towers. The majority of these operating lease agreements have certain termination rights that provide for cancellation after a notice period. The majority of the land interests and managed tower leases have multiple renewal options at the Company’s option and annual escalations. Lease agreements may also contain provisions for a contingent payment based on revenues or the gross margin derived from the tower located on the leased land interest. Approximately 89% and 51% of the Company’s site rental gross margins for the year ended December 31, 2012 are derived from towers where the land interest under the tower is owned or leased with final expiration dates of greater than ten and 20 years, respectively, including renewals at the Company’s option. The operating lease payments included in the table below include payments for certain renewal periods at the Company’s option up to the estimated tower useful life of 20 years and an estimate of contingent payments based on revenues and gross margins derived from existing tenant leases. See also note 6.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Operating leases	$124,391	$124,065	$125,341	$126,698	$127,962	$1,597,547	$2,226,004

Rental expense from operating leases was $136.7 million, $133.7 million and $129.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. The rental expense was inclusive of contingent payments based on revenues or gross margin derived from the tower located on the leased land of $28.4 million, $28.8 million and $28.6 million for the years ended December 31, 2012, 2011 and 2010, respectively.

10. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily restricted cash and trade receivables. The Company mitigates its risk with respect to restricted cash by maintaining such deposits at high credit quality financial institutions and monitoring the credit ratings of those institutions. The Company’s restricted cash was held and directed by the trustee for the 7.75% Secured Notes. See notes 2, 5 and 13.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Major Customers

The following table summarizes the percentage of the Company’s revenue for those customers accounting for more than 10% of the Company’s revenues.

	Years Ended December 31,
	2012	2011	2010
Sprint	38%	34%	34%
AT&T	16%	18%	16%
T-Mobile	12%	12%	12%
Verizon Wireless	9%	10%	11%

Total	75%	74%	73%

11. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the years ended December 31, 2012, 2011 and 2010.

	For Years Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Interest paid (inclusive of payments to related parties)	$102,459	$93,000	$93,000
Income taxes paid	—	—	—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	8,858	22,904	19,541
Contribution of 7.75% Secured Notes from affiliate (note 6)	235,081	—	—
Equity contribution (distribution) of amount due to affiliates (note 6)	(597,445)	(127,087)	(127,200)

12. Guarantor Subsidiaries

CCL has no independent assets or operations. The 2012 Secured Notes are guaranteed by all subsidiaries of CCL other than Crown Castle GS III Corp., which is a co-issuer of the 2012 Secured Notes. Such guarantees are full and unconditional and joint and several. Subject to the provisions of the indenture governing the 2012 Secured Notes, a guarantor may be released and relieved of its obligations under its guarantee under certain circumstances including: (i) in the event of any sale or other disposition of all or substantially all of the assets of any guarantor, by way of merger, consolidation or otherwise to a person that is not (either before or after giving effect to such transaction) CCL or a subsidiary of CCL, (ii) in the event of any sale or other disposition of all of the capital stock of any guarantor, to a person that is not (either before or after giving effect to such transaction) CCL or a subsidiary of CCL, (iii) upon the Issuers’ exercise of legal defeasance in accordance with the relevant provisions of the indenture governing the 2012 Secured Notes and (iv) upon the discharge of the indenture governing the 2012 Secured Notes in accordance with its terms.

CC HOLDINGS GS V LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

13. Subsequent Events

7.75% Secured Notes

In January 2013, the Company completed the redemption of all of the then outstanding 7.75% Secured Notes, utilizing $316.6 million of restricted cash which resulted in a loss of $18.0 million. See note 5.

Restricted Cash & Equity

Following the redemption of the 7.75% Secured Notes in January 2013, the remaining restricted cash was released to the Company. In February 2013, $75.0 million of restricted cash was distributed to CCIC. This cash disbursement to a related party was recorded as an equity distribution.

CC HOLDINGS GS V LLC

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(In thousands of dollars)

		Additions	Deletions
	Balance at Beginning of Year	Charged to Operations	Credited to Operations	Written Off	Balance at End of Year
Allowance for Doubtful Accounts Receivable:
2012	$1,605	$413	$—	$(511)	$1,507

2011	$2,032	$697	$—	$(1,124)	$1,605

2010	$2,088	$966	$—	$(1,022)	$2,032

		Additions	Deletions
	Balance at Beginning of Year	Charged to Operations	Credited to Operations	Written Off	Balance at End of Year
Allowance for Deferred Site Rental Receivables:
2012	$—	$—	$—	$—	$—

2011	$771	$—	$(771)	$—	$—

2010	$612	$783	$(624)	$—	$771

		Additions	Deductions
	Balance at Beginning of Year	Charged to Operations	Credited to Operations	Written Off	Balance at End of Year
Deferred Tax Valuation Allowance:
2012	$—	$—	$—	$—	$—

2011	$4,024	$—	$(4,024)	$—	$—

2010	$4,024	$—	$—	$—	$4,024

CC HOLDINGS GS V LLC

Condensed Consolidated Financial Statements

March 31, 2013 and 2012

CC HOLDINGS GS V LLC

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,763	$—
Restricted cash	—	400,493
Receivables, net	2,493	2,590
Prepaid expenses	21,625	20,752
Deferred income tax assets	11,302	15,060
Deferred site rental receivables and other current assets	7,131	8,089

Total current assets	83,314	446,984
Deferred site rental receivables	240,215	221,315
Property and equipment, net of accumulated depreciation of $510,947 and $490,639, respectively	1,144,449	1,146,008
Goodwill	1,338,730	1,338,730
Other intangible assets, net	1,473,918	1,501,704
Long-term prepaid rent, deferred financing costs and other assets, net	50,102	48,995

Total assets	$4,330,728	$4,703,736

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$14,340	$10,661
Accrued interest	13,719	4,922
Deferred revenues	17,569	13,751
Current maturities of debt and other obligations	25	291,428

Total current liabilities	45,653	320,762
Debt	1,500,139	1,500,161
Deferred income tax liabilities	391,521	397,240
Deferred ground lease payable, above-market leases and other liabilities	123,797	122,008

Total liabilities	2,061,110	2,340,171

Commitments and contingencies (note 7)
Member’s equity:
Member’s equity	2,395,227	2,495,641
Accumulated earnings (deficit)	(125,609)	(132,076)

Total member’s equity	2,269,618	2,363,565

Total liabilities and equity	$4,330,728	$4,703,736

See accompanying notes to condensed consolidated financial statements.

CC HOLDINGS GS V LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Net revenues:
Site rental revenues	$150,460	$148,258
Operating expenses:
Site rental cost of operations—third parties(a)	36,885	37,337
Site rental cost of operations—related parties(a)	6,780	5,660

Site rental cost of operations—total(a)	43,665	42,997
Management fee	9,945	9,646
Asset write-down charges	982	861
Depreciation, amortization and accretion	47,463	47,284

Total operating expenses	102,055	100,788

Operating income (loss)	48,405	47,470
Interest expense and amortization of deferred financing costs—third parties	(18,633)	(20,594)
Interest expense and amortization of deferred financing costs—related parties	—	(4,223)

Interest expense and amortization of deferred financing costs—total	(18,633)	(24,817)
Gains (losses) on retirement of long-term obligations	(18,059)	—
Other income (expense)	40	3

Income (loss) before income taxes	11,753	22,656
Benefit (provision) for income taxes	(5,286)	(9,332)

Net income (loss)	$6,467	$13,324

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to condensed consolidated financial statements.

CC HOLDINGS GS V LLC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$6,467	$13,324
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	47,463	47,284
Amortization of deferred financing costs and other non-cash interest on long-term debt	5,463	1,567
Asset write-down charges	982	861
Gains (losses) on retirement of long-term obligations	18,059	—
Deferred income tax benefit (provision)	4,949	8,979
Changes in assets and liabilities:
Increase (decrease) in accrued interest	8,797	—
Increase (decrease) in accounts payable	(58)	(267)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	8,902	4,641
Decrease (increase) in receivables	97	1,597
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent, restricted cash and other assets	(9,825)	(23,322)

Net cash provided by (used for) operating activities	91,296	54,664

Cash flows from investing activities:
Capital expenditures	(19,179)	(9,890)
Other investing activities	—	7

Net cash provided by (used for) investing activities	(19,179)	(9,883)

Cash flows from financing activities:
Redemption of long-term debt	(312,421)	—
Net (increase) decrease in amount due from affiliates	(107,324)	(40,472)
Net (increase) decrease in restricted cash	388,391	(4,309)

Net cash provided by (used for) financing activities	(31,354)	(44,781)

Net increase (decrease) in cash and cash equivalents	40,763	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$40,763	$—

See accompanying notes to condensed consolidated financial statements.

CC HOLDINGS GS V LLC

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY (Unaudited)

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2013	$2,495,641	$(132,076)	$2,363,565
Equity contribution—income taxes (note 5)	6,910	—	6,910
Equity distribution (note 4)	(107,324)	—	(107,324)
Net income (loss)	—	6,467	6,467

Balance at March 31, 2013	$2,395,227	$(125,609)	$2,269,618

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2012	$2,849,147	$(139,221)	$2,709,926
Equity contribution—income taxes (note 5)	10,126	—	10,126
Equity distribution (note 4)	(40,472)	—	(40,472)
Net income (loss)	—	13,324	13,324

Balance at March 31, 2012	$2,818,801	$(125,897)	$2,692,904

See accompanying notes to condensed consolidated financial statements.

CC HOLDINGS GS V LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

1. General

The accompanying consolidated financial statements reflect the consolidated financial position, results of operations, and cash flows of CC Holdings GS V LLC (“CCL”) and its consolidated wholly-owned subsidiaries (collectively, the “Company”). The Company is a wholly owned subsidiary of Global Signal Operating Partnership, L.P. (“GSOP”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). CCL is a Delaware limited liability company that is a holding company and an issuer of the Company’s debt. All significant inter-company accounts, transactions, and profits have been eliminated. Any terms used but not defined herein that are defined in the Company’s 2012 consolidated financial statements have the same meaning given to them in the Company’s 2012 consolidated financial statements.

The Company is organized specifically to own, lease and manage approximately 7,800 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms. As discussed in the Company’s 2012 consolidated financial statements, approximately 5,300 of the Company’s towers are leases or operated for an initial period under master lease and sublease agreements, including the master lease and sublease agreement with Sprint.

Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under a management agreement, as the Company has no employees.

Basis of Presentation

The condensed consolidated financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to fairly state the consolidated financial position of the Company at March 31, 2013, and the consolidated results of operations and the consolidated cash flows for the three months ended March 31, 2013 and 2012. The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of the Company’s consolidated financial statements are disclosed in the Company’s 2012 consolidated financial statements, other than cash equivalents.

Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less and is inclusive of cash held pursuant to the Management Agreement.

CC HOLDINGS GS V LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

New Accounting Pronouncements

No accounting pronouncements adopted during the three months ended March 31, 2013 had a material impact on the Company’s condensed consolidated financial statements. No new accounting pronouncements issued during the three months ended March 31, 2013 but not yet adopted are expected to have a material impact on the Company’s condensed consolidated financial statements.

3. Debt and Other Obligations

	Original Issue Date	Contractual Maturity Date		Outstanding Balance as of March 31, 2013	Outstanding Balance as of December 31, 2012	Stated Interest Rate as of March 31, 2013(a)
Bonds—fixed rate:
7.75% Secured Notes	Apr. 2009	May 2017		$—	$291,394	N/A
2012 Secured Notes	Dec. 2012	2017/2023	(b)	1,500,000	1,500,000	3.4%

Total Bonds				1,500,000	1,791,394

Other:
Capital leases and other obligations				164	195

Total debt and other obligations				1,500,164	1,791,589

Less: current maturities				25	291,428

Non-current portion of long-term debt				$1,500,139	$1,500,161

(a)	Represents the weighted-average stated rate.
(b)	The 2012 Secured Notes consists of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured note due 2023 (collectively, “2012 Secured Notes”).

Contractual Maturities

The following are the scheduled contractual maturities of the total debt and other long-term obligations outstanding at March 31, 2013.

		Years Ending December 31,
	Nine Months Ended December 31, 2013	2014	2015	2016	2017	Thereafter	Total Cash Obligations
Scheduled contractual maturities	$25	$15	$15	$16	$500,016	$1,000,077	$1,500,164

Debt Purchases and Repayments

On December 11, 2012, the Company commenced a cash tender offer for any and all of the then outstanding 7.75% Secured Notes. In accordance with the terms of the tender offer, the total consideration for each $1,000 principal amount of notes validly tendered on or prior to the expiration date was $1,063.45 (plus accrued and unpaid interest up to, but not including, the settlement date). On December 26, 2012, the Company accepted for purchase approximately $670.6 million aggregate principal amount of the 7.75% Secured Notes validly tendered on or prior to the expiration date. All of the remaining then outstanding 7.75% Secured Notes (approximately

CC HOLDINGS GS V LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

$294.4 million aggregate principal amount) were redeemed on January 10, 2013. The repurchase and redemption of the 7.75% Secured Notes was funded by the issuance of the 2012 Secured Notes.

The following is a summary of the purchases of debt during the three months ended March 31, 2013.

	Three Months Ending March 31, 2013
	Principal Amount	Cash Paid(a)	Gains (losses)(c)
7.75% Secured Notes(b)	$294,362	$312,421	$(18,059)

(a)	Exclusive of accrued interest.
(b)	The redemption of the 7.75% Secured Notes was funded by the restricted cash released upon refinancing.
(c)	The losses relate to cash losses, including with respect to make whole payments.

Interest Expense and Amortization of Deferred Financing Costs

The components of “interest expense and amortization of deferred financing costs” are as follows:

	Three Months Ended March 31,
	2013	2012
Interest expense on debt obligations	$13,170	$23,250
Amortization of deferred financing costs	2,495	598
Amortization of adjustments on long-term debt	2,968	969

Total	$18,633	$24,817

4. Related Party Transactions

The management fee charged by CCUSA to the Company pursuant to the Management Agreement for the three months ended March 31, 2013, and 2012 totaled $9.9 million and $9.6 million, respectively. See the Company’s 2012 consolidated financial statements for further discussion.

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As of March 31, 2013, there are approximately 1,700 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $6.8 million and $5.7 million for the three months ended March 31, 2013 and 2012, respectively. Also, the Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the three months ended March 31, 2013 and 2012, rent revenue from affiliates totaled $0.1 million and $0.2 million, respectively.

For the three months ended March 31, 2012, the Company recorded interest expense and amortization of deferred financing costs of approximately $4.2 million with respect to the portion of the 7.75% Secured Notes previously outstanding with CCIC, inclusive of the $21.0 million of principal amount purchased by CCIC in the first three months of 2012.

The Company recorded net equity distributions of $100.4 million and $30.3 million for the three months ended March 31, 2013 and 2012, respectively, reflecting net distributions to its member and ultimately other subsidiaries of CCIC. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to the Company’s member and ultimately other subsidiaries of CCIC. See note 5 for a discussion of the equity contribution related to income taxes.

CC HOLDINGS GS V LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

5. Income Taxes

For the three months ended March 31, 2013 and 2012, the Company’s effective tax rate differed from the federal statutory rate predominately due to state taxes, including the impact of certain subsidiaries without state income tax filing requirements incurring taxable losses for which no state benefit could be recorded. During the three months ended March 31, 2013 and 2012, the Company recorded non-cash equity contributions of $6.9 million and $10.1 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

6. Fair Values

The fair value of cash and cash equivalents and restricted cash approximates the carrying value. The Company determines fair value of its debt securities based on indicative quotes (that is non-binding quotes) from brokers that require judgment to interpret market information including implied credit spreads for similar borrowings on recent trades or bid/ask prices or quotes from active markets if applicable. There were no changes since December 31, 2012 in the Company’s valuation techniques used to measure fair values. The estimated fair values of the Company’s financial instruments, along with the carrying amounts of the related assets and liabilities, are as follows:

		March 31, 2013		December 31, 2012
	Level in Fair Value Hierarchy	Carrying Amount	Fair Value	Carrying Amount		Fair Value
Assets:
Cash and cash equivalents	1	$40,763	$40,763	$	—	$	—
Restricted cash	1	—	—		400,493		400,493
Liabilities:
Debt and other obligations	2	1,500,164	1,513,354		1,791,589		1,840,352

7. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s consolidated financial position or results of operations.

8. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and receivables. The Company mitigates its risk with respect to cash and cash equivalents by maintaining such deposits at a high credit quality financial institution and monitoring the credit ratings of such institution.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

CC HOLDINGS GS V LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

9. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013	2012
Supplemental disclosure of cash flow information:
Interest paid (inclusive of payments to related parties)	$4,375	$23,250
Income taxes paid	—	—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	6,910	10,126
Equity contribution (distribution) of amount due to affiliates (note 4)	(107,324)	(40,472)

GLOBAL SIGNAL ACQUISITIONS LLC

Financial Statements

December 31, 2012, 2011 and 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of

CC Holdings GS V LLC:

In our opinion, the accompanying balance sheet and the related statements of operations, cash flows, and changes in member’s equity present fairly, in all material respects, the financial position of Global Signal Acquisitions LLC (the “Company”) at December 31, 2012 and December 31, 2011, and the results of its operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Pittsburgh, Pennsylvania

April 5, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Member of

CC Holdings GS V LLC:

We have audited the accompanying statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2010 of Global Signal Acquisitions LLC (the Company). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Global Signal Acquisitions LLC for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

April 5, 2013

GLOBAL SIGNAL ACQUISITIONS LLC

BALANCE SHEET

(In thousands of dollars)

	December 31,
	2012	2011
ASSETS
Current assets:
Receivables, net of allowance of $29 and $206, respectively	$49	$418
Prepaid expenses	394	411
Deferred income tax assets	245	528
Deferred site rental receivables and other current assets	405	186

Total current assets	1,093	1,543
Deferred site rental receivables	10,694	7,356
Property and equipment, net	67,709	68,579
Goodwill	68,841	68,841
Site rental contracts and customer relationships, net	75,497	80,979
Other intangible assets, net	3,596	3,722
Long-term prepaid rent and other assets, net	1,017	713

Total assets	$228,447	$231,733

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$1,011	$1,433
Deferred revenues	642	934

Total current liabilities	1,653	2,367
Deferred income tax liabilities	18,044	17,033
Deferred ground lease payable, above-market leases and other liabilities	5,267	5,014

Total liabilities	24,964	24,414

Commitments and contingencies (note 8)
Member’s equity:
Member’s equity	203,766	214,883
Accumulated earnings (deficit)	(283)	(7,564)

Total member’s equity	203,483	207,319

Total liabilities and equity	$228,447	$231,733

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

STATEMENT OF OPERATIONS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Net revenues:
Site rental revenues—third parties	$26,646	$25,222	$23,363
Site rental revenues—related parties	2,223	2,145	2,130

Site rental revenues—total	28,869	27,367	25,493

Operating expenses:
Site rental cost of operations—third parties(a)	5,045	5,411	5,459
Site rental cost of operations—related parties(a)	660	553	451

Site rental cost of operations—total(a)	5,705	5,964	5,910
Management fee	1,899	1,852	1,755
Asset write-down charges	—	28	—
Depreciation, amortization and accretion	9,358	9,371	9,399

Total operating expenses	16,962	17,215	17,064

Operating income (loss)	11,907	10,152	8,429
Other income (expense)	9	9	14

Income (loss) before income taxes	11,916	10,161	8,443
Benefit (provision) for income taxes	(4,635)	(3,957)	(3,284)

Net income (loss)	$7,281	$6,204	$5,159

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

STATEMENT OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$7,281	$6,204	$5,159
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	9,358	9,371	9,399
Asset write-down charges	—	28	—
Deferred income tax benefit (provision)	4,580	3,911	3,278
Changes in assets and liabilities:
Increase (decrease) in accounts payable	(11)	32	(79)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	(492)	(160)	346
Decrease (increase) in receivables	369	(290)	80
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(3,821)	(2,840)	(1,881)

Net cash provided by (used for) operating activities	17,264	16,256	16,302

Cash flows from investing activities:
Capital expenditures	(2,861)	(1,020)	(1,058)

Net cash provided by (used for) investing activities	(2,861)	(1,020)	(1,058)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	(14,403)	(15,236)	(15,244)

Net cash provided by (used for) financing activities	(14,403)	(15,236)	(15,244)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2009	$242,257	$(18,927)	$223,330
Equity contribution—income taxes (note 7)	288	—	288
Equity distribution (note 6)	(15,244)	—	(15,244)
Net income (loss)	—	5,159	5,159

Balance at December 31, 2010	$227,301	$(13,768)	$213,533

Equity contribution—income taxes (note 7)	2,818	—	2,818
Equity distribution (note 6)	(15,236)	—	(15,236)
Net income (loss)	—	6,204	6,204

Balance at December 31, 2011	$214,883	$(7,564)	$207,319

Equity contribution—income taxes (note 7)	3,286	—	3,286
Equity distribution (note 6)	(14,403)	—	(14,403)
Net income (loss)	—	7,281	7,281

Balance at December 31, 2012	$203,766	$(283)	$203,483

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

1. Basis of Presentation

The accompanying financial statements reflect the financial position, results of operations and cash flows of Global Signal Acquisitions LLC (the “Company”). The Company is a wholly-owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”).

The Company is organized specifically to own, lease and manage approximately 500 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms (collectively, “towers,” “sites” or “wireless infrastructure”) to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, “contracts”). The Company’s sites are geographically dispersed across the United States. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under a management agreement, as the Company has no employees.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

Receivables Allowance

An allowance for doubtful accounts is recorded as an offset to accounts receivable in order to present a net balance that the Company believes will be collected. An allowance for uncollectible amounts is recorded to offset the deferred site rental receivables that arise from site rental revenues recognized in excess of amounts currently due under the contract. The Company uses judgment in estimating these allowances and considers historical collections, current credit status and contractual provisions. Additions to the allowance for doubtful accounts are charged to “costs of operations” and deductions from the allowance are recorded when specific accounts receivable are written off as uncollectible. Additions or reversals to the allowance for uncollectible deferred site rental receivables are charged to “site rental revenues,” and deductions from the allowance are recorded as contracts terminate.

Lease Accounting

General. The Company classifies its leases at inception as either operating leases or capital leases. A lease is classified as a capital lease if at least one of the following criteria are met, subject to certain exceptions noted below: (1) the lease transfers ownership of the leased assets to the lessee, (2) there is a bargain purchase option, (3) the lease term is equal to 75% or more of the economic life of the leased assets, or (4) the present value of the minimum lease payments equals or exceeds 90% of the fair value of the leased assets.

Lessee. Leases for land are evaluated for capital lease treatment if at least one of the first two criteria mentioned in the immediately preceding paragraph is present relating to the leased assets. When the Company, as lessee, classifies a lease as a capital lease, it records an asset in an amount equal to the present value of the minimum lease payments under the lease at the beginning of the lease term. Applicable operating leases are recognized on a straight-line basis as discussed under “Costs of Operations” below.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Lessor. If the Company is the lessor of leased property that is part of a larger whole (including with respect to a portion of space on a tower) and for which fair value is not objectively determinable, then such lease is accounted for as an operating lease. As applicable, operating leases are recognized on a straight-line basis as discussed under “Revenue Recognition”.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment includes land owned in fee and perpetual easements for land which have no definite life. Land owned in fee and perpetual easements for land are recorded as “property and equipment, net”. When the Company purchases fee ownership or perpetual easements for the land previously subject to ground lease, the Company reduces the value recorded as land by the amount of the deferred ground lease payable and unamortized above-market leases. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Depreciation of wireless infrastructure is generally computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Additions, renewals and improvements are capitalized, while maintenance and repairs are expensed. Upon the sale or retirement of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying value of property and equipment will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company records obligations to perform asset retirement activities, including requirements to remove wireless infrastructure or remediate the land upon which the Company’s wireless infrastructure resides. The fair value of the liability for asset retirement obligations, which represents the net present value of the estimated expected future cash outlay, is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. Changes subsequent to initial measurement resulting from revisions to the timing or amount of the original estimate of undiscounted cash flows are recognized as an increase or decrease in the carrying amount of the liability and related carrying amount of the capitalized asset. Asset retirement obligations are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet. The liability accretes as a result of the passage of time and the related accretion expense is included in “depreciation, amortization and accretion” expense on the Company’s statement of operations. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and depreciated over the useful life of such asset.

Goodwill

Goodwill represents the excess of the purchase price for an acquired business over the allocated value of the related net assets. The Company tests goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. The Company then performs a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting units is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. The two-step goodwill impairment test begins with an estimation of fair value of the reporting unit using an income approach, which looks to the present value

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

of expected future cash flows. The first step, commonly referred to as a “step-one impairment test,” is a screen for potential impairment while the second step measures the amount of any impairment if there is an indication from the first step that one exists. The Company’s measurement of the fair value for goodwill is based on an estimate of discounted future cash flows of the reporting unit. The Company performed its most recent annual goodwill impairment test as of October 1, 2012, which resulted in no impairments.

Other Intangible Assets

Intangible assets are included in “site rental contracts and customer relationships, net” and “other intangible assets, net” on the Company’s balance sheet and predominately consist of the estimated fair value of site rental contracts and customer relationships recorded in conjunction with acquisitions. The site rental contracts and customer relationships intangible assets are comprised of (1) current term of the existing contracts, (2) the expected exercise of the renewal provisions contained within the existing contracts, which automatically occur under contractual provisions, and (3) any associated relationships that are expected to generate value following the expiration of all renewal periods under existing contracts.

The useful lives of intangible assets are estimated based on the period over which the intangible asset is expected to benefit the Company, which is calculated on an individual customer basis, considering, among other things, the contractual provisions with the customer and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible asset is limited by the maximum depreciable life of the tower (20 years), as a result of the interdependency of the tower and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value, which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts and customer relationships are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

The carrying value of other intangible assets with finite useful lives will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company has a dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships intangible assets. First, the Company pools the site rental contracts and customer relationships with the related tower assets into portfolio groups for purposes of determining the unit of account for impairment testing. Second and separately, the Company evaluates the site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of an asset is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset.

Deferred Credits

Deferred credits are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet and consist of the estimated fair value of above-market leases for land interests under the Company’s towers. Above-market leases for land interests are amortized to costs of operations over their respective estimated remaining lease term at the acquisition date.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Accrued Estimated Property Taxes

The accrual for estimated property tax obligations is based on assessments currently in effect and estimates of additional taxes. The Company recognizes the benefit of tax appeals upon ultimate resolution of the appeal. The Company’s liability for accrued property taxes is included in “accrued expenses and payables” on the Company’s balance sheet.

Revenue Recognition

Site rental revenues are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. The Company’s contracts contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the consumer price index (“CPI”)). If the payment terms call for fixed escalations or rent free periods, the effect is recognized on a straight-line basis over the fixed, non-cancelable term of the agreement. When calculating straight-line rental revenues, the Company considers all fixed elements of tenant contractual escalation provisions, even if such escalation provisions also include a variable element in addition to a fixed minimum. The Company’s assets related to straight-line site rental revenues are included in “deferred site rental receivables and other current assets” and “deferred site rental receivables,” and amounts received in advance are recorded as “deferred revenues” on the Company’s balance sheet.

Costs of Operations

Approximately three-fourths of the Company’s site rental costs of operations consist of ground lease expenses, and the remainder includes repairs and maintenance expenses, utilities, property taxes and insurance.

Generally, the ground lease agreements are specific to each site and are for an initial term of five years and are renewable for pre-determined periods. The Company also enters into term easements and ground leases in which it prepays the entire term in advance. Ground lease expense is recognized on a monthly basis, regardless of whether the lease agreement payment terms require the Company to make payments annually, quarterly, monthly or for the entire term in advance. The Company’s ground leases contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the CPI). If the payment terms include fixed escalation provisions, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line ground lease expense using a time period that equals or exceeds the remaining depreciable life of the wireless infrastructure asset. Further, when a tenant has exercisable renewal options that would compel the Company to exercise existing ground lease renewal options, the Company has straight-lined the ground lease expense over a sufficient portion of such ground lease renewals to coincide with the final termination of the tenant’s renewal options. The Company’s liability related to straight-line ground lease expense is included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet. The Company’s asset related to prepaid ground leases is included in “prepaid expenses” and “long-term prepaid rent and other assets, net” on the Company’s balance sheet.

Management Fee

The Company is charged a management fee by CCUSA, a wholly-owned indirect subsidiary of CCIC, relating to management services which include those functions reasonably necessary to maintain, market, operate, manage and administer the towers. The management fee is equal to 7.5% of the Company’s Operating Revenues, as defined in the Management Agreement discussed in note 6 below, which are based on the Company’s reported revenues adjusted to exclude certain items including revenues related to the accounting for leases with fixed escalators (the “Management Agreement Operating Revenues”). See note 6.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Income Taxes

The Company is a limited liability company (“LLC”). Under federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return. The Company’s provision for income taxes is recorded using a method materially consistent with the separate return method.

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided on deferred tax asset if it is determined that it is more likely than not that the assets will not be realized.

The Company records a valuation allowance against deferred tax assets when it is “more likely than not that some portion or all of the deferred tax asset will not be realized”. The Company reviews the recoverability of deferred tax assets each quarter and based upon projections of future taxable income, reversing deferred tax liabilities and other known events that are expected to affect future taxable income, records a valuation allowance for assets that do not meet the “more likely than not” realization threshold. Valuation allowances may be reversed if related deferred tax assets are deemed realizable based upon changes in facts and circumstances that impact the recoverability of the asset.

The Company does not currently maintain a formal tax sharing agreement with CCIC. Net operating losses used by the Company to reduce current taxes payable have resulted in member contributions from CCIC to the extent such attributes were generated by CCIC or other members of the consolidated group. Similarly, net operating losses of the Company used by CCIC or other members of the consolidated group to reduce current taxes payable have been treated as distributions from the Company to CCIC.

The Company recognizes a tax position if it is more likely than not that it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Company records penalties and tax-related interest expense as components of the benefit (provision) for income taxes. As of December 31, 2012 the Company has not recorded any penalties or tax-related interest expenses related to income taxes.

Reporting Segments

The Company’s operations consist of one operating segment.

Recent Accounting Pronouncements

In September 2011, the FASB issued amended guidance on goodwill impairment testing. The amended guidance permits an entity to first perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is then necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The Company adopted this amended guidance during 2011. See “Goodwill” above.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

3. Property and Equipment

The major classes of property and equipment are as follows:

	Estimated Useful Lives	December 31,
		2012	2011
Land owned in fee and perpetual easements	—	$15,163	$15,057
Wireless infrastructure	1-20 years	72,156	70,980
Construction in progress	—	2,422	907

Total gross property and equipment		89,741	86,944
Less accumulated depreciation		(22,032)	(18,365)

Total property and equipment, net		$67,709	$68,579

Depreciation expense for the years ended December 31, 2012, 2011 and 2010 was $3.7 million, $3.7 million and $3.7 million, respectively.

4. Intangible Assets and Deferred Credits

The following is a summary of the Company’s intangible assets.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Site rental contracts and customer relationships	$108,021	$(32,524)	$75,497	$108,021	$(27,042)	$80,979
Other intangible assets	4,349	(753)	3,596	4,349	(627)	3,722

Total	$112,370	$(33,277)	$79,093	$112,370	$(27,669)	$84,701

Amortization expense related to intangible assets is classified as follows on the Company’s statement of operations:

	For Years Ended December 31,
	2012	2011	2010
Depreciation, amortization and accretion	$5,584	$5,584	$5,645
Site rental costs of operations	24	24	24

Total amortization expense	$5,608	$5,608	$5,669

The estimated annual amortization expense related to intangible assets (inclusive of those recorded to “site rental costs of operations”) for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$5,609	$5,609	$5,609	$5,609	$5,609

See note 2 for a further discussion of deferred credits related to above-market leases for land interests under the Company’s towers recorded in connection with acquisitions. For the years ended December 31, 2012, 2011

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

and 2010, the Company recorded $0.1 million, $0.1 million and $0.1 million, respectively, as a decrease to “site rental cost of operations”. The following is a summary of the Company’s above-market leases.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Above-market leases	$2,303	$(774)	$1,529	$2,303	$(667)	$1,636

The estimated annual amortization expense related to above-market leases for land interests under the Company’s towers for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$106	$106	$106	$106	$106

5. Debt

In December 2012, CCL and Crown Castle GS III Corp. (a subsidiary of CCL) issued $1.5 billion aggregate principal amount of senior secured notes (“2012 Secured Notes”), which are guaranteed by certain subsidiaries of CCL, including the Company. In addition, the 2012 Secured Notes are secured on a first-priority basis by a pledge of the equity interests of certain subsidiaries of CCL, including the Company.

The 2012 Secured Notes do not contain financial maintenance covenants but they do contain restrictive covenants, subject to certain exceptions, related to the Company’s ability to incur indebtedness, incur liens, enter into certain mergers or change of control transactions, sell or issue equity interests and enter into related party transactions. With respect to the restriction regarding the issuance of debt, CCL and its subsidiaries including the Company may not issue debt other than (1) certain permitted refinancings of the 2012 Secured Notes, (2) unsecured trade payables in the ordinary course of business and financing of equipment, land or other property up to an aggregate of $100.0 million, and (3) unsecured debt or additional notes under the 2012 Secured Notes indenture provided that the Debt to Adjusted Consolidated Cash Flow Ratio (as defined in the indenture governing the 2012 Secured Notes) at the time of incurrence, and after giving effect to such incurrence, would have been no greater than 3.5 to 1. As of December 31, 2012, after giving effect to the January 2013 redemption of all of the then outstanding 7.75% Secured Notes due 2017, CCL’s Debt to Adjusted Consolidated Cash Flow Ratio was 3.8 to 1, which the Company expects would currently restrict its ability to incur unsecured debt or issue additional notes. The Company is not restricted in its ability to distribute cash to affiliates or issue dividends to its parent.

On December 24, 2012, CCL and its subsidiaries, including the Company, entered into a registration rights agreement relating to the 2012 Secured Notes, by and among CCL and its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2012 Secured Notes (“Registration Rights Agreement”). The Registration Rights Agreement requires CCL and its subsidiaries to use their commercially reasonable efforts to, among other things: (1) file a registration statement with respect to the 2012 Secured Notes to be used in connection with the exchange of the 2012 Secured Notes for publicly registered notes with substantially identical terms in all material respects (except for the transfer restrictions relating to the 2012 Secured Notes); (2) cause the applicable registration statement to become effective under the Securities Act, as amended; and (3) upon the effectiveness of the applicable registration statement, commence an exchange offer. In addition, under certain circumstances, CCL and its subsidiaries may be required to file a shelf registration statement to

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

cover resales of the 2012 Secured Notes. If the exchange offer has not been completed on or prior to the day that is 365 days after the date of the original issuance of the 2012 Secured Notes or in certain other circumstances set forth in the Registration Rights Agreement, CCL and its subsidiaries will be required to pay additional interest as set forth in the Registration Rights Agreement.

6. Related Party Transactions

In December 2012, CCL, the Company and other subsidiaries of CCL entered into a management agreement (“Management Agreement”) with CCUSA, an indirect wholly-owned subsidiary of CCIC, which replaced a previous management agreement among the same parties. The Company is charged a management fee by CCUSA under the Management Agreement whereby CCUSA has agreed to employ, supervise, and pay at all times a sufficient number of capable employees as may be necessary to perform services in accordance with the operation standards defined in the Management Agreement. CCUSA currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. The management fee is equal to 7.5% of the Company’s Management Agreement Operating Revenues. The fee is compensation for those functions reasonably necessary to maintain, market, operate, manage and administer the towers, other than the operating expenses, which includes but is not limited to real estate and personal property taxes, ground lease and easement payments, and insurance premiums. The management fee charged from CCUSA for the years ended December 31, 2012, 2011 and 2010 totaled $1.9 million, $1.9 million and $1.8 million, respectively.

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As part of CCIC’s strategy to obtain long-term control of the land under its towers, affiliates of the Company have acquired rights to land interests under the Company’s towers. These affiliates then lease the land to the Company. Under such circumstances the Company’s obligation typically continues with the same or similar economic terms as the lease agreement for the land that existed prior to the purchase of such land by the affiliate. As of December 31, 2012, there are approximately 50 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $0.7 million, $0.6 million and $0.5 million for the years ended December 31, 2012, 2011 and 2010, respectively. The Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the years ended December 31, 2012, 2011 and 2010, rent revenue from affiliates totaled $2.2 million, $2.1 million and $2.1 million, respectively. As of December 31, 2012, the Company had approximately 150 land interests under towers owned by affiliates.

The Company recorded net equity distributions of $11.1 million, $12.4 million, and $15.0 million for the years ended December 31, 2012, 2011, and 2010, respectively, reflecting net distributions to its parent company. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 7 for a discussion of the equity contribution related to income taxes.

7. Income Taxes

The Company is a limited liability company (“LLC”). Under the federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

The benefit (provision) for income taxes consists of the following:

	Years Ended December 31,
	2012	2011	2010
Current:
Federal	$—	$—	$—
State	(55)	(46)	(6)

Total current:	(55)	(46)	(6)

Deferred:
Federal	(3,920)	(3,341)	(2,731)
State	(660)	(570)	(547)

Total deferred	(4,580)	(3,911)	(3,278)

Total tax benefit (provision)	$(4,635)	$(3,957)	$(3,284)

A reconciliation between the benefit (provision) for income taxes and the amount computed by applying the federal statutory income tax rate to the loss before income taxes is as follows:

	Years Ended December 31,
	2012	2011	2010
Benefit (provision) for income taxes at statutory rate	$(4,171)	$(3,556)	$(2,955)
State tax benefit (provision), net of federal	(464)	(401)	(359)
Other	—	—	30

	$(4,635)	$(3,957)	$(3,284)

The components of the net deferred income tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred income tax liabilities:
Intangible assets	$26,424	$28,343
Deferred site rental receivables	4,332	2,942

Total deferred income tax liabilities	30,756	31,285

Deferred income tax assets:
Net operating loss carryforwards	5,126	5,073
Deferred ground lease payable	992	879
Accrued liabilities	434	492
Receivables allowance	11	79
Property and equipment	6,394	8,257

Total deferred income tax assets, net	12,957	14,780

Net deferred income tax asset (liabilities)	$(17,799)	$(16,505)

During 2012, 2011, and 2010, the Company recorded non-cash equity contributions of $3.3 million, $2.8 million, and $0.3 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

At December 31, 2012, the Company had U.S. federal and state net operating loss carryforwards of approximately $13.8 million and $6.1 million, respectively, which are available to offset future taxable income. The federal loss carryforwards will expire in 2022 through 2029. The state net operating loss carryforwards generally expire in 2013 through 2029. The utilization of the loss carryforwards is subject to certain limitations.

As of December 31, 2012, the total amount of unrecognized tax benefits that would impact the effective tax rate, if recognized, was $0.2 million.

From time to time, the Company is subject to examinations by various tax authorities in jurisdictions in which the Company has business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. During 2011, the Internal Revenue Service completed an examination of CCIC’s U.S. federal tax return for the 2009 tax year with no material adjustments.

8. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s financial position or results of operations.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon lease and easement termination to remove wireless infrastructure or remediate the land upon which its wireless infrastructure resides. Accretion expense related to liabilities for retirement obligations amounted to $0.1 million, $0.1 million and $0.1 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011, liabilities for retirement obligations amounted to $1.2 million and $1.2 million, respectively, representing the net present value of the estimated expected future cash outlay. As of December 31, 2012, the estimated undiscounted future cash outlay for asset retirement obligations was approximately $17.9 million. See note 2.

Property Tax Commitments

The Company is obligated to pay, or reimburse others for, property taxes related to the Company’s wireless infrastructure pursuant to operating leases with landlords and other contractual agreements. The property taxes for the year ended December 31, 2012 and future periods are contingent upon new assessments of the wireless infrastructure and the Company’s appeals of assessments.

Operating Lease Commitments

See note 9 for a discussion of operating lease commitments.

9. Leases

Tenant Contracts

The following table is a summary of the rental cash payments owed to the Company, as a lessor, by tenants pursuant to contractual agreements in effect as of December 31, 2012. Generally, the Company’s contracts with its tenants provide for (1) annual escalations and multiple renewal periods at the tenant’s option and (2) only

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

limited termination rights at the applicable tenant’s option through the current term. As of December 31, 2012, the weighted-average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of tenant contracts is approximately nine years, exclusive of renewals at the tenant’s option. The tenants’ rental payments included in the table below are through the current terms with a maximum current term of 20 years and do not assume exercise of tenant renewal options.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Tenant contracts	$25,966	$24,682	$25,252	$24,151	$24,019	$157,689	$281,759

Operating Leases

The following table is a summary of rental cash payments owed by the Company, as lessee, to landlords pursuant to contractual agreements in effect as of December 31, 2012. The Company is obligated under non-cancelable operating contracts for land interests under 90% of its towers. The majority of these operating lease agreements have certain termination rights that provide for cancellation after a notice period. The majority of the land interests and managed tower leases have multiple renewal options at the Company’s option and annual escalations. Lease agreements may also contain provisions for a contingent payment based on revenues or the gross margin derived from the tower located on the leased land interest. Approximately 94% and 73% of the Company’s site rental gross margins for the year ended December 31, 2012 are derived from towers where the land interest under the tower is owned or leased by the Company with final expiration dates of greater than ten and 20 years, respectively, including renewals at the Company’s option. The operating lease payments included in the table below include payments for certain renewal periods at the Company’s option up to the estimated tower useful life of 20 years and an estimate of contingent payments based on revenues and gross margins derived from existing tenant leases. See also note 6.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Operating leases	$4,389	$4,419	$4,474	$4,447	$4,438	$67,344	$89,511

Rental expense from operating leases was $4.6 million, $4.5 million and $4.5 million for the years ended December 31, 2012, 2011 and 2010, respectively. The rental expense was inclusive of contingent payments based on revenues or gross margin derived from the tower located on the leased land of $1.1 million, $1.1 million and $1.0 million for the years ended December 31, 2012, 2011 and 2010, respectively.

10. Concentration of Credit Risk

The financial instrument that potentially subjects the Company to concentrations of credit risk is primarily trade receivables.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Major Customers

The following table summarizes the percentage of the Company’s revenue for those customers accounting for more than 10% of the Company’s revenues.

	Years Ended December 31,
	2012	2011	2010
T-Mobile	26%	24%	25%
AT&T	19%	20%	18%
Sprint	17%	16%	16%
Verizon Wireless	10%	11%	11%

Total	72%	71%	70%

11. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the years ended December 31, 2012, 2011 and 2010.

	For Years Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	3,286	2,818	288
Equity contribution (distribution) of amount due to (from) affiliates (note 6)	(14,403)	(15,236)	(15,244)

GLOBAL SIGNAL ACQUISITIONS LLC

Condensed Financial Statements

March 31, 2013 and 2012

GLOBAL SIGNAL ACQUISITIONS LLC

CONDENSED BALANCE SHEET

(In thousands of dollars)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Receivables, net	$17	$49
Prepaid expenses	350	394
Deferred income tax assets	322	245
Deferred site rental receivables and other current assets	211	405

Total current assets	900	1,093
Deferred site rental receivables	11,641	10,694
Property and equipment, net of accumulated depreciation of $22,918 and $22,032, respectively	67,329	67,709
Goodwill	68,841	68,841
Other intangible assets, net	77,690	79,093
Long-term prepaid rent and other assets, net	1,388	1,017

Total assets	$227,789	$228,447

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$942	$1,011
Deferred revenues	761	642

Total current liabilities	1,703	1,653
Deferred income tax liabilities	18,327	18,044
Deferred ground lease payable, above-market leases and other liabilities	5,348	5,267

Total liabilities	25,378	24,964

Commitments and contingencies (note 5)
Member’s equity:
Member’s equity	202,411	203,766
Accumulated earnings (deficit)	—	(283)

Total member’s equity	202,411	203,483

Total liabilities and equity	$227,789	$228,447

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

CONDENSED STATEMENT OF OPERATIONS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Net revenues:
Site rental revenues—third parties	$6,746	$6,411
Site rental revenues—related parties	568	566

Site rental revenues—total	7,314	6,977
Operating expenses:
Site rental cost of operations—third parties(a)	1,250	1,256
Site rental cost of operations—related parties(a)	174	161

Site rental cost of operations—total(a)	1,424	1,417
Management fee	492	467
Depreciation, amortization and accretion	2,351	2,339

Total operating expenses	4,267	4,223

Operating income (loss)	3,047	2,754

Income (loss) before income taxes	3,047	2,754
Benefit (provision) for income taxes	(1,185)	(1,071)

Net income (loss)	$1,862	$1,683

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$1,862	$1,683
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	2,351	2,339
Deferred income tax benefit (provision)	1,171	1,057
Changes in assets and liabilities:
Increase (decrease) in accounts payable	74	(26)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	83	359
Decrease (increase) in receivables	32	57
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(1,072)	(715)

Net cash provided by (used for) operating activities	4,501	4,754

Cash flows from investing activities:
Capital expenditures	(603)	(786)

Net cash provided by (used for) investing activities	(603)	(786)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	(3,898)	(3,968)

Net cash provided by (used for) financing activities	(3,898)	(3,968)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

CONDENSED STATEMENT OF CHANGES IN MEMBER’S EQUITY (Unaudited)

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2013	$203,766	$(283)	$203,483
Equity contribution—income taxes (note 4)	964	—	964
Equity distribution (note 3)	(2,319)	(1,579)	(3,898)
Net income (loss)	—	1,862	1,862

Balance at March 31, 2013	$202,411	$—	$202,411

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2012	$214,883	$(7,564)	$207,319
Equity contribution—income taxes (note 4)	915	—	915
Equity distribution (note 3)	(3,968)	—	(3,968)
Net income (loss)	—	1,683	1,683

Balance at March 31, 2012	$211,830	$(5,881)	$205,949

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

1. General

The accompanying financial statements reflect the financial position, results of operations and cash flows of Global Signal Acquisitions LLC (the “Company”). The Company is a wholly owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). Any terms used but not defined herein that are defined in the Company’s 2012 financial statements have the same meaning given to them in the Company’s 2012 financial statements.

The Company is organized specifically to own, lease and manage approximately 500 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under the Management Agreement, as the Company has no employees.

Basis of Presentation

The condensed financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to fairly state the financial position of the Company at March 31, 2013, and the results of operations and the cash flows for the three months ended March 31, 2013 and 2012. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of the Company’s condensed financial statements are disclosed in the Company’s 2012 financial statements.

New Accounting Pronouncements

No accounting pronouncements adopted during the three months ended March 31, 2013 had a material impact on the Company’s condensed financial statements. No new accounting pronouncements issued during the three months ended March 31, 2013 but not yet adopted are expected to have a material impact on the Company’s condensed financial statements.

3. Related Party Transactions

The management fee charged by CCUSA to the Company pursuant to the Management Agreement for the three months ended March 31, 2013 and 2012 totaled $0.5 million and $0.5 million, respectively.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As of March 31, 2013, there are approximately 50 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $0.2 million and $0.2 million for the three months ended March 31, 2013 and 2012, respectively. The Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the three months ended March 31, 2013 and 2012, rent revenue from affiliates totaled $0.6 million and $0.6 million, respectively. As of March 31, 2013, the Company had approximately 150 land interests under towers owned by affiliates.

The Company recorded net equity distributions of $2.9 million and $3.1 million for the three months ended March 31, 2013 and 2012, respectively, reflecting net distributions to its parent company. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 4 for a discussion of the equity contribution related to income taxes.

4. Income Taxes

For the three months ended March 31, 2013 and 2012, the Company’s effective tax rate differed from the federal statutory rate predominately due to state taxes. During the three months ended March 31, 2013 and 2012, the Company recorded non-cash equity contributions of CCIC of $1.0 million and $0.9 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

5. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s financial position or results of operations.

6. Concentration of Credit Risk

The financial instrument that potentially subjects the Company to concentrations of credit risk is primarily trade receivables.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

GLOBAL SIGNAL ACQUISITIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

7. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013		2012
Supplemental disclosure of cash flow information:
Income taxes paid	$	—	$	—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes		964		915
Equity contribution (distribution) of amount due to (from) affiliates (note 3)		(3,898)		(3,968)

GLOBAL SIGNAL ACQUISITIONS II LLC

Financial Statements

December 31, 2012, 2011 and 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of

CC Holdings GS V LLC:

In our opinion, the accompanying balance sheet and the related statements of operations, cash flows, and changes in member’s equity present fairly, in all material respects, the financial position of Global Signal Acquisitions II LLC (the “Company”) at December 31, 2012 and December 31, 2011, and the results of its operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Pittsburgh, Pennsylvania

April 5, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Member of

CC Holdings GS V LLC:

We have audited the accompanying statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2010 of Global Signal Acquisitions II LLC (the Company). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Global Signal Acquisitions II LLC for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

April 5, 2013

GLOBAL SIGNAL ACQUISITIONS II LLC

BALANCE SHEET

(In thousands of dollars)

	December 31,
	2012	2011
ASSETS
Current assets:
Restricted cash	$400,493	$83,383
Receivables, net of allowance of $224 and $52, respectively	306	266
Prepaid expenses	18,405	18,127
Deferred income tax assets	8,244	10,128
Deferred site rental receivables and other current assets	4,677	2,481

Total current assets	432,125	114,385
Deferred site rental receivables	161,297	103,829
Property and equipment, net	703,271	728,236
Goodwill	642,545	642,545
Site rental contracts and customer relationships, net	704,675	755,847
Other intangible assets, net	25,220	27,792
Long-term prepaid rent and other assets, net	23,036	20,274

Total assets	$2,692,169	$2,392,908

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$3,884	$2,216
Deferred revenues	7,256	11,591

Total current liabilities	11,140	13,807
Deferred income tax liabilities	178,964	190,577
Deferred ground lease payable, above-market leases and other liabilities	98,719	93,095

Total liabilities	288,823	297,479

Commitments and contingencies (note 8)
Member’s equity:
Member’s equity	2,348,992	2,122,949
Accumulated earnings (deficit)	54,354	(27,520)

Total member’s equity	2,403,346	2,095,429

Total liabilities and equity	$2,692,169	$2,392,908

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

STATEMENT OF OPERATIONS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Net revenues:
Site rental revenues	$394,818	$346,990	$316,610
Operating expenses:
Site rental cost of operations-third parties(a)	105,920	107,470	106,676
Site rental cost of operations-related parties(a)	22,936	17,338	14,350

Site rental cost of operations-total(a)	128,856	124,808	121,026
Management fee	25,138	23,369	21,976
Asset write-down charges	402	5,419	1,015
Depreciation, amortization and accretion	106,581	107,058	108,164

Total operating expenses	260,977	260,654	252,181

Operating income (loss)	133,841	86,336	64,429
Other income (expense)	(8)	(13)	116

Income (loss) before income taxes	133,833	86,323	64,545
Benefit (provision) for income taxes	(51,959)	(31,728)	(25,426)

Net income (loss)	$81,874	$54,595	$39,119

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

STATEMENT OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$81,874	$54,595	$39,119
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	106,581	107,058	108,164
Asset write-down charges	402	5,419	1,015
Deferred income tax benefit (provision)	51,023	30,430	25,196
Changes in assets and liabilities:
Increase (decrease) in accounts payable	59	109	(409)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	4,274	(7,846)	9,680
Decrease (increase) in receivables	(40)	(68)	(126)
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(67,112)	(43,484)	(23,330)

Net cash provided by (used for) operating activities	177,061	146,213	159,309

Cash flows from investing activities:
Capital expenditures	(30,882)	(17,202)	(22,030)
Other investing activities	—	56	634

Net cash provided by (used for) investing activities	(30,882)	(17,146)	(21,396)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	165,292	(126,271)	(135,856)
Net (increase) decrease in restricted cash	(311,471)	(2,796)	(2,057)

Net cash provided by (used for) financing activities	(146,179)	(129,067)	(137,913)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2009	$2,285,213	$(121,234)	$2,163,979
Equity contribution-income taxes (note 7)	49,648	—	49,648
Equity distribution (note 6)	(135,856)	—	(135,856)
Net income (loss)	—	39,119	39,119

Balance at December 31, 2010	$2,199,005	$(82,115)	$2,116,890

Equity contribution-income taxes (note 7)	50,215	—	50,215
Equity distribution (note 6)	(126,271)	—	(126,271)
Net income (loss)	—	54,595	54,595

Balance at December 31, 2011	$2,122,949	$(27,520)	$2,095,429

Equity contribution-income taxes (note 7)	60,751	—	60,751
Equity contribution (note 6)	165,292	—	165,292
Net income (loss)	—	81,874	81,874

Balance at December 31, 2012	$2,348,992	$54,354	$2,403,346

See accompanying notes to financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

1. Basis of Presentation

The accompanying financial statements reflect the financial position, results of operations, and cash flows of Global Signal Acquisitions II LLC (the “Company”). The Company is a wholly-owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”).

The Company is organized specifically to own, lease and manage approximately 5,300 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms (collectively, “towers,” “sites” or “wireless infrastructure”) to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, “contracts”). The Company’s sites are geographically dispersed across the United States.

Virtually all of the Company’s towers are leased or operated for an initial period under master lease and sublease agreements, including the master lease and sublease agreements with Sprint Nextel (“Sprint”) on approximately 5,300 Sprint towers. In 2037, CCIC, through its subsidiaries (including the Company), has the option to purchase all (but not less than all) of the Sprint towers from Sprint for approximately $2.3 billion. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under a management agreement, as the Company has no employees.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

Restricted Cash

Restricted cash represents the cash held in reserve by the indenture trustee or otherwise restricted pursuant to the indenture governing the senior secured notes issued by CCL and Crown Castle GS III Corp during 2009 (“7.75% Secured Notes”) and which were redeemed in January 2013. The Company has classified the increases and decreases in restricted cash as (1) cash provided by financing activities for cash held by the indenture trustee based on consideration of the terms of the 7.75% Secured Notes, which is a critical feature of the 7.75% Secured Notes based on the indenture trustee’s ability to utilize the restricted cash for payment of various expenses including debt service, although the cash flows have aspects of both financing activities and operating activities and (2) cash provided by operating activities for the other remaining restricted cash. Restricted cash decreased cash flow from operating activities by $5.6 million and $5.0 million for the years ending December 31, 2012 and 2011, respectively, and increased $1.0 million for the year ending December 31, 2010. As of December 31, 2012, restricted cash included $316.6 million comprised of the cash held by the trustee to redeem all of the then outstanding 7.75% Secured Notes. See also note 12.

Receivables Allowance

An allowance for doubtful accounts is recorded as an offset to accounts receivable in order to present a net balance that the Company believes will be collected. An allowance for uncollectible amounts is recorded to offset the deferred site rental receivables that arise from site rental revenues recognized in excess of amounts

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

currently due under the contract. The Company uses judgment in estimating these allowances and considers historical collections, current credit status and contractual provisions. Additions to the allowance for doubtful accounts are charged to “costs of operations” and deductions from the allowance are recorded when specific accounts receivable are written off as uncollectible. Additions or reversals to the allowance for uncollectible deferred site rental receivables are charged to “site rental revenues,” and deductions from the allowance are recorded as contracts terminate.

Lease Accounting

General. The Company classifies its leases at inception as either operating leases or capital leases. A lease is classified as a capital lease if at least one of the following criteria are met, subject to certain exceptions noted below: (1) the lease transfers ownership of the leased assets to the lessee, (2) there is a bargain purchase option, (3) the lease term is equal to 75% or more of the economic life of the leased assets, or (4) the present value of the minimum lease payments equals or exceeds 90% of the fair value of the leased assets.

Lessee. Leases for land are evaluated for capital lease treatment if at least one of the first two criteria mentioned in the immediately preceding paragraph is present relating to the leased assets. When the Company, as lessee, classifies a lease as a capital lease, it records an asset in an amount equal to the present value of the minimum lease payments under the lease at the beginning of the lease term. Applicable operating leases are recognized on a straight-line basis as discussed under “Costs of Operations” below.

Lessor. If the Company is the lessor of leased property that is part of a larger whole (including with respect to a portion of space on a tower) and for which fair value is not objectively determinable, then such lease is accounted for as an operating lease. As applicable, operating leases are recognized on a straight-line basis as discussed under “Revenue Recognition”.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment includes land owned in fee and perpetual easements for land which have no definite life. Land owned in fee and perpetual easements for land are recorded as “property and equipment, net”. When the Company purchases fee ownership or perpetual easements for the land previously subject to ground lease, the Company reduces the value recorded as land by the amount of the deferred ground lease payable and unamortized above-market leases. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Depreciation of wireless infrastructure is generally computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Additions, renewals, and improvements are capitalized, while maintenance and repairs are expensed. Upon the sale or retirement of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying value of property and equipment will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company records obligations to perform asset retirement activities, including requirements to remove wireless infrastructure or remediate the land upon which

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

the Company’s wireless infrastructure resides. With respect to Sprint towers, the Company does not have retirement obligations to the extent such retirement would occur beyond the period for which it has a lease term. The fair value of the liability for asset retirement obligations, which represents the net present value of the estimated expected future cash outlay, is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. Changes subsequent to initial measurement resulting from revisions to the timing or amount of the original estimate of undiscounted cash flows are recognized as an increase or decrease in the carrying amount of the liability and related carrying amount of the capitalized asset. Asset retirement obligations are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet. The liability accretes as a result of the passage of time and the related accretion expense is included in “depreciation, amortization and accretion” expense on the Company’s statement of operations. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and depreciated over the useful life of such asset.

Goodwill

Goodwill represents the excess of the purchase price for an acquired business over the allocated value of the related net assets. The Company tests goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. The Company then performs a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting units is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. The two-step goodwill impairment test begins with an estimation of fair value of the reporting unit using an income approach, which looks to the present value of expected future cash flows. The first step, commonly referred to as a “step-one impairment test,” is a screen for potential impairment while the second step measures the amount of any impairment if there is an indication from the first step that one exists. The Company’s measurement of the fair value for goodwill is based on an estimate of discounted future cash flows of the reporting unit. The Company performed its most recent annual goodwill impairment test as of October 1, 2012, which resulted in no impairments.

Other Intangible Assets

Intangible assets are included in “site rental contracts and customer relationships, net” and “other intangible assets, net” on the Company’s balance sheet and predominately consist of the estimated fair value of the following items recorded in conjunction with acquisitions: (1) site rental contracts and customer relationships and (2) below-market leases for land interests under the acquired wireless infrastructure classified as “other intangible assets, net”. The site rental contracts and customer relationships intangible assets are comprised of (1) current term of the existing contracts, (2) the expected exercise of the renewal provisions contained within the existing contracts, which automatically occur under contractual provisions, and (3) any associated relationships that are expected to generate value following the expiration of all renewal periods under existing contracts.

The useful lives of intangible assets are estimated based on the period over which the intangible asset is expected to benefit the Company, which is calculated on an individual customer basis, considering, among other things, the contractual provisions with the customer and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible asset is limited by the maximum depreciable life of the tower (20 years), as a result of the interdependency of the tower and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value, which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts and customer relationships are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

The carrying value of other intangible assets with finite useful lives will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company has a dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships intangible assets. First, the Company pools the site rental contracts and customer relationships with the related tower assets into portfolio groups for purposes of determining the unit of account for impairment testing. Second and separately, the Company evaluates the site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of an asset is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset.

Deferred Credits

Deferred credits are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet and consist of the estimated fair value of above-market leases for land interests under the Company’s towers. Above-market leases for land interests are amortized to costs of operations over their respective estimated remaining lease term at the acquisition date.

Accrued Estimated Property Taxes

The accrual for estimated property tax obligations is based on assessments currently in effect and estimates of additional taxes. The Company recognizes the benefit of tax appeals upon ultimate resolution of the appeal. The Company’s liability for accrued property taxes is included in “accrued expenses and payables” on the Company’s balance sheet.

Revenue Recognition

Site rental revenues are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. The Company’s contracts contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the consumer price index (“CPI”)). If the payment terms call for fixed escalations or rent free periods, the effect is recognized on a straight-line basis over the fixed, non-cancelable term of the agreement. When calculating straight-line rental revenues, the Company considers all fixed elements of tenant contractual escalation provisions, even if such escalation provisions also include a variable element in addition to a fixed minimum. The Company’s assets related to straight-line site rental revenues are included in “deferred site rental receivables and other current assets” and “deferred site rental receivables,” and amounts received in advance are recorded as “deferred revenues” on the Company’s balance sheet.

Costs of Operations

Approximately three-fourths of the Company’s site rental costs of operations consist of ground lease expenses, and the remainder includes repairs and maintenance expenses, utilities, property taxes and insurance.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Generally, the ground lease agreements are specific to each site and are for an initial term of five years and are renewable for pre-determined periods. The Company also enters into term easements and ground leases in which it prepays the entire term in advance. Ground lease expense is recognized on a monthly basis, regardless of whether the lease agreement payment terms require the Company to make payments annually, quarterly, monthly or for the entire term in advance. The Company’s ground leases contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the CPI). If the payment terms include fixed escalation provisions, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line ground lease expense using a time period that equals or exceeds the remaining depreciable life of the wireless infrastructure asset. Further, when a tenant has exercisable renewal options that would compel the Company to exercise existing ground lease renewal options, the Company has straight-lined the ground lease expense over a sufficient portion of such ground lease renewals to coincide with the final termination of the tenant’s renewal options. The Company’s liability related to straight-line ground lease expense is included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet. The Company’s asset related to prepaid ground leases is included in “prepaid expenses” and “long-term prepaid rent and other assets, net” on the Company’s balance sheet.

Management Fee

The Company is charged a management fee by CCUSA, a wholly-owned indirect subsidiary of CCIC, relating to management services which include those functions reasonably necessary to maintain, market, operate, manage and administer the towers. The management fee is equal to 7.5% of the Company’s Operating Revenues, as defined in the Management Agreement discussed in note 6 below, which are based on the Company’s reported revenues adjusted to exclude certain items including revenues related to the accounting for leases with fixed escalators. (the “Management Agreement Operating Revenues”). See note 6.

Income Taxes

The Company is a limited liability company (“LLC”). Under federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return. The Company’s provision for income taxes is recorded using a method materially consistent with the separate return method.

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided on deferred tax asset if it is determined that it is more likely than not that the assets will not be realized.

The Company records a valuation allowance against deferred tax assets when it is “more likely than not that some portion or all of the deferred tax asset will not be realized”. The Company reviews the recoverability of deferred tax assets each quarter and based upon projections of future taxable income, reversing deferred tax liabilities and other known events that are expected to affect future taxable income, records a valuation allowance for assets that do not meet the “more likely than not” realization threshold. Valuation allowances may be reversed if related deferred tax assets are deemed realizable based upon changes in facts and circumstances that impact the recoverability of the asset.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

The Company does not currently maintain a formal tax sharing agreement with CCIC. Net operating losses used by the Company to reduce current taxes payable have resulted in member contributions from CCIC to the extent such attributes were generated by CCIC or other members of the consolidated group. Similarly, net operating losses of the Company used by CCIC or other members of the consolidated group to reduce current taxes payable have been treated as distributions from the Company to CCIC.

The Company recognizes a tax position if it is more likely than not that it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Company records penalties and tax-related interest expense as components of the benefit (provision) for income taxes. As of December 31, 2012 the Company has not recorded any penalties or tax-related interest expenses related to income taxes.

Fair Values

The Company’s assets and liabilities recorded at fair value are categorized based upon a fair value hierarchy that ranks the quality and reliability of the information used to determine fair value. The three levels of the fair value hierarchy are (1) Level 1 - quoted prices (unadjusted) in active and accessible markets, (2) Level 2 - observable prices that are based on inputs not quoted in active markets but corroborated by market data, and (3) Level 3 - unobservable inputs and are not corroborated by market data. The Company evaluates level classifications quarterly, and transfers between levels are effective at the end of the quarterly period.

The fair value of restricted cash approximates the carrying value. There were no changes since December 31, 2011 in the Company’s valuation techniques used to measure fair values. The estimated fair values of the Company’s financial instruments, along with the carrying amounts of the related assets, are as follows:

	Level in Fair Value Hierarchy	December 31,
		2012		2011
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
Restricted cash	1	$400,493	$400,493	$83,383	$83,383

Reporting Segments

The Company’s operations consist of one operating segment.

Recent Accounting Pronouncements

In September 2011, the FASB issued amended guidance on goodwill impairment testing. The amended guidance permits an entity to first perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is then necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The Company adopted this amended guidance during 2011. See “Goodwill” above.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

3. Property and Equipment

The major classes of property and equipment are as follows:

	Estimated	December 31,
	Useful Lives	2012	2011
Land owned in fee and perpetual easements	—	$2,183	$1,986
Wireless infrastructure	1-20 years	1,005,213	991,683
Construction in progress	—	25,506	10,817

Total gross property and equipment		1,032,902	1,004,486
Less accumulated depreciation		(329,631)	(276,250)

Total property and equipment, net		$703,271	$728,236

Depreciation expense for the years ended December 31, 2012, 2011 and 2010 was $54.1 million, $54.6 million and $55.3 million, respectively. As discussed in notes 1 and 2, the Company has certain prepaid capital leases with Sprint, which have related gross property and equipment and accumulated depreciation of $1.0 billion and $324.0 million, respectively, as of December 31, 2012.

4. Intangible Assets and Deferred Credits

The following is a summary of the Company’s intangible assets.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Site rental contracts and customer relationships	$1,008,243	$(303,568)	$704,675	$1,008,243	$(252,396)	$755,847
Other intangible assets	37,424	(12,204)	25,220	38,493	(10,701)	27,792

Total	$1,045,667	$(315,772)	$729,895	$1,046,736	$(263,097)	$783,639

Amortization expense related to intangible assets is classified as follows on the Company’s statement of operations:

	For Years Ended December 31,
	2012	2011	2010
Depreciation, amortization and accretion	$51,173	$51,173	$51,729
Site rental costs of operations	1,854	2,183	2,348

Total amortization expense	$53,027	$53,356	$54,077

The estimated annual amortization expense related to intangible assets (inclusive of those recorded to “site rental costs of operations”) for the years ended December 31, 2013 to 2017 is as follows:

	Years Ended December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$52,942	$52,940	$52,933	$52,921	$52,914

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

See note 2 for a further discussion of deferred credits related to above-market leases for land interests under the Company’s towers recorded in connection with acquisitions. For the years ended December 31, 2012, 2011 and 2010, the Company recorded $1.7 million, $2.0 million and $2.2 million, respectively, as a decrease to “site rental cost of operations”. The following is a summary of the Company’s above-market leases.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Above-market leases	$33,183	$(11,479)	$21,704	$36,385	$(10,810)	$25,575

The estimated annual amortization expense related to above-market leases for land interests under the Company’s towers for the years ended December 31, 2013 to 2017 is as follows:

	Years Ended December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$1,561	$1,561	$1,551	$1,520	$1,505

5. Debt

In December 2012, CCL and Crown Castle GS III Corp. (a subsidiary of CCL) issued $1.5 billion aggregate principal amount of senior secured notes (“2012 Secured Notes”), which are guaranteed by certain subsidiaries of CCL, including the Company. In addition, the 2012 Secured Notes are secured on a first-priority basis by a pledge of the equity interests of certain subsidiaries of CCL, including the Company.

The 2012 Secured Notes do not contain financial maintenance covenants but they do contain restrictive covenants, subject to certain exceptions, related to the Company’s ability to incur indebtedness, incur liens, enter into certain mergers or change of control transactions, sell or issue equity interests and enter into related party transactions. With respect to the restriction regarding the issuance of debt, CCL and its subsidiaries including the Company may not issue debt other than (1) certain permitted refinancings of the 2012 Secured Notes, (2) unsecured trade payables in the ordinary course of business and financing of equipment, land or other property up to an aggregate of $100.0 million, and (3) unsecured debt or additional notes under the 2012 Secured Notes indenture provided that the Debt to Adjusted Consolidated Cash Flow Ratio (as defined in the indenture governing the 2012 Secured Notes) at the time of incurrence, and after giving effect to such incurrence, would have been no greater than 3.5 to 1. As of December 31, 2012, after giving effect to the January 2013 redemption of all of the then outstanding 7.75% Secured Notes due 2017, CCL’s Debt to Adjusted Consolidated Cash Flow Ratio was 3.8 to 1, which the Company expects would currently restrict its ability to incur unsecured debt or issue additional notes. The Company is not restricted in its ability to distribute cash to affiliates or issue dividends to its parent.

On December 24, 2012, CCL and its subsidiaries, including the Company, entered into a registration rights agreement relating to the 2012 Secured Notes, by and among CCL and its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2012 Secured Notes (“Registration Rights Agreement”). The Registration Rights Agreement requires CCL and its subsidiaries to use their commercially reasonable efforts to, among other things: (1) file a registration statement with respect to the 2012 Secured Notes to be used in connection with the exchange of the 2012 Secured Notes for publicly registered notes with substantially identical terms in all material respects (except for the transfer restrictions relating to the 2012 Secured Notes); (2) cause the applicable registration statement to become effective under the Securities Act, as amended; and

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

(3) upon the effectiveness of the applicable registration statement, commence an exchange offer. In addition, under certain circumstances, CCL and its subsidiaries may be required to file a shelf registration statement to cover resales of the 2012 Secured Notes. If the exchange offer has not been completed on or prior to the day that is 365 days after the date of the original issuance of the 2012 Secured Notes or in certain other circumstances set forth in the Registration Rights Agreement, CCL and its subsidiaries will be required to pay additional interest as set forth in the Registration Rights Agreement.

6. Related Party Transactions

In December 2012, CCL, the Company and other subsidiaries of CCL entered into a management agreement (“Management Agreement”) with CCUSA, an indirect wholly-owned subsidiary of CCIC, which replaced a previous management agreement among the same parties. The Company is charged a management fee by CCUSA under the Management Agreement whereby CCUSA has agreed to employ, supervise, and pay at all times a sufficient number of capable employees as may be necessary to perform services in accordance with the operation standards defined in the Management Agreement. CCUSA currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. The management fee is equal to 7.5% of the Company’s Management Agreement Operating Revenues. The fee is compensation for those functions reasonably necessary to maintain, market, operate, manage and administer the towers, other than the operating expenses, which includes but is not limited to real estate and personal property taxes, ground lease and easement payments, and insurance premiums. The management fee charged from CCUSA for the years ended December 31, 2012, 2011 and 2010 totaled $25.1 million, $23.4 million and $22.0 million, respectively.

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As part of CCIC’s strategy to obtain long-term control of the land under its towers, affiliates of the Company have acquired rights to land interests under the Company’s towers. These affiliates then lease the land to the Company. Under such circumstances the Company’s obligation typically continues with the same or similar economic terms as the lease agreement for the land that existed prior to the purchase of such land by the affiliate. As of December 31, 2012, there are approximately 1,500 towers where the land under the tower is owned by an affiliate. The Company pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. Rent expense to affiliates totaled $22.9 million, $17.3 million and $14.4 million for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company recorded a net equity contribution of $226.0 million for the year ended December 31, 2012, which is inclusive of the contribution of restricted cash of $316.6 million to repurchase or redeem the outstanding 7.75% Secured Notes. The Company recorded net equity distributions of $76.1 million, and $86.2 million for the years ended December 31, 2011 and 2010, respectively, reflecting net distributions to its parent company. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 7 for a discussion of the equity contribution related to income taxes. See also note 12.

7. Income Taxes

The Company is a limited liability company (“LLC”). Under the federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

The benefit (provision) for income taxes consists of the following:

	Years Ended December 31,
	2012	2011	2010
Current:
Federal	$—	$—	$—
State	(936)	(1,298)	(229)

Total current	(936)	(1,298)	(229)

Deferred:
Federal	(43,989)	(29,425)	(20,634)
State	(7,034)	(1,005)	(4,562)

Total deferred	(51,023)	(30,430)	(25,196)

Total tax benefit (provision)	(51,959)	(31,728)	(25,425)

A reconciliation between the benefit (provision) for income taxes and the amount computed by applying the federal statutory income tax rate to the loss before income taxes is as follows:

	Years Ended December 31,
	2012	2011	2010
Benefit (provision) for income taxes at statutory rate	$(46,842)	$(30,213)	$(22,590)
State tax benefit (provision), net of federal	(5,181)	(1,497)	(3,115)
Other	64	(18)	280

	$(51,959)	$(31,728)	$(25,425)

The components of the net deferred income tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred income tax liabilities:
Intangible assets	$246,636	$264,547
Property and equipment	215,637	234,611
Deferred site rental receivables	63,919	40,642
Accrued liabilities	1,346	—

Total deferred income tax liabilities	527,538	539,800

Deferred income tax assets:
Net operating loss carryforwards	188	188
Deferred ground lease payable	23,975	20,605
Accrued liabilities	—	647
Receivables allowance	87	20
Prepaid lease	332,568	337,891
Valuation allowances	—	—

Total deferred income tax assets, net	356,818	359,351

Net deferred income tax asset (liabilities)	$(170,720)	$(180,449)

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

During 2012, 2011, and 2010, the Company recorded non-cash equity contributions of $60.8 million, $50.2 million and $49.6 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

Valuation allowance of $4.0 million was recognized to offset net state deferred income tax assets as of December 31, 2010. During 2011, the Company reversed this $4.0 million valuation to benefit (provision) for income taxes as it was determined that the Company is more likely than not to realize these deferred tax assets.

At December 31, 2012, the Company had U.S. federal and state net operating loss carryforwards of approximately $0.5 million and $0.3 million, respectively, which are available to offset future taxable income. The federal loss carryforwards will expire in 2022 through 2029. The state net operating loss carryforwards generally expire in 2013 through 2029. The utilization of the loss carryforwards is subject to certain limitations.

As of December 31, 2012, the total amount of unrecognized tax benefits that would impact the effective tax rate, if recognized, was $4.5 million; with respect to such amounts, $0.7 million, $1.0 million and $2.8 million of which were recorded in 2012, 2011, and 2010, respectively.

From time to time, the Company is subject to examinations by various tax authorities in jurisdictions in which the Company has business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. During 2011, the Internal Revenue Service completed an examination of CCIC’s U.S. federal tax return for the 2009 tax year with no material adjustments.

8. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s financial position or results of operations.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon lease and easement termination to remove wireless infrastructure or remediate the land upon which its wireless infrastructure resides. Accretion expense related to liabilities for retirement obligations amounted to $1.3 million, $1.2 million and $1.2 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011, liabilities for retirement obligations amounted to $15.5 million and $16.2 million, respectively, representing the net present value of the estimated expected future cash outlay. As of December 31, 2012, the estimated undiscounted future cash outlay for asset retirement obligations was approximately $36.1 million. See note 2.

Property Tax Commitments

The Company is obligated to pay, or reimburse others for, property taxes related to the Company’s wireless infrastructure pursuant to operating leases with landlords and other contractual agreements. The property taxes for the year ended December 31, 2012 and future periods are contingent upon new assessments of the wireless infrastructure and the Company’s appeals of assessments.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

The Company has an obligation to reimburse Sprint for property taxes Sprint pays on the Company’s behalf related to certain towers the Company leases from Sprint. The Company paid $12.8 million, $12.4 million and $11.9 million for the year ended December 31, 2012, 2011 and 2010, respectively. The amount per tower to be paid to Sprint increases by 3% each successive year through 2037, the expiration of the lease term.

Operating Lease Commitments

See note 9 for a discussion of operating lease commitments.

9. Leases

Tenant Contracts

The following table is a summary of the rental cash payments owed to the Company, as a lessor, by tenants pursuant to contractual agreements in effect as of December 31, 2012. Generally, the Company’s contracts with its tenants provide for (1) annual escalations and multiple renewal periods at the tenant’s option and (2) only limited termination rights at the applicable tenant’s option through the current term. As of December 31, 2012, the weighted-average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of tenant contracts is approximately nine years, exclusive of renewals at the tenant’s option. The tenants’ rental payments included in the table below are through the current terms with a maximum current term of 20 years and do not assume exercise of tenant renewal options.

	Years Ended December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Tenant Contracts	$348,205	$336,273	$350,420	$349,491	$342,110	$1,897,970	$3,624,469

Operating Leases

The following table is a summary of rental cash payments owed by the Company, as lessee, to landlords pursuant to contractual agreements in effect as of December 31, 2012. The Company is obligated under non-cancelable operating contracts for land interests under nearly all of its towers. The majority of these operating lease agreements have certain termination rights that provide for cancellation after a notice period. The majority of the land interests and managed tower leases have multiple renewal options at the Company’s option and annual escalations. Lease agreements may also contain provisions for a contingent payment based on revenues or the gross margin derived from the tower located on the leased land interest. Approximately 87% and 40% of the Company’s site rental gross margins for the year ended December 31, 2012, are derived from towers where the land interest under the tower is owned or leased by the Company with final expiration dates of greater than ten and 20 years, respectively, including renewals at the Company’s option. The operating lease payments included in the table below include payments for certain renewal periods at the Company’s option up to the estimated tower useful life of 20 years and an estimate of contingent payments based on revenues and gross margins derived from existing tenant leases. See also note 6.

	Years Ended December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Operating Leases	$97,817	$98,614	$100,236	$102,072	$103,713	$1,310,422	$1,812,874

Rental expense from operating leases was $108.0 million, $105.3 million and $101.6 million for the years ended December 31, 2012, 2011 and 2010, respectively. The rental expense was inclusive of contingent payments based on revenues or gross margin derived from the tower located on the leased land of $17.6 million, $18.1 million and $18.1 million for the years ended December 31, 2012, 2011 and 2010, respectively.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

10. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily restricted cash and trade receivables. The Company mitigates its risk with respect to restricted cash by maintaining such deposits at high credit quality financial institutions and monitoring the credit ratings of those institutions. The Company’s restricted cash is held and directed by the trustee for the 7.75% Secured Notes. See notes 2, 6 and 12.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances. See note 1 for a discussion of the Sprint towers.

Major Customers

The following table summarizes the percentage of the Company’s revenue for those customers accounting for more than 10% of the Company’s revenues.

	Years Ended December 31,
	2012	2011	2010
Sprint	48%	43%	43%
AT&T	15%	17%	16%
T-Mobile	12%	12%	12%
Verizon Wireless	9%	10%	10%

Total	84%	82%	81%

11. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the years ended December 31, 2012, 2011 and 2010.

	For Years Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	60,751	50,215	49,648
Equity contribution (distribution) of amount due to (from) affiliates (note 6)	165,292	(126,271)	(135,856)

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO FINANCIAL STATEMENTS

(Tabular dollars in thousands)

12. Subsequent Events

Restricted Cash & Equity

In January 2013, CCL completed the redemption of all of the then outstanding 7.75% Secured Notes, utilizing $316.6 million in restricted cash held by the Company as of December 31, 2012. Following the redemption of the 7.75% Secured Notes in January 2013, the remaining restricted cash was released to the Company, and then substantially all of the restricted cash was transferred to CCIC. The distribution of the $316.6 million and the remaining restricted cash to CCL was recorded as an equity distribution.

GLOBAL SIGNAL ACQUISITIONS II LLC

Condensed Financial Statements

March 31, 2013 and 2012

GLOBAL SIGNAL ACQUISITIONS II LLC

CONDENSED BALANCE SHEET

(In thousands of dollars)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,763	$—
Restricted cash	—	400,493
Receivables, net	357	306
Prepaid expenses	19,139	18,405
Deferred income tax assets	8,926	8,244
Deferred site rental receivables and other current assets	4,310	4,677

Total current assets	73,495	432,125
Deferred site rental receivables	175,231	161,297
Property and equipment, net of accumulated depreciation of $343,564 and $329,631, respectively	702,998	703,271
Goodwill	642,545	642,545
Other intangible assets, net	716,174	729,895
Long-term prepaid rent and other assets, net	23,497	23,036

Total assets	$2,333,940	$2,692,169

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$7,821	$3,884
Deferred revenues	10,963	7,256

Total current liabilities	18,784	11,140
Deferred income tax liabilities	173,722	178,964
Deferred ground lease payable, above-market leases and other liabilities	100,299	98,719

Total liabilities	292,805	288,823

Commitments and contingencies (note 6)
Member’s equity:
Member’s equity	2,041,135	2,348,992
Accumulated earnings (deficit)	—	54,354

Total member’s equity	2,041,135	2,403,346

Total liabilities and equity	$2,333,940	$2,692,169

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

CONDENSED STATEMENT OF OPERATIONS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Net revenues:
Site rental revenues	$100,177	$99,222
Operating expenses:
Site rental cost of operations—third parties(a)	26,285	26,133
Site rental cost of operations—related parties(a)	6,393	5,312

Site rental cost of operations—total(a)	32,678	31,445
Management fee	6,501	6,316
Asset write-down charges	843	205
Depreciation, amortization and accretion	26,730	26,577

Total operating expenses	66,752	64,543

Operating income (loss)	33,425	34,679
Other income (expense)	(3)	(1)

Income (loss) before income taxes	33,422	34,678
Benefit (provision) for income taxes	(12,995)	(13,424)

Net income (loss)	$20,427	$21,254

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$20,427	$21,254
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	26,730	26,577
Asset write-down charges	843	205
Deferred income tax benefit (provision)	12,761	13,178
Changes in assets and liabilities:
Increase (decrease) in accounts payable	82	(121)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	8,848	4,960
Decrease (increase) in receivables	(51)	82
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent, restricted cash and other assets	(2,216)	(18,334)

Net cash provided by (used for) operating activities	67,424	47,801

Cash flows from investing activities:
Capital expenditures	(13,729)	(5,702)
Other investing activities	—	—

Net cash provided by (used for) investing activities	(13,729)	(5,702)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	(401,323)	(37,791)
Net (increase) decrease in restricted cash	388,391	(4,308)

Net cash provided by (used for) financing activities	(12,932)	(42,099)

Net increase (decrease) in cash and cash equivalents	40,763	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$40,763	$—

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

CONDENSED STATEMENT OF CHANGES IN MEMBER’S EQUITY (Unaudited)

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2013	$2,348,992	$54,354	$2,403,346
Equity contribution—income taxes (note 4)	18,685	—	18,685
Equity distribution (note 3)	(326,542)	(74,781)	(401,323)
Net income (loss)	—	20,427	20,427

Balance at March 31, 2013	$2,041,135	$—	$2,041,135

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2012	$2,122,949	$(27,520)	$2,095,429
Equity contribution—income taxes (note 4)	15,785	—	15,785
Equity contribution (note 3)	(37,791)	—	(37,791)
Net income (loss)	—	21,254	21,254

Balance at March 31, 2012	$2,100,943	$(6,266)	$2,094,677

See accompanying notes to condensed financial statements.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

1. General

The accompanying financial statements reflect the financial position, results of operations, and cash flows of Global Signal Acquisitions II LLC (the “Company”). The Company is a wholly owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). Any terms used but not defined herein that are defined in the Company’s 2012 financial statements have the same meaning given to them in the Company’s 2012 financial statements.

The Company is organized specifically to own, lease and manage approximately 5,300 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms.

As discussed in the Company’s 2012 financial statements, virtually all of the Company’s towers are leased or operated for an initial period under master lease and sublease agreements, including the master lease and sublease agreements with Sprint on approximately 5,300 Sprint towers. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under the Management Agreement, as the Company has no employees.

Basis of Presentation

The condensed financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to fairly state the financial position of the Company at March 31, 2013, and the results of operations and the cash flows for the three months ended March 31, 2013 and 2012. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of the Company’s condensed financial statements are disclosed in the Company’s 2012 financial statements, other than cash equivalents.

Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less and is inclusive of cash held pursuant to the Management Agreement.

New Accounting Pronouncements

No accounting pronouncements adopted during the three months ended March 31, 2013 had a material impact on the Company’s condensed financial statements. No new accounting pronouncements issued during the

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

three months ended March 31, 2013 but not yet adopted are expected to have a material impact on the Company’s condensed financial statements.

3. Related Party Transactions

The management fee charged by CCUSA to the Company pursuant to the Management Agreement for the three months ended March 31, 2013 and 2012 totaled $6.5 million and $6.3 million, respectively.

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As of March 31, 2013, there are approximately 1,500 towers where the land under the tower is owned by an affiliate. The Company pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. Rent expense to affiliates totaled $6.4 million and $5.3 million for the three months ended March 31, 2013 and 2012, respectively.

The Company recorded net equity distributions of $382.6 million and $22.0 million for the three months ended March 31, 2013, and 2012, respectively. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 4 for a discussion of the equity contribution related to income taxes.

4. Income Taxes

For the three months ended March 31, 2013 and 2012, the Company’s effective tax rate differed from the federal statutory rate predominately due to state taxes. During the three months ended March 31, 2013 and 2012, the Company recorded non-cash equity contributions of CCIC of $18.7 million and $15.8 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

5. Fair Values

The fair value of cash and cash equivalents and restricted cash approximates the carrying value. There were no changes since December 31, 2012 in the Company’s valuation techniques used to measure fair values. The estimated fair values of the Company’s financial instruments, along with the carrying amounts of the related assets, are as follows:

		March 31,		December 31,
	Level in Fair Value Hierarchy	2013		2012
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	1	$40,763	$40,763	$—	$—
Restricted cash	1	$—	$—	400,493	400,493

6. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s financial position or results of operations.

GLOBAL SIGNAL ACQUISITIONS II LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

7. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and receivables. The Company mitigates its risk with respect to cash and cash equivalents by maintaining such deposits at a high credit quality financial institution and monitoring the credit ratings of such institution.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

8. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013	2012
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	18,685	15,785
Equity contribution (distribution) of amount due to (from) affiliates (note 3)	(401,323)	(37,791)

PINNACLE TOWERS LLC

Consolidated Financial Statements

December 31, 2012, 2011 and 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of

CC Holdings GS V LLC:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, cash flows, and changes in member’s equity present fairly, in all material respects, the financial position of Pinnacle Towers LLC and subsidiaries (the “Company”) at December 31, 2012 and December 31, 2011, and the results of their operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Pittsburgh, Pennsylvania

April 5, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Member of

CC Holdings GS V LLC:

We have audited the accompanying consolidated statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2010 of Pinnacle Towers LLC and subsidiaries (the Company). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Pinnacle Towers LLC and subsidiaries for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

April 5, 2013

PINNACLE TOWERS LLC

CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	December 31,
	2012	2011
ASSETS
Current assets:
Receivables, net of allowance of $1,254 and $1,347, respectively	$2,236	$3,116
Prepaid expenses	1,952	1,904
Deferred income tax assets	2,036	3,128
Deferred site rental receivables and other current assets	3,007	2,015

Total current assets	9,231	10,163
Deferred site rental receivables	49,323	34,575
Property and equipment, net	375,028	380,445
Goodwill	627,345	627,345
Site rental contracts and customer relationships, net	688,321	738,285
Other intangible assets, net	4,395	4,784
Long-term prepaid rent and other assets, net	5,451	4,658

Total assets	$1,759,094	$1,800,255

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$4,922	$4,160
Deferred revenues	5,852	7,679

Total current liabilities	10,774	11,839
Deferred income tax liabilities	201,357	197,429
Deferred ground lease payable, above-market leases and other liabilities	18,181	17,443

Total liabilities	230,312	226,711

Commitments and contingencies (note 8)
Member’s equity:
Member’s equity	1,571,473	1,641,314
Accumulated earnings (deficit)	(42,691)	(67,770)

Total member’s equity	1,528,782	1,573,544

Total liabilities and equity	$1,759,094	$1,800,255

See accompanying notes to consolidated financial statements.

PINNACLE TOWERS LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Net revenues:
Site rental revenues	$173,302	$167,699	$160,573
Operating expenses:
Site rental cost of operations—third parties(a)	40,109	41,222	41,129
Site rental cost of operations—related parties(a)	2,924	2,542	2,309

Site rental cost of operations—total(a)	43,033	43,764	43,438
Management fee	11,813	11,536	11,336
Asset write-down charges	3,062	6,268	6,352
Depreciation, amortization and accretion	73,230	72,968	73,662

Total operating expenses	131,138	134,536	134,788

Operating income (loss)	42,164	33,163	25,785
Other income (expense)	89	(16)	(270)

Income (loss) before income taxes	42,253	33,147	25,515
Benefit (provision) for income taxes	(17,174)	(13,531)	(10,613)

Net income (loss)	$25,079	$19,616	$14,902

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to consolidated financial statements.

PINNACLE TOWERS LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$25,079	$19,616	$14,902
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	73,230	72,968	73,662
Asset write-down charges	3,062	6,268	6,352
Deferred income tax benefit (provision)	16,818	13,454	10,537
Changes in assets and liabilities:
Increase (decrease) in accounts payable	507	99	(965)
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	(2,711)	(2,394)	222
Decrease (increase) in receivables	880	(405)	(825)
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(16,534)	(13,401)	(9,518)

Net cash provided by (used for) operating activities	100,331	96,205	94,367

Cash flows from investing activities:
Capital expenditures	(18,698)	(15,490)	(16,364)
Other investing activities	7	304	300
Payments for acquisitions of businesses, net of cash acquired	—	(2,413)	—

Net cash provided by (used for) investing activities	(18,691)	(17,599)	(16,064)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	(81,640)	(78,606)	(78,303)

Net cash provided by (used for) financing activities	(81,640)	(78,606)	(78,303)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to consolidated financial statements.

PINNACLE TOWERS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2009	$1,788,389	$(102,288)	$1,686,101
Equity contribution—income taxes (note 7)	2,651	—	2,651
Equity distribution (note 6)	(78,303)	—	(78,303)
Net income (loss)	—	14,902	14,902

Balance at December 31, 2010	$1,712,737	$(87,386)	$1,625,351

Equity contribution—income taxes (note 7)	7,183	—	7,183
Equity distribution (note 6)	(78,606)	—	(78,606)
Net income (loss)	—	19,616	19,616

Balance at December 31, 2011	$1,641,314	$(67,770)	$1,573,544

Equity contribution—income taxes (note 7)	11,799	—	11,799
Equity distribution (note 6)	(81,640)	—	(81,640)
Net income (loss)	—	25,079	25,079

Balance at December 31, 2012	$1,571,473	$(42,691)	$1,528,782

See accompanying notes to consolidated financial statements.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

1. Basis of Presentation

The accompanying consolidated financial statements reflect the consolidated financial position, results of operations, and cash flows of Pinnacle Towers LLC and its consolidated wholly-owned subsidiaries (collectively, the “Company”). The Company is a wholly-owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). All significant inter-company accounts, transactions, and profits have been eliminated.

The Company is organized specifically to own, lease and manage approximately 2,100 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms (collectively, “towers,” “sites” or “wireless infrastructure”) to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, “contracts”). The Company’s sites are geographically dispersed across the United States. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under a management agreement, as the Company has no employees.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

Receivables Allowance

An allowance for doubtful accounts is recorded as an offset to accounts receivable in order to present a net balance that the Company believes will be collected. An allowance for uncollectible amounts is recorded to offset the deferred site rental receivables that arise from site rental revenues recognized in excess of amounts currently due under the contract. The Company uses judgment in estimating these allowances and considers historical collections, current credit status and contractual provisions. Additions to the allowance for doubtful accounts are charged to “costs of operations” and deductions from the allowance are recorded when specific accounts receivable are written off as uncollectible. Additions or reversals to the allowance for uncollectible deferred site rental receivables are charged to “site rental revenues,” and deductions from the allowance are recorded as contracts terminate.

Lease Accounting

General. The Company classifies its leases at inception as either operating leases or capital leases. A lease is classified as a capital lease if at least one of the following criteria are met, subject to certain exceptions noted below: (1) the lease transfers ownership of the leased assets to the lessee, (2) there is a bargain purchase option, (3) the lease term is equal to 75% or more of the economic life of the leased assets, or (4) the present value of the minimum lease payments equals or exceeds 90% of the fair value of the leased assets.

Lessee. Leases for land are evaluated for capital lease treatment if at least one of the first two criteria mentioned in the immediately preceding paragraph is present relating to the leased assets. When the Company, as lessee, classifies a lease as a capital lease, it records an asset in an amount equal to the present value of the minimum lease payments under the lease at the beginning of the lease term. Applicable operating leases are recognized on a straight-line basis as discussed under “Costs of Operations” below.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Lessor. If the Company is the lessor of leased property that is part of a larger whole (including with respect to a portion of space on a tower) and for which fair value is not objectively determinable, then such lease is accounted for as an operating lease. As applicable, operating leases are recognized on a straight-line basis as discussed under “Revenue Recognition”.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment includes land owned in fee and perpetual easements for land which have no definite life. Land owned in fee and perpetual easements for land are recorded as “property and equipment, net”. When the Company purchases fee ownership or perpetual easements for the land previously subject to ground lease, the Company reduces the value recorded as land by the amount of the deferred ground lease payable and unamortized above-market leases. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Depreciation of wireless infrastructure is generally computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Additions, renewals, and improvements are capitalized, while maintenance and repairs are expensed. Upon the sale or retirement of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying value of property and equipment will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company records obligations to perform asset retirement activities, including requirements to remove wireless infrastructure or remediate the land upon which the Company’s wireless infrastructure resides. The fair value of the liability for asset retirement obligations, which represents the net present value of the estimated expected future cash outlay, is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. Changes subsequent to initial measurement resulting from revisions to the timing or amount of the original estimate of undiscounted cash flows are recognized as an increase or decrease in the carrying amount of the liability and related carrying amount of the capitalized asset. Asset retirement obligations are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s consolidated balance sheet. The liability accretes as a result of the passage of time and the related accretion expense is included in “depreciation, amortization, and accretion” expense on the Company’s consolidated statement of operations. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and depreciated over the useful life of such asset.

Goodwill

Goodwill represents the excess of the purchase price for an acquired business over the allocated value of the related net assets. The Company tests goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. The Company then performs a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting units is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. The two-step goodwill impairment test begins with an estimation of fair value of the reporting unit using an income approach, which looks to the present value of expected future cash flows. The first step, commonly referred to as a “step-one impairment test,” is a screen

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

for potential impairment while the second step measures the amount of any impairment if there is an indication from the first step that one exists. The Company’s measurement of the fair value for goodwill is based on an estimate of discounted future cash flows of the reporting unit. The Company performed its most recent annual goodwill impairment test as of October 1, 2012, which resulted in no impairments.

Other Intangible Assets

Intangible assets are included in “site rental contracts and customer relationships, net” and “other intangible assets, net” on the Company’s balance sheet and predominately consist of the estimated fair value of the following items recorded in conjunction with acquisitions: (1) site rental contracts and customer relationships and (2) below-market leases for land interests under the acquired wireless infrastructure classified as “other intangible assets, net”. The site rental contracts and customer relationships intangible assets are comprised of (1) current term of the existing contracts, (2) the expected exercise of the renewal provisions contained within the existing contracts, which automatically occur under contractual provisions, and (3) any associated relationships that are expected to generate value following the expiration of all renewal periods under existing contracts.

The useful lives of intangible assets are estimated based on the period over which the intangible asset is expected to benefit the Company, which is calculated on an individual customer basis, considering, among other things, the contractual provisions with the customer and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible asset is limited by the maximum depreciable life of the tower (20 years), as a result of the interdependency of the tower and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value, which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts and customer relationships are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

The carrying value of other intangible assets with finite useful lives will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company has a dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships intangible assets. First, the Company pools the site rental contracts and customer relationships with the related tower assets into portfolio groups for purposes of determining the unit of account for impairment testing. Second and separately, the Company evaluates the site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of an asset is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset.

Deferred Credits

Deferred credits are included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s consolidated balance sheet and consist of the estimated fair value of above-market leases for land interests under the Company’s towers. Above-market leases for land interests are amortized to costs of operations over their respective estimated remaining lease term at the acquisition date.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Accrued Estimated Property Taxes

The accrual for estimated property tax obligations is based on assessments currently in effect and estimates of additional taxes. The Company recognizes the benefit of tax appeals upon ultimate resolution of the appeal. The Company’s liability for accrued property taxes is included in “accrued expenses and payables” on the Company’s consolidated balance sheet.

Revenue Recognition

Site rental revenues are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. The Company’s contracts contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the consumer price index (“CPI”)). If the payment terms call for fixed escalations or rent free periods, the effect is recognized on a straight-line basis over the fixed, non-cancelable term of the agreement. When calculating straight-line rental revenues, the Company considers all fixed elements of tenant contractual escalation provisions, even if such escalation provisions also include a variable element in addition to a fixed minimum. The Company’s assets related to straight-line site rental revenues are included in “deferred site rental receivables and other current assets” and “deferred site rental receivables,” and amounts received in advance are recorded as “deferred revenues” on the Company’s consolidated balance sheet.

Costs of Operations

Approximately two-thirds of the Company’s site rental costs of operations consist of ground lease expenses, and the remainder includes repairs and maintenance expenses, utilities, property taxes and insurance.

Generally, the ground lease agreements are specific to each site and are for an initial term of five years and are renewable for pre-determined periods. The Company also enters into term easements and ground leases in which it prepays the entire term in advance. Ground lease expense is recognized on a monthly basis, regardless of whether the lease agreement payment terms require the Company to make payments annually, quarterly, monthly or for the entire term in advance. The Company’s ground leases contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the CPI). If the payment terms include fixed escalation provisions, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line ground lease expense using a time period that equals or exceeds the remaining depreciable life of the wireless infrastructure asset. Further, when a tenant has exercisable renewal options that would compel the Company to exercise existing ground lease renewal options, the Company has straight-lined the ground lease expense over a sufficient portion of such ground lease renewals to coincide with the final termination of the tenant’s renewal options. The Company’s liability related to straight-line ground lease expense is included in “deferred ground lease payable, above-market leases and other liabilities” on the Company’s balance sheet. The Company’s asset related to prepaid ground leases is included in “prepaid expenses” and “long-term prepaid rent and other assets, net” on the Company’s balance sheet.

Management Fee

The Company is charged a management fee by CCUSA, a wholly-owned indirect subsidiary of CCIC, relating to management services which include those functions reasonably necessary to maintain, market, operate, manage and administer the towers. The management fee is equal to 7.5% of the Company’s Operating Revenues, as defined in the Management Agreement discussed in note 6 below, which are based on the Company’s reported revenues adjusted to exclude certain items including revenues related to the accounting for leases with fixed escalators. (the “Management Agreement Operating Revenues”). See note 6.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Income Taxes

The Company is a limited liability company (“LLC”). Under federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return. The Company’s provision for income taxes is recorded using a method materially consistent with the separate return method.

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided on deferred tax asset if it is determined that it is more likely than not that the assets will not be realized.

The Company records a valuation allowance against deferred tax assets when it is “more likely than not that some portion or all of the deferred tax asset will not be realized”. The Company reviews the recoverability of deferred tax assets each quarter and based upon projections of future taxable income, reversing deferred tax liabilities and other known events that are expected to affect future taxable income, records a valuation allowance for assets that do not meet the “more likely than not” realization threshold. Valuation allowances may be reversed if related deferred tax assets are deemed realizable based upon changes in facts and circumstances that impact the recoverability of the asset.

The Company does not currently maintain a formal tax sharing agreement with CCIC. Net operating losses used by the Company to reduce current taxes payable have resulted in member contributions from CCIC to the extent such attributes were generated by CCIC or other members of the consolidated group. Similarly, net operating losses of the Company used by CCIC or other members of the consolidated group to reduce current taxes payable have been treated as distributions from the Company to CCIC.

The Company recognizes a tax position if it is more likely than not that it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Company records penalties and tax-related interest expense as components of the benefit (provision) for income taxes. As of December 31, 2012 the Company has not recorded any penalties or tax-related interest expenses related to income taxes.

Reporting Segments

The Company’s operations consist of one operating segment.

Recent Accounting Pronouncements

In September 2011, the FASB issued amended guidance on goodwill impairment testing. The amended guidance permits an entity to first perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is then necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The Company adopted this amended guidance during 2011. See “Goodwill” above.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

3. Property and Equipment

The major classes of property and equipment are as follows:

	Estimated Useful Lives	December 31,
		2012	2011
Land owned in fee and perpetual easements	—	$58,242	$58,253
Wireless infrastructure	1-20 years	442,171	429,077
Construction in progress	—	13,591	10,986

Total gross property and equipment		514,004	498,316
Less accumulated depreciation		(138,976)	(117,871)

Total property and equipment, net		$375,028	$380,445

Depreciation expense for the years ended December 31, 2012, 2011 and 2010 was $22.9 million, $22.8 million and $23.0 million, respectively.

4. Intangible Assets and Deferred Credits

The following is a summary of the Company’s intangible assets.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Site rental contracts and customer relationships	$984,435	$(296,114)	$688,321	$984,435	$(246,150)	$738,285
Other intangible assets	7,326	(2,931)	4,395	7,374	(2,590)	4,784

Total	$991,761	$(299,045)	$692,716	$991,809	$(248,740)	$743,069

Amortization expense related to intangible assets is classified as follows on the Company’s consolidated statement of operations:

	For Years Ended December 31,
	2012	2011	2010
Depreciation, amortization and accretion	$49,964	$49,921	$50,445
Site rental costs of operations	364	616	462

Total amortization expense	$50,328	$50,537	$50,907

The estimated annual amortization expense related to intangible assets (inclusive of those recorded to “site rental costs of operations”) for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$50,322	$50,311	$50,291	$50,277	$50,257

See note 2 for a further discussion of deferred credits related to above-market leases for land interests under the Company’s towers recorded in connection with acquisitions. For the years ended December 31, 2012, 2011

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

and 2010, the Company recorded $0.4 million, $0.4 million and $0.7 million, respectively, as a decrease to “site rental cost of operations”. The following is a summary of the Company’s above-market leases.

	As of December 31, 2012			As of December 31, 2011
	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Above-market leases	$9,189	$(3,125)	$6,064	$9,287	$(2,833)	$6,454

The estimated annual amortization expense related to above-market leases for land interests under the Company’s towers for the years ended December 31, 2013 to 2017 is as follows:

	Years Ending December 31,
	2013	2014	2015	2016	2017
Estimated annual amortization	$393	$384	$379	$376	$376

5. Debt

In December 2012, CCL and Crown Castle GS III Corp. (a subsidiary of CCL) issued $1.5 billion aggregate principal amount of senior secured notes (“2012 Secured Notes”), which are guaranteed by certain subsidiaries of CCL, including the Company. In addition, the 2012 Secured Notes are secured on a first priority basis by a pledge of the equity interests of certain subsidiaries of CCL, including the Company.

The 2012 Secured Notes do not contain financial maintenance covenants but they do contain restrictive covenants, subject to certain exceptions, related to the Company’s ability to incur indebtedness, incur liens, enter into certain mergers or change of control transactions, sell or issue equity interests and enter into related party transactions. With respect to the restriction regarding the issuance of debt, CCL and its subsidiaries including the Company may not issue debt other than (1) certain permitted refinancings of the 2012 Secured Notes, (2) unsecured trade payables in the ordinary course of business and financing of equipment, land or other property up to an aggregate of $100.0 million, and (3) unsecured debt or additional notes under the 2012 Secured Notes indenture provided that the Debt to Adjusted Consolidated Cash Flow Ratio (as defined in the indenture governing the 2012 Secured Notes) at the time of incurrence, and after giving effect to such incurrence, would have been no greater than 3.5 to 1. As of December 31, 2012, after giving effect to the January 2013 redemption of all of the then outstanding 7.75% Secured Notes due 2017, CCL’s Debt to Adjusted Consolidated Cash Flow Ratio was 3.8 to 1, which the Company expects would currently restrict its ability to incur unsecured debt or issue additional notes. The Company is not restricted in its ability to distribute cash to affiliates or issue dividends to its parent.

On December 24, 2012, CCL and its subsidiaries, including the Company, entered into a registration rights agreement relating to the 2012 Secured Notes, by and among CCL and its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2012 Secured Notes (“Registration Rights Agreement”). The Registration Rights Agreement requires CCL and its subsidiaries to use their commercially reasonable efforts to, among other things: (1) file a registration statement with respect to the 2012 Secured Notes to be used in connection with the exchange of the 2012 Secured Notes for publicly registered notes with substantially identical terms in all material respects (except for the transfer restrictions relating to the 2012 Secured Notes); (2) cause the applicable registration statement to become effective under the Securities Act, as amended; and (3) upon the effectiveness of the applicable registration statement, commence an exchange offer. In addition, under certain circumstances, CCL and its subsidiaries may be required to file a shelf registration statement to

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

cover resales of the 2012 Secured Notes. If the exchange offer has not been completed on or prior to the day that is 365 days after the date of the original issuance of the 2012 Secured Notes or in certain other circumstances set forth in the Registration Rights Agreement, CCL and its subsidiaries will be required to pay additional interest as set forth in the Registration Rights Agreement.

6. Related Party Transactions

In December 2012, CCL, the Company and other subsidiaries of CCL entered into a management agreement (“Management Agreement”) with CCUSA, an indirect wholly-owned subsidiary of CCIC, which replaced a previous management agreement among the same parties. The Company is charged a management fee by CCUSA under the Management Agreement whereby CCUSA has agreed to employ, supervise, and pay at all times a sufficient number of capable employees as may be necessary to perform services in accordance with the operation standards defined in the Management Agreement. CCUSA currently acts as the manager of the majority of the towers held by subsidiaries of CCIC. The management fee is equal to 7.5% of the Company’s Management Agreement Operating Revenues. The fee is compensation for those functions reasonably necessary to maintain, market, operate, manage and administer the towers, other than the operating expenses, which includes but is not limited to real estate and personal property taxes, ground lease and easement payments, and insurance premiums. The management fee charged from CCUSA for the years ended December 31, 2012, 2011 and 2010 totaled $11.8 million, $11.5 million and $11.3 million, respectively.

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As part of CCIC’s strategy to obtain long-term control of the land under its towers, affiliates of the Company have acquired rights to land interests under the Company’s towers. These affiliates then lease the land to the Company. Under such circumstances, the Company’s obligation typically continues with the same or similar economic terms as the lease agreement for the land that existed prior to the purchase of such land by the affiliate. As of December 31, 2012, there are approximately 200 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $2.9 million, $2.5 million and $2.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. The Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the years ended December 31, 2012, 2011 and 2010, rent revenue from affiliates totaled $0.6 million, $0.2 million and $0.2 million, respectively.

The Company recorded net equity distributions of $69.8 million, $71.4 million and $75.7 million for the years ended December 31, 2012, 2011, and 2010, respectively, reflecting net distributions to its parent company. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 7 for a discussion of the equity contribution related to income taxes.

7. Income Taxes

The Company is a limited liability company (“LLC”). Under the federal and state income tax laws, regulations, and administrative rulings, single member LLCs are treated as disregarded entities for income tax return filing purposes (unless elected otherwise). Single member LLCs are flow through entities which do not pay income tax at the LLC level. The Company is included in the consolidated CCIC U.S. federal tax return.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

The benefit (provision) for income taxes consists of the following:

	Years Ended December 31,
	2012	2011	2010
Current:
Federal	$—	$—	$—
State	(356)	(77)	(76)

Total current	(356)	(77)	(76)

Deferred:
Federal	(13,314)	(10,422)	(7,562)
State	(3,504)	(3,032)	(2,975)

Total deferred	(16,818)	(13,454)	(10,537)

Total tax benefit (provision)	$(17,174)	$(13,531)	$(10,613)

A reconciliation between the benefit (provision) for income taxes and the amount computed by applying the federal statutory income tax rate to the loss before income taxes is as follows:

	Years Ended December 31,
	2012	2011	2010
Benefit (provision) for income taxes at statutory rate	$(14,788)	$(11,601)	$(8,930)
State tax benefit (provision), net of federal	(2,509)	(2,021)	(1,983)
Other	123	91	300

	$(17,174)	$(13,531)	$(10,613)

The components of the net deferred income tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred income tax liabilities:
Intangible assets	$240,539	$257,977
Property and equipment	28,366	11,271
Deferred site rental receivables	20,100	13,886

Total deferred income tax liabilities	289,005	283,134

Deferred income tax assets:
Net operating loss carryforwards	82,441	81,726
Deferred ground lease payable	2,750	2,445
Accrued liabilities	4,007	4,142
Receivables allowance	486	520
Property and equipment	—	—

Total deferred income tax assets, net	89,684	88,833

Net deferred income tax asset (liabilities)	$(199,321)	$(194,301)

During 2012, 2011, and 2010, the Company recorded non-cash equity contributions of $11.8 million, $7.2 million and $2.7 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

At December 31, 2012, the Company had U.S. federal and state net operating loss carryforwards of approximately $232.6 million and $9.9 million, respectively, which are available to offset future taxable income. The federal loss carryforwards will expire in 2022 through 2030. The state net operating loss carryforwards generally expire in 2013 through 2029. The utilization of the loss carryforwards is subject to certain limitations.

As of December 31, 2012, the total amount of unrecognized tax benefits that would impact the effective tax rate, if recognized, was $0.3 million; of which all was recorded in 2012.

From time to time, the Company is subject to examinations by various tax authorities in jurisdictions in which the Company has business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. During 2011, the Internal Revenue Service completed an examination of CCIC’s U.S. federal tax return for the 2009 tax year with no material adjustments.

8. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Asset Retirement Obligations

Pursuant to its ground lease and easement agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon lease and easement termination to remove wireless infrastructure or remediate the land upon which its wireless infrastructure resides. Accretion expense related to liabilities for retirement obligations amounted to $0.3 million, $0.3 million and $0.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011, liabilities for retirement obligations amounted to $4.8 million and $2.3 million, respectively, representing the net present value of the estimated expected future cash outlay. As of December 31, 2012, the estimated undiscounted future cash outlay for asset retirement obligations was approximately $72.0 million. See note 2.

Property Tax Commitments

The Company is obligated to pay, or reimburse others for, property taxes related to the Company’s wireless infrastructure pursuant to operating leases with landlords and other contractual agreements. The property taxes for the year ended December 31, 2012 and future periods are contingent upon new assessments of the wireless infrastructure and the Company’s appeals of assessments.

Operating Lease Commitments

See note 9 for a discussion of operating lease commitments.

9. Leases

Tenant Contracts

The following table is a summary of the rental cash payments owed to the Company, as a lessor, by tenants pursuant to contractual agreements in effect as of December 31, 2012. Generally, the Company’s contracts with

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

its tenants provide for (1) annual escalations and multiple renewal periods at the tenant’s option and (2) only limited termination rights at the applicable tenant’s option through the current term. As of December 31, 2012, the weighted-average remaining term (calculated by weighting the remaining term for each lease by the related site rental revenue) of tenant contracts is approximately seven years, exclusive of renewals at the tenant’s option. The tenants’ rental payments included in the table below are through the current terms with a maximum current term of 20 years and do not assume exercise of tenant renewal options.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Tenant contracts	$149,518	$127,216	$123,376	$115,367	$110,206	$592,398	$1,218,081

Operating Leases

The following table is a summary of rental cash payments owed by the Company, as lessee, to landlords pursuant to contractual agreements in effect as of December 31, 2012. The Company is obligated under non-cancelable operating contracts for land interests under 71% of its towers. The majority of these operating lease agreements have certain termination rights that provide for cancellation after a notice period. The majority of the land interests and managed tower leases have multiple renewal options at the Company’s option and annual escalations. Lease agreements may also contain provisions for a contingent payment based on revenues or the gross margin derived from the tower located on the leased land interest. Approximately 92% and 69% of the Company’s site rental gross margins for the year ended December 31, 2012, are derived from towers where the land interest under the tower is owned or leased by the Company with final expiration dates of greater than ten and 20 years, respectively, including renewals at the Company’s option. The operating lease payments included in the table below include payments for certain renewal periods at the Company’s option up to the estimated tower useful life of 20 years and an estimate of contingent payments based on revenues and gross margins derived from existing tenant leases. See also note 6.

	Years Ending December 31,
	2013	2014	2015	2016	2017	Thereafter	Total
Operating leases	$24,285	$23,131	$22,730	$22,279	$21,910	$249,042	$363,377

Rental expense from operating leases was $26.2 million, $26.0 million and $25.2 million for the years ended December 31, 2012, 2011 and 2010, respectively. The rental expense was inclusive of contingent payments based on revenues or gross margin derived from the tower located on the leased land of $9.7 million, $9.6 million and $9.4 million for the years ended December 31, 2012, 2011 and 2010, respectively.

10. Concentration of Credit Risk

The financial instrument that potentially subjects the Company to concentrations of credit risk is primarily trade receivables.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

PINNACLE TOWERS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands)

Major Customers

The following table summarizes the percentage of the Company’s revenue for those customers accounting for more than 10% of the Company’s revenues.

	Years Ended December 31,
	2012	2011	2010
Sprint	20%	18%	19%
AT&T	17%	19%	17%
T-Mobile	11%	10%	10%
Verizon Wireless	10%	11%	12%

Total	58%	58%	58%

11. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the years ended December 31, 2012, 2011 and 2010.

	For Years Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	11,799	7,183	2,651
Equity contribution (distribution) of amount due (from) to affiliates (note 6)	(81,640)	(78,606)	(78,303)

PINNACLE TOWERS LLC

Condensed Consolidated Financial Statements

March 31, 2013 and 2012

PINNACLE TOWERS LLC

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Receivables, net	$2,119	$2,236
Prepaid expenses	2,137	1,952
Deferred income tax assets	2,028	2,036
Deferred site rental receivables and other current assets	2,611	3,007

Total current assets	8,895	9,231
Deferred site rental receivables	53,343	49,323
Property and equipment, net of accumulated depreciation of $144,465 and $138,976, respectively	374,121	375,028
Goodwill	627,345	627,345
Other intangible assets, net	680,053	692,716
Long-term prepaid rent and other assets, net	5,478	5,451

Total assets	$1,749,235	$1,759,094

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and payables	$4,729	$4,922
Deferred revenues	5,846	5,852

Total current liabilities	10,575	10,774
Deferred income tax liabilities	202,352	201,357
Deferred ground lease payable, above-market leases and other liabilities	18,288	18,181

Total liabilities	231,215	230,312

Commitments and contingencies (note 5)
Member’s equity:
Member’s equity	1,553,615	1,571,473
Accumulated earnings (deficit)	(35,595)	(42,691)

Total member’s equity	1,518,020	1,528,782

Total liabilities and equity	$1,749,235	$1,759,094

See accompanying notes to condensed consolidated financial statements.

PINNACLE TOWERS LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Net revenues:
Site rental revenues	$43,503	$42,579
Operating expenses:
Site rental cost of operations—third parties(a)	9,348	9,910
Site rental cost of operations—related parties(a)	749	744

Site rental cost of operations—total(a)	10,097	10,654
Management fee	2,992	2,901
Asset write-down charges	139	656
Depreciation, amortization and accretion	18,382	18,299

Total operating expenses	31,610	32,510

Operating income (loss)	11,893	10,069
Other income (expense)	41	4

Income (loss) before income taxes	11,934	10,073
Benefit (provision) for income taxes	(4,838)	(4,121)

Net income (loss)	$7,096	$5,952

(a)	Exclusive of depreciation, amortization and accretion shown separately and certain indirect costs included in the management fee.

See accompanying notes to condensed consolidated financial statements.

PINNACLE TOWERS LLC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$7,096	$5,952
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	18,382	18,299
Asset write-down charges	139	656
Deferred income tax benefit (provision)	4,749	4,028
Changes in assets and liabilities:
Increase (decrease) in accounts payable	(237)	435
Increase (decrease) in deferred revenues, deferred ground lease payable and other liabilities	3	297
Decrease (increase) in receivables	117	(72)
Decrease (increase) in other current assets, deferred site rental receivable, long-term prepaid rent and other assets	(3,799)	(4,277)

Net cash provided by (used for) operating activities	26,450	25,318
Cash flows from investing activities:
Capital expenditures	(4,847)	(3,401)
Other investing activities	—	7

Net cash provided by (used for) investing activities	(4,847)	(3,394)

Cash flows from financing activities:
Net (increase) decrease in amount due from affiliates	(21,603)	(21,924)

Net cash provided by (used for) financing activities	(21,603)	(21,924)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

See accompanying notes to condensed consolidated financial statements.

PINNACLE TOWERS LLC

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY (Unaudited)

(In thousands of dollars)

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2013	$1,571,473	$(42,691)	$1,528,782
Equity contribution—income taxes (note 4)	3,745	—	3,745
Equity distribution (note 3)	(21,603)	—	(21,603)
Net income (loss)	—	7,096	7,096

Balance at March 31, 2013	$1,553,615	$(35,595)	$1,518,020

	Member’s Equity	Accumulated Earnings (Deficit)	Total
Balance at January 1, 2012	$1,641,314	$(67,770)	$1,573,544
Equity contribution—income taxes (note 4)	2,734	—	2,734
Equity distribution (note 3)	(21,924)	—	(21,924)
Net income (loss)	—	5,952	5,952

Balance at March 31, 2012	$1,622,124	$(61,818)	$1,560,306

See accompanying notes to condensed consolidated financial statements.

PINNACLE TOWERS LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

1. General

The accompanying consolidated financial statements reflect the consolidated financial position, results of operations, and cash flows of Pinnacle Towers LLC and its consolidated wholly owned subsidiaries (collectively, the “Company”). The Company is a wholly owned subsidiary of CC Holdings GS V LLC (“CCL”), which is an indirect subsidiary of Crown Castle International Corp., a Delaware corporation (“CCIC” or “Crown Castle”). All significant inter-company accounts, transactions, and profits have been eliminated. Any terms used but not defined herein that are defined in the Company’s 2012 consolidated financial statements have the same meaning given to them in the Company’s 2012 consolidated financial statements.

The Company is organized specifically to own, lease and manage approximately 2,100 communications towers and other structures, such as rooftops and interests in land under third party and related party towers in various forms to wireless communications companies. The Company’s core business is providing access, including space or capacity, to its sites via long-term contracts in various forms. Management services related to communications towers and other communication sites are performed by Crown Castle USA Inc. (“CCUSA”), an affiliate of the Company, under the Management Agreement, as the Company has no employees.

Basis of Presentation

The condensed consolidated financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to fairly state the consolidated financial position of the Company at March 31, 2013, and the consolidated results of operations and the consolidated cash flows for the three months ended March 31, 2013 and 2012. The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of the Company’s condensed consolidated financial statements are disclosed in the Company’s 2012 consolidated financial statements.

New Accounting Pronouncements

No accounting pronouncements adopted during the three months ended March 31, 2013 had a material impact on the Company’s condensed consolidated financial statements. No new accounting pronouncements issued during the three months ended March 31, 2013 but not yet adopted are expected to have a material impact on the Company’s condensed consolidated financial statements.

3. Related Party Transactions

The management fee charged by CCUSA to the Company pursuant to the Management Agreement for the three months ended March 31, 2013 and 2012 totaled $3.0 million and $2.9 million, respectively.

PINNACLE TOWERS LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

In addition, CCUSA may perform the installation services on the Company’s towers, for which the Company is not a party to any such agreements and for which no operating results are reflected herein.

As of March 31, 2013, there are approximately 200 towers where the land under the tower is owned by an affiliate. Rent expense to affiliates totaled $0.7 million and $0.7 million for the three months ended March 31, 2013 and 2012, respectively. The Company receives rent revenue from affiliates for land owned by the Company that affiliates have towers on and pays ground rent expense to affiliates for land owned by affiliates that the Company has towers on. For the three months ended March 31, 2013 and 2012, rent revenue from affiliates totaled $0.1 million and $0.2 million, respectively.

The Company recorded net equity distributions of $17.9 million and $19.2 million for the three months ended March 31, 2013 and 2012 , respectively, reflecting net distributions to its parent company. Cash on-hand above the amount that is required by the Management Agreement has and is expected to continue to be distributed to CCL. See note 4 for a discussion of the equity contribution related to income taxes.

4. Income Taxes

For the three months ended March 31, 2013 and 2012, the Company’s effective tax rate differed from the federal statutory rate predominately due to state taxes. During the three months ended March 31, 2013 and 2012, the Company recorded non-cash equity contributions of CCIC of $3.7 million and $2.7 million, respectively, primarily related to the use by the Company of net operating losses from other members of CCIC’s federal consolidated group.

5. Commitments and Contingencies

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters, and it is impossible to presently determine the ultimate costs or losses that may be incurred, if any, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company’s consolidated financial position or results of operations.

6. Concentration of Credit Risk

The financial instrument that potentially subjects the Company to concentrations of credit risk is primarily trade receivables.

The Company derives all of its revenues from customers in the wireless telecommunications industry. The Company also has a concentration in its volume of business with Sprint, AT&T, T-Mobile and Verizon that accounts for a significant portion of the Company’s revenues, receivables and deferred site rental receivables. The Company mitigates its concentrations of credit risk with respect to trade receivables by actively monitoring the creditworthiness of its customers, the use of customer contracts with contractually determinable payment terms and proactive management of past due balances.

PINNACLE TOWERS LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Tabular dollars in thousands)

7. Supplemental Cash Flow Information

The following table is a summary of the supplemental cash flow information during the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013	2012
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash equity contribution (distribution)—income taxes	3,745	2,734
Equity contribution (distribution) of amount due to (from) affiliates (note 3)	(21,603)	(21,924)

CC Holdings GS V LLC

Crown Castle GS III Corp.

Offer to Exchange up to $500,000,000 Aggregate Principal Amount of their outstanding, unregistered 2.381% Senior Secured Notes due 2017 and the guarantees thereof for a Like Principal Amount of 2.381% Senior Secured Notes due 2017 and the guarantees thereof which have been registered under the Securities Act of 1933

and

Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of their outstanding, unregistered 3.849% Senior Secured Notes due 2023 and the guarantees thereof for a Like Principal Amount of 3.849% Senior Secured Notes due 2023 and the guarantees thereof which have been registered under the Securities Act of 1933

PROSPECTUS

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in an exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the organizational documents for each registrant, as applicable, and a description of the applicable state law for each registrant, respectively.

Delaware Registrants:

Delaware General Corporate Law

Crown Castle GS III Corp. (“GS III”) is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of Crown Castle GS III Corp. (the “GS III certificate of incorporation”), the Amended and Restated By-Laws of Crown Castle GS III Corp. (the “GS III by-laws”) and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its by-laws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person’s in any such capacity, or arising out of such person status as such, whether or not the corporation would have the power to indemnify such person against such liability as described above.

Accordingly, the GS III by-laws provide that GS III shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each person (each, a “GS III Covered Person”) who is or was a director or officer of GS III or, while a director or officer of GS III, is or was serving at the request of GS III as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans. However, GS III shall be required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the by-laws or otherwise by GS III. GS III may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the GS III certificate of incorporation.

The GS III by-laws also provide that GS III shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a GS III Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such GS III Covered Person to repay all amounts advanced if it should be ultimately determined that such GS III Covered Person is not entitled to be indemnified.

The GS III by-laws also provide that GS III’s obligation, if any, to indemnify or to advance expenses to any GS III Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such GS III Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Furthermore, pursuant to the GS III certificate of incorporation, as permitted under the DGCL, a director of GS III shall not be personally liable to GS III or its stockholders for monetary damages for breach of such person’s fiduciary duty as a director, except for liability (1) for any breach of such person’s duty of loyalty to GS III or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which he or she derived an improper personal benefit.

The DGCL permits, and GS III has, liability insurance for the benefit of its directors and officers.

Delaware Limited Liability Company Act

The following registrants are limited liability companies formed in the State of Delaware and are subject to the Delaware Limited Liability Company Act (the “DLLCA”): CC Holdings GS V LLC, Coverage Plus Antenna Systems LLC, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, High Point Management Co. LLC, Interstate Tower Communications LLC, Intracoastal City Towers LLC, Pinnacle Towers LLC, Pinnacle Towers III LLC, Radio Station WGLD LLC, Tower Systems LLC and Tower Technology Company of Jacksonville LLC (collectively, the “Delaware LLCs” and each a “Delaware LLC”).

Section 18-303(a) of the DLLCA provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Delaware LLCs’ certificates of formation, as amended and restated, are silent with respect to indemnification.

Section 11 of each Delaware LLC’s limited liability company agreement (each, a “Delaware LLC agreement”), as amended and restated, provides that except as otherwise expressly provided by the DLLCA, the debts, obligations and liabilities of the Delaware LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of such Delaware LLC, and none of the member, any director or any officer shall be obligated personally for any such debt, obligation or liability of such Delaware LLC solely by reason of being a member, director or officer of such Delaware LLC.

Furthermore, Section 19(a) of each Delaware LLC agreement provides that none of the member, any director, any officer, any agent of the Delaware LLC or any employee, representative, agent or affiliate of the member, the directors or the officers (collectively, the “Delaware LLC Covered Persons”) shall be liable to the Delaware LLC or any other person that is a party to or is otherwise bound by the Delaware LLC agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Delaware LLC Covered Person in good faith on behalf of the Delaware LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Delaware LLC Covered Person by the Delaware LLC agreement, except that a Delaware LLC Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Delaware LLC Covered Person’s gross negligence or willful misconduct.

Section 19(b) of each Delaware LLC agreement provides that to the fullest extent permitted by applicable law, a Delaware LLC Covered Person shall be entitled to indemnification from the applicable Delaware LLC for any loss, damage or claim incurred by such Delaware LLC Covered Person by reason of any act or omission performed or omitted by such Delaware LLC Covered Person in good faith on behalf of the applicable Delaware LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Delaware LLC Covered Person by the applicable Delaware LLC agreement, except that no Delaware LLC Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Delaware LLC Covered Person by reason of such Delaware LLC Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 by the Delaware LLC shall be provided out of and to the extent of the Delaware LLC’s assets only, and the member shall not have personal liability on account thereof.

Section 19(c) of each Delaware LLC agreement provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Delaware LLC Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the applicable Delaware LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Delaware LLC of an undertaking by or on behalf of the Delaware LLC Covered Person to repay such amount if it shall be determined that the Delaware LLC Covered Person is not entitled to be indemnified as authorized in Section 19.

Section 19(d) of each Delaware LLC agreement provides that a Delaware LLC Covered Person shall be fully protected in relying in good faith upon the records of the applicable Delaware LLC and upon such information, opinions, reports or statements presented to such Delaware LLC by any person as to matters the Delaware LLC Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of such Delaware LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

Section 19(e) of each Delaware LLC agreement provides that to the extent that, at law or in equity, a Delaware LLC Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the applicable Delaware LLC or to any other Delaware LLC Covered Person, a Delaware LLC Covered Person acting under the applicable Delaware LLC agreement shall not be liable to the applicable Delaware LLC or to any other Delaware LLC Covered Person for its good faith reliance on the provisions of such Delaware LLC agreement or any approval or authorization granted by such Delaware LLC or any other Delaware LLC Covered Person. The provisions of each Delaware LLC agreement, to the extent that they restrict the duties and liabilities of a Delaware LLC Covered Person otherwise existing at law or in equity, are agreed by the applicable member to replace such other duties and liabilities of such Delaware LLC Covered Person.

Connecticut Registrant:

Connecticut Limited Liability Company Act

The following registrant guarantor is a limited liability company formed in the State of Connecticut and subject to the Connecticut Limited Liability Company Act (the “CLLCA”): AirComm of Avon, L.L.C. (“AirComm”).

Section 9(b) of AirComm’s operating agreement (as amended and restated, the “AirComm Operating Agreement”) provides that each director of AirComm is designated as a “manager” of AirComm within the meaning of Sections 34-101 and 34-140 of the CLLCA.

Section 34-133(a) of the CLLCA provides that, except as provided in Section 34-133(b) of the CLLCA which is applicable to the rendering of professional services, a person who is a member or manager of a limited liability company is not liable, solely by reason of being a member or manager, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company. Section 34-143 of the CLLCA provides that an operating agreement may: (1) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 34-141 of the CLLCA and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

AirComm’s articles of organization are silent with respect to indemnification.

Section 11 of the AirComm Operating Agreement provides that except as otherwise expressly provided by the CLLCA, the debts, obligations and liabilities of AirComm, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of AirComm, and none of the member, any director or any officer shall be obligated personally for any such debt, obligation or liability of AirComm solely by reason of being a member, director or officer of AirComm.

Furthermore, Section 19(a) of the AirComm Operating Agreement provides that none of the member, any director, any officer, any agent of AirComm and any employee, representative, agent or affiliate of the member, the directors or the officers (collectively, the “AirComm Covered Persons”) shall be liable to AirComm or any other person that is a party to or is otherwise bound by the AirComm Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such AirComm Covered Person in good faith on behalf of AirComm and in a manner reasonably believed to be within the scope of the authority conferred on such AirComm Covered Person by the AirComm Operating Agreement, except that an AirComm Covered Person shall be liable for any such loss, damage or claim incurred by reason of such AirComm Covered Person’s gross negligence or willful misconduct.

Section 19(b) of the AirComm Operating Agreement provides that to the fullest extent permitted by applicable law, an AirComm Covered Person shall be entitled to indemnification from AirComm for any loss, damage or claim incurred by such AirComm Covered Person by reason of any act or omission performed or omitted by such AirComm Covered Person in good faith on behalf of AirComm and in a manner reasonably believed to be within the scope of the authority conferred on such AirComm Covered Person by the AirComm Operating Agreement, except that no AirComm Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such AirComm Covered Person by reason of such AirComm Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 of the AirComm Operating Agreement by AirComm shall be provided out of and to the extent of AirComm’s assets only, and the member shall not have personal liability on account thereof.

Section 19(c) of the AirComm Operating Agreement provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an AirComm Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by AirComm prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by AirComm of an undertaking by or on behalf of the AirComm Covered Person to repay such amount if it shall be determined that the AirComm Covered Person is not entitled to be indemnified as authorized in Section 19 of the AirComm Operating Agreement.

Section 19(d) of the AirComm Operating Agreement provides that an AirComm Covered Person shall be fully protected in relying in good faith upon the records of AirComm and upon such information, opinions, reports or statements presented to AirComm by any person as to matters the AirComm Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of AirComm, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

Section 19(e) of the AirComm Operating Agreement provides that to the extent that, at law or in equity, an AirComm Covered Person has duties (including fiduciary duties) and liabilities relating thereto to AirComm or to any other AirComm Covered Person, an AirComm Covered Person acting under the AirComm Operating Agreement shall not be liable to AirComm or to any other AirComm Covered Person for its good faith reliance on the provisions of the AirComm Operating Agreement or any approval or authorization granted by AirComm or any other AirComm Covered Person. The provisions of the AirComm Operating Agreement, to the extent that they restrict the duties and liabilities of an AirComm Covered Person otherwise existing at law or in equity, are agreed by the member to replace such other duties and liabilities of such AirComm Covered Person.

Florida Registrant:

Florida Business Corporation Act

Pinnacle Towers V Inc. (“Pinnacle”) is incorporated under the laws of the State of Florida. Section 607.0850(1) of the Florida Business Corporation Act (“FBCA”) permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth above, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person in connection therewith.

Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate. The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

The Bylaws of Pinnacle provide that Pinnacle shall indemnify any director, officer, employee or agent or any former director, officer, employee of agent against any liability arising from any action or suit to the full extent permitted by Florida law as referenced above. In addition, advances against expenses may be made under the Bylaws to the full extent permitted by Florida law. The foregoing right of indemnification or reimbursement are not exclusive of other rights to which such persons may be entitled and Pinnacle may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons.

Georgia Registrant:

Georgia Limited Liability Company Act

ICB Towers, LLC (“ICB”) is organized as a limited liability company under Georgia law and is subject to the provisions of the Georgia Limited Liability Company Act (the “GLLCA”). The following description is intended only as a summary and is qualified in its entirety by reference to the Articles of Organization of ICB (the “ICB Articles of Organization”), the Fifth Amendment to Operating Agreement of ICB (as amended, the “ICB Operating Agreement”) and the GLLCA.

Section 14-11-303 of the GLLCA provides that, except for certain tax liabilities, a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise (except for certain tax liabilities). Pursuant to Section 14-11-305(1) of the GLLCA, a member or manager of a limited liability company is required to act in a manner such person believes in good faith to be in the best interest of the limited liability company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A member or manager will not be liable to the limited liability company, its members or its managers for any action taken in managing the business or affairs of the limited liability company if such person performs the duties of such person’s office in compliance with such standard. Pursuant to Section 14-11-305(2) of the GLLCA, a member or manager is entitled to rely on information, opinions, reports or statements if prepared or presented by one or more members, managers or employees of the limited liability company; legal counsel, public accountants or other professionals; or a committee of members or managers of which such person is not a member; provided, however, that the member or manager reasonably believes that the preparer is reliable and competent in the matter presented and the member or manager does not otherwise have knowledge concerning the matter in question that makes reliance otherwise permitted to be unwarranted. Section 14-11-305(4)(A) allows a member or manager’s duties (including fiduciary duties) and liabilities to be expanded, restricted or eliminated by a limited liability agreement, except that the liability of a member or manager may not be eliminated or limited for acts amounting to intentional misconduct, a knowing violation of law or for any transaction in which the person received a personal benefit in violation of a written operating agreement. Section 14-11-305(4)(B) provides that a member or manager shall have no liability to the limited liability company or to any other member or manager for his or her good faith reliance on the provisions of a written operating agreement. Section 14-11-306 of the GLLCA provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or operating agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation of a written operating agreement.

The ICB Articles of Organization are silent on indemnification.

Section 10(g) of the ICB Operating Agreement provides that each director and officer of ICB has a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Georgia Business Corporation Code of the State of Georgia, except to the extent otherwise provided in the ICB Operating Agreement. Section 11 of the ICB Operating Agreement provides that no member, director or officer, solely by reason of that capacity, shall be obligated personally for any debt, obligation or liability solely of ICB, except as otherwise expressly provided by the GLLCA. Section 19(a) of the ICB Operating Agreement provides that no member, director, officer, agent, employee, representative or affiliate of a member, director or officer (each, an “ICB Covered Person”) shall be liable to ICB or to any party to the ICB Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of ICB and in a manner reasonably believed to be within the scope of authority conferred on such person by the ICB Operating Agreement, except for any loss, damage or claim incurred by reason of such ICB Covered Person’s gross negligence or willful misconduct. Section 19(b) of the ICB Operating Agreement provides that, to the fullest extent permitted by applicable law, an ICB Covered Person shall be entitled to indemnification from ICB for any loss, damage, or claim incurred by such ICB Covered Person by reason of any act or omission performed or omitted by such ICB Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred on such ICB Covered Person by the ICB Operating Agreement, except to the extent that such ICB Covered Person incurred such loss by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions. Such indemnification is to be provided out of, and only to the extent of, ICB’s assets. Section 19(c) provides for advancement of expenses (including legal fees) incurred by an ICB Covered Person in defending any claim, demand, action, suit or proceeding prior to the final disposition thereof upon ICB’s receipt of an undertaking of the ICB Covered Person to repay such amount if it is subsequently determined that the ICB Covered Person is not entitled to indemnification. Section 19(d) of the ICB Operating Agreement provides that an ICB Covered Person is fully protected in relying in good faith upon the records of ICB and upon such information, opinions, reports or statements presented to ICB by any person as to matters the ICB Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Section 19(e) provides that to the extent an ICB Covered Person has duties (including fiduciary duties) and liabilities relating thereto to ICB or to any other ICB Covered Person, such ICB Covered Person shall not be liable to ICB or to any other ICB Covered Person for its good faith reliance on the provisions of the ICB Operating Agreement or any approval or authorization granted by ICB or any other ICB Covered Person.

Illinois Registrant:

Illinois Business Corporation Act

Shaffer & Associates, Inc. (“Shaffer”) is organized as a corporation under Illinois law and is subject to the provisions of the Business Corporation Act of the State of Illinois (the “BCA”). The following description is intended only as a summary and is qualified in its entirety by reference to the Fourth Amended and Restated Articles of Incorporation of Shaffer (the “Shaffer Articles of Incorporation”), the By-Laws of Shaffer (the “Shaffer By-laws”) and the BCA.

Pursuant to Section 8.75(a) of the BCA, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.75(b) of the BCA also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to have been liable to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of such an action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation is required by Section 8.75(c) of the BCA to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

Under Section 8.75(e) of the BCA, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

Section 8.75(f) of the BCA provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and further provides that a right to indemnification or advancement of expenses arising under a provision of the articles of incorporation or a by-law shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such action or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 8.75(g) of the BCA also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability as described above.

The Shaffer By-laws provide that any person (or such person’s heirs or personal representatives) who is made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because such person is or was a director, officer, employee, or agent of Shaffer or serves or served any other corporation or other enterprise in any capacity at the request of Shaffer, shall be indemnified by Shaffer, and Shaffer may advance such person’s related expenses to the full extent permitted by Illinois law.

The Shaffer By-laws also provide that the right of indemnification or reimbursement shall not be exclusive of other rights to which the person (or such person’s heirs or personal representatives) may be entitled, and that Shaffer may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

Furthermore, pursuant to the Shaffer Articles of Incorporation, as and to the extent permitted under the BCA, a director of Shaffer shall not be personally liable to Shaffer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 8.65 of the BCA, or (4) for any transaction from which the director derived an improper personal benefit.

The Shaffer Articles of Incorporation are silent on indemnification

The BCA permits, and Shaffer has, liability insurance for the benefit of its directors and officers

Texas Registrant:

Texas Business Organization Code

Sierra Towers, Inc. (“Sierra Towers”) is organized as a corporation under Texas law and is subject to the provisions of the Texas Business Organizations Code (“TBOC”). The following description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Formation of Sierra Towers, Inc. (the “Sierra Towers certificate of formation”), the Amended and Restated Bylaws of Sierra Towers, Inc. (the “Sierra Towers bylaws”) and the TBOC.

Chapter 8 of the TBOC authorizes a Texas corporation to indemnify a governing person, former governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or an appeal of such action or proceeding, or an inquiry or investigation that could lead to such an action or proceeding. The TBOC provides that, unless a court of competent jurisdiction determines that the person is entitled to indemnification, indemnification is permitted only if it is determined that such person (a) acted in good faith; (b) reasonably believed (i) in the case of conduct in such person’s official capacity, that the person’s conduct was in the enterprise’s best interests and (ii) in any other cases, that the person’s conduct was not opposed to the enterprise’s best interests; and (c) in the case of any criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. The TBOC provides that a Texas corporation may pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification described above and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met that standard or if it is ultimately determined that indemnification is not otherwise permitted under the TBOC. To the extent consistent with other law, the TBOC authorizes a Texas corporation to indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (a) the enterprise’s governing documents; (b) general or specific action of the enterprise’s governing authority; (c) resolution of the enterprise’s owners or members; (d) contract; or (e) common law. The certificate of formation of a corporation may restrict the circumstances under which the enterprise must or may indemnify a person under Chapter 8 of the TBOC.

Section 8.051 of the TBOC requires a Texas corporation to indemnify a governing person, former governing person or delegate who is wholly successful, on the merits or otherwise, for reasonable expenses incurred in connection with defending a proceeding in which such person is a respondent, and Section 8.105(b) requires a Texas corporation to indemnify an officer to the same extent indemnification is mandatory for a director.

The Sierra Towers bylaws provide that Sierra Towers will indemnify any person or such person’s heirs or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because such person is or was a director, officer, employee, or agent of Sierra Towers or serves or served any other corporation or other enterprise in any capacity at the request of Sierra Towers. The Sierra Towers bylaws also provide that Sierra Towers may advance related expenses to the full extent permitted by Texas law.

Pursuant to the Sierra Towers certificate of formation, as permitted under the TBOC, a director of Sierra Towers will not be liable to Sierra Towers or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for (a) a breach of the director’s duty of loyalty to Sierra Towers or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to Sierra Towers or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

The TBOC permits insurance providing indemnification for liabilities not otherwise indemnifiable under Chapter 8 of the TBOC.

Item 21.	Exhibits.

The attached Exhibit Index is incorporated by reference.

Item 22.	Undertakings.

(a)	Each undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described in Item 20, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CC Holdings GS V LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

CC Holdings GS V LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crown Castle GS III Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Crown Castle GS III Corp.

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AirComm of Avon, L.L.C. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

AirComm of Avon, L.L.C.

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Coverage Plus Antenna Systems LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Coverage Plus Antenna Systems LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Signal Acquisitions LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Global Signal Acquisitions LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Signal Acquisitions II LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Global Signal Acquisitions II LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, High Point Management Co. LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

High Point Management Co. LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ICB Towers, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

ICB Towers, LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Interstate Tower Communications LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Interstate Tower Communications LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Intracoastal City Towers LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Intracoastal City Towers LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pinnacle Towers LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Pinnacle Towers LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pinnacle Towers III LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Pinnacle Towers III LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pinnacle Towers V Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Pinnacle Towers V Inc.

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radio Station WGLD LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Radio Station WGLD LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shaffer & Associates, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Shaffer & Associates, Inc.

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sierra Towers, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Sierra Towers, Inc.

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tower Systems LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Tower Systems LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tower Technology Company of Jacksonville LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2013.

Tower Technology Company of Jacksonville LLC

By:	*
W. Benjamin Moreland
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of May, 2013.

Signature	Capacity

* W. Benjamin Moreland	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ E. Blake Hawk E. Blake Hawk	Executive Vice President and Director

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Description
(a)	3.1	Certificate of Formation, as amended, of CC Holdings GS V LLC

(a)	3.2	Second Amended and Restated Limited Liability Company Agreement of CC Holdings GS V LLC

(a)	3.3	Amended and Restated Certificate of Incorporation of Crown Castle GS III Corp.

(a)	3.4	Amended and Restated Bylaws of Crown Castle GS III Corp.

(a)	3.5	Articles of Organization of AirComm of Avon, L.L.C.

(a)	3.6	Fifth Amendment to Operating Agreement of AirComm of Avon, L.L.C.

(a)	3.7	Certificate of Formation of Coverage Plus Antenna Systems LLC

(a)	3.8	Third Amended and Restated Limited Liability Company Agreement of Coverage Plus Antenna Systems LLC

(a)	3.9	Certificate of Formation of Global Signal Acquisitions LLC

(a)	3.10	Third Amended and Restated Limited Liability Company Agreement of Global Signal Acquisitions LLC

(a)	3.11	Certificate of Formation of Global Signal Acquisitions II LLC

(a)	3.12	Fourth Amended and Restated Limited Liability Company Agreement of Global Signal Acquisitions II LLC

(a)	3.13	Certificate of Formation of High Point Management Co. LLC

(a)	3.14	Third Amended and Restated Limited Liability Company Agreement of High Point Management Co. LLC

(a)	3.15	Articles of Organization of ICB Towers, LLC

(a)	3.16	Fifth Amendment to Operating Agreement of ICB Towers, LLC

(a)	3.17	Certificate of Formation of Interstate Tower Communications LLC

(a)	3.18	Third Amended and Restated Limited Liability Company Agreement of Interstate Tower Communications LLC

(a)	3.19	Certificate of Formation of Intracoastal City Towers LLC

(a)	3.20	Third Amended and Restated Limited Liability Company Agreement of Intracoastal City Towers LLC

(a)	3.21	Certificate of Formation of Pinnacle Towers LLC

(a)	3.22	Third Amended and Restated Limited Liability Company Agreement of Pinnacle Towers LLC

(a)	3.23	Certificate of Formation, as amended, of Pinnacle Towers III LLC

(a)	3.24	Third Amended and Restated Limited Liability Company Agreement of Pinnacle Towers III LLC

(a)	3.25	Fourth Amended and Restated Articles of Incorporation of Pinnacle Towers V Inc.

(a)	3.26	Amended and Restated Bylaws of Pinnacle Towers V Inc.

(a)	3.27	Certificate of Formation of Radio Station WGLD LLC

(a)	3.28	Third Amended and Restated Limited Liability Company Agreement of Radio Station WGLD LLC

(a)	3.29	Fourth Amended and Restated Articles of Incorporation of Shaffer & Associates, Inc.

(a)	3.30	Amended and Restated Bylaws of Shaffer & Associates, Inc.

(a)	3.31	Restated Certificate of Formation of Sierra Towers, Inc.

(a)	3.32	Amended and Restated Bylaws of Sierra Towers, Inc.

(a)	3.33	Certificate of Formation of Tower Systems LLC

(a)	3.34	Third Amended and Restated Limited Liability Company Agreement of Tower Systems LLC

(a)	3.35	Certificate of Formation of Tower Technology Company of Jacksonville LLC

(a)	3.36	Third Amended and Restated Limited Liability Company Agreement of Tower Technology Company of Jacksonville LLC

(b)	4.1	Indenture dated as of December 24, 2012, by and among CC Holdings GS V LLC, Crown Castle GS III Corp., each of the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2.381% Senior Secured Notes due 2017 and the 3.849% Senior Secured Notes due 2023

(a)	4.2	Pledge and Security Agreement as of December 24, 2012 by and among CC Holdings GS V LLC, Pinnacle Towers LLC, Pinnacle Towers III LLC, Pinnacle Towers V Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2.381% Senior Secured Notes due 2017 and the 3.849% Senior Secured Notes due 2023

(a)	5.1	Opinion of Cravath, Swaine & Moore LLP

(a)	5.2	Opinion of Carlton Fields, P.A.

(a)	5.3	Opinion of Fulbright & Jaworski L.L.P.

(a)	5.4	Opinion of Holt Ney Zatcoff & Wasserman, LLP

(a)	5.5	Opinion of Robinson & Cole LLP

(a)	5.6	Opinion of Sidley Austin LLP

(c)	10.1	Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005 among Sprint Corporation, the Sprint subsidiaries named therein and Global Signal Inc.

(d)	10.2	Master Lease and Sublease, dated as of May 26, 2005, by and among STC One LLC, as lessor, Sprint Telephony PCS L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(d)	10.3	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Two LLC, as lessor, SprintCom, Inc., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(d)	10.4	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Three LLC, as lessor, American PCS Communications, LLC, as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(d)	10.5	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Four LLC, as lessor, PhillieCo, L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(d)	10.6	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Five LLC, as lessor, Sprint Spectrum L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(d)	10.7	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Six Company, Sprint Spectrum L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(a)	10.8	Management Agreement, dated as of December 24, 2012, by and among Crown Castle USA Inc., as Manager, and CC Holdings GS V LLC, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC and the direct and indirect subsidiaries of Pinnacle Towers LLC, collectively, as Owners

(b)	10.9	Registration Rights Agreement, dated as of December 24, 2012, by and among CC Holdings GS V LLC, Crown Castle GS III Corp., each of the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers

*	12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

(a)	21.1	Subsidiaries of CC Holdings GS V LLC

(a)	23.1	Consent of PricewaterhouseCoopers LLP

(a)	23.2	Consent of KPMG LLP

(a)	23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

(a)	23.4	Consent of Carlton Fields, P.A. (included in Exhibit 5.2)

(a)	23.5	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.3)

(a)	23.6	Consent of Holt Ney Zatcoff & Wasserman, LLP (included in Exhibit 5.4)

(a)	23.7	Consent of Robinson & Cole LLP (included in Exhibit 5.5)

(a)	23.8	Consent of Sidley Austin LLP (included in Exhibit 5.6)

(a)	24.1	Powers of Attorney (included on signature pages to this registration statement)

(a)	25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee

(a)	99.1	Form of Letter of Transmittal

(a)	99.2	Form of Letter to Clients

(a)	99.3	Form of Letter to Brokers

*	Filed herewith.
(a)	Incorporated by reference to the exhibit previously filed by CC Holdings GS V LLC on Form S-4 (Registration No. 333-187970) on April 17, 2013.
(b)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on December 28, 2012.
(c)	Incorporated by reference to the exhibit previously filed by Global Signal Inc. on Form 8-K (File No. 001-32168) on February 17, 2005.
(d)	Incorporated by reference to the exhibit previously filed by Global Signal Inc. on Form 8-K (File No. 001-32168) on May 27, 2005.